As filed with the Securities and Exchange Commission on March 29, 2024
Securities Act Registration No.
Investment Company Act Registration No. 811-09999
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM N-1A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PRE-EFFECTIVE AMENDMENT NO.
POST-EFFECTIVE AMENDMENT NO.
and/or
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
AMENDMENT NO. 54 (X)
Check appropriate box or boxes
Prudential Investment Portfolios 2
Exact name of registrant as specified in charter
655 Broad Street, 6th Floor
Newark, New Jersey 07102
Address of Principal Executive Offices including Zip Code
1-800-225-1852
Registrant’s Telephone Number, Including Area Code
Andrew R. French
655 Broad Street, 6th Floor
Newark, New Jersey 07102
Name and Address of Agent for Service
EXPLANATORY NOTE
This Amendment No. 54 to the Registrant’s Registration Statement under the Investment Company Act of 1940 (the Amendment) only relates to the PGIM Core Short-Term Bond Fund, PGIM Core Ultra Short Bond Fund and PGIM Institutional Money Market Fund, (the Funds), series of the Registrant.
The Amendment is not intended to amend the current prospectuses and statements of additional information for the other series of the Registrant.

PGIM Core Short-Term Bond Fund
PGIM Core Ultra Short Bond Fund

PROSPECTUS — April 2, 2024
For Institutional Clients
The Funds issue shares only in private
placement transactions in accordance with
Regulation D or other applicable exemptions
under the Securities Act of 1933, as amended
(“Securities Act”). The Prospectus and the
related Statement of Additional Information
are not an offer to sell, or a solicitation of any
offer to buy, any security to the public within
the meaning of the Securities Act. In addition,
there shall be no sale of the shares referred
to herein in any jurisdiction in which such
offer, solicitation or sale would be unlawful
prior to the registration or qualification under
the securities laws of any such jurisdiction.

3	ABOUT THE FUNDS
4	HOW THE FUNDS INVEST
4	INVESTMENT OBJECTIVES AND POLICIES
8	Principal Risks
15	OTHER INVESTMENTS AND STRATEGIES
17	HOW THE FUNDS ARE MANAGED
17	BOARD OF Trustees
17	MANAGER
17	SUBADVISERS
18	PORTFOLIO MANAGERS
18	DISTRIBUTOR
18	DISCLOSURE OF PORTFOLIO HOLDINGS
19	FUND DISTRIBUTIONS AND TAX ISSUES
19	DISTRIBUTIONS
19	TAX ISSUES
22	HOW TO BUY AND SELL FUND SHARES
23	FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES
24	FINANCIAL HIGHLIGHTS

ABOUT THE FUNDS
INTRODUCTION
This Prospectus provides information about the PGIM Core Short-Term Bond Fund (“Short-Term Bond Fund”) and the PGIM Core Ultra Short Bond Fund (“Ultra Short Bond Fund”), each a series of Prudential Investment Portfolios 2 (“PIP 2”).
Shares of Short-Term Bond Fund and Ultra Short Bond Fund (each a “Fund”, and together, the “Funds”) are available for purchase only by investment companies managed by PGIM Investments LLC (“PGIM Investments”) and certain investment advisory clients of PGIM, Inc. and its affiliates, in accordance with applicable provisions of the Investment Company Act of 1940, as amended (“1940 Act”), and the rules and regulations of the Securities and Exchange Commission (“SEC” or the “Commission”) under the 1940 Act.
Shares of the Funds have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any state. The Funds issue their shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Prospectus and the related Statement of Additional Information (“SAI”) are not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
Shares of the Funds are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed only in accordance with the procedures set forth in this Prospectus and the Funds’ SAI.
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HOW THE FUNDS INVEST
INVESTMENT OBJECTIVES AND POLICIES
Short-Term Bond Fund
The investment objective of the Fund is income consistent with relative stability of principal. This means the Fund seeks investments that will provide a high level of current income, but which are expected to experience minimal fluctuations in value. Under normal circumstances, the Fund invests at least 80% of its investable assets in money market obligations, bonds and other fixed income debt obligations such as U.S. Government securities (U.S. Treasury bills, notes and bonds), mortgage-backed securities, asset-backed securities, foreign securities and other short-term debt obligations. The Fund’s investment objective is not a fundamental investment policy, which means that it can be changed with the approval of the Fund’s Board of Trustees (the “Board”), but without shareholder approval.
In managing the Fund’s assets, the subadviser uses a combination of top-down economic analysis and bottom-up research in conjunction with proprietary quantitative models and risk management systems. In the top-down economic analysis, the subadviser develops views on economic, policy and market trends by continually evaluating economic data that affect the movement of markets and securities prices. This top-down macroeconomic analysis is integrated into the subadviser’s bottom-up research which informs security selection. In its bottom-up research, the subadviser develops an internal rating and outlook on issuers. The rating and outlook are determined based on a thorough review of the financial health and trends of the issuer, which include a review of the composition of revenue, profitability, cash flow margin, and leverage.
The subadviser may also consider factors such as yield, spread and potential for price appreciation as well as credit quality, maturity and risk.
The subadviser may also utilize proprietary quantitative tools to support relative value trading and asset allocation for portfolio management as well as various risk models to support risk management.
The Fund will invest at least 65% of its total assets in debt obligations with a remaining average life of three years or less. For purposes of this percentage limitation, the investments may include obligations that have stated maturities in excess of three years, but which have a remaining average life (weighted average duration) not exceeding three years.
From time to time the subadviser may invest up to 35% of the Fund's total assets in debt obligations with remaining maturities in excess of three years. These obligations may offer higher interest rates, but may also be more sensitive to interest rate changes, which means that the net asset value (“NAV”) per share of shares of the Fund may be more susceptible to principal fluctuations.
The money market obligations that the Fund may purchase will be rated in one of the two highest quality rating categories by a nationally recognized statistical rating organization (“NRSRO”), such as Moody's Investors Service, Inc. (rated at least MIG-2 or P-2) or S&P Global Ratings (rated at least SP-1 or A-2). For bonds and other fixed income debt obligations, the Fund may purchase only obligations that are rated as “investment grade” by an NRSRO. This means that the obligation has received one of the four highest ratings by an NRSRO. In the event that a security receives different ratings from different NRSROs, the Fund will treat the security as being rated in the highest rating category received from an NRSRO. The Fund may also invest in instruments that are not rated, but which the subadviser believes are of comparable quality to the instruments described above.
A money market obligation is an obligation that matures in 397 days or less,or in longer-term securities that are accompanied by demand features that will shorten the effective maturity of the securities to 397 days or less. A mortgage-backed security is a security that is backed by mortgage obligations. Investors in these securities receive payments of interest, principal or both interest and principal on the underlying mortgages. An asset-backed security is a loan, note or other investment that pays interest based upon the cash flow of a pool of assets, such as mortgages, loans and credit card receivables. Certificates of deposit, time deposits and bankers' acceptances are obligations issued by or through a bank. These instruments depend upon the strength of the borrowing bank to give investors comfort that the borrowing will be repaid when promised.
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Debt obligations in general, including those listed above and any others that the Fund may purchase, are basically written promises to repay a debt. Among the various types of debt securities the Fund may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. The Fund may purchase securities that include demand features, which allow the Fund to demand repayment of a debt obligation before the obligation is due or “matures.” This means that longer-term securities can be purchased because of the subadviser’s expectation that the Fund will be able to demand repayment of the obligation at an agreed-upon price within a relatively short period of time.
The Fund may also invest in other debt obligations issued or guaranteed by the U.S. Government and government-related entities. Some of these debt securities are backed by the full faith and credit of the U.S. Government, like obligations of the Government National Mortgage Association (“GNMA” or “Ginnie Mae”). Debt securities issued by other government entities, like obligations of the Federal National Mortgage Association (“FNMA” or “Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“FHLMC” or “Freddie Mac”), are not backed by the full faith and credit of the U.S. Government. However, these issuers have the ability to borrow limited amounts from the U.S. Treasury to help meet their obligations. In contrast, the debt securities of other government-related issuers, like the Farm Credit System, depend entirely upon their own resources to repay their debt and are subject to the risk of default like private issuers.
Foreign securities. The Fund may invest in foreign securities. In all cases, however, the Fund invests only in U.S. dollar-denominated securities.
Equity and Equity-Related Securities. From time to time, the Fund may purchase or hold equity or equity-related securities incidental to the purchase or ownership of fixed income instruments or in connection with a reorganization of a borrower. These include common stock, preferred stock or securities that may be converted into or exchanged for common stock—known as convertible securities—like rights and warrants.
Ultra Short Bond Fund
The investment objective of the Fund is current income consistent with the preservation of capital and the maintenance of liquidity. This means the Fund seeks investments that will provide a high level of current income. The Fund’s investment objective is not a fundamental investment policy, which means that it can be changed with the approval of the Fund’s Board, but without shareholder approval.
In managing the Fund’s assets, the subadviser uses a combination of top-down economic analysis and bottom-up research in conjunction with proprietary quantitative models and risk management systems. In the top-down economic analysis, the subadviser develops views on economic, policy and market trends by continually evaluating economic data that affect the movement of markets and securities prices. This top-down macroeconomic analysis is integrated into the subadviser’s bottom-up research which informs security selection. In its bottom-up research, the subadviser develops an internal rating and outlook on issuers. The rating and outlook are determined based on a thorough review of the financial health and trends of the issuer, which include a review of the composition of revenue, profitability, cash flow margin, and leverage.
The subadviser may also consider investment factors such as expected yield, spread and potential for price appreciation as well as credit quality, maturity and risk.
The subadviser may also utilize proprietary quantitative tools to support relative value trading and asset allocation for portfolio management as well as various risk models to support risk management.
The Fund invests in a diversified portfolio of short-term debt obligations issued by the U.S. Government, its agencies and instrumentalities, as well as commercial paper, asset-backed securities, funding agreements, variable rate demand notes, bills, certificates of deposit, notes and other obligations issued by banks, corporations and other companies (including trust structures), obligations issued by foreign banks, companies or foreign governments, and municipal bonds and notes.
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The Fund seeks to invest in securities that present minimal credit risk. The Fund invests in securities that are (1) rated in one of the two highest short-term rating categories by at least two NRSROs (or if only one NRSRO has rated the security, as rated by that NRSRO); or (2) if unrated, of comparable quality in the subadviser’s judgment (“high-quality” investments). Securities rated in the highest short-term rating category by at least two NRSROs (or if only one NRSRO has rated the security, as rated by that NRSRO) or, if unrated, of comparable quality in the subadviser's judgment, are referred to as “first tier securities.” Securities rated in the second-highest category by at least two NRSROs (or if only one NRSRO has rated the security, as rated by that NRSRO) or, if unrated, of comparable quality in the subadviser's judgment, are referred to as “second tier securities.”
The Fund typically invests in securities maturing in 397 days or less, in longer-term securities that are accompanied by demand features that will shorten the effective maturity of the securities to 397 days or less, or in floating rate or variable rate government/agency securities where the variable rate of interest is adjusted no less frequently than every 397 calendar days (“short-duration” investments).
Under normal circumstances, the Fund maintains (i) a dollar-weighted average portfolio maturity of 60 calendar days or less and (ii) a dollar-weighted average life (portfolio maturity measured without reference to any maturity shortening provisions) of 120 calendar days or less.
The Fund may invest up to 100% of total assets in high-quality short-duration investments, as defined above, of all types. The Fund may invest up to 100% of total assets in U.S. dollar-denominated foreign securities. The Fund will attempt to maintain daily portfolio liquidity of 10% of total assets and weekly portfolio liquidity of 30% of total assets. Specifically, the Fund will attempt to hold at least 10% of its total assets in “daily liquid assets” and at least 30% of its total assets in “weekly liquid assets.” Daily liquid assets include cash (including demand deposits), direct obligations of the U.S. Government and securities (including repurchase agreements) that will mature or are subject to a demand feature that is exercisable and payable within one business day. Weekly liquid assets include cash (including demand deposits), direct obligations of the U.S. Government, agency discount notes with remaining maturities of 60 days or less, and securities (including repurchase agreements) that will mature or are subject to a demand feature that is exercisable and payable within five business days. In addition the Fund may invest up to 5% of its total assets in the securities of any one first tier issuer (although the Fund may invest up to 25% of total assets in first tier securities of an issuer for a period of up to three business days) and may invest up to 3% of its total assets in second tier securities, with additional restrictions of 0.5% of total assets per single issuer of second tier securities and such second tier securities having a final maturity not exceeding 45 days. The Fund invests no more than 10% of assets in securities issued by or subject to demand features or guarantees from the institution that issued the demand feature or guarantee, with a limit of 2.5% of assets for securities rated in the second highest rating category by an NRSRO issued by or subject to demand features or guarantees from the institution that issued the demand feature or guarantee. The Fund may purchase debt securities that include demand features. The Fund may purchase floating rate and variable rate securities. The Fund may invest in loans arranged through private negotiations between a corporation as the borrower and one or more financial institutions as the lenders, including loan participations. The Fund may invest in repurchase agreements. From time to time, the Fund may purchase or sell securities on a when-issued or delayed-delivery basis.
The Fund may also invest in other debt obligations issued or guaranteed by the U.S. Government and government-related entities. Some of these debt securities are backed by the full faith and credit of the U.S. Government, like obligations of the Government National Mortgage Association (“GNMA” or “Ginnie Mae”). Debt securities issued by other government entities, like obligations of the Federal National Mortgage Association (“FNMA” or “Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“FHLMC” or “Freddie Mac”), are not backed by the full faith and credit of the U.S. Government. However, these issuers have the ability to borrow limited amounts from the U.S. Treasury to help meet their obligations. In contrast, the debt securities of other government-related issuers, like the Farm Credit System, depend entirely upon their own resources to repay their debt and are subject to the risk of default like private issuers.
Commercial paper is short-term debt obligations of banks, corporations, municipalities and other borrowers. The obligations are usually issued by financially strong businesses and often include a line of credit to protect purchasers of the obligations. Funding agreements are contracts issued by insurance companies that guarantee a return of principal,
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plus some amount of interest. An asset-backed security is a loan or note that pays interest based upon the cash flow of a pool of assets, such as mortgages, loans, credit card receivables, corporate receivables, and corporate and municipal securities. Certificates of deposit, time deposits, bankers' acceptances and bank notes are obligations issued by or through a bank. These instruments depend upon the strength of the borrowing bank to give investors comfort that the borrowing will be repaid when promised.
Municipal bonds and notes may be general obligation or revenue bonds. General obligation bonds or notes are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable from the revenues derived from a particular facility or class of facilities or from the proceeds of a special excise tax or other specific revenue source but not from the general taxing power. Municipal notes also include tax-exempt or municipal commercial paper, which is likely to be issued to meet seasonal working capital needs of a municipality or interim construction financing and to be paid from general revenues of the municipality or refinanced with long-term debt. In most cases, municipal commercial paper may be backed by letters of credit, lines of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions.
The Fund's investments also include variable rate demand obligations (“VRDOs”) and VRDOs in the form of participation interests (“Participating VRDOs”) in variable rate tax-exempt obligations held by financial institutions. The VRDOs in which the Fund may invest are tax-exempt obligations that contain a floating or variable interest rate adjustment formula and an unconditional right of demand on the part of the holder to receive payment of the unpaid principal plus accrued interest on a short notice period not exceeding seven days. Participating VRDOs provide the Fund with a specified undivided interest (up to 100%) of the underlying obligations and the right to demand payment of the unpaid principal plus accrued interest on the Participating VRDOs from the financial institution on a short notice period not exceeding seven days. There is a possibility, because of default or insolvency, that the demand features of certain VRDOs or Participating VRDOs may not be honored.
Master Notes and Debt Obligations in general, including those listed above and any others that the Fund may purchase, are basically written promises to repay a debt. Among the various types of debt securities the Fund may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. The Fund may purchase securities that include demand features, which allow the Fund to demand repayment of a debt obligation before the obligation is due or “matures.” This means that longer-term securities can be purchased because of the subadviser’s expectation that the Fund will be able to demand repayment of the obligation at an agreed-upon price within a relatively short period of time.
The securities that the Fund may purchase may change over time as new types of high-quality, short-duration investments are developed.
Any of the high-quality, short-duration investments that the Fund may purchase may be accompanied by the right to resell the instrument prior to the instrument's maturity. In addition, the Fund may separately purchase rights to resell these instruments. These rights are referred to as “puts” and are acquired by the Fund to protect against a possible decline in the market value of the securities to which the puts relate in the event of interest rate fluctuations and, in the case of liquidity puts, to shorten the effective maturity of the security.
Foreign securities. The Fund limits its investments in foreign securities to high quality, U.S. dollar denominated obligations of foreign issuers, such as foreign banks and foreign governments. In all cases, however, the Fund invests only in U.S. dollar-denominated securities.
Equity and Equity-Related Securities. From time to time, the Fund may purchase or hold equity or equity-related securities incidental to the purchase or ownership of fixed income instruments or in connection with a reorganization of a borrower. These include common stock, preferred stock or securities that may be converted into or exchanged for common stock—known as convertible securities—like rights and warrants.
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Principal Risks
All investments have risks to some degree. The value of your investment in the Fund, as well as the amount of return you receive on your investment, may fluctuate significantly from day to day and over time.
You may lose part or all of your investment in the Fund or your investment may not perform as well as other similar investments.
An investment in the Fund is not guaranteed to achieve its investment objective; is not a deposit with a bank; and is not insured, endorsed or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The following is a summary description of principal risks of investing in the Fund.
The order of the below risk factors does not indicate the significance of any particular risk factor.
Short-Term Bond Fund
Credit Risk. The debt obligations in which the Fund invests are generally subject to the risk that the issuer may be unable to repay principal and make interest payments when they are due. There is also the risk that the securities could lose value because of a loss of confidence in the ability of the borrower to pay back debt. All securities purchased by the Fund must present minimal credit risk in the opinion of the subadviser. The Fund is subject to the risk that the subadviser’s credit risk determinations may be incorrect. In addition, the credit quality of the securities held by the Fund may change rapidly in certain market conditions, which could result in significant net asset value deterioration.
Cyber Security Risk. Failures or breaches of the electronic systems of the Fund, the Fund's manager, subadviser, distributor, and other service providers, or the issuers of securities in which the Fund invests have the ability to cause disruptions and negatively impact the Fund's business operations, potentially resulting in financial losses to the Fund and its shareholders. While the Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Fund's service providers or issuers of securities in which the Fund invests.
Debt Obligations Risk. Debt obligations are subject to credit risk, market risk and interest rate risk. The Fund's holdings, share price, yield and total return may also fluctuate in response to bond market movements. The value of bonds may decline for issuer-related reasons, including management performance, financial leverage and reduced demand for the issuer’s goods and services. Certain types of fixed income obligations also may be subject to “call and redemption risk,” which is the risk that the issuer may call a bond held by the Fund for redemption before it matures and the Fund may not be able to reinvest at the same rate of interest and therefore would earn less income.
Economic and Market Events Risk. Events in the U.S. and global financial markets, including actions taken by the U.S. Federal Reserve or foreign central banks to stimulate or stabilize economic growth or the functioning of the securities markets, or otherwise reduce inflation, may at times result in unusually high market volatility, which could negatively impact performance. Governmental efforts to curb inflation often have negative effects on the level of economic activity. Relatively reduced liquidity in credit and fixed income markets could adversely affect issuers worldwide.
Equity and Equity-Related Securities Risk. Equity and equity-related securities may be subject to changes in value, and their values may be more volatile than those of other asset classes. In addition to an individual security losing value, the value of the equity markets or a sector in which the Fund invests could go down. Different parts of a market can react differently to adverse issuer, market, regulatory, political and economic developments.
Foreign Securities Risk. Investments in securities of non-U.S. issuers (including those denominated in U.S. dollars) may involve more risk than investing in securities of U.S. issuers.  Foreign political, economic and legal systems, especially those in developing and emerging market countries, may be less stable and more volatile than in the United States. Foreign legal systems generally have fewer regulatory requirements than the U.S. legal
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system, particularly those of emerging markets.  In general, less information is publicly available with respect to non-U.S. companies than U.S. companies.  Non-U.S. companies generally are not subject to the same accounting, auditing, and financial reporting standards as are U.S. companies.  Additionally, the changing value of foreign currencies and changes in exchange rates could also affect the value of the assets the Fund holds and the Fund's performance.  Certain foreign countries may impose restrictions on the ability of issuers of foreign securities to make payment of principal and interest or dividends to investors located outside the country, due to blockage of foreign currency exchanges or otherwise. Investments in emerging markets are subject to greater volatility and price declines.
In addition, the Fund's investments in non-U.S. securities may be subject to the risks of nationalization or expropriation of assets, imposition of currency exchange controls or restrictions on the repatriation of non-U.S. currency, confiscatory taxation and adverse diplomatic developments. Special U.S. tax considerations may apply.
Interest Rate Risk. The value of your investment may go down when interest rates rise. A rise in rates tends to have a greater impact on the prices of longer term or duration debt securities. Similarly, a rise in interest rates may also have a greater negative impact on the value of equity securities whose issuers expect earnings further out in the future. For example, a fixed income security with a duration of three years is expected to decrease in value by approximately 3% if interest rates increase by 1%. This is referred to as “duration risk.” When interest rates fall, the issuers of debt obligations may prepay principal more quickly than expected, and the Fund may be required to reinvest the proceeds at a lower interest rate. This is referred to as “prepayment risk.” When interest rates rise, debt obligations may be repaid more slowly than expected, and the value of the Fund's holdings may fall sharply. This is referred to as “extension risk.” The Fund may lose money if short-term or long-term interest rates rise sharply or in a manner not anticipated by the subadviser.
Large Shareholder and Large Scale Redemption Risk. Certain individuals, accounts, funds (including funds affiliated with the Manager) or institutions, including the Manager and its affiliates, may from time to time own or control a substantial amount of the Fund’s shares. There is no requirement that these entities maintain their investment in the Fund. There is a risk that such large shareholders or that the Fund’s shareholders generally may redeem all or a substantial portion of their investments in the Fund in a short period of time, which could have a significant negative impact on the Fund’s NAV, liquidity, and brokerage costs. Large redemptions could also result in tax consequences to shareholders and impact the Fund’s ability to implement its investment strategy. The Fund’s ability to pursue its investment objective after one or more large scale redemptions may be impaired and, as a result, the Fund may invest a larger portion of its assets in cash or cash equivalents.
Liquidity Risk. Liquidity risk is the risk that the Fund could not meet requests to redeem shares issued by the Fund without significant dilution of remaining investors' interests in the Fund. The Fund may invest in instruments that trade in lower volumes and are more illiquid than other investments. If the Fund is forced to sell these investments to pay redemption proceeds or for other reasons, the Fund may lose money. In addition, when there is no willing buyer and investments cannot be readily sold at the desired time or price, the Fund may have to accept a lower price or may not be able to sell the instrument at all. An inability to sell a portfolio position can adversely affect the Fund's value or prevent the Fund from being able to take advantage of other investment opportunities.
Management Risk. Actively managed funds are subject to management risk. The subadviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but the subadviser's judgments about the attractiveness, value or market trends affecting a particular security, industry or sector or about market movements may be incorrect. Additionally, the investments selected for the Fund may underperform the markets in general, the Fund's benchmark and other funds with similar investment objectives.
Market Disruption and Geopolitical Risks. Market disruption can be caused by economic, financial or political events and factors, including but not limited to, international wars or conflicts (including Russia’s military invasion of Ukraine and the Israel-Hamas war), geopolitical developments (including trading and tariff arrangements, sanctions and cybersecurity attacks), instability in regions such as Asia, Eastern Europe and the Middle East, terrorism, natural disasters and public health epidemics (including the outbreak of COVID-19 globally).
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The extent and duration of such events and resulting market disruptions cannot be predicted, but could be substantial and could magnify the impact of other risks to the Fund. These and other similar events could adversely affect the U.S. and foreign financial markets and lead to increased market volatility, reduced liquidity in the securities markets, significant negative impacts on issuers and the markets for certain securities and commodities and/or government intervention. They may also cause short- or long-term economic uncertainties in the United States and worldwide. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of the Fund’s investments may be negatively impacted. Further, due to closures of certain markets and restrictions on trading certain securities, the value of certain securities held by the Fund could be significantly impacted, which could lead to such securities being valued at zero.
Market Risk. Securities markets may be volatile and the market prices of the Fund’s securities may decline. Securities fluctuate in price based on changes in an issuer’s financial condition and overall market and economic conditions.
Mortgage-Backed and Asset-Backed Securities Risk. Mortgage-backed and asset-backed securities tend to increase in value less than other debt securities when interest rates decline, but are subject to similar risk of decline in market value during periods of rising interest rates. The values of mortgage-backed and asset-backed securities become more volatile as interest rates rise. In a period of declining interest rates, the Fund may be required to reinvest more frequent prepayments on mortgage-backed and asset-backed securities in lower-yielding investments.
Municipal Bonds Risk. Municipal bonds are subject to credit risk, market risk and interest rate risk. The Fund's holdings, share price, yield and total return may also fluctuate in response to municipal bond market movements. Municipal bonds are also subject to the risk that potential future legislative changes relating to tax or the rights of municipal bond holders, for example in connection with an insolvency, could affect the market for and value of municipal bonds, which may adversely affect the Fund's yield or the value of the Fund's investments in municipal bonds. Certain municipal bonds with principal and interest payments that are made from the revenues of a specific project or facility, and not general tax revenues, may have increased risks. Factors affecting the project or facility, such as local business or economic conditions, could have a significant effect on the project's ability to make payments of principal and interest on these securities. If the Fund invests a substantial amount of its assets in issuers located in a single region, state or city, there is an increased risk that environmental, economic, political and social conditions in those regions will have a significant impact on the Fund's investment performance. For example, municipal securities of a particular state are vulnerable to events adversely affecting that state, including economic, political and regulatory occurrences, court decisions, terrorism, public health epidemics, social unrest and catastrophic natural disasters, such as hurricanes or earthquakes. Many municipal bonds are also subject to prepayment risk, which is the risk that when interest rates fall, issuers may redeem a security by repaying it early, which may reduce the Fund's income if the proceeds are reinvested at a lower interest rate. In addition, income from municipal bonds could be declared taxable because of non-compliant conduct of a bond issuer.
U.S. Government and Agency Securities Risk. U.S. Treasury obligations are backed by the “full faith and credit” of the U.S. Government. Securities issued or guaranteed by federal agencies or authorities and U.S. Government-sponsored instrumentalities or enterprises may or may not be backed by the full faith and credit of the U.S. Government. For example, securities issued by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association and the Federal Home Loan Banks are neither insured nor guaranteed by the U.S. Government. These securities may be supported by the ability to borrow from the U.S. Treasury or only by the credit of the issuing agency, authority, instrumentality or enterprise and, as a result, are subject to greater credit risk than securities issued or guaranteed by the U.S. Treasury. Further, the U.S. Government and its agencies, authorities, instrumentalities and enterprises do not guarantee the market value of their securities; consequently, the value of such securities will fluctuate. This may be the case especially when there is any controversy or ongoing uncertainty regarding the status of negotiations in the U.S. Congress to increase the statutory debt ceiling. Such controversy or uncertainty could, among other things, result in the credit quality rating of the U.S. Government being downgraded and reduced prices of U.S. Treasury securities. If the U.S. Congress is unable to negotiate an adjustment to the statutory debt ceiling, there is also the risk that the
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U.S. Government may default on payments on certain U.S. Government securities, including those held by the Fund, which could have a negative impact on the Fund. An increase in demand for U.S. Government securities resulting from an increase in demand for government money market funds may lead to lower yields on such securities.
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Ultra Short Bond Fund
The Fund does not attempt to maintain a stable net asset value. Therefore, the Fund's net asset value per share will fluctuate.
Credit Risk. The debt obligations in which the Fund invests are generally subject to the risk that the issuer may be unable to repay principal and make interest payments when they are due. There is also the risk that the securities could lose value because of a loss of confidence in the ability of the borrower to pay back debt. All securities purchased by the Fund must present minimal credit risk in the opinion of the subadviser. The Fund is subject to the risk that the subadviser’s credit risk determinations may be incorrect. In addition, the credit quality of the securities held by the Fund may change rapidly in certain market conditions, which could result in significant net asset value deterioration.
Cyber Security Risk. Failures or breaches of the electronic systems of the Fund, the Fund's manager, subadviser, distributor, and other service providers, or the issuers of securities in which the Fund invests have the ability to cause disruptions and negatively impact the Fund's business operations, potentially resulting in financial losses to the Fund and its shareholders. While the Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Fund's service providers or issuers of securities in which the Fund invests.
Debt Obligations Risk. Debt obligations are subject to credit risk, market risk and interest rate risk. The Fund's holdings, share price, yield and total return may also fluctuate in response to bond market movements. The value of bonds may decline for issuer-related reasons, including management performance, financial leverage and reduced demand for the issuer’s goods and services. Certain types of fixed income obligations also may be subject to “call and redemption risk,” which is the risk that the issuer may call a bond held by the Fund for redemption before it matures and the Fund may not be able to reinvest at the same rate of interest and therefore would earn less income.
Economic and Market Events Risk. Events in the U.S. and global financial markets, including actions taken by the U.S. Federal Reserve or foreign central banks to stimulate or stabilize economic growth or the functioning of the securities markets, or otherwise reduce inflation, may at times result in unusually high market volatility, which could negatively impact performance. Governmental efforts to curb inflation often have negative effects on the level of economic activity. Relatively reduced liquidity in credit and fixed income markets could adversely affect issuers worldwide.
Equity and Equity-Related Securities Risk. Equity and equity-related securities may be subject to changes in value, and their values may be more volatile than those of other asset classes. In addition to an individual security losing value, the value of the equity markets or a sector in which the Fund invests could go down. Different parts of a market can react differently to adverse issuer, market, regulatory, political and economic developments.
Foreign Securities Risk. Investments in securities of non-U.S. issuers (including those denominated in U.S. dollars) may involve more risk than investing in securities of U.S. issuers.  Foreign political, economic and legal systems, especially those in developing and emerging market countries, may be less stable and more volatile than in the United States. Foreign legal systems generally have fewer regulatory requirements than the U.S. legal system, particularly those of emerging markets.  In general, less information is publicly available with respect to non-U.S. companies than U.S. companies.  Non-U.S. companies generally are not subject to the same accounting, auditing, and financial reporting standards as are U.S. companies.  Additionally, the changing value of foreign currencies and changes in exchange rates could also affect the value of the assets the Fund holds and the Fund's performance.  Certain foreign countries may impose restrictions on the ability of issuers of foreign securities to make payment of principal and interest or dividends to investors located outside the country, due to blockage of foreign currency exchanges or otherwise. Investments in emerging markets are subject to greater volatility and price declines.
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In addition, the Fund's investments in non-U.S. securities may be subject to the risks of nationalization or expropriation of assets, imposition of currency exchange controls or restrictions on the repatriation of non-U.S. currency, confiscatory taxation and adverse diplomatic developments. Special U.S. tax considerations may apply.
Interest Rate Risk. The value of your investment may go down when interest rates rise. A rise in rates tends to have a greater impact on the prices of longer term or duration debt securities. Similarly, a rise in interest rates may also have a greater negative impact on the value of equity securities whose issuers expect earnings further out in the future. For example, a fixed income security with a duration of three years is expected to decrease in value by approximately 3% if interest rates increase by 1%. This is referred to as “duration risk.” When interest rates fall, the issuers of debt obligations may prepay principal more quickly than expected, and the Fund may be required to reinvest the proceeds at a lower interest rate. This is referred to as “prepayment risk.” When interest rates rise, debt obligations may be repaid more slowly than expected, and the value of the Fund's holdings may fall sharply. This is referred to as “extension risk.” The Fund may lose money if short-term or long-term interest rates rise sharply or in a manner not anticipated by the subadviser.
Large Shareholder and Large Scale Redemption Risk. Certain individuals, accounts, funds (including funds affiliated with the Manager) or institutions, including the Manager and its affiliates, may from time to time own or control a substantial amount of the Fund’s shares. There is no requirement that these entities maintain their investment in the Fund. There is a risk that such large shareholders or that the Fund’s shareholders generally may redeem all or a substantial portion of their investments in the Fund in a short period of time, which could have a significant negative impact on the Fund’s NAV, liquidity, and brokerage costs. Large redemptions could also result in tax consequences to shareholders and impact the Fund’s ability to implement its investment strategy. The Fund’s ability to pursue its investment objective after one or more large scale redemptions may be impaired and, as a result, the Fund may invest a larger portion of its assets in cash or cash equivalents.
Management Risk. Actively managed funds are subject to management risk. The subadviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but the subadviser's judgments about the attractiveness, value or market trends affecting a particular security, industry or sector or about market movements may be incorrect. Additionally, the investments selected for the Fund may underperform the markets in general, the Fund's benchmark and other funds with similar investment objectives.
Market Disruption and Geopolitical Risks. Market disruption can be caused by economic, financial or political events and factors, including but not limited to, international wars or conflicts (including Russia’s military invasion of Ukraine and the Israel-Hamas war), geopolitical developments (including trading and tariff arrangements, sanctions and cybersecurity attacks), instability in regions such as Asia, Eastern Europe and the Middle East, terrorism, natural disasters and public health epidemics (including the outbreak of COVID-19 globally).
The extent and duration of such events and resulting market disruptions cannot be predicted, but could be substantial and could magnify the impact of other risks to the Fund. These and other similar events could adversely affect the U.S. and foreign financial markets and lead to increased market volatility, reduced liquidity in the securities markets, significant negative impacts on issuers and the markets for certain securities and commodities and/or government intervention. They may also cause short- or long-term economic uncertainties in the United States and worldwide. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of the Fund’s investments may be negatively impacted. Further, due to closures of certain markets and restrictions on trading certain securities, the value of certain securities held by the Fund could be significantly impacted, which could lead to such securities being valued at zero.
Market Risk. Securities markets may be volatile and the market prices of the Fund’s securities may decline. Securities fluctuate in price based on changes in an issuer’s financial condition and overall market and economic conditions.
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Mortgage-Backed and Asset-Backed Securities Risk. Mortgage-backed and asset-backed securities tend to increase in value less than other debt securities when interest rates decline, but are subject to similar risk of decline in market value during periods of rising interest rates. The values of mortgage-backed and asset-backed securities become more volatile as interest rates rise. In a period of declining interest rates, the Fund may be required to reinvest more frequent prepayments on mortgage-backed and asset-backed securities in lower-yielding investments.
Municipal Bonds Risk. Municipal bonds are subject to credit risk, market risk and interest rate risk. The Fund's holdings, share price, yield and total return may also fluctuate in response to municipal bond market movements. Municipal bonds are also subject to the risk that potential future legislative changes relating to tax or the rights of municipal bond holders, for example in connection with an insolvency, could affect the market for and value of municipal bonds, which may adversely affect the Fund's yield or the value of the Fund's investments in municipal bonds. Certain municipal bonds with principal and interest payments that are made from the revenues of a specific project or facility, and not general tax revenues, may have increased risks. Factors affecting the project or facility, such as local business or economic conditions, could have a significant effect on the project's ability to make payments of principal and interest on these securities. If the Fund invests a substantial amount of its assets in issuers located in a single region, state or city, there is an increased risk that environmental, economic, political and social conditions in those regions will have a significant impact on the Fund's investment performance. For example, municipal securities of a particular state are vulnerable to events adversely affecting that state, including economic, political and regulatory occurrences, court decisions, terrorism, public health epidemics, social unrest and catastrophic natural disasters, such as hurricanes or earthquakes. Many municipal bonds are also subject to prepayment risk, which is the risk that when interest rates fall, issuers may redeem a security by repaying it early, which may reduce the Fund's income if the proceeds are reinvested at a lower interest rate. In addition, income from municipal bonds could be declared taxable because of non-compliant conduct of a bond issuer.
Portfolio Turnover Risk. The length of time the Fund has held a particular security is not generally a consideration in investment decisions. Under certain market conditions, the Fund’s turnover rate may be higher than that of other mutual funds. Portfolio turnover generally involves some expense to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. These transactions may result in realization of taxable capital gains. The trading costs and tax effects associated with portfolio turnover may adversely affect the Fund’s investment performance.
U.S. Government and Agency Securities Risk. U.S. Treasury obligations are backed by the “full faith and credit” of the U.S. Government. Securities issued or guaranteed by federal agencies or authorities and U.S. Government-sponsored instrumentalities or enterprises may or may not be backed by the full faith and credit of the U.S. Government. For example, securities issued by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association and the Federal Home Loan Banks are neither insured nor guaranteed by the U.S. Government. These securities may be supported by the ability to borrow from the U.S. Treasury or only by the credit of the issuing agency, authority, instrumentality or enterprise and, as a result, are subject to greater credit risk than securities issued or guaranteed by the U.S. Treasury. Further, the U.S. Government and its agencies, authorities, instrumentalities and enterprises do not guarantee the market value of their securities; consequently, the value of such securities will fluctuate. This may be the case especially when there is any controversy or ongoing uncertainty regarding the status of negotiations in the U.S. Congress to increase the statutory debt ceiling. Such controversy or uncertainty could, among other things, result in the credit quality rating of the U.S. Government being downgraded and reduced prices of U.S. Treasury securities. If the U.S. Congress is unable to negotiate an adjustment to the statutory debt ceiling, there is also the risk that the U.S. Government may default on payments on certain U.S. Government securities, including those held by the Fund, which could have a negative impact on the Fund. An increase in demand for U.S. Government securities resulting from an increase in demand for government money market funds may lead to lower yields on such securities.
Yield Risk. The amount of income received by the Fund will go up or down depending on day-to-day variations in short-term interest rates, and when interest rates are very low the Fund’s expenses could absorb all or a significant portion of the Fund’s income. If interest rates increase, the Fund’s yield may not increase proportionately. For example, the Fund’s investment manager may discontinue any temporary voluntary fee limitation.
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OTHER INVESTMENTS AND STRATEGIES
The Funds may also use the following investments and strategies to try to increase the Funds' returns or protect their assets if market conditions warrant.
Repurchase Agreements Each Fund may use repurchase agreements, where a party agrees to sell a security to a Fund and then repurchase it at an agreed-upon price at a stated time. This creates a fixed return for a Fund. A Fund will only enter into these repurchase agreements with parties whom the subadviser believes can honor their obligations in the transactions.
Reverse Repurchase Agreements Each Fund may use reverse repurchase agreements, where a Fund borrows money on a temporary basis by selling a security with an obligation to repurchase it at an agreed-upon price at a stated time.
When-Issued and Delayed-Delivery Securities Each Fund may also purchase money market or other obligations on a “when-issued” or “delayed-delivery” basis. When a Fund makes this type of purchase, the price and interest rates are fixed at the time of purchase, but delivery and payment for the obligations take place at a later time. A Fund does not earn interest income until the date the obligations are delivered.
Floating and Variable Rate Securities Each Fund may purchase floating rate and variable rate securities. These securities pay interest at rates that change periodically to reflect changes in market interest rates. Because these securities adjust the interest they pay, they may be beneficial when interest rates are rising because of the additional return a Fund will receive, and they may be detrimental when interest rates are falling because of the reduction in interest payments to a Fund.
Derivative Strategies: Short-Term Bond Fund. Derivatives are financial instruments whose value depends upon, or is derived from, the value of something else, such as one or more underlying instruments, indices or currencies. The Fund may use various derivative strategies to try to improve the Fund’s returns. The subadviser may also use hedging techniques to try to protect the Fund’s assets. A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment based on the change in value of one or more investments, indices or currencies. Derivatives may be traded or listed on organized exchanges, or in individually negotiated transactions with other parties (these are known as “over-the-counter” derivatives). The Fund may be limited in its use of derivatives by rules adopted by the SEC governing derivatives transactions. Although the Fund has the flexibility to make use of derivatives, it may choose not to for a variety of reasons, even under very volatile market conditions.
OTHER RISKS OF INVESTING IN THE FUNDS
Adjustable and Floating Rate Securities Risk. The value of adjustable and floating rate securities may lag behind the value of fixed rate securities when interest rates change. Such securities may be subject to extended settlement periods (longer than seven days) and in unusual market conditions, with a high volume of shareholder redemptions, may present a risk of loss to the Fund or may impair the Fund’s ability satisfy shareholder redemption requests.
Derivatives Risk: Short-Term Bond Fund. Derivatives involve special risks and costs and may result in losses to the Fund. The successful use of derivatives requires sophisticated management, and, to the extent that derivatives are used, the Fund will depend on the subadviser’s ability to analyze and manage derivatives transactions. The prices of derivatives may move in unexpected ways, especially in abnormal market conditions. Some derivatives are “leveraged” or may create economic leverage for the Fund and therefore may magnify or otherwise increase investment losses to the Fund. The Fund’s use of derivatives may also increase the amount of taxes payable by shareholders.
Other risks arise from the potential inability to terminate or sell derivatives positions. A liquid secondary market may not always exist for the Fund’s derivatives positions. In fact, many over-the-counter derivative instruments will not have liquidity beyond the counterparty to the instrument. Over-the-counter derivative instruments also involve the risk that the other party will not meet its obligations to the Fund. The use of derivatives also exposes the Fund to operational issues, such as documentation and settlement issues, systems failures, inadequate control and human error.
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Derivatives may also involve legal risks, such as insufficient documentation, the lack of capacity or authority of a counterparty to execute or settle a transaction, and the legality and enforceability of derivatives contracts. The U.S. Government and foreign governments have adopted (and may adopt further) regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements and risk exposure limitations. Regulation of derivatives may make derivatives more costly, limit their availability or utility to the Fund, or otherwise adversely affect their performance or disrupt markets.
Repurchase Agreements Risk. Repurchase agreements could involve certain risks in the event of default or insolvency of the seller, including losses and possible delays or restrictions upon the Fund’s ability to dispose of the underlying securities. To the extent that, in the meantime, the value of the securities that the Fund has purchased has decreased, the Fund could experience a loss.
Reverse Repurchase Agreements Risk. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. The Fund could lose money if it is unable to recover the securities and the value of the collateral held by the Fund, including the value of investments made with cash collateral, is less than the value of the securities. These events could also trigger adverse tax consequences to the Fund. Reverse repurchase agreements also involve leverage, which may exaggerate the increase or decrease of the value of the Fund’s assets during the term of the agreement.
When-Issued and Delayed-Delivery Transactions Risk. When-issued and delayed-delivery securities involve the risk that the security the Fund buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Fund may lose both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.
Other Investments. In addition to the strategies and securities discussed above, the Fund may use other strategies or invest in other types of securities as described in the Statement of Additional Information (“SAI”). The Fund might not use all of the strategies or invest in all of the types of securities as described in the Prospectus or in the SAI.
The table below summarizes the investment limits applicable to the Fund’s principal investment strategies and certain non-principal investment strategies.
Investment Type	Funds	% of Fund Assets
High-quality money market obligations of all types	Ultra Short Bond Fund and Short-Term Bond Fund	Up to 100% of total assets
High-quality short-duration investments	Ultra Short Bond Fund and Short-Term Bond Fund	Up to 100% of total assets
Medium-quality debt obligations	Short-Term Bond Fund	Up to 100% of total assets
Foreign securities denominated in U.S. dollars	Ultra Short Bond Fund and Short-Term Bond Fund	Up to 100% of total assets
Derivatives	Short-Term Bond Fund	Up to 25% of net assets (subject to the Fund’s operation under the requirements of Rule 18f-4 under the Investment Company Act of 1940)
Mortgage-related securities	Ultra Short Bond Fund and Short-Term Bond Fund	Up to 100% of total assets
Asset-backed securities	Ultra Short Bond Fund and Short-Term Bond Fund	Up to 100% of total assets
Illiquid investments	Short-Term Bond Fund	Up to 15% of net assets
	Ultra Short Bond Fund	Up to 5% of total assets
U.S. Government Securities	Ultra Short Bond Fund and Short-Term Bond Fund	Up to 100% of total assets
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HOW THE FUNDS ARE MANAGED
BOARD OF Trustees
The Funds are overseen by a Board of Trustees (hereafter referred to as “Trustees”, or the “Board”). The Board oversees the actions of the Manager, subadviser and distributor and decides on general policies. The Board also oversees the Funds' officers, who conduct and supervise the daily business operations of the Funds.
MANAGER
PGIM Investments LLC (“PGIM Investments”)
655 Broad Street
Newark, NJ 07102-4410
Under a management agreement with PIP 2 on behalf of the Funds, PGIM Investments manages the Funds' investment operations and administers its business affairs and is responsible for supervising the Funds' subadviser. The Funds reimburse PGIM Investments for its costs and expenses incurred in managing each Fund’s investment operations and administering its business affairs, in accordance with the terms of the Management Agreement between PGIM Investments and the Funds. The costs are accrued daily and payable monthly. For the year ended January 31, 2024, such costs were at an effective annual rate of 0.03% for the PGIM Core Short-Term Bond Fund and 0.01% for the PGIM Core Ultra Short Bond Fund. The Funds do not pay any fee or other compensation to PGIM Investments for the services provided and the expenses assumed pursuant to the Management Agreement.
PGIM Investments and its predecessors have served as a manager or administrator to investment companies since 1987. As of January 31, 2024, PGIM Investments, a wholly-owned subsidiary of Prudential Financial, Inc. (“Prudential”), served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as the manager or administrator to closed-end investment companies, with aggregate assets of approximately $297.4 billion.
Subject to the supervision of the Board, PGIM Investments is responsible for conducting the initial review of prospective subadvisers for the Funds. In evaluating a prospective subadviser, PGIM Investments considers many factors, including the firm's experience, investment philosophy and historical performance. Subject to the Board’s oversight, PGIM Investments is also responsible for monitoring the performance of the Funds' subadviser and recommending its termination and replacement when deemed appropriate. PGIM Investments may provide a subadviser with additional investment guidelines consistent with the Fund's investment objective and restrictions.
PGIM Investments and the Funds operate under an exemptive order (the “Order”) from the SEC that generally permits PGIM Investments to enter into or amend agreements with unaffiliated subadvisers and certain subadvisers that are affiliates of PGIM Investments without obtaining shareholder approval. This authority is subject to certain conditions, including the requirement that the Board must approve any new or amended agreements with a subadviser. Shareholders of the Funds still have the right to terminate these agreements at any time by a vote of the majority of the outstanding shares of the Funds. The Funds will notify shareholders of any new subadvisers engaged or material amendments to subadvisory agreements made pursuant to the Order. Any new subadvisory agreement or amendment to the Funds' management agreement or current subadvisory agreement that directly or indirectly results in an increase in the aggregate management fee rate payable by the Funds will be submitted to the Funds' shareholders for their approval. PGIM Investments does not currently intend to retain unaffiliated subadvisers.
A discussion of the basis for the Board's approvals of the management and subadvisory agreements is available in the Funds' semi-annual report to shareholders dated July 31.
SUBADVISERS
PGIM, Inc. (“PGIM”) is an indirect, wholly-owned subsidiary of Prudential that was organized in 1984. Its address is 655 Broad Street, Newark, New Jersey 07102. As of December 31, 2023, PGIM managed approximately $1.298 trillion in assets.
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PGIM Fixed Income is the primary fixed income asset management unit of PGIM, with $794.4 billion in assets under management as of December 31, 2023 and is the unit of PGIM that provides fixed income investment advisory services to the Fund.*
PGIM Fixed Income’s investment strategies include but are not limited to the following: multi-sector, investment grade credit, securitized products, leveraged finance, emerging markets and alternative strategies.
*PGIM Fixed Income’s assets under management includes the assets under management, of PGIM Limited, an indirect wholly-owned subsidiary of PGIM.
PGIM Limited is an indirect wholly-owned subsidiary of PGIM. PGIM Limited is located at Grand Buildings, 1-3 Strand, Trafalgar Square, London WC2N 5HR. PGIM Limited provides investment advisory services with respect to securities in certain foreign markets. As of December 31, 2023, PGIM Limited managed approximately $56.2 billion in assets.
PORTFOLIO MANAGERS
Joseph D'Angelo, Robert T. Browne and Jeffrey M. Venezia are jointly and primarily responsible for the day-to-day management of the PGIM Short-Term Bond Fund and PGIM Ultra Short Bond Fund.
Joseph D'Angelo is a Managing Director and the Head of PGIM Fixed Income’s Money Markets Team, overseeing portfolio management of all taxable money markets portfolios. Mr. D’Angelo joined Prudential Financial in 1988, working first in the Management Accounting Group and then the Treasurer's Group. He moved to the Securities Lending Group in 1994 and assumed investment management responsibilities in 1998. Mr. D’Angelo received a BA in Economics from Swarthmore College and an MBA in Finance from New York University.
Robert T. Browne is a Vice President and a money markets portfolio manager for PGIM Fixed Income's Money Markets Team, responsible for taxable money markets portfolios. Prior to assuming his current position in 1995, Mr. Browne spent two years analyzing and trading currency and global bonds as well as handling operations, marketing, compliance and business planning functions. Mr. Browne joined the Firm in 1989. He received a BA in Economics with an emphasis in Accounting from Ursinus College.
Jeffrey M. Venezia, MBA, is a Vice President on the Money Markets Team for PGIM Fixed Income, where he actively manages client portfolios trading cash and other short term fixed income products such as Commercial Paper, Certificates of Deposits, Governments, Agencies and short Investment Grade Corporates. Previously, Mr. Venezia was an Associate for PGIM Fixed Income's Portfolio Analysis Group, responsible for managing analysts supporting the U.S. Rates and Multi-Sector portfolios. He was responsible for performing daily risk and portfolio management analysis, along with performance attribution for the team, with a focus on multi-sector strategies. Mr. Venezia also supported Prudential Financials General Account portfolios. He joined the Firm in 2000. Mr. Venezia received a BA in Clinical Psychology from the University of Connecticut and a Masters in Business Administration (“MBA”) with a concentration in Finance from Montclair State University.
Additional information about portfolio manager compensation, other accounts managed, and portfolio manager ownership of Fund securities may be found in the SAI.
DISTRIBUTOR
Prudential Investment Management Services LLC (“PIMS” or the “Distributor”) distributes the Fund's shares under a Distribution Agreement with the Funds. PIMS does not receive any compensation from the Funds for distributing its shares.
DISCLOSURE OF PORTFOLIO HOLDINGS
The Funds' policies and procedures with respect to the disclosure of portfolio securities are described in the SAI.
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FUND DISTRIBUTIONS AND TAX ISSUES
DISTRIBUTIONS
Each Fund distributes dividends to shareholders out of any net investment income. For example, if a Fund owns ACME Corp. bond and the bond pays interest, the Fund will pay out a portion of this interest as a dividends to its shareholders, assuming the Fund’s income is more than its costs and expenses. The dividends you receive from a Fund will be subject to taxation whether or not they are reinvested in the Fund, unless your shares are held in a qualified or tax-deferred plan or account.
Each Fund also distributes any net realized capital gains to shareholders. Capital gains are generated when a Fund sells its assets for a profit. For example, if a Fund bought 100 bonds of ACME Corp. for a total of $1,000 and more than one year later sold the bonds for a total of $1,500, the Fund has net long-term capital gains of $500, which it will pass on to shareholders (assuming the Fund's remaining total gains are greater than any losses it may have).
Distributions of dividends and capital gains are automatically reinvested in each Fund.
The chart below sets forth the expected frequency of dividend and capital gains distributions to shareholders. Various factors may impact the frequency of dividend distributions to shareholders, including but not limited to adverse market conditions or portfolio holding-specific events.
Expected Distribution Schedule*
Short-Term Bond Fund
Net Investment Income	Monthly
Short-Term Capital Gains and Long-Term Capital Gains	Annually
Ultra Short Bond Fund
Net Investment Income and Short-Term Capital Gains	Monthly
Long-Term Capital Gains	Annually
*Each Fund declares dividends of any net investment income to shareholders on a daily basis and distributes the dividends every month. Ultra Short Bond Fund declares any short-term capital gains as dividends to shareholders on a daily basis and distributes the dividends every month..
Investors who buy shares of a Fund should be aware of some important tax issues. For example, the Fund distributes dividends and capital gains, if any, to shareholders. These distributions may be subject to taxes.
The Fund distributes dividends of any net investment income to shareholders every month. The dividends received from a Fund will be taxed as ordinary income for U.S. federal income tax purposes, whether or not they are reinvested in the Fund. Any realized net long-term capital gains, if any, will be paid to shareholders (typically once a year). Capital gains are generated when a Fund sells assets for a profit. Distributions of dividends and capital gains are automatically reinvested in the Fund.
TAX ISSUES
Investors who buy Fund shares should be aware of some important tax issues. For example, the Fund distributes dividends of net investment income and realized net capital gains, if any, to shareholders. Fund distributions and gain from the sale of Fund shares are subject to federal income taxes, unless you hold your shares in a 401(k) plan, an Individual Retirement Account (“IRA”) or some other qualified or tax-deferred plan or account. Dividends and distributions from the Fund also may be subject to state and local income tax in the state where you live.
The following briefly discusses some of the important income tax issues you should be aware of, but is not meant to be tax advice. For tax advice, please speak with your tax adviser.
Fund Distributions
Fund distributions of net capital gains are taxed differently depending on how long the Fund holds the security. If the Fund holds a security for more than one year before selling it, any gain is treated as long-term capital gain which is generally taxed at rates of up to 15% or 20% for non-corporate U.S. shareholders, depending on whether their incomes
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exceed certain threshold amounts, which are adjusted annually for inflation. If the Fund holds the security for one year or less, any gain is treated as short-term capital gain, which is taxed at rates applicable to ordinary income, subject to a maximum tax rate of 37%. Different rates apply to corporate shareholders.
Dividends from net investment income paid to a non-corporate U.S. shareholder that are reported as qualified dividend income will generally be taxable to such shareholder at the long-term capital gain tax rate. Dividends of net investment income that are not reported as qualified dividend income will be taxable to shareholders at ordinary income rates. Also, a portion of the dividends paid to corporate shareholders of the Fund will be eligible for the dividends received deduction to the extent the Fund’s income is derived from certain dividends received from U.S. corporations. Between 2018 and 2025, the Fund may report dividends eligible for a 20% “qualified business income” deduction for non-corporate U.S. shareholders to the extent the Fund’s income is derived from ordinary REIT dividends, reduced by allocable Fund expenses.
A U.S. shareholder that is an individual, estate or certain type of trust is subject to a 3.8% Medicare contribution tax on the lesser of (1) the U.S. shareholder’s “net investment income,” including Fund distributions and net gains from the disposition of Fund shares, and (2) the excess of the U.S. shareholder’s modified adjusted gross income for the taxable year over $200,000 (or $250,000 for married couples filing jointly). For this purpose, net investment income includes interest, dividends, annuities, royalties, capital gain and income from a passive activity business or a business of trading in financial instruments or commodities.
Form 1099
For every year a Fund declares a dividend, you will receive a Form 1099, which reports the amount of ordinary income distributions and long-term capital gains we distributed to you during the prior year unless you own shares of the Fund as part of a qualified or tax-deferred plan or account. If you do own shares of a Fund as part of a qualified or tax-deferred plan or account, your taxes are deferred, so you will not receive a Form 1099 annually, but instead you will receive a Form 1099 when you take any distribution from your qualified or tax-deferred plan or account.
Cost Basis Reporting
Mutual funds must report cost basis information to you and the IRS when you sell or exchange shares acquired on or after January 1, 2012 in your non-retirement accounts. The cost basis regulations do not affect retirement accounts, money market funds, and shares acquired before January 1, 2012. The cost basis regulations also require mutual funds to report whether a gain or loss is short-term (shares held one year or less) or long-term (shares held more than one year) for all shares acquired on or after January 1, 2012 that are subsequently sold or exchanged. The Transfer Agent is not required to report cost basis information on shares acquired before January 1, 2012. However, in most cases the Transfer Agent will provide this information to you as a service.
Withholding Taxes
If federal tax law requires you to provide a Fund with your taxpayer identification number and certifications as to your tax status and you fail to do this, or if you are otherwise subject to backup withholding, we will withhold and pay to the U.S. Treasury a portion of your distributions and sale proceeds, based on the backup withholding rate.
Taxation of Non-U.S. Shareholders
For a discussion regarding the taxation of non-U.S. shareholders, please see the SAI and contact your tax adviser.
If You Purchase on or Before a Record Date
If you buy shares of a Fund on or before the record date for a distribution (the date that determines who receives the distribution), we will pay that distribution to you. As explained above, the distribution may be subject to taxes. You may think you've done well since you bought shares one day and soon thereafter received a distribution. That is not so,
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because when dividends are paid out, the value of each share of the Fund decreases by the amount of the dividend to reflect the payout, although this may not be apparent because the value of each share of the Fund also will be affected by market changes, if any. However, the timing of your purchase does mean that part of your investment may have come back to you as taxable income.
If you sell any shares of a Fund for a profit, you have realized a capital gain, which is subject to tax unless the shares are held in a qualified or tax-deferred plan or account. As mentioned above, the maximum capital gains tax rate is up to 15% or 20% for individuals, depending on whether their incomes exceed certain threshold amounts, which are adjusted annually for inflation.
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HOW TO BUY AND SELL FUND SHARES
HOW TO BUY SHARES
Shares of the Funds are available for purchase only by investment companies managed by PGIM Investments and certain investment advisory clients of PGIM, Inc. and its affiliates, in accordance with applicable provisions of the 1940 Act, and the rules and regulations of the Commission under the 1940 Act. For an explanation of the procedures for pricing the Funds' shares, see “NAV” below and “Net Asset Value” in the SAI.
The net asset value (“NAV”) of Fund shares is determined once each business day at 4:00 p.m., Eastern Time, on days that the New York Stock Exchange (“NYSE”) is open for trading, or in the event that the NYSE is closed, when the U.S. Government bond market and U.S. Federal Reserve Banks are open. On days when the NYSE is open, your purchase order must be received by the Fund’s transfer agent, Prudential Mutual Fund Services LLC (“PMFS” or the “Transfer Agent”) by 4:15 p.m., Eastern Time, in order to receive the NAV on that day. On days when the NYSE is closed, but the U.S. Government bond market and U.S. Federal Reserve Banks are open, your purchase order must be received by PMFS by no later than 15 minutes after the earlier of the time the U.S. Government bond market (as recommended by the Securities Industry and Financial Markets Association (“SIFMA”)) or the U.S. Federal Reserve Banks close in order to receive the NAV on that day. The NYSE is closed on most national holidays and Good Friday.
If your purchase order for Fund shares is received by PMFS before 4:00 p.m., Eastern Time, on a business day and federal funds are received by The Bank of New York Mellon (the “Custodian”) by wire transfer on the same business day, your purchase order becomes effective as of 4:00 p.m., Eastern Time, and the shares you purchase are entitled to dividend income earned on that day. In order to make investments that will generate income immediately, a Fund must have federal funds available to it. Therefore, you are urged to wire funds to the Custodian via the Federal Reserve Wire System as early in the day as possible.
For an explanation of the procedures for pricing the Funds’ shares, see “NAV” below and “Net Asset Value” in the SAI.
HOW TO SELL YOUR SHARES
When a shareholder sells shares of a Fund—also known as redeeming shares—the price the shareholder will receive will be the NAV next determined after PMFS receives the order to sell. PMFS must receive an order to sell by 4:15 p.m., Eastern time, on a business day to process the sale on that day. On days when the NYSE is open, your redemption request must be received by PMFS by 4:15 p.m., Eastern time, in order to receive the NAV on that day. On days when the NYSE is closed, but the U.S. Government bond market and U.S. Federal Reserve Banks are open, your redemption request must be received by PMFS by no later than 15 minutes after the earlier of the time the U.S. Government bond market (as recommended by SIFMA) or the U.S. Federal Reserve Banks close in order to receive the NAV on that day. Generally, a Fund will pay for the shares that are sold within seven days after PMFS receives the sell order.
NAV
The NAV of Fund shares is determined once each business day at 4:00 p.m., Eastern time, on days that the New York Stock Exchange (“NYSE”) is open for trading, or in the event that the NYSE is closed, when the U.S. Government bond market and U.S. Federal Reserve Banks are open. A Fund will not treat an intraday unscheduled disruption in NYSE trading as a closure of the NYSE and will price its shares as of 4:00 p.m., Eastern time, if the particular disruption directly affects only the NYSE.
Dividend income will be determined and declared immediately after the NAV for the day is determined.
A Fund’s portfolio securities are valued based upon market quotations or, if market quotations are not readily available, at fair value as determined in good faith by the Manager, as the Board’s valuation designee. In this capacity, the Manager has adopted pricing methodologies for determining the fair value of certain types of securities and other
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assets held by a Fund that do not have quoted market prices, including the use of other pricing sources, such as bid prices supplied by a principal market maker and evaluated prices supplied by pricing vendors that employ analytic methodologies that take into account the prices of similar securities and other market factors.
If a Fund determines that a market quotation for a security is not reliable based on, among other things, events or market conditions that occur with respect to one or more securities held by a Fund or the market as a whole, after the quotation is derived or after the closing of the primary market on which the security is traded, but before the time that a Fund’s NAV is determined, a Fund may use “fair value pricing,” which is implemented by a valuation committee (“Valuation Committee”) consisting of representatives of the Manager. The subadviser often provides relevant information for the Valuation Committee meeting. Non-U.S. securities markets are open for trading on weekends and other days when a Fund does not price shares. Therefore, the value of a Fund’s shares may change on days when you will not be able to purchase or redeem a Fund’s shares.
Different valuation methods may result in differing values for the same security. The fair value of a portfolio security that a Fund uses to determine its NAV may differ from the security's quoted or published price. If a Fund needs to implement fair value pricing after the NAV publishing deadline but before shares of the Fund are processed, the NAV you receive or pay may differ from the published NAV price.
Fair value pricing procedures are designed to result in prices for a Fund's securities and its NAV that are reasonable in light of the circumstances which make or have made market quotations unavailable or unreliable, and may have the effect of reducing arbitrage opportunities available to short-term traders. There is no assurance, however, that fair value pricing will more accurately reflect the market value of a security than the market price of such security on that day or that it will prevent dilution of a Fund's NAV by short-term traders.
How Each Fund Pays for Shares You Have Sold
Under normal market conditions, each Fund expects to pay for shares that you have sold primarily by using cash or cash equivalents in its portfolio or selling portfolio assets to generate cash.  Supplementally, each Fund may also raise cash to pay for sold shares by short-term borrowing in the form of overdrafts permitted by the Funds’ custodian bank. Short-Term Bond Fund may also raise cash to pay for sold shares by short-term borrowing from a group of banks through an unsecured credit facility, which is intended to provide the Short-Term Bond Fund with a temporary additional source of liquidity.  In certain circumstances each Fund reserves the right to pay for sold shares by giving you securities from each Fund’s portfolio.  If you receive securities, you would incur transaction costs in converting the securities to cash, and you may receive less for the securities than the price at which they were valued for redemption purposes.
During stressed market conditions, it may be impractical or impossible to raise sufficient cash to pay for sold shares through the primary methods described above. In these circumstances, the Short-Term Bond Fund would be more likely to rely more heavily on the credit facility as a source of liquidity, as described above.
FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES
Since the Funds are generally not designed for long-term investing, and frequent purchases and redemptions of a Fund's shares generally do not present risks to other shareholders of the Funds, the Board has determined that, at the present time, the Funds need not adopt policies and procedures to prevent against frequent purchases and redemptions.
Anti-Money Laundering
In accordance with federal law, the Funds have adopted policies designed to deter money laundering. Under the policies, the Funds will not knowingly engage in financial transactions that involve proceeds from unlawful activity or support terrorist activities, and shall file government reports, including those concerning suspicious activities, as required by applicable law. The Funds will seek to confirm the identity of potential shareholders to include both individuals and entities through documentary and non-documentary methods. Non-documentary methods may include verification of name, address, date of birth and tax identification number with selected credit bureaus. The Funds' Anti-Money Laundering Compliance Officer oversees the Funds' anti-money laundering policies.
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FINANCIAL HIGHLIGHTS
Introduction
The financial highlights will help you evaluate the Fund's financial performance for the past five fiscal years or periods (as applicable). Certain information reflects financial results for a single fund class share. The total return in each chart represents the rate that a shareholder would have earned (or lost) on an investment in the Fund, assuming investment at the start of the period and reinvestment of all dividends and other distributions. The information is for the periods indicated.
These financial highlights for the fiscal years ended January 31, 2021 and after were derived from the financial statements audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report on those financial statements was unqualified. The information for the fiscal years or periods (as applicable) prior to the fiscal year ended January 31, 2021 was audited by another independent registered public accounting firm.
A copy of the Fund's annual report, including the Fund's audited financial statements and report of independent registered public accounting firm, is available upon request, at no charge, as described on the back cover of this Prospectus.
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PGIM Core Short-Term Bond Fund

	Year Ended January 31,
	2024	2023	2022	2021	2020
Per Share Operating Performance(a):
Net Asset Value, Beginning of Year	$9.14	$9.17	$9.23	$9.21	$9.22
Income (loss) from investment operations:
Net investment income (loss)	0.38	0.21	0.11	0.18	0.27
Net realized and unrealized gain (loss) on investment and foreign currency transactions	0.16	(0.01)(b)	(0.09)	(0.03)	0.02
Total from investment operations	0.54	0.20	0.02	0.15	0.29
Less Dividends and Distributions:
Dividends from net investment income	(0.54)	(0.23)	(0.08)	(0.12)	(0.29)
Tax return of capital distributions	-	-	(0.00)(c)	(0.01)	-
Distributions from net realized gains	-	-	-	-	(0.01)
Total dividends and distributions	(0.54)	(0.23)	(0.08)	(0.13)	(0.30)
Net asset value, end of Year	$9.14	$9.14	$9.17	$9.23	$9.21
Total Return(d):	6.04%	2.17%	0.24%	1.67%	3.16%

Ratios/Supplemental Data:
Net assets, end of Year (000)	$1,411,626	$2,705,000	$2,337,203	$2,749,526	$2,711,895
Average net assets (000)	$2,107,543	$2,569,179	$2,704,291	$2,734,881	$2,860,307
Ratios to average net assets(e):
Expenses after waivers and/or expense reimbursement	0.05%	0.04%	0.04%	0.04%	0.04%
Expenses before waivers and/or expense reimbursement	0.05%	0.04%	0.04%	0.04%	0.04%
Net investment income (loss)	4.12%	2.26%	1.20%	1.92%	2.91%
Portfolio turnover rate(f)	9%	44%	26%	54%	43%

(a)	Calculated based on average shares outstanding during the year.
(b)
The per share amount of realized and unrealized gain (loss) on investments does not directly correlate to the amounts reported in the Statement of Operations due to the timing of portfolio share transactions in relation to fluctuating market values.

(c)	Amount rounds to zero.
(d)
Total return is calculated assuming a purchase of a share on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions, if any. Total returns may reflect adjustments to conform to GAAP.

(e)	Does not include expenses of the underlying funds in which the Fund invests.
(f)
The Fund's portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short-term investments, certain derivatives and in-kind transactions (if any). If such transactions were included, the Fund's portfolio turnover rate may be higher.

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PGIM Core Ultra Short Bond Fund

	Year Ended January 31,
	2024	2023	2022	2021	2020
Per Share Operating Performance(a):
Net Asset Value, Beginning of Year	$1.00	$1.00	$1.00	$1.00	$1.00
Income (loss) from investment operations:
Net investment income (loss)	0.05	0.02	-(b)	0.01	0.02
Net realized and unrealized gain (loss) on investment transactions	-(b)	-(b)	-(b)	-(b)	-(b)
Total from investment operations	0.05	0.02	-(b)	0.01	0.02
Less Dividends and Distributions:
Dividends from net investment income	(0.05)	(0.02)	-(b)	(0.01)	(0.02)
Distributions from net realized gains	-(b)	-(b)	-	-	-
Total dividends and distributions	(0.05)	(0.02)	-	(0.01)	(0.02)
Net asset value, end of Year	$1.00	$1.00	$1.00	$1.00	$1.00
Total Return(c):	5.50%	2.20%	0.13%	0.65%	2.38%

Ratios/Supplemental Data:
Net assets, end of Year (000)	$19,838,444	$20,806,273	$23,362,544	$30,965,633	$20,215,337
Average net assets (000)	$18,834,633	$23,381,342	$31,545,754	$28,757,423	$20,937,015
Ratios to average net assets:
Expenses after waivers and/or expense reimbursement	0.01%	0.01%	-%(b)	0.01%	0.01%
Expenses before waivers and/or expense reimbursement	0.01%	0.01%	-%(b)	0.01%	0.01%
Net investment income (loss)	5.36%	2.06%	0.12%	0.59%	2.35%
Portfolio turnover rate(d)	119%	90%	72%	114%	61%

(a)	Calculated based on average shares outstanding during the year.
(b)	Amount rounds to zero.
(c)
Total return is calculated assuming a purchase of a share on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions, if any. Total returns may reflect adjustments to conform to GAAP.

(d)	The Portfolio turnover rate calculation includes floating rate daily demand notes (if any).
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For More Information
Please read this Prospectus before you invest in the Fund and keep it for future reference.
For information or shareholder questions contact:
■MAIL Prudential Mutual Fund Services LLC P.O. Box 534432 Pittsburgh, PA 15253-4432 ■WEBSITE www.pgim.com/investments	■TELEPHONE (800) 225-1852 (973) 367-3529 (from outside the U.S.)
You can also obtain copies of Fund documents from the SEC as follows (the SEC charges a fee to copy documents):
■ELECTRONIC REQUEST publicinfo@sec.gov	■VIA THE INTERNET on the EDGAR Database at www.sec.gov

PGIM Core Short-Term Bond Fund
PGIM Core Ultra Short Bond Fund
STATEMENT OF ADDITIONAL INFORMATION
April 2, 2024
This Statement of Additional Information (“SAI”) of PGIM Core Short-Term Bond Fund (“Short-Term Bond Fund”) and PGIM Core Ultra Short Bond Fund (“Ultra Short Bond Fund”) (the “Funds”), each a series of Prudential Investment Portfolios 2, (“PIP 2”), is not a prospectus and should be read in conjunction with the Prospectus of the Funds dated April 2, 2024, as supplemented and amended from time to time. The Funds' Prospectus can be obtained, without charge, by calling (800) 225-1852 or by writing to the Funds at 655 Broad Street, Newark, New Jersey 07102-4410. This SAI has been incorporated by reference into the Funds' Prospectus.
PIP 2 has the following other series: PGIM Quant Solutions Mid-Cap Index Fund, PGIM Quant Solutions International Developed Markets Index Fund, PGIM Quant Solutions Emerging Markets Equity Fund, PGIM Jennison Small-Cap Core Equity Fund, PGIM Core Conservative Bond Fund, PGIM TIPS Fund, PGIM Quant Solutions Commodity Strategies Fund, and PGIM Institutional Money Market Fund, each of which are offered in separate prospectuses and separate SAIs. The information presented in this SAI applies only to the Funds.
The Funds’ audited financial statements are incorporated into this SAI by reference to the Funds’ 2024 Annual Reports (File No. 811-09999). You may request a copy of the Annual Reports at no charge by calling (800) 225-1852.
For Institutional Clients
Shares of the Fund are available for purchase only by investment companies managed by PGIM Investments LLC (“PGIM Investments”) and certain investment advisory clients of PGIM, Inc. and its affiliates, in accordance with applicable provisions of the Investment Company Act of 1940, as amended (“1940 Act”), and the rules and regulations of the Securities and Exchange Commission under the 1940 Act. The Funds issue shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (“Securities Act”). This SAI and the related Prospectus are not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act. In addition, there shall be no sale of the shares referred to herein in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Shares of the Funds are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed only in accordance with the procedures set forth in this SAI and the Funds’ Prospectus.

3	INTRODUCTION
3	GLOSSARY
4	FUND DESCRIPTION: INVESTMENTS & RISKS
4	FUND CLASSIFICATION, INVESTMENT OBJECTIVES & POLICIES
4	INVESTMENTS, INVESTMENT STRATEGIES AND RISKS
13	INVESTMENT RESTRICTIONS
16	MANAGEMENT OF THE FUNDS
16	INFORMATION ABOUT BOARD MEMBERS AND OFFICERS
25	MANAGEMENT & ADVISORY ARRANGEMENTS
34	OTHER SERVICE PROVIDERS
34	CONTROL PERSONS & PRINCIPAL HOLDERS OF SECURITIES
35	BROKERAGE ALLOCATION & OTHER PRACTICES
35	PORTFOLIO TRANSACTIONS & BROKERAGE
38	DISCLOSURE OF PORTFOLIO HOLDINGS
40	SECURITIES & ORGANIZATION
40	ADDITIONAL INFORMATION
42	PURCHASE & REDEMPTION
42	PURCHASE, REDEMPTION AND PRICING OF FUND SHARES
42	NET ASSET VALUE
42	TAXES, DIVIDENDS AND DISTRIBUTIONS
50	CAPITAL LOSS CARRYFORWARDS
50	PROXY VOTING & CODES OF ETHICS
50	PROXY VOTING
50	CODES OF ETHICS
50	FINANCIAL STATEMENTS
52	APPENDICES
52	APPENDIX I: PROXY VOTING POLICIES OF THE SUBADVISER
53	APPENDIX II: DESCRIPTIONS OF SECURITY RATINGS

INTRODUCTION
The SAI provides information about certain of the securities, instruments, policies and strategies that are used by the Funds in seeking to achieve their objectives. This SAI also provides additional information about PIP 2’s Board of Trustees (hereafter referred to as “Board Members”), the advisory services provided to and the management fees paid by the Funds, information about other fees paid by and services provided to the Funds, and other information.
Before reading the SAI, you should consult the Glossary below, which defines certain of the terms used in the SAI:
GLOSSARY
Term	Definition
1933 Act	Securities Act of 1933, as amended
1934 Act	Securities Exchange Act of 1934, as amended
1940 Act	Investment Company Act of 1940, as amended
1940 Act Laws, Interpretations and Exemptions	1940 Act, Exemptive order, SEC release, no-action letter or similar relief or interpretations, collectively
ADR	American Depositary Receipt
ADS	American Depositary Share
Board	Fund’s Board of Directors or Trustees
Board Member	A trustee or director of the Fund’s Board
CEA	Commodity Exchange Act, as amended
CFTC	U.S. Commodity Futures Trading Commission
Code	Internal Revenue Code of 1986, as amended
CMO	Collateralized Mortgage Obligation
ETF	Exchange-Traded Fund
EDR	European Depositary Receipt
Fannie Mae	Federal National Mortgage Association
FDIC	Federal Deposit Insurance Corporation
Fitch	Fitch Ratings, Inc.
Freddie Mac	Federal Home Loan Mortgage Corporation
GDR	Global Depositary Receipt
Ginnie Mae	Government National Mortgage Association
IPO	Initial Public Offering
IRS	Internal Revenue Service
LIBOR	London Interbank Offered Rate
Manager or PGIM Investments	PGIM Investments LLC
Moody’s	Moody’s Investors Service, Inc.
NASDAQ	National Association of Securities Dealers Automated Quotations
NAV	Net Asset Value
NRSRO	Nationally Recognized Statistical Rating Organization
NYSE	New York Stock Exchange
OTC	Over the Counter
Prudential	Prudential Financial, Inc.
PMFS	Prudential Mutual Fund Services LLC
QPTP	“Qualified publicly traded partnership” as the term is used in the Internal Revenue Code of 1986, as amended
REIT	Real Estate Investment Trust
RIC	Regulated Investment Company, as the term is used in the Internal Revenue Code of 1986, as amended
S&P	S&P Global Ratings
SEC	U.S. Securities and Exchange Commission
SOFR	Secured Overnight Financing Rate

Term	Definition
World Bank	International Bank for Reconstruction and Development
FUND DESCRIPTION: INVESTMENTS & RISKS
FUND CLASSIFICATION, INVESTMENT OBJECTIVES & POLICIES
PIP 2 is an open-end, management investment company.
LIQUIDITY FEE
The Fund has not imposed a liquidity fee since its inception.
INVESTMENTS, INVESTMENT STRATEGIES AND RISKS
While the principal and certain non-principal investment policies and strategies used by the Funds to achieve their investment objectives are described in the Prospectus, the Funds may from time to time also utilize the securities, instruments, policies and strategies described below in seeking to achieve their objectives. As used in the following section “Fund” refers to each of the Funds. The order of the below investments, investment strategies and risks does not indicate the significance of any particular investment, investment strategy or risk.
ASSET-BACKED SECURITIES. Asset-backed securities directly or indirectly represent a participation interest in, or are secured by and payable from a stream of payments generated by particular assets such as motor vehicle or credit card receivables. Payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the entities issuing the securities.
BORROWING. Each Fund may borrow (including through entering reverse repurchase agreements) up to 33 1∕3% of the value of its total assets (computed at the time the loan is made) from banks for temporary, extraordinary or emergency purposes. Each Fund may pledge up to 33 1∕3% of its total assets to secure such borrowings. A Fund will not purchase portfolio securities if its borrowings (other than permissible securities loans) exceed 5% of its total assets.
COMMODITY EXCHANGE ACT REGISTRATION. The Manager has filed a notice of exclusion from registration as a “commodity pool operator” under CFTC Rule 4.5 and, therefore, is not subject to registration or regulation with respect to the Fund under the CEA. In order for the Manager to claim exclusion from registration as a “commodity pool operator” with respect to the Fund under the CEA, the Fund is limited in its ability to trade instruments subject to the CFTC’s jurisdiction, including commodity futures (which include futures on broad-based securities indices, interest rate futures and currency futures), options on commodity futures, certain swaps or other investments (whether directly or indirectly through investments in other investment vehicles). Under this exclusion, the Fund must satisfy one of the following two trading limitations whenever it enters into a new commodity trading position: (1) the aggregate initial margin and premiums required to establish the Fund’s positions in CFTC-regulated instruments may not exceed 5% of the liquidation value of the Fund’s portfolio (after accounting for unrealized profits and unrealized losses on any such investments); or (2) the aggregate net notional value of such instruments, determined at the time the most recent position was established, may not exceed 100% of the liquidation value of the Fund’s portfolio (after accounting for unrealized profits and unrealized losses on any such positions). The Fund would not be required to consider its exposure to such instruments if they were held for “bona fide hedging” purposes, as such term is defined in the rules of the CFTC. In addition to meeting one of the foregoing trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicle for trading in the markets for CFTC-regulated instruments.
CYBER SECURITY RISK. The Fund is susceptible to operational, information security and other risks related to the use of technology, computer systems and the Internet to conduct business. These risks, which are often collectively referred to as “cyber security” risks, may include deliberate or malicious attacks, as well as unintentional events and occurrences. Cyber security is generally defined as the technology, operations and related protocol surrounding and protecting a user’s computer hardware, network, systems and applications and the data transmitted and stored therewith. These measures ensure the reliability of a user’s systems, as well as the security, availability, integrity, and confidentiality of data assets.
Deliberate cyber attacks can include, but are not limited to, gaining unauthorized access to computer systems in order to misappropriate and/or disclose sensitive or confidential information; deleting, corrupting or modifying data; and causing operational disruptions. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (in order to prevent access to computer networks). In addition to deliberate breaches engineered by external actors, cyber security risks can also result from the conduct of malicious, exploited or careless insiders, whose actions may result in the destruction, release or disclosure of confidential or proprietary information stored on an organization’s systems.

Cyber security failures or breaches, whether deliberate or unintentional, arising from the Fund’s third-party service providers (e.g., custodians, financial intermediaries, transfer agents), subadviser, shareholder usage of unsecure systems to access personal accounts, as well as breaches suffered by the issuers of securities in which the Fund invests, may cause significant disruptions in the business operations of the Fund. Potential impacts may include, but are not limited to, potential financial losses for the Fund and the issuers’ securities, the inability of shareholders to conduct transactions with the Fund, an inability of the Fund to calculate NAV, and disclosures of personal or confidential shareholder information.
In addition to direct impacts on Fund shareholders, cyber security failures by the Fund and/or its service providers and others may result in regulatory inquiries, regulatory proceedings, regulatory and/or legal and litigation costs to the Fund, and reputational damage. The Fund may incur reimbursement and other expenses, including the costs of litigation and litigation settlements and additional compliance costs. The Fund may also incur considerable expenses in enhancing and upgrading computer systems and systems security following a cyber security failure.
The rapid proliferation of technologies, as well as the increased sophistication and activities of organized crime, hackers, terrorists, and others continue to pose new and significant cyber security threats. Although the Fund and its service providers and subadviser may have established business continuity plans and risk management systems to mitigate cyber security risks, there can be no guarantee or assurance that such plans or systems will be effective, or that all risks that exist, or may develop in the future, have been completely anticipated and identified or can be protected against. Furthermore, the Fund cannot control or assure the efficacy of the cyber security plans and systems implemented by third-party service providers, the subadviser, and the issuers in which the Fund invests.
DEMAND FEATURES AND/OR GUARANTEES. Each Fund may purchase securities subject to demand features and/or guarantees. A demand feature supporting a fixed income instrument can be relied upon in a number of respects. First, the demand feature can be relied upon to shorten the maturity of the underlying instrument. Second, the demand feature, if unconditional, can be used to evaluate the credit quality of the underlying security. This means that the credit quality of the underlying security can be based solely on the credit quality of the unconditional demand feature supporting that security.
A guarantee is a form of unconditional credit support that may include, for example, bond insurance, a letter of credit, and an unconditional demand feature.
DERIVATIVES. The Short-Term Bond Fund may use instruments referred to as derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the S&P 500 Index or the prime lending rate). Derivatives allow a Fund to increase or decrease the level of risk to which a Fund is exposed more quickly and efficiently than transactions in other types of instruments. The Fund may use derivatives for hedging purposes. The Fund may also use derivatives to seek to enhance returns. The use of a derivative is speculative if a Fund is primarily seeking to achieve gains, rather than offset the risk of other positions. When a Fund invests in a derivative for speculative purposes, a Fund will be fully exposed to the risks of loss of that derivative, which may sometimes be greater than the derivative's cost. The Fund may not use any derivative to gain exposure to an asset or class of assets that a Fund would be prohibited by its investment restrictions from purchasing directly. The Fund’s use of derivatives may be limited by the 1940 Act and the rules thereunder, as discussed in more detail below under Regulatory Risk.
A discussion of the risk factors relating to derivatives is set out in the sub-section below entitled “Risk Factors Involving Derivatives.”
Risk Factors Involving Derivatives. Derivatives are volatile and involve significant risks, including:
Correlation Risk — the risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which a Fund seeks exposure.
Counterparty Risk—the risk that the counterparty on a derivative transaction will be unable to honor its financial obligation to a Fund. In particular, derivatives traded in OTC markets are not guaranteed by an exchange or clearing firm and often do not require payment of margin. The Fund is at risk to the extent that the Fund has unrealized gains or has deposited collateral with a counterparty and the counterparty becomes bankrupt or otherwise fails to honor its obligations.
Currency Risk—the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.
Illiquidity Risk— the risk that certain securities or instruments may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth. Illiquidity risk is substantial for certain OTC derivatives, including swaps and OTC options. There can be no assurance that a Fund will be able to unwind or offset a derivative at its desired price, in a secondary market or otherwise.

Index Risk—a derivative linked to the performance of an index will be subject to the risks associated with changes in that index.
Legal Risk—the risk of insufficient documentation, the lack of capacity or authority of a counterparty to execute or settle a transaction, and the legality and enforceability of a derivatives contract.
Leverage Risk—the risk that a Fund’s derivatives transactions can magnify a Fund’s gains and losses. Relatively small market movements may result in large changes in the value of a derivatives position. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.
Market Risk — the risk that changes in the value of one or more markets or changes with respect to the value of the underlying asset will adversely affect the value of a derivative. In the event of an adverse movement, a Fund may be required to pay substantial additional margin to maintain its position.
Operational Risk — the risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls and human error.
Regulatory Risk—the risk that new regulation of derivatives may make them more costly, may limit their availability, or may otherwise affect their value or performance. Derivative contracts, including, without limitation, swaps, currency forwards, and non-deliverable forwards (“NDFs”), are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) in the United States and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Swaps, NDFs and certain other derivatives traded in the OTC market are subject to variation margin requirements. Implementation of the margining and other provisions of the Dodd-Frank Act regarding clearing, mandatory trading, reporting and documentation of swaps and other derivatives have impacted and may continue to impact the costs to a Fund of trading these instruments and, as a result, may affect returns to investors in a Fund.
Rule 18f-4 under the 1940 Act permits a Fund to enter into derivatives transactions and certain other transactions notwithstanding restrictions on the issuance of “senior securities” in the 1940 Act. Derivatives transactions as defined by Rule 18f-4 include, among other things, swaps, futures, forwards, options, short sale borrowings, reverse repurchase agreements and other financing transactions (if a Fund elects to treat such financing transactions as securities), when-issued and forward-settling securities in some circumstances, or any instrument for which a Fund is required to make any payment or delivery of an asset during the life of the instrument or at maturity, whether as margin, settlement payment or otherwise. Rule 18f-4 requires that, among other things, a Fund establish and maintain a derivatives risk management program and appoint a derivatives risk manager, who is appointed by the Board, including a majority of Independent Board Members and periodically reviews the program and reports to the Board. In addition, a Fund must comply with a relative or absolute limit on leverage risk calculated based on value-at-risk.
Rule 18f-4 excepts from some of the requirements, including establishing a derivatives risk management program and calculating value-at-risk, a fund whose derivatives exposure is limited to 10% of its net assets and which has adopted policies and procedures designed to manage derivatives risks.
The use of derivatives for hedging purposes involves additional correlation risk. If the value of the derivative moves more or less than the value of the hedged instruments, a Fund will experience a gain or loss that will not be completely offset by movements in the value of the hedged instruments.
The Fund generally intends to enter into transactions involving derivatives only if there appears to be a liquid market for such instruments. However, there can be no assurance that, at any specific time, either a liquid market will exist for a derivative or a Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.
Additional Risk Factors Of OTC Transactions; Limitations On The Use Of OTC Derivatives. Certain derivatives traded in OTC markets, including indexed securities, certain swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for a Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Fund to ascertain a market value for such instruments.
Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Fund has unrealized gains in such instruments or has deposited collateral with its counterparties, a Fund is at risk that its counterparties will become bankrupt or otherwise fail to honor their obligations. The Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions that appear to have substantial capital or that have provided a Fund with a third-party guaranty or other credit enhancement.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) INTEGRATION. Although a Fund does not seek to implement a specific ESG, impact or sustainability strategy unless specifically disclosed in its Prospectus, consideration of ESG factors that the subadviser deems financially material are embedded in various stages of the subadviser’s investment research processes for a Fund. In particular, where the subadviser believes an ESG factor or factors are likely to be financially material for an investment position over the relevant investment horizon, it will incorporate consideration of those factors into its overall credit assessment, alongside other relevant credit considerations. However, the ESG factors that the subadviser believes to be financially material can vary for each investment depending on the issuer’s activities and unique circumstances and may change over time. Further, ESG factors are not the sole considerations when making investment decisions for a Fund, and may be given more or less weight than other factors in the investment process. In some cases the subadviser may conclude that ESG factors are not likely to materially affect the financial value of an investment over its relevant investment horizon, or conclude that it believes that the investment adequately compensates investors for any material ESG risks that are present. The subadviser’s ESG integration processes are expected to evolve over time, so it is possible that the ESG factors being considered in the future may be different from those considered today. There can be no guarantee that the subadviser will correctly identify and evaluate all relevant ESG factors. It is also possible that the subadviser’s opinion of which ESG factors are likely to be financially material for an investment position could differ from those of other investors. Although the subadviser considers ESG factors as part of its investment process, there are no specific ESG criteria that must be considered in determining whether to include, maintain or exclude any potential investment for a Fund.
FLOATING RATE AND VARIABLE RATE SECURITIES. Each Fund may purchase “floating rate” and “variable rate” securities. Investments in floating or variable rate securities normally will involve securities which provide that the rate is set as a spread to a designated base rate or index rate, such as rates on Treasury bills or LIBOR index, and, in some cases, that the purchaser can demand payment of the obligation at specified intervals or after a specified notice period (in each case a period of less than 397 days) at par plus accrued interest. Variable rate securities provide for a specified periodic adjustment in the interest rate, while floating rate securities have an interest rate which changes whenever there is a change in the designated base rate or index rate.
FOREIGN INVESTMENTS. The Funds may invest in foreign debt securities. Foreign debt securities include certain foreign bank obligations and U.S. dollar or foreign currency-denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities. The Funds may only invest in foreign debt securities which are denominated in U.S. dollars.
Certain Risks of Holding Fund Assets Outside the United States. The Short-Term Bond Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund’s ability to recover its assets if a foreign bank or depository or issuer of a security or any of their agents goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund as compared to investment companies that invest only in the United States.
Currency Risk and Exchange Risk. Securities in which the Short-Term Bond Fund invests may be denominated or quoted in currencies other than the U.S.dollar. Changes in foreign currency exchange rates will affect the value of the Fund’s portfolio. Generally, when the U.S.dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S.dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a stronger U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.
Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets or income back into the United States, or otherwise adversely affect the Fund’s operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

Foreign Market Risk. Foreign securities offer the potential for more diversification than if the Fund invests only in the United States because securities traded on foreign markets have often (though not always) performed differently from securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States.
Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less rigorously than the United States. Some countries may not have laws to protect investors comparable to the U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company's financial condition.
GENERAL DEBT OBLIGATIONS. Master Notes and other Debt Obligations are instruments that can be structured to meet specific needs of a Fund. These are typically negotiated with an issuer to meet certain criteria. These securities may contain demand features, which would allow the Fund to demand repayment prior to the notes stated maturity date.
ILLIQUID SECURITIES. The Short-Term Bond Fund may not hold more than 15% of its net assets and the Ultra Short Bond Fund may not hold more than 5% of its total assets in illiquid securities, including securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale and repurchase agreements which have a maturity of longer than seven days. Illiquid securities include repurchase agreements which have a maturity of longer than seven days, certain securities with legal or contractual restrictions on resale (restricted securities) and securities that are not readily marketable (either within or outside of the United States). Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds may not hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions. A Fund might also have to register such restricted securities in order to dispose of them, resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.
A large institutional market has developed for certain securities that are not registered under the Securities Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such securities.
Rule 144A under the Securities Act allows for a broader institutional trading market for securities otherwise subject to restriction on resale to the general public. Rule 144A establishes a “safe harbor” from the registration requirements of the Securities Act for resales of certain securities to qualified institutional buyers.
Restricted securities eligible for resale pursuant to Rule 144A under the Securities Act and commercial paper for which there is a readily available market will not be deemed to be illiquid under procedures established by the Board. The investment subadviser will monitor the liquidity of such restricted securities subject to the supervision of the Board. In reaching liquidity decisions, the investment subadviser will consider, among other things, the following factors: (1) the frequency of trades and quotes for the security; (2) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer). In addition, in order for commercial paper that is issued in reliance on Section 4(a)(2) of the Securities Act to be considered liquid, (a) it must be rated in one of the two highest rating categories by at least two nationally recognized statistical rating organizations (“NRSROs”), or if only one NRSRO rates the securities, by that NRSRO, or, if unrated, be of comparable quality in the view of the investment subadviser; and (b) it must not be “traded flat” (i.e., without accrued interest) or in default as to principal or interest. Repurchase agreements and variable rate demand obligations (“VRDOs”) subject to demand are deemed to have a maturity equal to the notice period.
MARKET DISRUPTION AND GEOPOLITICAL RISKS. Market disruption can be caused by economic, financial or political events and factors, including but not limited to, international wars or conflicts (including Russia’s military invasion of Ukraine), geopolitical developments (including trading and tariff arrangements, sanctions and cybersecurity attacks), instability in regions such as Asia, Eastern Europe and the Middle East, terrorism, natural disasters and public health epidemics (including the outbreak of COVID-19 globally). The extent and duration of such events and resulting market disruptions cannot be predicted, but could be substantial and could magnify the impact of other risks to the Fund. These and other similar events could adversely affect the U.S. and foreign financial markets and lead to increased market volatility, reduced liquidity in the securities markets, significant negative impacts on issuers and the markets for certain securities and commodities and/or government intervention. They may also cause short- or long-term economic uncertainties in the United States and worldwide. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of the Fund’s investments may be negatively impacted. Further, due to closures of certain markets and restrictions on trading certain securities, the value of certain securities held by the Fund could be significantly impacted, which could lead to such securities being valued at zero.
COVID-19 and the related governmental and public responses have had and may continue to have an impact on the Fund’s investments and net asset value and have led and may continue to lead to increased market volatility and the potential for illiquidity in certain classes of securities and sectors of the market. They have also had and may continue to result in periods of business disruption, business closures, inability to obtain raw materials, supplies and component parts, and reduced or disrupted operations for the issuers in which the Fund invests. The occurrence, reoccurrence and pendency of public health epidemics could adversely affect the economies and financial markets either in specific countries or worldwide.
Global economies and financial markets have become increasingly interconnected, which increases the possibility that economic, financial or political events and factors in one country or region might adversely impact issuers in a different country or region or worldwide.
MORTGAGE-BACKED SECURITIES.
Adjustable Rate Mortgage Securities. Adjustable rate mortgage securities (“ARMs”) are pass-through mortgage securities collateralized by mortgages with adjustable rather than fixed rates. Generally, ARMs have a specified maturity date and amortize principal over their life. In periods of declining interest rates, there is a reasonable likelihood that ARMs will experience increased rates of prepayment of principal. However, the major difference between ARMs and fixed rate mortgage securities is that the interest rate and the rate of amortization of principal of ARMs can and do change in accordance with movements in a particular, pre-specified, published interest rate index.
The amount of interest on an ARM is calculated by adding a specified amount, the “margin,” to the index, subject to limitations on the maximum and minimum interest that can be charged to the mortgagor during the life of the mortgage or to maximum and minimum changes to that interest rate during a given period. Because the interest rate on ARMs generally moves in the same direction as market interest rates, the market value of ARMs tends to be more stable than that of long-term fixed rate securities.
There are two main categories of indices which serve as benchmarks for periodic adjustments to coupon rates on ARMs: those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index or a moving average of mortgage rates. Commonly utilized indices include the one-year and five-year constant maturity Treasury Note rates, the three-month Treasury Bill rate, the 180-day Treasury Bill rate, rates on longer-term Treasury securities, the 11th District Federal Home Loan Bank Cost of Funds, the National Median Cost of Funds, the one-month or three-month London Interbank Offered Rate (“LIBOR”), the prime rate of a specific bank, or commercial paper rates. Some indices, such as the one-year constant maturity Treasury Note rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Home Loan Bank Cost of Funds Index (often related to ARMs issued by FNMA), tend to lag changes in market rate levels and tend to be somewhat less volatile.
The market value of mortgage securities, like other securities, will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. However, mortgage securities, while having comparable risk of decline during periods of rising rates, usually have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments of mortgages as interest rates decline. In addition, to the extent such mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments generally will result in some loss of the holders’ principal to the extent of the premium paid. On the other hand, if such mortgage securities are purchased at a discount, an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income.
Collateralized Mortgage Obligations. Certain issuers of collateralized mortgage obligations (“CMOs”), including certain CMOs that have elected to be treated as Real Estate Mortgage Investment Conduits (“REMICs”), are not considered investment companies pursuant to an SEC rule and the Funds may invest in the securities of such issuers without the limitations imposed by the 1940 Act on investments by the Funds in other investment companies. In addition, in reliance on an earlier SEC interpretation, the Fund's investments in certain other qualifying CMOs, which cannot or do not rely on the rule, are also not subject to the limitations of the 1940 Act on acquiring interests in other investment companies. In order to be able to rely on the SEC's interpretation, these CMOs must be unmanaged, fixed asset issuers, that (1) invest primarily in mortgage-backed securities, (2) do not issue redeemable securities, (3) operate under general exemptive orders exempting them from all provisions of the 1940 Act and (4) are not registered under the 1940 Act as investment companies. To the extent that the Funds select CMOs or REMICs that cannot rely on the rule or do not meet the above requirements, the Funds will limit their investments in such securities in a manner consistent with the provisions of the 1940 Act.
During periods of declining interest rates, prepayment of mortgages underlying mortgage-backed securities can be expected to accelerate. When mortgage obligations are prepaid, the Fund reinvests the prepaid amounts in securities, the yields of which reflect interest rates prevailing at that time. Therefore, the Funds' ability to maintain a portfolio of high-yielding mortgage-backed securities will be adversely affected to the extent that prepayments of mortgages are reinvested in securities which have lower yields than the prepaid mortgages. Moreover, prepayments of mortgages which underlie securities purchased at a premium generally will result in capital losses.
FHLMC Certificates. FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the rate provided for by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection of all principal on the related mortgage loans, without any offset or deductions, but does not, generally, guarantee the timely payment of scheduled principal. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (1) foreclosure sale, (2) payment of a claim by any mortgage insurer or (3) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by the full faith and credit of the U.S. Government and are subject to risk of default as if guaranteed by private issuers.
FHLMC Certificates represent a pro rata interest in a group of mortgage loans (a FHLMC Certificate group) purchased by FHLMC. The mortgage loans underlying the FHLMC Certificates will consist of fixed rate or adjustable rate mortgage loans with original terms to maturity of between ten and thirty years, substantially all of which are secured by first liens on one-to-four-family residential properties or multifamily projects. Each mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another FHLMC Certificate group.
FHLMC Securities. The Federal Home Loan Mortgage Corporation (“FHLMC” or “Freddie Mac”) was created in 1970 through enactment of Title III of the Emergency Home Finance Act of 1970 (“FHLMC Act”). Its purpose is to promote development of a nationwide secondary market in conventional residential mortgages.
The FHLMC issues two types of mortgage pass-through securities: mortgage participation certificate (“PCs”) and guaranteed mortgage certificates (“GMCs”). PCs resemble GNMA Certificates in that each PC represents a pro rata share of all interest and principal payments made and owned on the underlying pool. The FHLMC guarantees timely monthly payments of interest on PCs and the ultimate payment of principal.
GMCs also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semi-annually and return principal once a year in guaranteed minimum payments. The expected average life of these securities is approximately ten years. The FHLMC guarantee is not backed by the full faith and credit of the U.S. Government and is subject to risk of default as if guaranteed by private issuers.
FNMA Certificates. The Federal National Mortgage Association (“FNMA” or “Fannie Mae”) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgage loans directly.
Each FNMA Certificate will entitle the registered holder thereof to receive amounts, representing such holder's pro rata interest in scheduled principal payments and interest payments (at such FNMA Certificate's pass-through rate, which is net of any servicing and guarantee fees on the underlying mortgage loans), and any principal prepayments on the mortgage loans in the pool represented by such FNMA Certificate and such holder's proportionate interest in the full principal amount of any foreclosed or otherwise finally liquidated mortgage loan. The full and timely payment of principal and interest on each FNMA Certificate will be guaranteed by the FNMA, which guarantee is not backed by the full faith and credit of the U.S. Government and is subject to risk of default as if guaranteed by private issuers. Each FNMA Certificate will represent a pro rata interest in one or more pools of FHA Loans, VA Loans or conventional mortgage loans (i.e., mortgage loans that are not insured or guaranteed by any government agency) of the following types: (1) fixed rate level payment mortgage loans; (2) fixed rate growing equity mortgage loans; (3) fixed rate graduated payment mortgage loans; (4) variable rate California mortgage loans; (5) other adjustable rate mortgage loans; and (6) fixed rate mortgage loans secured by multifamily projects.

Although the U.S. Government has provided financial support to Fannie Mae and Freddie Mac, there can be no assurance that it will support these or other government-sponsored enterprises in the future.
GNMA Certificates. Certificates of the Government National Mortgage Association (“GNMA Certificates”) are mortgage-backed securities which evidence an undivided interest in a pool or pools of mortgages. GNMA Certificates that the Funds may purchase are the “modified pass-through” type, which entitle the holder to receive timely payment of all interest and principal payments due on the mortgage pool, net of fees paid to the “issuer” and GNMA, regardless of whether or not the mortgagor actually makes the payment. The GNMA Certificates will represent a pro rata interest in one or more pools of the following types of mortgage loans: (1) fixed rate level payment mortgage loans; (2) fixed rate graduated payment mortgage loans; (3) fixed rate growing equity mortgage loans; (4) fixed rate mortgage loans secured by manufactured (mobile) homes; (5) mortgage loans on multifamily residential properties under construction; (6) mortgage loans on completed multifamily projects; (7) fixed rate mortgage loans as to which escrowed funds are used to reduce the borrower's monthly payments during the early years of the mortgage loans (“buydown” mortgage loans); (8) mortgage loans that provide for adjustments in payments based on periodic changes in interest rates or in other payment terms of the mortgage loans; and (9) mortgage-backed serial notes. All of these mortgage loans will be Federal Housing Administration (“FHA”) Loans or Veterans Administration (VA) Loans and, except as otherwise specified above, will be fully-amortizing loans secured by first liens on one-to-four-family housing units. Legislative changes may be proposed from time to time in relation to the Department of Housing and Urban Development which, if adopted, could alter the viability of investing in GNMA Certificates.
Mortgage-Related Securities Issued by U.S. Government Agencies and Instrumentalities. The Funds may invest in mortgage-backed securities, including those which represent undivided ownership interests in pools of mortgages. The U.S. Government or the issuing agency or instrumentality guarantees the payment of interest on and principal of these securities. However, the guarantees do not extend to the yield or value of the securities nor do the guarantees extend to the yield or value of a Fund's shares. Mortgages backing the securities which may be purchased by the Funds include conventional thirty-year fixed-rate mortgages, graduated payment mortgages, fifteen-year mortgages, adjustable rate mortgages and balloon payment mortgages. A balloon payment mortgage-backed security is an amortized mortgage security with installments of principal and interest, the last installment of which is predominantly principal. All of these mortgages can be used to create pass-through securities. A pass-through security is formed when mortgages are pooled together and undivided interests in the pool or pools are sold. The cash flow from the mortgages is passed through to the holders of the securities in the form of periodic payments of interest, principal and prepayments (net of a service fee). Prepayments occur when the holder of an undivided mortgage prepays the remaining principal before the mortgage's scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying securities, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate. The remaining expected average life of a pool of mortgage loans underlying a mortgage-backed security is a prediction of when the mortgage loans will be repaid and is based upon a variety of factors, such as the demographic and geographic characteristics of the borrowers and the mortgaged properties, the length of time that each of the mortgage loans has been outstanding, the interest rates payable on the mortgage loans and the current interest rate environment.
Non-Agency Mortgage-Backed Securities. Certain non-agency private entities also issue mortgage-backed securities. Other than lacking the guarantee by the full faith and credit of the United States, the mortgage-backed securities issued by private issuers generally have characteristics and risks comparable to those issued by GNMA, as discussed above. Some mortgage-backed securities issued by non-agency private issuers may be supported by a pool of mortgages not acceptable to the agency issuers and thus may carry greater risks. The Fund may invest in these mortgage-backed securities issued by non-agency private issuers if they are rated at least A by Moody's Investors Service, Inc. (“Moody's”) or S&P Global Ratings (“S&P”).
MUNICIPAL DEBT OBLIGATIONS. Each Fund may purchase municipal debt obligations which include, but are not limited to, those described below. Each Fund may invest in securities that are currently available, or which may be developed in the future, and are appropriate to allow the Funds' investment subadviser to pursue each Fund’s respective investment objective.
Municipal Asset-Backed Securities. Each Fund may purchase municipal asset-backed securities. These securities are debt obligations, often issued through a trust or other investment vehicles that are backed by municipal debt obligations and accompanied by a liquidity facility. A Fund's investment in securities of such issuers is subject to limitations imposed by the 1940 Act.
Municipal Bonds. Municipal Bonds may be general obligation or revenue bonds.
General obligation bonds are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. Municipal Bonds are generally issued to obtain funds for various public purposes, including construction of public facilities such as airports, bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. They may also be issued to refund outstanding obligations, to meet general operating expenses or to obtain funds to lend to other public institutions and facilities.

Revenue bonds are payable from the revenues derived from a particular facility or class of facilities or from the proceeds of a special excise tax or other specific revenue source but not from the general taxing power. Municipal revenue bonds also include bonds issued through or on behalf of public authorities in order to obtain funds with which to provide privately operated housing facilities, sports facilities, pollution control facilities, convention or trade show facilities, industrial, port or parking facilities and facilities for water supply, gas, electricity or waste disposal.
Municipal Notes. Municipal Notes are short-term obligations generally with a maturity, at the time of issuance, ranging from six months to three years. The principal types of Municipal Notes include tax anticipation notes, bond anticipation notes and revenue anticipation notes. Municipal Notes sold in anticipation of collection of taxes, a bond sale, or receipt of other revenues, are usually general obligations of the issuing municipality or agency.
Municipal Notes also include tax-exempt or municipal commercial paper, which is likely to be issued to meet seasonal working capital needs of a municipality or interim construction financing and to be paid from general revenues of the municipality or refinanced with long-term debt. In most cases municipal commercial paper may be backed by letters of credit, lines of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions.
OBLIGATIONS ISSUED OR GUARANTEED BY THE U.S. GOVERNMENT, ITS AGENCIES AND INSTRUMENTALITIES. Obligations issued or guaranteed as to principal and interest by the U.S. Government may be acquired by a Fund in the form of custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Treasury notes or bonds. Such notes and bonds are held in custody by a bank on behalf of the owners. These custodial receipts are known by various names, including “Treasury Receipts,” “Treasury Investment Growth Receipts” (“TIGRs”) and “Certificates of Accrual on Treasury Securities” (“CATS”).
Each Fund may also invest in Treasury Inflation Protected Securities, known as “TIPS.” TIPS are U.S. Treasury securities issued at a fixed rate of interest but with principal adjusted every six months based on changes in the Consumer Price Index.
OPERATIONAL AND TRADING RISK. Systemic failures in the programs and systems employed by the subadviser, brokers and/or counterparties, exchanges and similar clearance and settlement facilities and other parties could result in mistakes made in the confirmation or settlement of transactions, or in transactions not being properly booked, evaluated or accounted for. The subadviser may not be in a position to verify the risks or reliability of third-party systems. These and other similar disruptions in the subadviser's operations may cause material losses to the Fund.
The subadviser makes extensive use of computer hardware, systems and software and its activities are exposed to risks caused by failures of IT infrastructure and data. Outright failure of the underlying hardware, operating system, software or network, may leave the subadviser unable to trade either generally or in certain of its strategies, and this may expose it to risk should the outage coincide with turbulent market conditions. To ameliorate this risk, backup and disaster recovery plans have been put in place by the subadviser.
REFERENCE RATE RISK. The Fund may be exposed to financial instruments that recently transitioned from using LIBOR or continue to use synthetic LIBOR to determine payment obligations, financing terms, hedging strategies or investment value.
The United Kingdom's Financial Conduct Authority (the “FCA”) announced a phase out of LIBOR such that after June 30, 2023, the overnight, 1-month, 3-month, 6-month and 12-month U.S. dollar LIBOR settings ceased to be published or are no longer representative. All other LIBOR settings and certain other interbank offered rates, such as the Euro Overnight Index Average (“EONIA”), ceased to be published after December 31, 2021. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities in the repurchase agreement (“repo”) market and has been used increasingly on a voluntary basis in new instruments and transactions. On March 15, 2022, the Adjustable Interest Rate Act was signed into law, providing a statutory fallback mechanism to replace LIBOR with a benchmark rate that is selected by the Federal Reserve Board and based on SOFR for certain contracts that reference LIBOR without adequate fallback provisions. On December 16, 2022, the Federal Reserve Board adopted regulations implementing the Adjustable Interest Rate Act by identifying benchmark rates based on SOFR that replaced LIBOR in different categories of financial contracts after June 30, 2023. These regulations apply only to contracts governed by U.S. law, among other limitations.
The FCA will permit the use of synthetic U.S. dollar LIBOR rates for non-U.S. contracts through September 30, 2024, but any such rates would be considered non-representative of the underlying market.

Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. Not all existing LIBOR-based instruments may have alternative rate-setting provisions and there remains uncertainty regarding the willingness and ability of issuers to add alternative rate-setting provisions in certain existing instruments. Parties to contracts, securities or other instruments using LIBOR may disagree on transition rates or the application of applicable transition regulation, potentially resulting in uncertainty of performance and the possibility of litigation. The Fund may have instruments linked to other interbank offered rates that may also cease to be published in the future
REPURCHASE AGREEMENTS. Each Fund may purchase securities and concurrently enter into “repurchase agreements” with the seller, whereby the seller agrees to repurchase such securities at a specified price within a specified time (generally seven days or less). The repurchase agreements provide that the applicable Fund will sell the underlying instruments back to the dealer or the bank at the specified price and at a fixed time in the future, usually not more than seven days from the date of purchase. The difference between the purchase price and the resale price represents the interest earned by the Fund, which is unrelated to the coupon rate or maturity of the purchased security. Repurchase agreements will at all times be fully collateralized in an amount at least equal to the resale price. Such collateral will be held by the Fund's Custodian or a sub-custodian in a tri-party repurchase agreement, either physically or in a book-entry account.
A Fund will enter into repurchase transactions only with parties which meet creditworthiness standards approved by the Fund's Board. Each Fund's investment subadviser monitors the creditworthiness of such parties under the general supervision of the Board. In the event of a default or bankruptcy by a seller, the Fund will promptly seek to liquidate the collateral. To the extent that the proceeds limit any sale of such collateral upon a default in the obligation to repurchase are less than the resale price, the Fund will suffer a loss. If the financial institution that is a party to the repurchase agreement petitions for bankruptcy or becomes subject to the U.S. Bankruptcy Code, the law regarding the rights of the Fund is unsettled. As a result, under these circumstances, there may be a restriction on the Fund's ability to sell the collateral, and the Fund could suffer a loss.
REVERSE REPURCHASE AGREEMENTS. Reverse repurchase agreements have the characteristics of borrowing and involve the sale of securities held by a Fund with an agreement to repurchase the securities at a specified price, date and interest payment. Each Fund intends only to use the reverse repurchase technique when it will be to its advantage to do so. These transactions are advantageous only if a Fund has an opportunity to earn a greater rate of interest on the cash derived from the transaction than the interest cost of obtaining that cash. A Fund may be unable to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid. The use of reverse repurchase agreements may exaggerate any increase or decrease in the value of a Fund's portfolio.
SECURITIES OF OTHER INVESTMENT COMPANIES. Each Fund may invest in securities of other investment companies registered under the 1940 Act to the extent permitted by the 1940 Act or to the extent permitted by order or otherwise by the SEC. The Ultra Short Bond Fund does not intend to invest more than 5% of its total assets in such securities. To the extent that a Fund invests in securities of other registered investment companies, shareholders of the Fund may be subject to duplicate management and advisory fees.
WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES. Each Fund may purchase securities on a “when-issued” or “delayed- delivery” basis. When-issued or delayed-delivery transactions arise when securities are purchased or sold by a Fund with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. Each Fund will limit such purchases to those in which the date of delivery and payment falls within 90 days of the date of the commitment. A Fund will make commitments for such when-issued transactions only with the intention of actually acquiring the securities. If a Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio security, incur a gain or loss due to market fluctuations. The securities so purchased are subject to market fluctuation and no interest accrues to the purchaser during the period between purchase and settlement.
INVESTMENT RESTRICTIONS
FUNDAMENTAL & NON-FUNDAMENTAL INVESTMENT RESTRICTIONS. The Funds have adopted the following restrictions as fundamental policies. Fundamental policies are those which cannot be changed without the approval of the holders of a majority of the outstanding voting securities of a Fund. A “majority of the outstanding voting securities,” when used in this SAI, means the lesser of (1) 67% of the voting shares represented at a meeting at which more than 50% of the outstanding voting shares are present in person or represented by proxy or (2) more than 50% of the outstanding voting shares. With respect to the submission of a change in fundamental policy of a Fund, such matters shall be deemed to have been effectively acted upon with respect to the Fund if a majority of the outstanding voting securities of the Fund votes for the approval of such matters, as provided above.
1. Each Fund may not: Issue senior securities or borrow money or pledge its assets, except as permitted by the 1940 Act, and the rules and regulations promulgated thereunder, as each may be amended from time to time except to the extent that each Fund may be permitted to do so by exemptive order, Commission release, no-action letter or similar relief or interpretations (collectively, the 1940 Act

Laws, Interpretations and Exemptions). For purposes of this restriction, the purchase or sale of securities on a when-issued or delayed delivery basis, reverse repurchase agreements, dollar rolls, short sales, derivative and hedging transactions such as interest rate swap transactions, and collateral arrangements with respect thereto, and transactions similar to any of the foregoing, and collateral arrangements with respect thereto, and obligations of a Fund to Trustees pursuant to deferred compensation arrangements are not deemed to be a pledge of assets or the issuance of a senior security.
2. Each Fund may not: Buy or sell real estate, except that investment in securities of issuers that invest in real estate and investments in mortgage-backed securities, mortgage participations or other instruments supported or secured by interests in real estate are not subject to this limitation, and except that a Fund may exercise rights relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.
3. Each Fund may not: Act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.
4. Each Fund may make loans, including loans of assets of a Fund, repurchase agreements, trade claims, loan participations or similar investments, or as permitted by the 1940 Act Laws, Interpretations and Exemptions. The acquisition of bonds, debentures, other debt securities or instruments, or participations or other interests therein and investments in government obligations, commercial paper, certificates of deposit, bankers' acceptances or instruments similar to any of the foregoing will not be considered the making of a loan, and is permitted if consistent with the Funds' investment objectives.
5. Each Fund may not: Buy or sell physical commodities or contracts involving physical commodities. Each Fund may purchase and sell (i) derivative, hedging and similar instruments such as financial futures and options thereon, and (ii) securities or instruments backed by, or the return from which is linked to, physical commodities or currencies, such as forward currency exchange contracts, and a Fund may exercise rights relating to such instruments, including the right to enforce security interests and to hold physical commodities and contracts involving physical commodities acquired as a result of a Fund's ownership of instruments supported or secured thereby until they can be liquidated in an orderly manner.
6. Each Fund may not: Purchase the securities of any issuer if, as a result, a Fund would fail to be a diversified company within the meaning of the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, as each may be amended from time to time, except to the extent that a Fund may be permitted to do so by the 1940 Act Laws, Interpretations and Exemptions.
7. Each Fund may not: Purchase any security if as a result, 25% or more of a Fund's total assets would be invested in the securities of issuers having their principal business activities in the same industry, except for temporary defensive purposes, and except that this limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.
With respect to Investment Restriction 1 above, the 1940 Act permits each Fund to borrow money in amounts of up to one-third of the Fund’s total assets from banks for any purpose, and to borrow up to 5% of the Fund’s total assets from banks or other lenders for temporary purposes. (A fund’s total assets include the amounts being borrowed.) To limit the risks attendant to borrowing, the 1940 Act requires each Fund to maintain an “asset coverage” of at least 300% of the amount of its borrowings, provided that in the event that a Fund’s asset coverage falls below 300%, the Fund is required to reduce the amount of its borrowings so that it meets the 300% asset coverage threshold within three days (not including Sundays and holidays). Asset coverage means the ratio that the value of the Fund’s total assets (including amounts borrowed), minus liabilities other than borrowings, bears to the aggregate amount of all borrowings. Borrowing money to increase portfolio holdings is known as “leveraging.” Borrowing, especially when used for leverage, may cause the value of the Fund’s shares to be more volatile than if the Fund did not borrow. This is because borrowing tends to magnify the effect of any increase or decrease in the value of the Fund’s portfolio holdings. Borrowed money thus creates an opportunity for greater gains, but also greater losses. To repay borrowings, the Fund may have to sell securities at a time and at a price that is unfavorable to the Fund. There also are costs associated with borrowing money, and these costs would offset and could eliminate a Fund’s net investment income in any given period. Investment Restriction 1 will be interpreted to permit the Fund to engage in trading practices and investments that may be considered to be borrowing to the extent permitted by the 1940 Act and the rules thereunder. Certain trading practices and investments, such as derivatives transactions, may be treated as senior securities under the 1940 Act. Rule 18f-4 under the 1940 Act provides an exemption from certain limitations on the issuance of senior securities for transactions in derivatives instruments where the Fund complies with the requirements of the rule. Practices and investments that may involve leverage but are not considered to be borrowings or senior securities are not subject to the policy. In addition, Investment Restriction 1 will be interpreted not to prevent investments in derivatives or any collateral arrangements associated therewith, or collateral arrangements with respect to swaps, options, forward or futures contracts or other derivatives, the posting of initial or variation margin or the Fund's deferred compensation arrangements with the Trustees.

Investment Restriction 2 prohibits each Fund from buying or selling real estate.  Each Fund may invest in real estate-related companies, companies whose businesses consist in whole or in part of investing in real estate, instruments (like mortgages and mortgage participations) that are secured by real estate or interests therein, or REIT securities.  Each Fund may exercise rights relating to real estate securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.
Investment Restriction 3 prohibits each Fund from acting as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws. A fund engaging in transactions involving disposition of portfolio securities may be considered to be an underwriter under the 1933 Act. Under the 1933 Act, an underwriter may be liable for material omissions or misstatements in an issuer’s registration statement or prospectus. Securities purchased from an issuer and not registered for sale under the 1933 Act are considered restricted securities. There may be a limited market for these securities. If these securities are registered under the 1933 Act, they may then be eligible for sale but participating in the sale may subject the seller to underwriter liability. These risks could apply to a fund investing in restricted securities. A Fund may purchase restricted securities without limit (except to the extent that restricted securities are subject to the limitation on investment in illiquid securities).
For purposes of Investment Restriction 4, each Fund may currently lend up to 33 1∕3% of the value of its total assets.
With respect to Investment Restriction 4, the 1940 Act does not prohibit a fund from making loans; however, SEC staff interpretations currently prohibit funds from lending more than one-third of their total assets, except through the purchase of debt obligations or the use of repurchase agreements. (A repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans.) Investment Restriction4 permits a Fund to lend its portfolio securities. While lending securities may be a source of income to the Fund, as with other extensions of credit, there are risks of delay in recovery or even loss of rights in the underlying securities should the borrower fail financially. Additionally, losses could result from the reinvestment of collateral received on loaned securities in investments that decline in value, default, or do not perform as well as expected. Investment Restriction 4 also permits a Fund to make loans of money, including loans of money to other PGIM Funds pursuant to an SEC order for exemptive relief.  Investment Restriction 4 will be interpreted not to prevent a Fund from purchasing or investing in debt obligations and loans.
Investment Restriction 5 prohibits each Fund from buying or selling physical commodities (such as oil or grains) or contracts involving physical commodities.  A Fund may purchase and sell derivative, hedging and similar instruments such as financial futures contracts and options thereon (such as futures or options on market indexes, currencies, interest rates or some other benchmark, and swap agreements) and securities or instruments backed by, or the return from which is linked to, physical commodities or currencies, such as forward currency exchange contracts.  In addition, a Fund may exercise rights relating to such instruments, including the right to enforce security interests and to hold physical commodities and contracts involving physical commodities acquired as a result of the Fund’s ownership of instruments supported or secured thereby until they can be liquidated in an orderly manner.
For purposes of Investment Restriction 6, each Fund will currently not purchase any security (other than obligations of the U.S. Government, its agencies or instrumentalities) if as a result, with respect to 75% of the Fund’s total assets, (i) more than 5% of the Fund’s total assets (determined at the time of investment) would be invested in securities of a single issuer and (ii) the Fund would own more than 10% of the outstanding voting securities of any single issuer.  With respect to the remaining 25% of its total assets, each Fund can invest more than 5% of its assets in one issuer. Under the 1940 Act, each Fund cannot change its classification from diversified to non-diversified without shareholder approval.
With respect to Investment Restriction 7 relating to concentration, the 1940 Act does not define what constitutes “concentration” in an industry. The SEC staff has taken the position that investment of 25% or more of a fund’s total assets in one or more issuers conducting their principal business activities in the same industry constitutes concentration. It is possible that interpretations of concentration could change in the future. The policy in Investment Restriction 7 will be interpreted to refer to concentration as that term may be interpreted from time to time by the SEC staff. Investment without limit in securities of the U.S. Government and its agencies or instrumentalities is permitted by the restriction.  Accordingly, issuers of the foregoing securities will not be considered to be members of any industry. In addition, although the Fund does not concentrate its investments in a particular industry, it may, for temporary defensive purposes, do so.
Whenever any fundamental investment policy or investment restriction states a maximum percentage of a Fund's assets, it is intended that, if the percentage limitation is met at the time the investment is made, a later change in percentage resulting from changing total asset values will not be considered a violation of such policy.

Each Fund’s fundamental investment restrictions will be interpreted broadly. For example, the policies will be interpreted to refer to the 1940 Act and the related rules as they are in effect from time to time, and to interpretations and modifications of or relating to the 1940 Act by the SEC and others as they are given from time to time. When a restriction provides that an investment practice may be conducted as permitted by the 1940 Act, the restriction will be interpreted to mean either that the 1940 Act expressly permits the practice or that the 1940 Act does not prohibit the practice.
Non-Fundamental Investment Policies
Non-fundamental policies may be changed without the approval of shareholders.
1. Each Fund may not make investments for the purpose of exercising control or management.
2. Each Fund may not purchase common stock or other voting securities, preferred stock, warrants or other equity securities, except as may be permitted by a Fund by restriction number 3 below.
3. Each Fund may not invest in securities of other registered investment companies, except by purchases in the open market involving only customary brokerage commissions and as a result of which not more than 10% of its total assets (determined at the time of investment) would be invested in such securities, or except as part of a merger, consolidation or other acquisition.
The investment objectives of the Short-Term Bond Fund and the Ultra Short Bond Fund are non-fundamental policies.
The Short-Term Bond Fund will provide 60 days' prior written notice to shareholders of a change in such Fund's non-fundamental policy of investing over 80% of its investable assets in the type of investments suggested by the Fund's name.
MANAGEMENT OF THE FUNDS
INFORMATION ABOUT BOARD MEMBERS AND OFFICERS
Information about Board Members and Officers of the Funds is set forth below. Board Members who are not deemed to be “interested persons” of the Funds, as defined in the 1940 Act, are referred to as “Independent Board Members.” Board Members who are deemed to be “interested persons” of the Funds are referred to as “Interested Board Members.” The Board Members are responsible for the overall supervision of the operations of the Funds and perform the various duties imposed on the directors of investment companies by the 1940 Act. The Board in turn elects the Officers, who are responsible for administering the day-to-day operations of the Funds.
Independent Board Members
Name Year of Birth Position(s) Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held During Past Five Years	Length of Board Service
Ellen S. Alberding 1958 Board Member Portfolios Overseen: 100
Chief Executive Officer and President, The Joyce
Foundation (charitable foundation) (since
2002); formerly Vice Chair, City Colleges of
Chicago (community college system)
(2011-2015); formerly Trustee, National Park
Foundation (charitable foundation for national
park system) (2009-2018); formerly Trustee,
Economic Club of Chicago (2009-2016);
Trustee, Loyola University (since 2018).
		None.	Since September 2013
Kevin J. Bannon 1952 Board Member Portfolios Overseen: 101
Retired; formerly Managing Director (April
2008-May 2015) and Chief Investment Officer
(October 2008-November 2013) of Highmount
Capital LLC (registered investment adviser);
formerly Executive Vice President and Chief
Investment Officer (April 1993-August 2007) of
Bank of New York Company; formerly President
(May 2003-May 2007) of BNY Hamilton Family
of Mutual Funds.
		Director of Urstadt Biddle Properties (equity real estate investment trust) (September 2008-August 2023).	Since July 2008

Independent Board Members
Name Year of Birth Position(s) Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held During Past Five Years	Length of Board Service
Linda W. Bynoe 1952 Board Member Portfolios Overseen: 98
President and Chief Executive Officer (since
March 1995) and formerly Chief Operating
Officer (December 1989-February 1995) of
Telemat Limited LLC (formerly Telemat Ltd)
(management consulting); formerly Vice
President (January 1985-June 1989) at Morgan
Stanley & Co. (broker-dealer).

Trustee of Equity Residential (residential real
estate) (since December 2009); Director of
Northern Trust Corporation (financial services)
(since April 2006); formerly Director of Anixter
International, Inc. (communication products
distributor) (January 2006-June 2020).
Since March 2005
Barry H. Evans 1960 Board Member Portfolios Overseen: 101
Retired; formerly President (2005-2016), Global
Chief Operating Officer (2014-2016), Chief
Investment Officer - Global Head of Fixed
Income (1998-2014), and various portfolio
manager roles (1986-2006), Manulife Asset
Management (asset management).

Formerly Director, Manulife Trust Company
(2011-2018); formerly Director, Manulife Asset
Management Limited (2015-2017); formerly
Chairman of the Board of Directors of Manulife
Asset Management U.S. (2005-2016); formerly
Chairman of the Board, Declaration Investment
Management and Research (2008-2016).
Since September 2017
Keith F. Hartstein 1956 Board Member & Independent Chair Portfolios Overseen: 101
Retired; formerly Member (November
2014-September 2022) of the Governing Council
of the Independent Directors Council (IDC)
(organization of independent mutual fund
directors); formerly Executive Committee of the
IDC Board of Governors (October
2019-December 2021); formerly President and
Chief Executive Officer (2005-2012), Senior Vice
President (2004-2005), Senior Vice President of
Sales and Marketing (1997-2004), and various
executive management positions (1990-1997),
John Hancock Funds, LLC (asset management);
formerly Chairman, Investment Company
Institute’s Sales Force Marketing Committee
(2003-2008).
		None.	Since September 2013
Laurie Simon Hodrick 1962 Board Member Portfolios Overseen: 98
A. Barton Hepburn Professor Emerita of
Economics in the Faculty of Business, Columbia
Business School (since 2018); Visiting Fellow at
the Hoover Institution, Stanford University
(since 2015); Sole Member, ReidCourt LLC
(since 2008) (a consulting firm); formerly
Visiting Professor of Law, Stanford Law School
(2015-2021); formerly A. Barton Hepburn
Professor of Economics in the Faculty of
Business, Columbia Business School
(1996-2017); formerly Managing Director,
Global Head of Alternative Investment
Strategies, Deutsche Bank (2006-2008).

Independent Director, Andela (since January
2022) (global talent network); Independent
Director, Roku (since December 2020)
(communication services); formerly Independent
Director, Synnex Corporation (2019-2021)
(information technology); formerly Independent
Director, Kabbage, Inc. (2018-2020) (financial
services); formerly Independent Director,
Corporate Capital Trust (2017-2018) (a
business development company).
Since September 2017
Brian K. Reid 1961 Board Member Portfolios Overseen: 101
Retired; formerly Chief Economist for the
Investment Company Institute (ICI)
(2005-2017); formerly Senior Economist and
Director of Industry and Financial Analysis at
the ICI (1998-2004); formerly Senior Economist,
Industry and Financial Analysis at the ICI
(1996-1998); formerly Staff Economist at the
Federal Reserve Board (1989-1996); formerly
Director, ICI Mutual Insurance Company
(2012-2017).
		None.	Since March 2018

Independent Board Members
Name Year of Birth Position(s) Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held During Past Five Years	Length of Board Service
Grace C. Torres 1959 Board Member Portfolios Overseen: 101
Retired; formerly Treasurer and Principal
Financial and Accounting Officer of the PGIM
Funds, Target Funds, Advanced Series Trust,
Prudential Variable Contract Accounts and The
Prudential Series Fund (1998-June 2014);
Assistant Treasurer (March 1999-June 2014)
and Senior Vice President (September
1999-June 2014) of PGIM Investments LLC;
Assistant Treasurer (May 2003-June 2014) and
Vice President (June 2005-June 2014) of AST
Investment Services, Inc.; Senior Vice President
and Assistant Treasurer (May 2003-June 2014)
of Prudential Annuities Advisory Services, Inc.
		Director (since January 2018) of OceanFirst Financial Corp. and OceanFirst Bank; formerly Director (July 2015-January 2018) of Sun Bancorp, Inc. N.A. and Sun National Bank.	Since November 2014

Interested Board Members
Name Year of Birth Position(s) Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held During Past Five Years	Length of Board Service
Stuart S. Parker 1962 Board Member, President & Principal Executive Officer Portfolios Overseen: 101
President, Chief Executive Officer and Officer in
Charge of PGIM Investments LLC (formerly
known as Prudential Investments LLC) (since
January 2012); Chief Operating Officer for PGIM
Investments LLC (January 2012-January 2024);
President and Principal Executive Officer
(“PEO”) (since September 2023) of the PGIM
Credit Income Fund and the PGIM Rock ETF
Trust; President and PEO (since September
2022) of the PGIM Private Credit Fund;
President and PEO (since March 2022) of the
PGIM Private Real Estate Fund, Inc.; formerly
Executive Vice President of Jennison Associates
LLC and Head of Retail Distribution of PGIM
Investments LLC (June 2005-December 2011);
Investment Company Institute - Board of
Governors (since May 2012).
		None.	Since January 2012
Scott E. Benjamin 1973 Board Member & Vice President Portfolios Overseen: 128
Executive Vice President (since May 2009) of
PGIM Investments LLC; Vice President (since
June 2012) of Prudential Investment
Management Services LLC; Executive Vice
President (since September 2009) of AST
Investment Services, Inc.; Senior Vice President
of Global Product Management and Marketing,
PGIM Investments (since February 2006); Vice
President (since September 2023) of the PGIM
Credit Income Fund and the PGIM Rock ETF
Trust; Vice President (since September 2022) of
the PGIM Private Credit Fund; Vice President
(since March 2022) of the PGIM Private Real
Estate Fund, Inc.; formerly Vice President of
Product Development and Product Management,
PGIM Investments LLC (2003-2006).
		None.	Since March 2010

Fund Officers (a)
Name Year of Birth Fund Position	Principal Occupation(s) During Past Five Years	Length of Service as Fund Officer
Claudia DiGiacomo 1974 Chief Legal Officer
Chief Legal Officer (since September 2023) of the PGIM Credit Income Fund and the PGIM Rock ETF Trust; Chief
Legal Officer (since September 2022) of the PGIM Private Credit Fund; Chief Legal Officer (since July 2022) of the PGIM Private Real Estate Fund, Inc.; Chief Legal Officer, Executive Vice President and Secretary of PGIM
Investments LLC (since August 2020); Chief Legal Officer of Prudential Mutual Fund Services LLC (since
August 2020); Chief Legal Officer of PIFM Holdco, LLC (since August 2020); Vice President and Corporate
Counsel (since January 2005) of Prudential; and Corporate Counsel of AST Investment Services, Inc. (since
August 2020); formerly Vice President and Assistant Secretary of PGIM Investments LLC (2005-2020); formerly
Associate at Sidley Austin Brown & Wood LLP (1999-2004).
Since December 2005
Andrew Donohue 1972 Chief Compliance Officer
Chief Compliance Officer (since May 2023) of the PGIM Funds, Target Funds, PGIM ETF Trust, PGIM Global High
Yield Fund, Inc., PGIM High Yield Bond Fund, Inc., PGIM Short Duration High Yield Opportunities Fund,
Advanced Series Trust, The Prudential Series Fund, Prudential’s Gibraltar Fund, Inc., PGIM Private Credit Fund,
PGIM Private Real Estate Fund, Inc.; Chief Compliance Officer of AST Investment Services, Inc. (since October
2022); Vice President, Chief Compliance Officer of PGIM Investments LLC (since September 2022); Chief
Compliance Officer (since September 2023) of the PGIM Credit Income Fund and the PGIM Rock ETF Trust;
formerly various senior compliance roles within Principal Global Investors, LLC., global asset management for
Principal Financial (2011-2022), most recently as Global Chief Compliance Officer (2016-2022).
Since May 2023
Andrew R. French 1962 Secretary
Vice President (since December 2018) of PGIM Investments LLC; Secretary (since September 2023) of the PGIM
Credit Income Fund and the PGIM Rock ETF Trust; Secretary (since September 2022) of the PGIM Private Credit
Fund; Secretary (since March 2022) of the PGIM Private Real Estate Fund, Inc.; formerly Vice President and
Corporate Counsel (2010-2018) of Prudential; formerly Director and Corporate Counsel (2006-2010) of
Prudential; Vice President and Assistant Secretary (since January 2007) of PGIM Investments LLC; Vice
President and Assistant Secretary (since January 2007) of Prudential Mutual Fund Services LLC.
Since October 2006
Melissa Gonzalez 1980 Assistant Secretary
Vice President and Corporate Counsel (since September 2018) of Prudential; Vice President and Assistant
Secretary (since August 2020) of PGIM Investments LLC; Assistant Secretary (since September 2023) of the
PGIM Credit Income Fund and the PGIM Rock ETF Trust; Assistant Secretary (since September 2022) of the
PGIM Private Credit Fund; Assistant Secretary (since March 2022) of the PGIM Private Real Estate Fund, Inc.;
formerly Director and Corporate Counsel (March 2014-September 2018) of Prudential.
Since March 2020
Patrick E. McGuinness 1986 Assistant Secretary
Vice President and Assistant Secretary (since August 2020) of PGIM Investments LLC; Director and Corporate
Counsel (since February 2017) of Prudential; Assistant Secretary (since September 2023) of the PGIM Credit
Income Fund and the PGIM Rock ETF Trust; Assistant Secretary (since September 2022) of the PGIM Private
Credit Fund; Assistant Secretary (since March 2022) of the PGIM Private Real Estate Fund, Inc.
Since June 2020
Debra Rubano 1975 Assistant Secretary
Vice President and Corporate Counsel (since November 2020) of Prudential; Assistant Secretary (since
September 2023) of the PGIM Credit Income Fund and the PGIM Rock ETF Trust; Assistant Secretary (since
September 2022) of the PGIM Private Credit Fund; Assistant Secretary (since March 2022) of the PGIM Private
Real Estate Fund, Inc; formerly Director and Senior Counsel of Allianz Global Investors U.S. Holdings LLC
(2010-2020) and Assistant Secretary of numerous funds in the Allianz fund complex (2015-2020).
Since December 2020
George Hoyt 1965 Assistant Secretary
Vice President and Corporate Counsel of Prudential (since September 2023); Assistant Secretary (since
September 2023) of the PGIM Rock ETF Trust, PGIM Credit Income Fund, PGIM Private Credit Fund and PGIM
Private Real Estate Fund, Inc.; formerly Associate General Counsel of Franklin Templeton and Secretary and
Chief Legal Officer of certain funds in the Franklin Templeton complex (2020-2023) and Managing Director
(2016-2020) and Associate General Counsel for Legg Mason, Inc. and its predecessors (2004-2020).
Since December 2023
Devan Goolsby 1991 Assistant Secretary
Vice President and Corporate Counsel of Prudential (since May 2023); Assistant Secretary (since September
2023) of the PGIM Rock ETF Trust, PGIM Credit Income Fund, PGIM Private Credit Fund and PGIM Private Real
Estate Fund, Inc.; formerly Associate at Eversheds Sutherland (US) LLP (2021-2023); Compliance Officer at
Bloomberg LP (2019-2021); and an Examiner at the Financial Industry Regulatory Authority (2015-2019).
Since December 2023
Kelly A. Coyne 1968 Assistant Secretary
Director, Investment Operations of Prudential Mutual Fund Services LLC (since 2010); Assistant Secretary
(since September 2023) of the PGIM Credit Income Fund; Assistant Secretary (since September 2022) of the
PGIM Private Credit Fund; Assistant Secretary (since March 2022) of the PGIM Private Real Estate Fund, Inc.
Since March 2015

Fund Officers(a)
Name Year of Birth Fund Position	Principal Occupation(s) During Past Five Years	Length of Service as Fund Officer
Christian J. Kelly 1975 Chief Financial Officer
Vice President, Global Head of Fund Administration of PGIM Investments LLC (since November 2018); Chief
Financial Officer (since March 2023) of PGIM Investments mutual funds, closed end funds, the PGIM ETF Trust, and Advanced Series Trust, The Prudential Series Fund and Prudential’s Gibraltar Fund, Inc.; Chief Financial
Officer (since September 2023) of the PGIM Credit Income Fund and the PGIM Rock ETF Trust; Chief Financial
Officer of PGIM Private Credit Fund (since September 2022); Chief Financial Officer of PGIM Private Real Estate
Fund, Inc. (since July 2022); formerly Treasurer and Principal Financial Officer (January 2019- March 2023) of
PGIM Investments mutual funds, closed end funds, the PGIM ETF Trust, and Advanced Series Trust, The
Prudential Series Fund and Prudential’s Gibraltar Fund, Inc.; formerly Treasurer and Principal Financial Officer
(March 2022 – July 2022) of the PGIM Private Real Estate Fund, Inc.; formerly Director of Fund Administration of Lord Abbett & Co. LLC (2009-2018), Treasurer and Principal Accounting Officer of the Lord Abbett Family of
Funds (2017-2018); Director of Accounting, Avenue Capital Group (2008-2009); Senior Manager, Investment
Management Practice of Deloitte & Touche LLP (1998-2007).
Since January 2019
Russ Shupak 1973 Treasurer and Principal Accounting Officer
Vice President (since 2017) within PGIM Investments Fund Administration; Treasurer and Principal Accounting
Officer of PGIM Investments mutual funds, closed end funds and PGIM ETF Trust (since March 2023); Treasurer and Principal Accounting Officer (since September 2023) of the PGIM Credit Income Fund; Treasurer and
Principal Accounting Officer (since July 2022) of the PGIM Private Real Estate Fund, Inc.; Assistant Treasurer
(since September 2023) of the PGIM Rock ETF Trust; Assistant Treasurer (since September 2022) of the PGIM
Private Credit Fund; formerly Assistant Treasurer (March 2022 – July 2022) of the PGIM Private Real Estate
Fund, Inc.; Assistant Treasurer of Advanced Series Trust, Prudential Series Funds and Prudential’s Gibraltar
Fund, Inc. (since October 2019); formerly Director (2013-2017) within PGIM Investments Fund Administration.
Since October 2019
Lana Lomuti 1967 Assistant Treasurer
Vice President (since 2007) within PGIM Investments Fund Administration; formerly Assistant Treasurer
(December 2007-February 2014) of The Greater China Fund, Inc.; formerly Director (2005-2007) within PGIM
Investments Fund Administration.
Since April 2014
Deborah Conway 1969 Assistant Treasurer	Vice President (since 2017) within PGIM Investments Fund Administration; formerly Director (2007-2017) within PGIM Investments Fund Administration.	Since October 2019
Elyse M. McLaughlin 1974 Assistant Treasurer
Vice President (since 2017) within PGIM Investments Fund Administration; Treasurer and Principal Accounting
Officer of the Advanced Series Trust, the Prudential Series Fund and Prudential’s Gibraltar Fund, Inc. (since
March 2023); Treasurer and Principal Accounting Officer (since September 2023) of the PGIM Rock ETF Trust;
Assistant Treasurer (since September 2023) of the PGIM Credit Income Fund; Treasurer and Principal
Accounting Officer (since September 2022) of the PGIM Private Credit Fund; Assistant Treasurer (since March
2022) of the PGIM Private Real Estate Fund, Inc.; Assistant Treasurer of PGIM Investments mutual funds, closed end funds and the PGIM ETF Trust (since October 2019); formerly Director (2011-2017) within PGIM
Investments Fund Administration.
Since October 2019
Robert W. McCormack 1973 Assistant Treasurer
Vice President (since 2019) within PGIM Investments Fund Administration; Assistant Treasurer (since March
2023) of PGIM Investments mutual funds, closed end funds, PGIM ETF Trust, Advanced Series Trust, Prudential
Series Funds and Prudential’s Gibraltar Fund, Inc.; Assistant Treasurer (since September 2023) of the PGIM
Credit Income Fund and the PGIM Rock ETF Trust; Assistant Treasurer (since September 2022) of the PGIM
Private Credit Fund; Assistant Treasurer (since March 2022) of the PGIM Private Real Estate Fund, Inc.;
formerly Director (2016-2019) within PGIM Investments Fund Administration; formerly Vice President within
Goldman, Sachs & Co. Investment Management Controllers (2008-2016), Assistant Treasurer of Goldman
Sachs Family of Funds (2015-2016).
Since March 2023
Kelly Florio 1978 Anti-Money Laundering Compliance Officer
Vice President, Corporate Compliance, Global Compliance Programs and Compliance Risk Management (since
December 2021) of Prudential; formerly Head of Fraud Risk Management (October 2019-December 2021) at
New York Life Insurance Company; formerly Head of Key Risk Area Operations (November 2018-October 2019),
Director of the US Anti-Money Laundering Compliance Unit (2009-2018) and Bank Loss Prevention Associate
(2006-2009) at MetLife.
Since June 2022
(a) Excludes Mr. Parker and Mr. Benjamin, interested Board Members who also serve as President and Vice President, respectively.
Explanatory Notes to Tables:
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Board Members are deemed to be “Interested,” as defined in the 1940 Act, by reason of their affiliation with PGIM Investments LLC and/or an affiliate of PGIM Investments LLC.
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Unless otherwise noted, the address of all Board Members and Officers is c/o PGIM Investments LLC, 655 Broad Street, Newark, New Jersey 07102-4410.
■
There is no set term of office for Board Members or Officers. The Board Members have adopted a retirement policy, which calls for the retirement of Board Members on December 31 of the year in which they reach the age of 75.
■
“Other Directorships Held” includes all directorships of companies required to register or file reports with the SEC under the 1934 Act (that is, “public companies”) or other investment companies registered under the 1940 Act.

■
“Portfolios Overseen” includes such applicable investment companies managed by PGIM Investments LLC and overseen by the Board Member. The investment companies for which PGIM Investments LLC serves as manager include the PGIM Mutual Funds, Target Funds, PGIM ETF Trust, PGIM Rock ETF Trust, PGIM Private Real Estate Fund, Inc., PGIM Private Credit Fund, PGIM Credit Income Fund, PGIM High Yield Bond Fund, Inc., PGIM Global High Yield Fund, Inc., PGIM Short Duration High Yield Opportunities Fund, The Prudential Series Fund, Prudential's Gibraltar Fund, Inc. and the Advanced Series Trust.
■
As used in the Fund Officers table “Prudential” means The Prudential Insurance Company of America.
COMPENSATION OF BOARD MEMBERS AND OFFICERS. Pursuant to a management agreement with PIP 2 on behalf of the Fund the Manager pays all compensation of Fund Officers and employees as well as the fees and expenses of all Interested Board Members.
The Funds pay each Independent Board Member annual compensation in addition to certain out-of-pocket expenses. Independent Board Members who serve on Board Committees may receive additional compensation. The amount of annual compensation paid to each Independent Board Member may change as a result of the introduction of additional funds on whose Boards the Board Member may be asked to serve.
Independent Board Members may defer receipt of their fees pursuant to a deferred fee agreement with the Funds. Under the terms of the agreement, the Funds accrue deferred Board Members' fees daily which, in turn, accrue interest at a rate equivalent to the prevailing rate of 90-day U.S. Treasury Bills at the beginning of each calendar quarter or at the daily rate of return of any mutual fund managed by PGIM Investments chosen by the Board Member. Payment of the interest so accrued is also deferred and becomes payable at the option of the Board Member. The obligation to make payments of deferred Board Members' fees, together with interest thereon, is a general obligation of the Funds. No Fund has a retirement or pension plan for Board Members.
The following table sets forth the aggregate compensation paid by the Funds for the most recently completed fiscal year to the Independent Board Members for service on the Board, and the Board of any other investment company in the Fund Complex for the most recently completed calendar year. Board Members and officers who are “interested persons” of the Funds (as defined in the 1940 Act) do not receive compensation from PGIM Investments-managed funds and therefore are not shown in the following table.
Name	Aggregate Fiscal Year Compensation from the Funds	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Funds and Fund Complex for Most Recent Calendar Year
Compensation Received by Independent Board Members
Ellen S. Alberding	$2,400	None	None	$314,000* (30/100)**
Kevin J. Bannon	$2,400	None	None	$336,000* (31/101)**
Linda W. Bynoe	$2,400	None	None	$316,000* (29/98)**
Barry Evans	$2,400	None	None	$375,000* (31/101)**
Keith F. Hartstein	$2,400	None	None	$413,000* (31/101)**
Laurie Simon Hodrick	$2,400	None	None	$337,000* (29/98)**
Brian Reid	$2,400	None	None	$376,000* (31/101)**
Grace C. Torres	$2,400	None	None	$372,000* (31/101)**
Explanatory Notes to Board Member Compensation Tables
* Compensation relates to portfolios that were in existence for any period during 2023.
** Number of funds and portfolios represent those in existence as of December 31, 2023, and excludes funds that have merged or liquidated during the year. Additionally, the number of funds and portfolios includes those which are approved as of December 31, 2023, however, may commence operations after that date. No compensation is paid out from such funds/portfolios.
*** Under the deferred fee agreement for the PGIM Investments-managed funds, certain Board Members have elected to defer all or part of their total compensation. The amount of compensation deferred during the calendar year ended December 31, 2023, amounted to $290,950, $347,010, and $316,660 for Ms. Alberding, Mr. Evans, and Ms. Hodrick, respectively. Under the deferred fee arrangement, these amounts are deposited into a trust held for the benefit of participating Board Members and are not continuing obligations of the Fund.
BOARD COMMITTEES. The Board has established four standing committees in connection with Fund governance—Audit, Nominating and Governance, Investment, and Compliance. Information on the membership of each standing committee and its functions is set forth below.
Audit Committee: The Board has determined that each member of the Audit Committee is not an “interested person” as defined in the 1940 Act. The responsibilities of the Audit Committee are to assist the Board in overseeing the Funds' independent registered public accounting firm, accounting policies and procedures and other areas relating to the Funds' auditing processes. The Audit Committee is responsible for pre-approving all audit services and any permitted non-audit services to be provided by the independent registered public accounting firm directly to the Funds. The Audit Committee is also responsible for pre-approving permitted services to be provided by the independent registered public accounting firm to (1) the Manager and (2) any entity in a control relationship with the Manager that provides ongoing services to the Funds, provided that the engagement of the independent registered public accounting firm relates directly to the operation and financial reporting of the Funds. The scope of the Audit Committee's responsibilities is oversight. It is management's responsibility to maintain appropriate systems for accounting and internal control and the independent registered public accounting firm's responsibility to plan and carry out an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). The number of Audit Committee meetings held during the Funds' most recently completed fiscal year is set forth in the table below.
The membership of the Audit Committee is set forth below:
Grace Torres (Chair)
Linda Bynoe
Barry Evans
Keith Hartstein (ex-officio)
Brian Reid
Nominating and Governance Committee: The Nominating and Governance Committee of the Board is responsible for nominating Board Members and making recommendations to the Board concerning Board composition, committee structure and governance, director education, and governance practices. The Board has determined that each member of the Nominating and Governance Committee is not an “interested person” as defined in the 1940 Act. The number of Nominating and Governance Committee meetings held during the Funds' most recently completed fiscal year is set forth in the table below. The Nominating and Governance Committee Charter is available on the Funds' website.
The membership of the Nominating and Governance Committee is set forth below:
Kevin Bannon (Chair)
Ellen Alberding
Keith Hartstein (ex-officio)
Laurie Simon Hodrick
Investment Committees: The Board of each fund in the PGIM retail funds complex has formed joint committees to review the performance of each fund in the Fund Complex. The Gibraltar Investment Committee reviews the performance of each fund that is subadvised by Jennison Associates LLC, PGIM Quantitative Solutions LLC, PGIM DC Solutions LLC, and PGIM Wadhwani LLP. The Dryden Investment Committee reviews the performance of each fund that is subadvised by PGIM Fixed Income, PGIM Real Estate (each of which is a business unit of PGIM, Inc.), PGIM Limited and PGIM Real Estate (UK) Limited. In addition, the Dryden Investment Committee reviews the performance of the closed-end funds. Each committee meets at least four times per year and reports the results of its review to the full Board of each fund at each regularly scheduled Board meeting. Every Independent Board Member sits on one of the two Investment Committees.
The number of Gibraltar Investment Committee or Dryden Investment Committee meetings, as applicable, held during the Fund's most recently completed fiscal year is set forth in the table below.
The membership of the Gibraltar Investment Committee and the Dryden Investment Committee is set forth below:

Gibraltar Investment Committee
Laurie Simon Hodrick (Chair)
Linda Bynoe
Keith Hartstein (ex-officio)
Grace Torres
Dryden Investment Committee
Barry Evans (Chair)
Ellen Alberding
Kevin Bannon
Keith Hartstein (ex-officio)
Brian Reid
Compliance Committee. The Compliance Committee serves as the liaison between the Board and the Funds' Chief Compliance Officer (“CCO”). In its role as liaison, the Compliance Committee assists the Board in overseeing compliance matters and administration. The Compliance Committee's responsibilities include, among other matters, considering any material compliance matter reported by the CCO between meetings of the Board and receiving reports on any investigations into matters within the Committee's scope of responsibilities.
The number of Compliance Committee meetings held during the Funds' most recently completed fiscal year is set forth in the table below.

The membership of the Compliance Committee is set forth below:
Brian Reid (Chair)
Barry Evans
Keith Hartstein (ex-officio)
Grace Torres
Board Committee Meetings (for most recently completed fiscal year)
Audit Committee	Nominating & Governance Committee	Dryden & Gibraltar Investment Committees	Compliance Committee
4	5	4	4
LEADERSHIP STRUCTURE AND QUALIFICATIONS OF BOARD MEMBERS. The Board is responsible for oversight of the Funds. The Funds have engaged the Manager to manage the Funds on a day-to-day basis. The Board oversees the Manager and certain other principal service providers in the operations of the Funds. The Board is currently composed of ten members, eight of whom are Independent Board Members. The Board meets in-person at regularly scheduled meetings four times throughout the year. In addition, the Board Members may meet in-person or by telephone at special meetings or on an informal basis at other times. As described above, the Board has established four standing committees—Audit, Nominating and Governance, Investment and Compliance—and may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities. The Independent Board Members have also engaged independent legal counsel to assist them in fulfilling their responsibilities.
The Board is chaired by an Independent Board Member. As Chair, this Independent Board Member leads the Board in its activities. Also, the Chair acts as a member or as an ex-officio member of each standing committee and any ad hoc committee of the Board. The Board Members have determined that the Board's leadership and committee structure is appropriate because the Board believes it sets the proper tone to the relationships between the Funds, on the one hand, and the Manager, the subadviser(s) and certain other principal service providers, on the other, and facilitates the exercise of the Board's independent judgment in evaluating and managing the relationships. In addition, the structure efficiently allocates responsibility among committees.
The Board has concluded that, based on each Board Member's experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Board Members, each Board Member should serve as a Board Member. Among other attributes common to all Board Members are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the various service providers to the Funds, and to exercise reasonable business judgment in the performance of their duties as Board Members. In addition, the Board has taken into account the actual service and commitment of the Board Members during their tenure in concluding that each should continue to serve. A Board Member's ability to perform his or her duties effectively may have been attained through a Board Member's educational background or professional training; business, consulting, public service or academic positions; experience from service as a Board Member of the Funds, other funds in the Fund Complex, public companies, or non-profit entities or other organizations; or other experiences or a combination of the foregoing. Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Board Member that led the Board to conclude that he or she should serve as a Board Member.
Ellen S. Alberding. Ms. Alberding joined the Board of the Funds and other funds in the Fund Complex in 2013. Ms. Alberding has over 30 years of experience in the non-profit sector, including over 20 years as the president of a charitable foundation, where she oversees multiple investment managers. Ms. Alberding also served as a Trustee of the Aon Funds from 2000 to 2003.
Kevin J. Bannon. Mr. Bannon joined the Board of the Funds and other funds in the Fund Complex in 2008. Mr. Bannon has held senior executive positions in the financial services industry, including serving as a senior executive of asset management firms, for over 25 years.
Linda W. Bynoe. Ms. Bynoe has been a Board Member of the Funds and other funds in the Fund Complex since 2005, having served on the boards of other mutual fund complexes since 1993. She has worked in the financial services industry over 20 years, has over 30 years of experience as a management consultant and serves as a Director of financial services and other complex global corporations.
Barry H. Evans. Mr. Evans joined the Board of the Funds and other funds in the Fund Complex in 2017. Mr. Evans has held senior executive positions and various portfolio manager roles in an asset management firm for 30 years.
Keith F. Hartstein. Mr. Hartstein joined the Board of the Funds and other funds in the Fund Complex in 2013. Mr. Hartstein has worked in the asset management industry for 30 years and served as a senior executive in an asset management firm.

Laurie Simon Hodrick. Ms. Hodrick joined the Board of the Funds and other funds in the Fund Complex in 2017. Ms. Hodrick brings more than 30 years of experience as a finance academic, practitioner, and consultant.
Brian K. Reid. Mr. Reid joined the Board of the Funds and the other funds in the Fund Complex in 2018.  Mr. Reid has more than 30 years of experience in economics and related fields, including serving as Chief Economist for the Investment Company Institute (“ICI”) for 13 years.
Grace C. Torres. Ms. Torres joined the Board of the Funds and other funds in the Fund Complex in 2014. Ms. Torres formerly served as Treasurer and Principal Financial and Accounting Officer for the Funds and other funds in the Fund Complex for 16 years and held senior positions with the Manager from 1999 to 2014. In addition, Ms. Torres is a certified public accountant (“CPA”).
Stuart S. Parker. Mr. Parker, who has served as an Interested Board Member and President of the Funds and the other funds in the Fund Complex since 2012, is President, Chief Executive Officer and Officer in Charge of PGIM Investments and several of its affiliates that provide services to the Fund and has held senior positions in PGIM Investments since 2005.
Scott E. Benjamin. Mr. Benjamin, an Interested Board Member of the Funds and other funds in the Fund Complex since 2010, serves as Executive Vice President of the Funds and other funds in the Fund Complex and has held senior positions in PGIM Investments since 2003.
Specific details about each Board Member's professional experience appear in the professional biography tables, above.
Risk Oversight. Investing in general and the operation of a mutual fund involve a variety of risks, such as investment risk, illiquidity risk, compliance risk, and operational risk, among others. The Board oversees risk as part of its oversight of the Funds. Risk oversight is addressed as part of various regular Board and committee activities. The Board, directly or through its committees, reviews reports from among others, the Manager, subadvisers, the Funds' Chief Compliance Officer, the Funds' independent registered public accounting firm, counsel, and internal auditors of the Manager or its affiliates, as appropriate, regarding risks faced by the Funds and the risk management programs of the Manager and certain service providers. The actual day-to-day risk management with respect to the Funds resides with the Manager and other service providers to the Funds. Although the risk management policies of the Manager and the service providers are designed to be effective, those policies and their implementation vary among service providers and over time, and there is no guarantee that they will be effective. Not all risks that may affect the Funds can be identified or processes and controls developed to eliminate or mitigate their occurrence or effects, and some risks are simply beyond any control of the Funds or the Manager, its affiliates or other service providers.
Selection of Board Member Nominees. The Nominating and Governance Committee is responsible for considering nominees for Board Members at such times as it considers electing new members to the Board. The Nominating and Governance Committee may consider recommendations by business and personal contacts of current Board Members, and by executive search firms which the Committee may engage from time to time and will also consider shareholder recommendations. The Nominating and Governance Committee has not established specific, minimum qualifications that it believes must be met by a nominee. In evaluating nominees, the Nominating and Governance Committee considers, among other things, an individual's background, skills, and experience; whether the individual is an “interested person” as defined in the 1940 Act; and whether the individual would be deemed an “audit committee financial expert” within the meaning of applicable SEC rules. The Nominating and Governance Committee also considers whether the individual's background, skills, and experience will complement the background, skills, and experience of other nominees and Board Members and will contribute to the diversity of the Board. There are no differences in the manner in which the Nominating and Governance Committee evaluates nominees for the Board based on whether the nominee is recommended by a shareholder.
A shareholder who wishes to recommend a board member for nomination should submit his or her recommendation in writing to the Chair of the Board or the Chair of the Nominating and Governance Committee, in either case in care of the specified Fund(s), at 655 Broad Street, 6th Floor, Newark, New Jersey 07102-4410. At a minimum, the recommendation should include: the name, address and business, educational and/or other pertinent background of the person being recommended; a statement concerning whether the person is an “interested person” as defined in the 1940 Act; any other information that the Funds would be required to include in a proxy statement concerning the person if he or she was nominated; and the name and address of the person submitting the recommendation, together with the number of Fund shares held by such person and the period for which the shares have been held. The recommendation also can include any additional information which the person submitting it believes would assist the Nominating and Governance Committee in evaluating the recommendation.
Shareholders should note that a person who owns securities issued by Prudential (the parent company of the Funds' Manager) would be deemed an “interested person” under the 1940 Act. In addition, certain other relationships with Prudential or its subsidiaries, with registered broker-dealers, or with the Funds' outside legal counsel may cause a person to be deemed an “interested person.” Before the Nominating and Governance Committee decides to nominate an individual to the Board, Committee members and other Board

Members customarily interview the individual in person. In addition, the individual customarily is asked to complete a detailed questionnaire which is designed to elicit information which must be disclosed under SEC and stock exchange rules and to determine whether the individual is subject to any statutory disqualification from serving on the board of a registered investment company.
Share Ownership. Information relating to each Board Member's Fund share ownership and in all registered funds in the PGIM Investments-advised funds that are overseen by the respective Board Member as of the most recently completed calendar year is set forth in the chart below.
Name	Dollar Range of Equity Securities in the Funds	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Board Member in Fund Complex
Board Member Share Ownership: Independent Board Members
Ellen S. Alberding	None	Over $100,000
Kevin J. Bannon	None	Over $100,000
Linda W. Bynoe	None	Over $100,000
Barry H. Evans	None	Over $100,000
Keith F. Hartstein	None	Over $100,000
Laurie Simon Hodrick	None	Over $100,000
Brian K. Reid	None	Over $100,000
Grace C. Torres	None	Over $100,000
Board Member Share Ownership: Interested Board Members
Stuart S. Parker	None	Over $100,000
Scott E. Benjamin	None	Over $100,000
None of the Independent Board Members, or any member of his/her immediate family, owned beneficially or of record any securities in an investment adviser or principal underwriter of a Fund or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of a Fund as of the most recently completed calendar year.
Shareholder Communications with Board Members. Shareholders can communicate directly with Board Members by writing to the Chair of the Board, c/o the Funds, 655 Broad Street, 6th Floor, Newark, New Jersey 07102-4410. Shareholders can communicate directly with an individual Board Member by writing to that Board Member, c/o the Funds, 655 Broad Street, 6th Floor, Newark, New Jersey 07102-4410. Such communications to the Board or individual Board Members are not screened before being delivered to the addressee.
MANAGEMENT & ADVISORY ARRANGEMENTS
MANAGER. The Manager’s address is 655 Broad Street, Newark, New Jersey 07102-4410. The Manager serves as manager to all of the other investment companies that, together with the Funds, comprise the PGIM Funds. See the Prospectus for more information about PGIM Investments LLC (“PGIM Investments”). As of January 31, 2024, the Manager served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as administrator to closed-end investment companies, with aggregate assets of approximately $297.4 billion.
The Manager is a wholly-owned subsidiary of PIFM Holdco, LLC, which is a wholly-owned subsidiary of PGIM Holding Company LLC, which is a wholly-owned subsidiary of Prudential. PMFS, an affiliate of PGIM Investments, serves as the transfer agent and dividend distribution agent for the PGIM Funds and, in addition, provides customer service, record keeping and management and administrative services to qualified plans.
Pursuant to a management agreement with PIP 2 on behalf of the Funds (the “Management Agreement”), PGIM Investments, subject to the supervision of the Board and in conformity with the stated policies of the Funds, manages both the investment operations of the Funds and the composition of the Funds' portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, the Manager is obligated to keep certain books and records of the Funds. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Funds. The Manager will continue to have responsibility for all investment advisory services performed pursuant to any such subadvisory agreements. PGIM

Investments will review the performance of the subadviser(s) and make recommendations to the Board with respect to the retention of subadvisers and the renewal of contracts. The Manager also administers the Funds' corporate affairs and, in connection therewith, furnishes the Funds with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Funds' custodian (the “Custodian”) and PMFS. The management services of PGIM Investments to the Funds are not exclusive under the terms of the Management Agreement and PGIM Investments is free to, and does, render management services to others.
PGIM Investments may from time to time waive all or a portion of its management fee and subsidize all or a portion of the operating expenses of the Funds. Fee waivers and subsidies will increase the Funds' total return. These voluntary waivers may be terminated at any time without notice. To the extent that PGIM Investments agrees to waive its fee or subsidize the Funds' expenses, it may enter into a relationship agreement with the subadviser to share the economic impact of the fee waiver or expense subsidy.
In connection with its management of the corporate affairs of the Funds, PGIM Investments bears the following expenses:
■
the salaries and expenses of all of its and the Funds' personnel except the fees and expenses of Independent Board Members;
■
all expenses incurred by the Manager or the Funds in connection with managing the ordinary course of the Funds' business, other than those assumed by the Funds as described below; and
■
the fees, costs and expenses payable to any subadviser pursuant to a subadvisory agreement between PGIM Investments and such subadviser.
Under the terms of the Management Agreement, the Funds are responsible for the payment of the following expenses:
■
the fees and expenses incurred by the Funds in connection with the management of the investment and reinvestment of the Funds' assets payable to the Manager;
■
the fees and expenses of Independent Board Members;
■
the fees and certain expenses of the Custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Funds and of pricing the Funds' shares;
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the charges and expenses of the Funds' legal counsel and independent auditors and of legal counsel to the Independent Board Members;
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brokerage commissions and any issue or transfer taxes chargeable to the Funds in connection with securities (and futures, if applicable) transactions;
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all taxes and corporate fees payable by the Funds to governmental agencies;
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the fees of any trade associations of which the Funds may be a member;
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the cost of share certificates representing, and/or non-negotiable share deposit receipts evidencing, shares of the Funds;
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the cost of fidelity, directors and officers and errors and omissions insurance;
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the fees and expenses involved in registering and maintaining registration of the Funds and of Fund shares with the SEC and paying notice filing fees under state securities laws, including the preparation and printing of the Funds' registration statements and prospectuses for such purposes; allocable communications expenses with respect to investor services and all expenses of shareholders' and Board meetings and of preparing, printing and mailing reports and notices to shareholders; and
■
litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Funds' business and distribution and service (12b-1) fees.
The Management Agreement provides that PGIM Investments will not be liable for any error of judgment by PGIM Investments or for any loss suffered by the Funds in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either PGIM Investments or the Funds by the Board or vote of a majority of the outstanding voting securities of the Funds (as defined in the 1940 Act) upon not more than 60 days', nor less than 30 days', written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.
Fees payable under the Management Agreement are computed daily and paid monthly. The applicable fee rate and the management fees received by PGIM Investments from the Funds for the indicated fiscal years are set forth below.
For the services provided and the expenses assumed pursuant to the Management Agreement, the Fund will reimburse the Manager its reasonable costs and expenses. The Fund shall not pay any fee or other compensation to the Manager for the services provided and the expenses assumed pursuant to the Management Agreement.

Management Fees Received by PGIM Investments from PGIM Core Ultra Short Bond Fund*
	2024	2023	2022
Gross Fee	$1,035,951	$1,029,553	$1,090,704
Amount Waived/ Reimbursed by PGIM Investments	-	-	-
Net Fee	$1,035,951	$1,029,553	$1,090,704

Management Fees Received by PGIM Investments from PGIM Core Short-Term Bond Fund*
	2024	2023	2022
Gross Fee	$723,280	$717,964	$710,661
Amount Waived/ Reimbursed by PGIM Investments	-	-	-
Net Fee	$723,280	$717,964	$710,661
* Amounts received by PGIM Investments from each Fund consist of reimbursement for costs and expenses.
SUBADVISORY ARRANGEMENTS. PGIM Investments has entered into a Subadvisory Agreement with the Funds' subadvisers. The Subadvisory Agreement provides that the subadvisers will furnish investment advisory services in connection with the management of each Fund. In connection therewith, the subadvisers are obligated to keep certain books and records of the Fund. Under the Subadvisory Agreement, the subadvisers, subject to the supervision of PGIM Investments, are responsible for managing the assets of the Fund in accordance with the Fund's investment objectives, investment program and policies. The subadvisers determine what securities and other instruments are purchased and sold for the Fund and are responsible for obtaining and evaluating financial data relevant to the Fund. PGIM Investments continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises the subadvisers’ performance of such services.
As discussed in the Prospectus, PGIM Investments employs the subadvisers under a “manager of managers” structure that allows PGIM Investments to replace a subadviser or amend a Subadvisory Agreement without seeking shareholder approval. The Subadvisory Agreement provides that it will terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadvisory Agreement may be terminated by the Fund, PGIM Investments, or a subadviser upon not more than 60 days', nor less than 30 days', written notice. The Subadvisory Agreement provides that it will continue in effect for a period of not more than two years from its execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.
The subadvisers are reimbursed by the Manager for direct costs, excluding profit and overhead, incurred by the subadvisers in furnishing services to the Manager.
THE FUND’S PORTFOLIO MANAGERS: INFORMATION ABOUT OTHER ACCOUNTS MANAGED
The table below identifies the number and total assets of other registered investment companies and other types of investment accounts managed by each portfolio manager. For each category, the number of investment accounts and total assets in the investment accounts whose fees are based on performance, if any, is indicated in italics typeface. Information shown below is as of the Fund’s most recently completed fiscal year, unless noted otherwise.
Other Funds and Investment Accounts Managed by the Portfolio Managers
	Portfolio Managers	Registered Investment Companies/Total Assets	Other Pooled Investment Vehicles/ Total Assets	Other Accounts/ Total Assets
PGIM Ultra Short Bond Fund*	Joseph D'Angelo	10/$21,422,795,203	2/$203,974,061	35/$9,309,577,562
	Robert Browne	10/$21,422,795,203	2/$203,974,061	35/$9,309,577,562
	Jefferey M. Venezia, MBA	10/$21,422,795,203	2/$203,974,061	35/$9,309,577,562
PGIM Core Short-Term Bond Fund*	Joseph D'Angelo	10/$39,755,295,965	2/$203,974,061	35/$9,309,577,562
	Jefferey M. Venezia, MBA	10/$39,755,295,965	2/$203,974,061	35/$9,309,577,562
	Robert Browne*	10/$39,755,295,965	2/$203,974,061	35/$9,309,577,562
*Accounts are managed on a team basis. If a portfolio manager is a member of a team, any account managed by that team is included in the number of accounts and total assets for such portfolio manager (even if such portfolio manager is not primarily involved in the day-to-day management of the account).
THE FUND’S PORTFOLIO MANAGERS: PERSONAL INVESTMENTS AND FINANCIAL INTERESTS

The table below identifies the dollar value (in ranges) of investments beneficially held by, and financial interests awarded to, each portfolio manager, if any, in the Fund and in other investment accounts managed by, or which have an individual portion or sleeve managed by, each portfolio manager that utilize investment strategies, objectives and mandates similar to the Fund. Information shown below is as of the Fund’s most recently completed fiscal year, unless noted otherwise.
Personal Investments and Financial Interests of the Portfolio Managers
Subadviser	Portfolio Managers	Investments and Other Financial Interests in the Fund and Similar Strategies*
PGIM Fixed Income/PGIM Limited	Joseph D'Angelo	$500,001 - $1,000,000
	Robert Browne	$50,001 - $100,000
	Jefferey M. Venezia, MBA	$100,001 - $500,000
*“Investments and Other Financial Interests in the Fund and Similar Strategies” include direct investment in the Fund and investment in all other investment accounts which are managed by the same portfolio manager that utilize investment strategies, investment objectives and mandates that are similar to those of the Fund. “Other financial interests” are interests related to awards under a targeted long-term incentive plan, the value of which is subject to increase or decrease based on the performance of the Fund. “Other Investment Accounts” in similar strategies include other PGIM funds, insurance company separate accounts, and collective and commingled trusts. The dollar range of each Portfolio Manager’s direct investment in the Funds is as follows: Joseph D’Angelo: None; Robert Browne: None; Jefferey M. Venezia: None.
ADDITIONAL INFORMATION ABOUT THE PORTFOLIO MANAGERS—COMPENSATION AND CONFLICTS OF INTEREST. Set forth below, for each portfolio manager, is an explanation of the structure of, and methods used to determine, portfolio manager compensation. Also set forth below, for each portfolio manager, is an explanation of any material conflicts of interest that may arise between a portfolio manager's management of the Fund's investments and investments in other accounts.
PGIM, Inc. (“PGIM”)
COMPENSATION. The base salary of an investment professional in the PGIM Fixed Income unit of PGIM, Inc. is primarily based on market data relative to similar positions as well as the past performance, years of experience and scope of responsibility of the individual. PGIM Fixed Income is allocated an overall incentive pool based on the investment and financial performance of the business. Incentive compensation for investment professionals, including the annual cash bonus, the long-term equity grant and grants under PGIM Fixed Income’s long-term incentive plans, is primarily based on such person’s contribution to PGIM Fixed Income’s goal of providing investment performance to clients consistent with portfolio objectives, guidelines, risk parameters, and its compliance risk management and other policies, as well as market-based data such as compensation trends and levels of overall compensation for similar positions in the asset management industry. In addition, an investment professional’s qualitative contributions to the organization and its commercial success are considered in determining incentive compensation. Incentive compensation is not solely based on the performance of, or value of assets in, any single account or group of client accounts.
The PGIM Fixed Income unit within PGIM Limited (“PGIM Fixed Income (U.K.)”) has adopted a remuneration policy in relation to activities conducted through the entities authorized and regulated by the FCA in the United Kingdom. The remuneration policy is intended to be compliant with the United Kingdom’s Investment Firms Prudential Regime (“IFPR”) and governs the remuneration of PGIM Fixed Income (U.K.) staff and “material risk takers” of PGIM Fixed Income (U.K.) including those that are based outside the United Kingdom.
An investment professional’s annual cash bonus is paid from an annual incentive pool. The pool is developed as a percentage of PGIM Fixed Income’s operating income and the percentage used to calculate the pool may be refined by factors such as:
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business initiatives;
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the number of investment professionals receiving a bonus and related peer group compensation;
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financial metrics of the business relative to those of appropriate peer groups; and
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investment performance of portfolios: relative to appropriate peer groups; and/or as measured against relevant investment indices.
Long-term compensation consists of Prudential Financial, Inc. restricted stock and grants under the long-term incentive plan and targeted long-term incentive plan. The long-term incentive plan is intended to align compensation with investment performance. The targeted long-term incentive plan is intended to align the interests of certain of PGIM Fixed Income’s investment professionals with the performance of the particular alternative investment strategies or commingled investment vehicles they manage. Grants under the long-term incentive plan and targeted long-term incentive plan are participation interests in notional accounts with a beginning value of a specified dollar amount. For the long-term incentive plan, the value attributed to these notional accounts increases or decreases over a defined period of time based on the performance of investment composites representing a number of PGIM Fixed Income’s investment strategies. With respect to targeted long-term incentive awards, the value attributed to the notional accounts increases or decreases over a defined period of time based (as applicable) on the performance of either a composite of particular alternative investment strategies or a commingled investment vehicle. An investment composite is an aggregation of accounts with similar investment strategies. The head of PGIM Fixed Income also receives performance shares which represent the right to receive shares of Prudential Financial, Inc. common stock conditioned upon, and subject to, the achievement of specified financial performance goals by Prudential Financial, Inc. Each of the restricted stock, grants under the long-term incentive plans, and performance shares is subject to vesting requirements.
CONFLICTS OF INTEREST. Like other investment advisers, PGIM Fixed Income is subject to various conflicts of interest in the ordinary course of its business. PGIM Fixed Income strives to identify potential risks, including conflicts of interest, that are inherent in its business, and PGIM Fixed Income conducts annual conflict of interest reviews. However, it is not possible to identify every potential conflict that can arise. When actual or potential conflicts of interest are identified, PGIM Fixed Income seeks to address such conflicts through one or more of the following methods:
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elimination of the conflict;
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disclosure of the conflict; or
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management of the conflict through the adoption of appropriate policies, procedures or other mitigants.
PGIM Fixed Income follows the policies of Prudential Financial, Inc. on business ethics, personal securities trading, and information barriers. PGIM Fixed Income has adopted a code of ethics, allocation policies and conflicts of interest policies, among others, and has adopted supervisory procedures to monitor compliance with its policies. PGIM Fixed Income cannot guarantee, however, that its policies and procedures will detect and prevent, or result in the disclosure of, each and every situation in which a conflict arises or could potentially arise.
Side-by-Side Management of Accounts and Related Conflicts of Interest. PGIM Fixed Income’s side-by-side management of multiple accounts can create conflicts of interest. Examples are detailed below, followed by a discussion of how PGIM Fixed Income addresses these conflicts.
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Performance Fees - PGIM Fixed Income manages accounts with asset-based fees alongside accounts with performance-based fees. This side-by-side management creates an incentive for PGIM Fixed Income and its investment professionals to favor one account over another. Specifically, PGIM Fixed Income or its affiliates have an incentive to favor accounts for which PGIM Fixed Income or an affiliate receives performance fees, and possibly take greater investment risks in those accounts, in order to bolster performance and increase its fees.
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Affiliated accounts - PGIM Fixed Income manages accounts on behalf of its affiliates as well as unaffiliated accounts. PGIM Fixed Income has an incentive to favor accounts of affiliates over others. Additionally, at times, PGIM Fixed Income’s affiliates provide initial funding or otherwise invest in vehicles managed by it, for example by providing “seed capital” for a fund or account. Managing “seeded” accounts alongside “non-seeded” accounts creates an incentive to favor the “seeded” accounts to establish a track record for a new strategy or product. Additionally, PGIM Fixed Income’s affiliated investment advisers from time to time allocate their asset allocation clients’ assets to PGIM Fixed Income. PGIM Fixed Income has an incentive to favor accounts used by its affiliates for their asset allocation clients to receive more assets from its affiliates.
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Larger accounts/higher fee strategies - larger accounts and clients typically generate more revenue than do smaller accounts or clients and certain of PGIM Fixed Income’s strategies have higher fees than others. As a result, a portfolio manager could have an incentive when allocating scarce investment opportunities to favor accounts that pay a higher fee or generate more income for PGIM Fixed Income (or which it believes would generate more revenue in the future).
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Long only and long/short accounts - PGIM Fixed Income manages accounts that only allow it to hold securities long as well as accounts that permit short selling. As a result, there are times when PGIM Fixed Income sells a security short in some client accounts while holding the same security long in other client accounts. These short sales could reduce the value of the securities held in the long only accounts. Conversely, purchases for long only accounts could have a negative impact on the short positions in long/short accounts. Consequently, PGIM Fixed Income has conflicts of interest in determining the timing and direction of investments.
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Securities of the same kind or class - PGIM Fixed Income sometimes buys or sells, or direct or recommend that a client buy or sell, securities of the same kind or class that are purchased or sold for another client at prices that may be different. Although such pricing differences could appear as preferences for one client over another, PGIM Fixed Income’s trade execution in each case is driven by its consideration of a variety of factors consistent with its duty to seek best execution. There are times when PGIM Fixed Income executes trades in securities of the same kind or class in one direction for an account and in the opposite direction for another account, or it determines not to trade securities in one or more accounts while trading for others. While such trades (or a decision not to trade) could appear inconsistent in how PGIM Fixed Income views or treats a security for one client versus another, they generally result from differences in investment strategy, portfolio composition or client direction.
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Investment at different levels of an issuer’s capital structure— There are times when PGIM Fixed Income invests client assets in the same issuer, but at different levels in the issuer’s capital structure. This could occur, for instance, when a client holds private securities or loans of an issuer and other clients hold publicly traded securities of the same issuer. In addition, there are times when PGIM Fixed Income invests client assets in a class or tranche of securities of a securitized finance vehicle (such as a collateralized loan obligation, asset-backed security or mortgage-backed security) and also, at the same or different time, invests the assets of another client (including affiliated clients) in a different class or tranche of securities of the same vehicle. These different securities can have different voting rights, dividend or repayment priorities, rights in bankruptcy or other features that conflict with one another.

For some of these securities (particularly private securitized product investments for which clients own all or a significant portion of the outstanding securities or obligations), PGIM Fixed Income has had, input regarding the characteristics and the relative rights and priorities of the various classes or tranches.
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When PGIM Fixed Income invests client assets in different levels of an issuer’s capital structure, it is permitted to take actions with respect to the assets held by one client (including affiliated clients) that are potentially adverse to other clients, for example, by foreclosing on loans or by putting an issuer into default. In negotiating the terms and conditions of any such investments, or any subsequent amendments or waivers, PGIM Fixed Income could find that the interests of a client and the interests of one or more other clients (including affiliated clients) could conflict. In these situations, decisions over proxy voting, corporate reorganizations, how to exit an investment, bankruptcy matters (including, for example, whether to trigger an event of default or the terms of any workout) or other actions or inactions can result in conflicts of interest. Similarly, if an issuer in which a client and one or more other clients directly or indirectly hold different classes of securities encounters financial problems, decisions over the terms of any workout will raise conflicts of interest (including potential conflicts over proposed waivers and amendments to debt covenants). For example, a senior bond holder or lender might prefer a liquidation of the issuer in which it could be paid in full, whereas an equity or junior bond holder might prefer a reorganization that holds the potential to create value for the equity holders or junior bond holders. There will be times where PGIM Fixed Income refrains from taking certain actions (including participating in workouts and restructurings) or making investments on behalf of certain clients or where PGIM Fixed Income determine to sell investments for certain clients, in each case in order to mitigate conflicts of interest or legal, regulatory or other risks to PGIM Fixed Income This could potentially disadvantage the clients on whose behalf the actions are not taken, investments are not made, or investments are sold. Conversely, in other cases, PGIM Fixed Income will not refrain from taking such actions or making investments on behalf of some clients (including affiliated clients), which could potentially disadvantage other clients. Any of the foregoing (or similar) conflicts of interest will be resolved or managed on a case-by-case basis (including, where determined to be required, by escalating matters to, and seeking direction and guidance from, senior management). Any such resolution will take into consideration the interests of the relevant clients, the circumstances giving rise to the conflict and applicable laws.
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Financial interests of investment professionals - PGIM Fixed Income investment professionals from time to time invest in certain investment vehicles that it manages, including exchanged-traded funds (“ETFs”), mutual funds and (through a retirement plan) collective investment trusts. Also, certain of these investment vehicles are options under the 401(k) and deferred compensation plans offered by Prudential Financial, Inc. In addition, the value of grants under PGIM Fixed Income’s long-term incentive plan and targeted long-term incentive plan is affected by the performance of certain client accounts. As a result, PGIM Fixed Income investment professionals have financial interests in accounts managed by PGIM Fixed Income and/or that are related to the performance of certain client accounts.
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Non-discretionary/limited discretion accounts - PGIM Fixed Income provides non-discretionary and limited discretion investment advice to some clients and manages others on a fully discretionary basis. Trades in non-discretionary accounts or accounts where discretion is limited could occur before, in concert with, or after PGIM Fixed Income executes similar trades in its discretionary accounts. The non-discretionary/limited discretion clients may be disadvantaged if PGIM Fixed Income delivers investment advice to them after it initiates trading for the discretionary clients, or vice versa. Furthermore, a non-discretionary/limited discretion client may not be able to participate in trades if there is a delay in receiving such client’s consent. In some cases, when such a client requests additional information prior to giving its consent, PGIM Fixed Income is prohibited from sharing information because, for example, the information is non-public.
How PGIM Fixed Income Addresses These Conflicts of Interest. PGIM Fixed Income has developed policies and procedures reasonably designed to address the conflicts of interest with respect to its different types of side-by-side management described above.
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Each quarter, the head of PGIM Fixed Income holds a series of meetings with the senior portfolio manager and team responsible for the management of each of PGIM Fixed Income’s investment strategies. At each of these quarterly investment strategy review meetings, the head of PGIM Fixed Income and the strategy’s portfolio management team review and discuss the investment performance and performance attribution for client accounts managed in the strategy. These meetings generally are also attended by one or both of the co-chief investment officers, the head of quantitative analysis and risk management or his designee and a member of the compliance group, among others.
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In keeping with PGIM Fixed Income’s fiduciary obligations, its policy with respect to trade aggregation and allocation is to treat all of its client accounts fairly and equitably over time. PGIM Fixed Income’s trade management oversight committee, which generally meets quarterly, is responsible for providing oversight with respect to trade aggregation and allocation. Its compliance group periodically reviews a sampling of new issue allocations and related documentation to confirm compliance with the trade aggregation and allocation policy. In addition, the compliance and investment risk management groups review forensic reports regarding new issue and secondary trade activity on a quarterly basis. This forensic analysis includes such data as the: number of new issues allocated in the strategy; size of new issue allocations to each portfolio in the strategy; profitability of new issue transactions; portfolio turnover; and metrics related to large and block trade activity. The results of these analyses are reviewed and discussed at PGIM Fixed Income’s trade management oversight committee meetings. The procedures above are designed to detect patterns and anomalies in PGIM Fixed Income’s side-by-side management and trading so that it may assess and improve its processes.
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PGIM Fixed Income has procedures that specifically address its side-by-side management of certain long/short and long only portfolios. These procedures address potential conflicts that could arise from differing positions between long/short and long only portfolios. In addition, lending opportunities with respect to securities for which the market is demanding a slight premium rate over normal market rates are allocated to long only accounts prior to allocating the opportunities to long/short accounts.

Conflicts Related to PGIM Fixed Income’s Affiliations. As a business unit of PGIM, Inc., an indirect wholly-owned subsidiary of Prudential Financial, Inc., PGIM Fixed Income is part of a diversified, global financial services organization. PGIM Fixed Income is affiliated with many types of U.S. and non-U.S. financial service providers, including insurance companies, broker-dealers, commodity trading advisors, commodity pool operators and other investment advisers. Some of its employees are officers of and/or provide services to some of these affiliates.
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Conflicts Related to Investment of Client Assets in Affiliated Funds. PGIM Fixed Income invests client assets in funds that it manages or subadvises for one or more affiliates. PGIM Fixed Income also invests cash collateral from securities lending transactions in some of these funds. These investments benefit PGIM Fixed Income and/or its affiliate through increasing assets under management and/or fees.
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Conflicts Related to Referral Fees to Affiliates. From time to time, PGIM Fixed Income has arrangements where PGIM Fixed Income compensates affiliated parties for client referrals. PGIM Fixed Income also has arrangements with an affiliated entity which provide for payments to an affiliate if certain investments by others are made in certain of PGIM Fixed Income’s products or if PGIM Fixed Income establishes certain other advisory relationships. These investments benefit both PGIM Fixed Income and its affiliates through increasing assets under management and fees.
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Conflicts Related to Co-investment by Affiliates. PGIM Fixed Income affiliates provide initial funding to or otherwise invest in certain vehicles it manages. When certain of its affiliates provide “seed capital” or other capital for a fund, they generally do so with the intention of redeeming all or part of their interest at a future point in time or when they deem that sufficient additional capital has been invested in that fund.
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The timing of a redemption by an affiliate could benefit the affiliate. For example, the fund may be more liquid at the time of the affiliate’s redemption than it is at times when other investors may wish to withdraw all or part of their interests.
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In addition, a consequence of any withdrawal of a significant amount, including by an affiliate, is that investors remaining in the fund will bear a proportionately higher share of fund expenses following the redemption.
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PGIM Fixed Income could also face a conflict if the interests of an affiliated investor in a fund it manages diverge from those of the fund or other investors. For example, PGIM Fixed Income affiliates, from time to time, hedge some or all of the risks associated with their investments in certain funds PGIM Fixed Income manages. PGIM Fixed Income may provide assistance in connection with this hedging activity.
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Insurance Affiliate General Accounts. Because of the substantial size of the general accounts of PGIM Fixed Income’s affiliated insurance companies (the “Insurance Affiliates”), trading by these general accounts, including PGIM Fixed Income’s trades on behalf of the accounts, may affect the market prices or limit the availability of the securities or instruments transacted. Although PGIM Fixed Income does not expect that the general accounts of affiliated insurers will execute transactions that will move a market frequently, and generally only in response to unusual market or issuer events, the execution of these transactions could have an adverse effect on transactions for or positions held by other clients.
PGIM Fixed Income believes that the conflicts related to its affiliations described above are mitigated by its allocation policies and procedures, its supervisory review of accounts and its procedures with respect to side-by-side management, including of long only and long/short accounts.
Conflicts Related to Financial Interests and the Financial Interests of Affiliates.
Prudential Financial, the general accounts of the Insurance Affiliates, PGIM Fixed Income and other affiliates of PGIM at times have financial interests in, or relationships with, companies whose securities or related instruments PGIM Fixed Income holds, purchases or sells in its client accounts. Certain of these interests and relationships are material to PGIM Fixed Income or to the Prudential enterprise. At any time, these interests and relationships could be inconsistent or in potential or actual conflict with positions held or actions taken by PGIM Fixed Income on behalf of PGIM Fixed Income’s client accounts. For example:
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PGIM Fixed Income invests in the securities of one or more clients for the accounts of other clients.
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PGIM Fixed Income’s affiliates sell various products and/or services to certain companies whose securities PGIM Fixed Income purchases and sells for PGIM Fixed Income clients.
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PGIM Fixed Income invests in the debt securities of companies whose equity is held by its affiliates.
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PGIM Fixed Income’s affiliates hold public and private debt and equity securities of a large number of issuers. PGIM Fixed Income invests in some of the same issuers for other client accounts. For example:
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Affiliated accounts have held and can in the future hold the senior debt of an issuer whose subordinated debt is held by PGIM Fixed Income’s clients or hold secured debt of an issuer whose public unsecured debt is held in client accounts. See “Investment at different levels of an issuer’s capital structure” above for additional information regarding conflicts of interest resulting from investment at different levels of an issuer’s capital structure.
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To the extent permitted by applicable law, PGIM Fixed Income can also invest client assets in offerings of securities the proceeds of which are used to repay debt obligations held in affiliated accounts or other client accounts. PGIM Fixed Income’s interest in having the debt repaid creates a conflict of interest. PGIM Fixed Income has adopted a refinancing policy to address this conflict.
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Certain of PGIM Fixed Income’s affiliates’ directors or officers are directors or officers of issuers in which PGIM Fixed Income invests from time to time. These issuers could also be service providers to PGIM Fixed Income or its affiliates.

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In addition, PGIM Fixed Income can invest client assets in securities backed by commercial mortgage loans that were originated or are serviced by an affiliate.
In general, conflicts related to the financial interests described above are addressed by the fact that PGIM Fixed Income makes investment decisions for each client independently considering the best economic interests of such client, under the circumstances.
Conflicts Arising Out of Legal and Regulatory Restrictions.
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At times, PGIM Fixed Income is restricted by law, regulation, executive order, contract or other constraints as to how much, if any, of a particular security it can purchase or sell on behalf of a client, and as to the timing of such purchase or sale. Sometimes these restrictions apply as a result of its relationship with Prudential Financial and other affiliates. For example, PGIM Fixed Income does not purchase securities issued by Prudential Financial or other affiliates for client accounts.
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In certain instances, PGIM Fixed Income’s ability to buy or sell or transact for one or more client accounts will be constrained as a result of its voluntary or involuntary receipt of material, non-public information, various insider trading laws and related legal requirements. For example, PGIM Fixed Income would generally be unable to invest in, divest securities of or share investment analyses regarding companies for which it possesses material, non-public information, and such inability (which could last for an uncertain period of time until the information is no longer deemed material or non-public) can result in it being unable to buy, sell or transact for one or more client accounts or to take other actions that would otherwise be to the benefit of one or more clients.
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PGIM Fixed Income faces conflicts of interest in determining whether to accept material, non-public information. For example, PGIM Fixed Income has sought with respect to the management of investments in certain loans for clients, to retain the ability to purchase and sell other securities in the borrower’s capital structure by remaining “public” on the loan. In such cases, PGIM Fixed Income will seek to avoid receiving material, non-public information about the borrowers to which an account can or expects to lend or has lent (through assignments, participations or otherwise), which could place an account at an information disadvantage relative to other accounts and lenders. Conversely, PGIM Fixed Income has chosen to receive material, non-public information about certain borrowers for its clients that invest in bank loans, which has restricted its ability to trade in other securities of the borrowers for its clients that invest in corporate bonds.
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PGIM Fixed Income’s holdings of a security on behalf of its clients are required, under certain regulations, to be aggregated with the holdings of that security by other Prudential Financial affiliates. These holdings could, on an aggregate basis, exceed certain reporting or ownership thresholds. These aggregated holdings are centrally tracked and PGIM Fixed Income or Prudential Financial can choose to restrict purchases, sell existing positions, or otherwise restrict, forgo, or limit the exercise of rights to avoid crossing such thresholds because of the potential consequences to PGIM Fixed Income or Prudential Financial if such thresholds are exceeded.
Conflicts Related to Investment Consultants. Many of PGIM Fixed Income’s clients and prospective clients retain investment consultants (including discretionary investment managers and OCIO providers) to advise them on the selection and review of investment managers (including with respect to the selection of investment funds). PGIM Fixed Income has dealings with these investment consultants in their roles as discretionary managers or non-discretionary advisers to their clients. PGIM Fixed Income also has independent business relationships with investment consultants.
PGIM Fixed Income provides investment consultants with information about accounts that it manages for the consultant’s clients (and similarly, PGIM Fixed Income provides information about funds in which such clients are invested), in each case pursuant to authorization from the clients. PGIM Fixed Income also provides information regarding its investment strategies to investment consultants, who use that information in connection with searches that they conduct for their clients. PGIM Fixed Income often responds to requests for proposals in connection with those searches.
Other interactions PGIM Fixed Income has with investment consultants include the following:
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it provides advisory services to the proprietary accounts of investment consultants and/or their affiliates, and advisory services to funds offered by investment consultants and/or their affiliates;
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it invites investment consultants to events or other entertainment hosted by PGIM Fixed Income;
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it purchases software applications, market data, access to databases, technology services and other products or services from certain investment consultants; and
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it sometimes pays for the opportunity to participate in conferences organized by investment consultants.
PGIM Fixed Income will provide clients with information about its relationship with the client’s investment consultant upon request. In general, PGIM Fixed Income relies on the investment consultant to make the appropriate disclosure to its clients of any conflict that the investment consultant believes to exist due to its business relationships with PGIM Fixed Income.
A client’s relationship with an investment consultant could result in restrictions in the eligible securities or trading counterparties for the client’s account. For example, accounts of certain clients (including clients that are subject to ERISA) can be restricted from investing in securities issued by the client’s consultant or its affiliates and from trading with, or participating in transactions involving, counterparties that are affiliated with the investment consultant. In some cases, these restrictions could have a material impact on account performance.

Conflicts Related to Service Providers. PGIM Fixed Income retains third party advisors and other service providers to provide various services for PGIM Fixed Income as well as for funds that PGIM Fixed Income manages or subadvises. Some service providers provide services to PGIM Fixed Income or one of PGIM Fixed Income’s funds while also providing services to other PGIM units, other PGIM-advised funds, or affiliates of PGIM, and negotiate rates in the context of the overall relationship. PGIM Fixed Income can benefit from negotiated fee rates offered to its funds and vice versa. There is no assurance, however, that PGIM Fixed Income will be able to obtain or maintain advantageous fee rates from a given service provider negotiated by its affiliates based on their relationship with the service provider, or that PGIM Fixed Income will know of such negotiated fee rates.
Conflicts Related to Valuation and Fees.
When client accounts hold illiquid or difficult to value investments, PGIM Fixed Income faces a conflict of interest when making recommendations regarding the value of such investments since its fees are generally based on the value of assets under management. PGIM Fixed Income could be viewed as having an incentive to value investments at higher valuations. PGIM Fixed Income believes that its valuation policies and procedures mitigate this conflict effectively and enable it to value client assets fairly and in a manner that is consistent with the client’s best interests. In addition, unless otherwise instructed by clients , fees are calculated from custodian and/or administrator pricing and not our internal valuations.
Conflicts Related to Securities Lending and Reverse Repurchase Fees.
When PGIM Fixed Income manages a client account and also serves as securities lending agent and/or engages in reverse repurchase transactions for the account, PGIM Fixed Income is compensated for its securities lending and reverse repurchase services by receiving a portion of the proceeds generated from the securities lending and reverse repurchase activities of the account. PGIM Fixed Income could, therefore, be considered to have an incentive to invest in securities that would generate higher securities lending and reverse repurchase returns, even if these investments were not otherwise in the best interest of the client account. In addition, if PGIM Fixed Income is acting as securities lending agent and providing reverse repurchase services, PGIM Fixed Income may be incented to select the less costly alternative to increase its revenues.
Conflicts Related to Long-Term Compensation. As a result of the long-term incentive plan and targeted long-term incentive plan, PGIM Fixed Income’s portfolio managers from time to time have financial interests related to the investment performance of some, but not all, of the accounts they manage. For example, the performance of some client accounts is not reflected in the calculation of changes in the value of participation interests under PGIM Fixed Income’s long-term incentive plan. This may be because the composite representing the strategy in which the account is managed is not one of the composites included in the calculation or because the account is excluded from a specified composite due to guideline restrictions or other factors. In addition, the performance of only a small number of its investment strategies is covered under PGIM Fixed Income’s targeted long-term incentive plan. Further, for certain PGIM Fixed Income investment professionals, participation interests in the targeted long-term incentive plan constitute a significant percentage of their total long-term compensation. To address potential conflicts related to these financial interests, PGIM Fixed Income has procedures, including trade allocation and supervisory review procedures, designed to confirm that each of its client accounts is managed in a manner that is consistent with PGIM Fixed Income’s fiduciary obligations, as well as with the account’s investment objectives, investment strategies and restrictions. For example, the head of PGIM Fixed Income reviews performance among similarly managed accounts on a quarterly basis during a series of meetings with the senior portfolio manager and team responsible for the management of each investment strategy. These quarterly investment strategy review meetings generally are also attended by one or both of our co-chief investment officers, the head of quantitative analysis and risk management or his designee and a member of the compliance group, among others.
Conflicts Related to the Offer and Sale of Securities. Certain of PGIM Fixed Income’s employees offer and sell securities of, and interests in, commingled funds that it manages or subadvises. Employees offer and sell securities in connection with their roles as registered representatives of an affiliated broker-dealer, officers of an affiliated trust company, agents of the Insurance Affiliates, approved persons of an affiliated investment adviser or other roles related to such commingled funds. There is an incentive for PGIM Fixed Income’s employees to offer these securities to investors regardless of whether the investment is appropriate for such investor since increased assets in these vehicles will result in increased advisory fees to it. In addition, such sales could result in increased compensation to the employee.
Conflicts Related to Employee/Investment Professional Trading. Personal trading by PGIM Fixed Income employees creates a conflict when they are trading the same securities or types of securities as PGIM Fixed Income trades on behalf of its clients. This conflict is mitigated by PGIM Fixed Income’s personal trading standards and procedures.

Conflicts Related to Outside Business Activity. From time to time, certain of PGIM Fixed Income employees or officers engage in outside business activity, including outside directorships. Any outside business activity is subject to prior approval pursuant to PGIM Fixed Income’s personal conflicts of interest and outside business activities policy. Actual and potential conflicts of interest are analyzed during such approval process. PGIM Fixed Income could be restricted in trading the securities of certain issuers in client portfolios in the unlikely event that an employee or officer, as a result of outside business activity, obtains material, non-public information regarding an issuer.
OTHER SERVICE PROVIDERS
CUSTODIAN. The Bank of New York Mellon (“BNY”), 240 Greenwich Street, New York, New York 10286, serves as Custodian for Fund portfolio securities and cash, and in that capacity, maintains certain financial accounting books and records pursuant to an agreement with PIP 2, on behalf of the Funds. Subcustodians provide custodial services for any foreign assets held outside the United States.
TRANSFER AGENT. Prudential Mutual Fund Services LLC (“PMFS”), 655 Broad Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of the Funds. PMFS is an affiliate of PGIM Investments. PMFS provides customary transfer agency services to the Fund, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions, and related functions. For these services, PMFS receives compensation from the Funds and is reimbursed for its transfer agent expenses which include an annual fee per shareholder account, and certain out-of-pocket expenses; including but not limited to postage, stationery, printing, allocable communication expenses and other costs.
BNY Mellon Asset Servicing (US) Inc. (“BNYAS”), 301 Bellevue Parkway, Wilmington, Delaware 19809, serves as sub-transfer agent to the Fund. PMFS has contracted with BNYAS to provide certain administrative functions to the Transfer Agent. PMFS will compensate BNYAS for such services.
For the most recently completed fiscal year, the Funds incurred the following fees for services provided by PMFS:
Fees Paid to PMFS
Fund Name	Amount
Ultra Short Bond Fund	$100,000
Short-Term Bond Fund	$100,000
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PricewaterhouseCoopers LLP (“PwC”), 300 Madison Avenue, New York, New York 10017-6204 serves as the independent registered public accounting firm for the Funds.
CONTROL PERSONS & PRINCIPAL HOLDERS OF SECURITIES
Set forth below are the name and address of any person (a “principal shareholder”) who owned of record or beneficially 5% or more of outstanding shares of each Fund and their percentage of ownership. Also set forth below are the name and address of any person (a “control person”) who owned of record or beneficially either directly or through controlled companies more than 25% of the voting securities of each Fund or who acknowledges or asserts the existence of control. Control persons may be able to determine or significantly influence the outcome of matters submitted to a shareholder vote.

Principal Fund Share Holders as of March 6, 2024
Fund Name	Shareholder Name and Address	No. of Shares	% of Class
PGIM Core Short-Term Bond Fund	PGIM ABSOLUTE RETURN BOND FUND ATTN FUND ADMIN 655 BROAD STREET NEWARK NJ 07102-5008	12,970,515.287	9.01%
PGIM Core Short-Term Bond Fund	PGIM SHORT DURATION HIGH YIELD INCOME FUND ATTN FUND ADMIN 655 BROAD STREET NEWARK NJ 07102-5008	16,070,311.300	11.17%

Principal Fund Share Holders as of March 6, 2024
Fund Name	Shareholder Name and Address	No. of Shares	% of Class
PGIM Core Short-Term Bond Fund	PGIM HIGH YIELD FUND ATTN PIM FI CONFIRMATION DEPT 2 GATEWAY CTR FL 7 NEWARK NJ 07102-5008	41,961,755.749	29.16%
PGIM Core Short-Term Bond Fund	PRUCO LIFE INSURANCE COMPANY PRU WESTERN CONFERENCE OF TEAMSTERS - LENDING ATTN TEJAL PATEL 655 BROAD STREET 7TH FLOOR NEWARK NJ 07102-5008	72,851,190.150	50.63%
PGIM Core Ultra Short Bond Fund	AST BALANCED ASSET ALLOCATION PORTFOLIO-QS ATTN FUND ADMIN 655 BROAD STEET NEWARK NJ 07102-5008	1,611,922,608.440	8.09%
PGIM Core Ultra Short Bond Fund	AST CAPITAL GROWTH ASSET ALLOCATION - QS ATTN FUND ADMIN 655 BROAD STREET NEWARK NJ 07102-5008	1,777,046,683.500	8.92%
PGIM Core Ultra Short Bond Fund	PRUDENTIAL INVESTMENT MGTS INC AST PRUDENTIAL GROWTH ALLOCATION PORT (QS) LIQUIDITY ATTN FUND ADMIN 655 BROAD STREET NEWARK NJ 07102-5008	2,513,742,308.030	12.61%
PGIM Core Ultra Short Bond Fund	PGIM AST T ROWE PRICE ASSET ALLOCATION PORT ATTN FUND ADMIN 655 BROAD STREET NEWARK NJ 07102-5008	2,021,293,409.680	10.14%
PGIM Core Ultra Short Bond Fund	PRUDENTIAL FINANCIAL ATTN PIM FI CONFIRMATION DEPT 2 GATEWAY CTR FL 7 NEWARK NJ 07102-5008	1,524,863,316.750	7.65%

Control Persons as of March 6, 2024
Fund Name	Shareholder Name and Address	No. of Shares	% of Voting Securities
PGIM Core Short-Term Bond Fund	PGIM HIGH YIELD FUND ATTN PIM FI CONFIRMATION DEPT 2 GATEWAY CTR FL 7 NEWARK NJ 07102-5008	41,961,755.749	29.16%
PGIM Core Short-Term Bond Fund	PRUCO LIFE INSURANCE COMPANY PRU WESTERN CONFERENCE OF TEAMSTERS - LENDING ATTN TEJAL PATEL 655 BROAD STREET 7TH FLOOR NEWARK NJ 07102-5008	72,851,190.150	50.63%
As of the date of this SAI, the Board Members and Officers of the Funds, as a group, owned less than 1% of the outstanding common shares of either of the Funds.
BROKERAGE ALLOCATION & OTHER PRACTICES
PORTFOLIO TRANSACTIONS & BROKERAGE
The Funds have adopted a policy pursuant to which the Funds and their Manager, subadviser and principal underwriter are prohibited from directly or indirectly compensating a broker-dealer for promoting or selling Fund shares by directing brokerage transactions to that broker. The Funds have adopted procedures for the purpose of deterring and detecting any violations of the policy. The policy permits the Funds, the Manager and the subadviser to use selling brokers to execute transactions in portfolio securities so long as the selection of such selling brokers is the result of a decision that executing such transactions is in the best interest of the Funds and is not influenced by considerations about the sale of Fund shares. For purposes of this section, the term “Manager” includes the subadviser.
The Manager is responsible for decisions to buy and sell securities, futures contracts and options on such securities and futures for the Funds, the selection of brokers, dealers and futures commission merchants to effect the transactions and the negotiation of brokerage commissions, if any. On a national securities exchange, broker-dealers may receive negotiated brokerage commissions on Fund portfolio transactions, including options, futures, and options on futures transactions and the purchase and sale of underlying securities upon the exercise of options. On a non-U.S. securities exchange, commissions may be fixed. Orders may be directed to any broker or futures commission merchant including, to the extent and in the manner permitted by applicable laws, one of the Manager's affiliates (an affiliated broker). Brokerage commissions on U.S. securities, options and futures exchanges or boards of trade are subject to negotiation between the Manager and the broker or futures commission merchant.
In the OTC market, securities are generally traded on a “net” basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments and U.S. Government agency securities may be purchased directly from the issuer, in which case no commissions or discounts are paid. The Funds will not deal with an affiliated broker in any transaction in which an affiliated broker acts as principal except in accordance with the rules of the SEC.
In placing orders for portfolio securities of the Funds, the Manager's overriding objective is to obtain the best possible combination of favorable price and efficient execution. The Manager seeks to effect such transaction at a price and commission that provides the most favorable total cost of proceeds reasonably attainable in the circumstances. The factors that the Manager may consider in selecting a particular broker, dealer or futures commission merchant (firms) are the Manager's knowledge of negotiated commission rates currently available and other current transaction costs; the nature of the portfolio transaction; the size of the transaction; the desired timing of the trade; the activity existing and expected in the market for the particular transaction; confidentiality; the execution, clearance and settlement capabilities of the firms; the availability of research and research-related services provided through such firms; the Manager's knowledge of the financial stability of the firms; the Manager's knowledge of actual or apparent operational problems of firms; and the amount of capital, if any, that would be contributed by firms executing the transaction. Given these factors, the Funds may pay transaction costs in excess of that which another firm might have charged for effecting the same transaction.
When the Manager selects a firm that executes orders or is a party to portfolio transactions, relevant factors taken into consideration are whether that firm has furnished research and research-related products and/or services, such as research reports, research compilations, statistical and economic data, computer databases, quotation equipment and services, research-oriented computer software and services, reports concerning the performance of accounts, valuations of securities, investment-related periodicals, investment seminars and other economic services and consultations. Such services are used in connection with some or all of the Manager's investment activities; some of such services, obtained in connection with the execution of transactions for one investment account, may be used in managing other accounts, and not all of these services may be used in connection with the Funds. The Manager maintains an internal allocation procedure to identify those firms who have provided it with research and research-related products and/or services, and the amount that was provided, and to endeavor to direct sufficient commissions to them to ensure the continued receipt of those services that the Manager believes provide a benefit to the Funds and their other clients. The Manager makes a good faith determination that the research and/or service is reasonable in light of the type of service provided and the price and execution of the related portfolio transactions.
When the Manager deems the purchase or sale of equities to be in the best interests of the Funds or their other clients, including Prudential, the Manager may, but is under no obligation to, aggregate the transactions in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the transactions, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to its clients. The allocation of orders among firms and the commission rates paid are reviewed periodically by the Funds' Board. Portfolio securities may not be purchased from any underwriting or selling syndicate of which any affiliate, during the existence of the syndicate, is a principal underwriter (as defined in the 1940 Act), except in accordance with rules of the SEC. This limitation, in the opinion of the Funds, will not significantly affect the Funds' ability to pursue their present investment objectives. However, in the future in other circumstances, the Funds may be at a disadvantage because of this limitation in comparison to other funds with similar objectives but not subject to such limitations.
Subject to the above considerations, an affiliate may act as a broker or futures commission merchant for the Funds. In order for an affiliate of the Manager to effect any portfolio transactions for the Funds, the commissions, fees or other remuneration received by the affiliated broker must be reasonable and fair compared to the commissions, fees or other remuneration paid to other firms in connection with comparable transactions involving similar securities or futures being purchased or sold on an exchange or board of trade during a comparable period of time. This standard would allow the affiliated broker to receive no more than the remuneration which would be expected to be received by an unaffiliated firm in a commensurate arm's-length transaction. Furthermore, the Board, including a majority of the Independent Board Members, has adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to the affiliated broker (or any affiliate) are consistent with the foregoing standard. In accordance with Section 11(a) of the 1934 Act, an affiliate may not retain compensation for effecting transactions on a national securities exchange for the Funds unless the Funds have expressly authorized the retention of such compensation. The affiliate must furnish to the Funds at least annually a statement setting forth the total amount of all compensation retained by the affiliate from transactions effected for the Funds during the applicable period. Brokerage transactions with an affiliated broker are also subject to such fiduciary standards as may be imposed upon the affiliate by applicable law. Transactions in options by the Funds will be subject to limitations established by each of the exchanges governing the maximum number of options which may be written or held by a single investor or group of investors acting in concert, regardless of whether the options are written or held on the same or different exchanges or are written or held in one or more accounts or through one or more brokers. Thus, the number of options which the Funds may write or hold may be affected by options written or held by the Manager and other investment advisory clients of the Manager. An exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.
The Fund may participate in a voluntary commission recapture program available through Capital Institutional Services, Inc. (CAPIS). A subadviser participating in the program retains the responsibility to seek best execution and is under no obligation to place any specific trades with a broker available through the program (each, a designated broker). A portion of commissions on trades executed through designated brokers is rebated to the Fund as a credit that can be used by the Fund to pay expenses of the Fund.
Set forth below is information concerning the payment of commissions by the Funds, including the amount of such commissions paid to an affiliate, if any, for the indicated fiscal years or periods:
Brokerage Commissions Paid by the Funds
	2024	2023	2022
PGIM Core Short-Term Bond Fund
Total brokerage commissions paid by the Fund	$1,032	None	None
Total brokerage commissions paid to affiliated brokers	None	None	None
Percentage of total brokerage commissions paid to affiliated brokers	None	None	None
Percentage of the aggregate dollar amount of portfolio transactions involving the payment of commissions to affiliated brokers	None	None	None
PGIM Core Ultra Short Bond Fund
Total brokerage commissions paid by the Fund	None	None	None
Total brokerage commissions paid to affiliated brokers	None	None	None
Percentage of total brokerage commissions paid to affiliated brokers	None	None	None
Percentage of the aggregate dollar amount of portfolio transactions involving the payment of commissions to affiliated brokers	None	None	None
The Funds are required to disclose their holdings of securities of their regular brokers and dealers (as defined under Rule 10b-1 under the 1940 Act) and their parents as of the most recently completed fiscal year. As of the most recently completed fiscal year, the Funds held the following securities of their regular brokers and dealers.
Broker-Dealer Securities Holdings
Fund Name	Broker-Dealer	Equity or Debt	Amount
PGIM Core Short-Term Bond Fund	BOFA Securities, Inc.	Debt	$9,971,534
	Citigroup Global Markets, Inc.	Debt	$17,120,551
	Goldman Sachs & Co. LLC	Debt	$5,789,671
	JPMorgan Chase & Co.	Debt	$48,506,820
	Wells Fargo Securities LLC	Debt	$20,013,799
PGIM Core Ultra Short Bond Fund	RBC Capital Markets LLC	Debt	$100,201,705

DISCLOSURE OF PORTFOLIO HOLDINGS
The Board of each Fund in the PGIM Fund complex has adopted policies and procedures with respect to the disclosure of portfolio securities owned by each Fund and to authorize certain arrangements to make available information about portfolio holdings. These policies and procedures are designed to ensure that disclosures of a Fund’s portfolio holdings are made consistently with the antifraud provisions of the federal securities laws and the fiduciary duties of each Fund and each Funds' adviser. The policy is designed to ensure that disclosures of nonpublic portfolio holdings to selected third parties are made only when the Fund has legitimate business purposes for doing so and the recipients are subject to a duty of confidentiality, including a duty not to trade on the nonpublic information.
The Board has authorized PGIM Investments, as the investment manager of each Fund, to administer these policies and procedures and to enter into confidentiality agreements on behalf of the Funds that provide that all information disclosed shall be treated as confidential and that the recipient will not trade on the nonpublic information. No material, non-public information, including but not limited to portfolio holdings, may be disseminated to third parties except in compliance with these policies and procedures.
The Custodian Bank (Bank of New York Mellon) is authorized to facilitate, under the supervision of PGIM Investments, the release of portfolio holdings.
Regulatory Filings. Portfolio holdings for each Fund will be made public at the time of quarterly public regulatory filings via Forms N-CSR and/or N-PORT unless noted otherwise herein.
Annual and semi-annual reports for each Fund are filed with the SEC on Form N-CSR and transmitted or made available to shareholders within 60 days after the end of the second and fourth fiscal quarters. Annual and semi-annual shareholder reports for a Fund may be accessed at the SEC’s website at www.sec.gov and at the website for the PGIM Funds (www.pgim.com/investments).
Portfolio holdings for each Fund are filed with the SEC on Form N-PORT. Form N-PORT is filed with the SEC quarterly, and the Fund's full portfolio holdings as of its first and third quarter ends of each fiscal quarter will be made publicly available 60 days after the end of each quarter on www.sec.gov.
Public Disclosures—Fund Holdings and Characteristics. Each Fund may post on the PGIM Funds website a detailed list of its portfolio holdings and characteristics derived from the portfolio holdings as of the end of each calendar month approximately 15 days after the end of the month, unless noted otherwise herein.
Any portfolio holdings and characteristics information that is posted to the Fund’s website and third-party databases but not contained in regulatory filings may be distributed at or after posting to financial advisors, investment consultants, broker-dealers, registered investment advisers, plan sponsors, shareholders, plan participants, and third-party databases.
Public Disclosures—Other Time Periods. Where a Fund has recently commenced operations or adopted significant changes to its investment policies (a “repositioning”), it may make available in the manner described above the same portfolio holdings and characteristics information, but as of other relevant period-ends besides month-end, with such information made available and posted to the website approximately 15 days after the commencement of the Fund’s operations or the date of the repositioning (“Effective Date”), and any portfolio holdings or characteristics information may be distributed after posting to financial advisors, investment consultants, broker-dealers, registered investment advisers, plan sponsors, shareholders, plan participants, and third-party databases. The Fund may release this information until the first quarter-end or the first month-end following the Effective Date, as applicable.
Other than as set forth above, the release of holdings and characteristics information will normally occur 15 days after the end of the month: the release of holdings and characteristics information other than 15 days after the end of the month will be determined based on procedures approved by the Chief Compliance Officer. In addition, when authorized by the Chief Compliance Officer and another officer of the PGIM Funds, portfolio holdings information may be publicly disseminated more frequently or at different periods than as described above.
Public Disclosures—Non-Specific Information. Each Fund and/or PGIM Investments may publicly distribute non-specific information about the Funds and/or summary information about the Funds at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of a Fund’s holdings.
Ongoing Nonpublic Disclosure Arrangements. Each Fund has entered into ongoing arrangements to make available nonpublic information about its portfolio holdings, subject to the conditions, restrictions and requirements set forth below. Parties receiving this information may include intermediaries that distribute Fund shares, third-party providers of auditing, custody, proxy voting and other services for the Funds, rating and ranking organizations, and certain affiliated persons of each Fund, as described below. The procedures utilized to determine eligibility are set forth below:

All requests from third parties for portfolio holdings shall require the following steps:
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A request for release of portfolio holdings shall be prepared setting forth a legitimate business purpose for such release which shall specify the Fund(s), the terms of such release, and frequency (e.g., level of detail, staleness). Such request shall address whether there are any conflicts of interest between the Fund and the investment adviser, subadviser, principal underwriter or any affiliated person thereof and how such conflicts shall be dealt with to demonstrate that the disclosure is in the best interest of the shareholders of the Fund(s).
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The request shall be forwarded to PGIM Investments’ Product Management Group and to the Chief Compliance Officer or their delegate for review and approval.
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A confidentiality agreement in the form approved by a Fund officer must be executed by the recipient of the portfolio holdings.
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A Fund officer shall approve the release and the agreement. Copies of the release and agreement shall be sent to PGIM Investments’ Law Department.
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Written notification of the approval shall be sent by such officer to PGIM Investments’ Fund Administration Group to arrange the release of portfolio holdings.
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PGIM Investments’ Fund Administration Group shall arrange the release by the Custodian Bank.
Requests for disclosure to PGIM Investments or its employees shall follow the procedures noted above other than the execution of a confidentiality agreement.
Set forth below are the authorized ongoing arrangements as of the date of this SAI:
1. Traditional External Recipients/Vendors
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Full holdings on a daily basis to Institutional Shareholder Services (“ISS”), Broadridge and Glass, Lewis & Co. (proxy voting administrator/agents) at the end of each day;
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Full holdings on a daily basis to ISS (securities class action claims administrator) at the end of each day;
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Full holdings on a daily basis to a Fund's subadviser(s), Custodian Bank, sub-custodian (if any) and accounting agents (which includes the Custodian Bank and any other accounting agent that may be appointed) at the end of each day. When a Fund has more than one subadviser, each subadviser receives holdings information only with respect to the “sleeve” or segment of the Fund for which the subadviser has responsibility;
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Full holdings to a Fund's independent registered public accounting firm as soon as practicable following the Fund's fiscal year-end or on an as-needed basis;
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Full holdings to a Fund’s counsel on an as-needed basis;
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Full holdings to counsel of a Fund’s independent board members on an as-needed basis;
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Full holdings to financial printers as soon as practicable following the end of a Fund's quarterly, semi-annual and annual period-ends; and
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Full holdings to a Fund’s securities lending agent on a daily basis.
2. Analytical Service Providers
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Fund trades on a quarterly basis to Abel/Noser Corp. (an agency-only broker and transaction cost analysis company) as soon as practicable following the Fund's fiscal quarter-end;
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Full holdings on a daily basis to FactSet Research Systems Inc. (investment research provider) at the end of each day;
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Full holdings on a quarterly basis to Frank Russell Company (investment research provider) when made available;
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Full holdings on a monthly basis to Fidelity Advisors (wrap program provider) approximately five days after the end of each month (PGIM Jennison Growth Fund and certain other selected PGIM Funds only);
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Full holdings on a daily basis to Bloomberg BVAL, ICE, S&P Global, London Stock Exchange Group (LSEG) and J.P. Morgan PricingDirect (securities valuation);
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Full holdings on a monthly basis to FX Transparency (foreign exchange/transaction analysis) when made available;
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Full holdings on a daily basis to ICE/Innocap, formerly known as Hedgemark (liquidity calculations); and
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Full holdings to Innocap (VaR calculations) on a daily basis (for funds that are full derivatives users pursuant to Rule 18f-4 under the 1940 Act).
In each case, the information disclosed must be for a legitimate business purpose and is subject to a confidentiality agreement intended to prohibit the recipient from trading on or further disseminating such information (except for legitimate business purposes).
In addition, certain authorized employees of PGIM Investments receive portfolio holdings information on a quarterly, monthly or daily basis or upon request, in order to perform their business functions. All PGIM Investments employees are subject to the requirements of the personal securities trading policy of Prudential, which prohibits employees from trading on or further disseminating confidential information, including portfolio holdings information.

Also, affiliated shareholders may, subject to execution of a non-disclosure agreement, receive current portfolio holdings for the sole purpose of enabling a Fund to effect the payment of the redemption price to such shareholder in whole or in part by a distribution in kind of securities from the investment portfolio of the Fund, in lieu of cash, in conformity with the rules of the SEC and procedures adopted by the Board. For more information regarding the payment of the redemption price by a distribution in kind of securities from the investment portfolio of the Fund, see “Purchase, Redemption and Pricing of Fund Shares—Redemption in Kind” in the SAI.
In addition, the Fund provides an industry trade group, subject to a confidentiality agreement, with data from the Fund's N-PORT filing with the SEC on a quarterly basis. Such data is aggregated with other industry participants and made anonymous for the purposes of research strictly for public policy and advocacy efforts for investment companies, the markets and investors.
PGIM Investments’ Law and Compliance Departments shall review the arrangements with each recipient on an annual basis. The Board shall, on a quarterly basis be advised of any revisions to the list of recipients of portfolio holdings and the reason for such disclosure. These policies and procedures will be reviewed for adequacy and effectiveness in connection with the Funds' compliance program under Rule 38a-1 under the 1940 Act.
A listing of the parties who will receive portfolio holdings pursuant to these procedures is maintained by PGIM Investments Compliance.
There can be no assurance that the policies and procedures on portfolio holdings information will protect a Fund from the potential misuse of such information by individuals or entities that come into possession of the information.
SECURITIES & ORGANIZATION
ADDITIONAL INFORMATION
FUND HISTORY. PIP 2 was organized under the laws of Delaware on April 23, 1999 as a statutory trust.
When organized, PIP 2 was known as the Prudential Core Investment Fund. Subsequently, on March 10, 2003, the name was changed from Prudential Core Investment Fund to Dryden Core Investment Fund. Effective as of February 16, 2010, Dryden Core Investment Fund changed its name to Prudential Investment Portfolios 2.
The Prudential Core Ultra Short Bond Fund commenced investment operations in September 2000. Prior to March 30, 2016, the Prudential Core Ultra Short Bond Fund’s name was Prudential Core Taxable Money Market Fund and it operated as a money market fund under Rule 2a-7 under the 1940 Act. As of March 30, 2016, the Prudential Core Ultra Short Bond Fund is no longer a money market fund and its net asset value now fluctuates. The Prudential Core Short Term Bond Fund commenced investment operations in November 2005.
The Prudential Institutional Money Market Fund commenced investment operations in July 2016. In November 2016, eight additional series of PIP 2 commenced investment operations: the Prudential QMA US Broad Market Index Fund, Prudential QMA Mid-Cap Core Equity Fund, Prudential QMA International Developed Markets Index Fund, Prudential QMA Emerging Markets Equity Fund, Prudential Jennison Small-Cap Core Equity Fund, Prudential Core Conservative Bond Fund, Prudential TIPS Fund and Prudential Commodity Strategies Fund.
Fund Name Changes. Effective as of June 11, 2018, all of the series of PIP 2 changed their names by substituting “PGIM” in each Fund’s name for “Prudential.” Accordingly, effective as of June 11, 2018, the series of PIP 2 are named as follows:
PGIM Core Ultra Short Bond Fund
PGIM Core Short-Term Bond Fund
PGIM Institutional Money Market Fund
PGIM QMA US Broad Market Index Fund
PGIM QMA Mid-Cap Core Equity Fund
PGIM QMA International Developed Markets Index Fund
PGIM QMA Emerging Markets Equity Fund
PGIM Jennison Small-Cap Core Equity Fund
PGIM Core Conservative Bond Fund
PGIM TIPS Fund
PGIM QMA Commodity Strategies Fund

Effective December 29, 2021, PGIM QMA US Broad Market Index Fund, PGIM QMA Mid-Cap Core Equity Fund, PGIM QMA International Developed Markets Index Fund, PGIM QMA Emerging Markets Equity Fund and PGIM QMA Commodity Strategies Fund, changed their names to PGIM Quant Solutions US Broad Market Index Fund, PGIM Quant Solutions Mid-Cap Core Fund, PGIM Quant Solutions International Developed Markets Index Fund, PGIM Quant Solutions Emerging Markets Equity Fund and PGIM Quant Solutions Commodity Strategies Fund, respectively.
Effective December 11, 2023, PGIM Quant Solutions Mid-Cap Core Fund changed its name to PGIM Quant Solutions Mid-Cap Index Fund.
DESCRIPTION OF SHARES AND ORGANIZATION. PIP 2 is authorized to issue an unlimited number of full and fractional shares of beneficial interest, which may be divided into an unlimited number of series of such shares, and which presently consist of the funds listed above. Each share of a Fund represents an equal proportionate interest in that Fund with each other share of that Fund and is entitled to a proportionate interest in the dividends and distributions from that Fund. Shareholders have no preemptive rights.
Each Fund other than PGIM Institutional Money Market Fund, PGIM Core Short-Term Bond Fund and PGIM Core Ultra Short Bond Fund is authorized to issue Class R6 shares. Class R6 shares are not subject to any sales charges or distribution and/or service fees.
The PGIM Quant Solutions Commodity Strategies Fund is authorized to issue Class Z shares. Class Z shares are not subject to any sales charges or distribution and/or service fees.
Each class of shares represents an interest in the same assets of a Fund and is identical in all respects except that Class Z and Class R6 shares are offered exclusively for sale to a limited group of investors. In accordance with the Trust's Agreement and Declaration of Trust, the Board Members may authorize the creation of additional series and classes within such series, with such preferences, privileges, limitations and voting and dividend rights as the Board Members may determine. The voting rights of the shareholders of a series or class can be modified only by the vote of shareholders of that series or class.
Shares of each Fund, when issued, are fully paid, nonassessable, fully transferable and redeemable at the option of the holder. Shares are also redeemable at the option of a Fund under certain circumstances. Each share of each class is equal as to earnings, assets and voting privileges, except as noted above. There are no conversion, preemptive or other subscription rights. In the event of liquidation, each share of the Fund is entitled to its portion of all of the Fund's assets after all debt and expenses of the Fund have been paid.
The assets received by PIP 2 for the issue or sale of shares of a Fund and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to that Fund, and constitute the underlying assets of that Fund. The underlying assets of a Fund are segregated and are charged with the expenses, including the organizational expenses, in respect of that Fund and with a share of the general expenses of PIP 2. While the expenses of PIP 2 are allocated to the separate books of account of the Fund, if more than one Fund has shares outstanding, certain expenses may be legally chargeable against the assets of all Funds.
The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of PIP 2 provide for indemnification by PIP 2 of the Trustees and the officers of the Trust. However, no indemnification will be provided to a Trustee or officer of the Trust (a) who shall have been adjudicated by the court or other body before which the proceeding was brought to be liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or (b) with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was capacity as such, even though that person may also be a Trustee or officer of the Trust.
PIP 2 will not normally hold annual shareholders meetings. At such time as less than a majority of the Trustees have been elected by the shareholders, the Trustees then in office will call a shareholders meeting for the election of Trustees. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the records of shareholder meetings or by a vote of the holders of two-thirds of the outstanding shares of the Trust at a meeting duly called for the purpose, which meeting shall be held upon written request of the holders of not less than 10% of the outstanding shares entitled to vote.

Except as otherwise disclosed in the Prospectus and in this SAI, the Trustees shall continue to hold office and may appoint their successors.
PURCHASE & REDEMPTION
PURCHASE, REDEMPTION AND PRICING OF FUND SHARES
PURCHASE OF SHARES. Shares of the Funds are available for purchase only by investment companies managed by PGIM Investments and certain investment advisory clients of PGIM, Inc. and its affiliates, in accordance with applicable provisions of the 1940 Act, and the rules and regulations of the SEC under the 1940 Act.
SALE OF SHARES. The Funds may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of the Funds, in lieu of cash, in conformity with applicable rules of the SEC and procedures adopted by the Board. Securities will be readily marketable and will be valued in the same manner as in a regular redemption. If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash.
NET ASSET VALUE
The net asset value (“NAV”) of the Fund’s shares is determined once each business day at 4:00 p.m., Eastern Time, on days that the New York Stock Exchange (“NYSE”) is open for trading, or in the event that the NYSE is closed, when the U.S. Government bond market and U.S. Federal Reserve Banks are open. On days when the NYSE is open, your purchase order or redemption request must be received by PMFS by 4:15 p.m., Eastern Time in order to receive the NAV on that day. On days when the NYSE is closed, but the U.S. Government bond market and U.S. Federal Reserve Banks are open, your purchase order or redemption request must be received by PMFS by no later than 15 minutes after the earlier of the time the U.S. Government bond market (as recommended by the Securities Industry and Financial Markets Association (“SIFMA”)) or the U.S. Federal Reserve Banks close in order to receive the NAV on that day. The NYSE is closed on most national holidays and Good Friday. The Fund will not treat an intraday unscheduled disruption in NYSE trading as a closure of the NYSE and will price its shares as of 4:00 p.m., Eastern Time, if the particular disruption directly affects only the NYSE.
TAXES, DIVIDENDS AND DISTRIBUTIONS
The following is a summary of certain tax considerations generally affecting each Fund and its shareholders. This section is based on the Code, Treasury Regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Please consult your own tax adviser concerning the consequences of investing in a Fund in your particular circumstances under the Code and the laws of any other taxing jurisdiction.
QUALIFICATION AS A REGULATED INVESTMENT COMPANY. Each Fund has elected to be taxed as a regulated investment company under Subchapter M of the Code and intends to meet all other requirements that are necessary for it to be relieved of federal taxes on income and gains it distributes to shareholders. As a regulated investment company, a Fund is not subject to federal income tax on the portion of its net investment income (i.e., investment company taxable income, as that term is defined in the Code, without regard to the deduction for dividends paid) and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to shareholders, provided that it distributes at least 90% of its net tax-exempt income and investment company taxable income for the year (the “Distribution Requirement”), and satisfies certain other requirements of the Code that are described below.
Net capital gains of a Fund that are available for distribution to shareholders will be computed by taking into account any applicable capital loss carryforward. If a Fund has a capital loss carryforward, the amount and duration of any such capital loss carryforward will be set forth at the end of this section.
In addition to satisfying the Distribution Requirement, each Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to loans of stock and securities, gains from the sale or disposition of stock, securities or non-U.S.
currencies and other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies and net income derived from an interest in a QPTP.
Each Fund must also satisfy an asset diversification test on a quarterly basis. Failure to do so may result in a Fund being subject to penalty taxes, being required to sell certain of its positions, and may cause the Fund to fail to qualify as a regulated investment company. Under this asset diversification test, at the close of each quarter of a Fund’s taxable year, (1) 50% or more of the value of the Fund’s assets must be represented by cash, United States government securities, securities of other regulated investment companies, and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s assets and 10% of the outstanding voting securities of such issuer and (2) not more than 25% of the value of the Fund’s assets may be invested in securities of (x) any one issuer (other than United States government securities or securities of other regulated investment companies), or two or more issuers (other than securities of other regulated investment companies) of which the Fund owns 20% or more of the voting stock and which are engaged in the same, similar or related trades or businesses or (y) one or more QPTPs (as such term is defined in the Code) and commonly referred to as “master limited partnerships.”
The Fund may be able to cure a failure to derive at least 90% of its income from the sources specified above or a failure to diversify its holdings in the manner described above by paying a tax, by disposing of certain assets, or by paying a tax and disposing of assets. If, in any taxable year, a Fund fails one of these tests and does not timely cure the failure, the Fund will be taxed in the same manner as an ordinary corporation and distributions to its shareholders will not be deductible by the Fund in computing its taxable income.
Although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a QPTP. The Fund’s investments in partnerships, including in QPTPs, may result in the Fund being subject to state, local or non-U.S. income, franchise or withholding tax liabilities.
If for any year a Fund does not qualify as a regulated investment company, or fails to meet the Distribution Requirement, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders. In addition, in the event of a failure to qualify, a Fund’s distributions, to the extent derived from the Fund’s current or accumulated earnings and profits, including any distributions of net long-term capital gains, will be taxable to shareholders as dividend income. However, such dividends will be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. Moreover, if a Fund fails to qualify as a regulated investment company in any year, it must pay out its earnings and profits accumulated in that year in order to qualify again as a regulated investment company. If a Fund fails to qualify as a regulated investment company for a period greater than two taxable years, the Fund may be subject to taxation on any net built-in-gains (i.e., the excess of the aggregate gain, including items of income, over aggregate loss that would have been realized if the Fund had been liquidated) recognized for a period of five years, or, under certain circumstances, may have to recognize and pay tax on such net built-in-gain, in order to qualify as a regulated investment company in a subsequent year.
EXCISE TAX ON REGULATED INVESTMENT COMPANIES. A 4% non-deductible excise tax is imposed on a regulated investment company to the extent that it distributes income in such a way that it is taxable to shareholders in a calendar year other than the calendar year in which a Fund earned the income. Specifically, the excise tax will be imposed if a Fund fails to distribute in each calendar year an amount equal to 98% of ordinary taxable income, including qualified dividend income, for the calendar year and 98.2% of capital gain net income for the one-year period ending on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year). The balance of such income must be distributed during the next calendar year. For the foregoing purposes, a regulated investment company is treated as having distributed otherwise retained amounts if it is subject to income tax on those amounts for any taxable year ending in such calendar year.
Each Fund intends to make sufficient distributions or deemed distributions of its qualified dividend income, ordinary income and capital gain net income prior to the end of each calendar year to avoid liability for this excise tax. However, investors should note that a Fund may in certain circumstances be required to borrow money or liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.
FUND INVESTMENTS. Each Fund may make investments or engage in transactions that affect the character, amount and timing of gains or losses realized by a Fund. The Fund may make investments that produce income that is not matched by a corresponding cash receipt by a Fund. Any such income would be treated as income earned by a Fund and therefore would be subject to the Distribution Requirement. Such investments may require a Fund to borrow money or dispose of other securities in order to comply with those requirements. Each Fund may also make investments that prevent or defer the recognition of losses or the deduction of expenses. These investments may likewise require a Fund to borrow money or dispose of other securities in order to comply with the Distribution Requirement. Additionally, a Fund may make investments that result in the recognition of ordinary income rather than capital gain, or that prevent a Fund from accruing a long-term holding period. These investments may prevent a Fund from making capital gain distributions as described below. Each Fund intends to monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it makes any such investments in order to mitigate the effect of these rules. The foregoing concepts are explained in greater detail in the following paragraphs.
Gains or losses on sales of stock or securities by a Fund generally will be treated as long-term capital gains or losses if the stock or securities have been held by it for more than one year, except in certain cases where a Fund acquires a put or writes a call or otherwise holds an offsetting position, with respect to the stock or securities. Other gains or losses on the sale of stock or securities will be short-term capital gains or losses.

In certain situations, a Fund may, for a taxable year, defer all or a portion of its net capital loss realized after October (or if there is no net capital loss, then any net long-term or short-term capital loss) and its late-year ordinary loss (defined as the sum of the excess of post-October non-U.S. currency and passive non-U.S. investment company (“PFIC”) losses over post-October non-U.S. currency and PFIC gains plus the excess of post-December ordinary losses over post-December ordinary income) until the next taxable year in computing its investment company taxable income and net capital gain, which will defer the recognition of such realized losses. Such deferrals and other rules regarding gains and losses realized after October (or December) may affect the tax character of shareholder distributions.
If an option written by a Fund on securities lapses or is terminated through a closing transaction, such as a repurchase by a Fund of the option from its holder, a Fund will generally realize short-term capital gain or loss. If securities are sold by a Fund pursuant to the exercise of a call option written by it, a Fund will include the premium received in the sale proceeds of the securities delivered in determining the amount of gain or loss on the sale. Gain or loss on the sale, lapse or other termination of options acquired by a Fund on stock or securities and on narrowly-based stock indices will be capital gain or loss and will be long-term or short-term depending on the holding period of the option.
Certain Fund transactions may be subject to wash sale, short sale, constructive sale, conversion transaction, constructive ownership transaction and straddle provisions of the Code that may, among other things, require a Fund to defer recognition of losses or convert long-term capital gain into ordinary income or short-term capital gain taxable as ordinary income.
As a result of entering into swap contracts, a Fund may make or receive periodic net payments. The Fund may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute taxable ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if a Fund has been a party to the swap for more than one year). With respect to certain types of swaps, a Fund may be required to currently recognize income or loss with respect to future payments on such swaps or may elect under certain circumstances to mark such swaps to market annually for tax purposes as ordinary income or loss. Periodic net payments that would otherwise constitute ordinary deductions but are allocable under the Code to exempt-interest dividends will not be allowed as a deduction but instead will reduce net tax-exempt income.
In general, gain or loss on a short sale is recognized when a Fund closes the sale by delivering the borrowed property to the lender, not when the borrowed property is sold. Gain or loss from a short sale is generally capital gain or loss to the extent that the property used to close the short sale constitutes a capital asset in a Fund’s hands. Except with respect to certain situations where the property used by a Fund to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains. These rules may also terminate the running of the holding period of “substantially identical property” held by a Fund. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by a Fund for more than one year. In general, a Fund will not be permitted to deduct payments made to reimburse the lender of securities for dividends paid on borrowed stock if the short sale is closed on or before the 45th day after the short sale is entered into.
Debt securities acquired by a Fund may be subject to original issue discount and market discount rules which, respectively, may cause a Fund to accrue income in advance of the receipt of cash with respect to interest or cause gains to be treated as ordinary income subject to the Distribution Requirement referred to above. Market discount generally is the excess, if any, of the principal amount of the security (or, in the case of a security issued at an original issue discount, the adjusted issue price of the security) over the price paid by a Fund for the security. Original issue discount that accrues in a taxable year is treated as income earned by a Fund and therefore is subject to the Distribution Requirement. Because the original issue discount income earned by a Fund in a taxable year may not be represented by cash income, a Fund may have to borrow money or dispose of other securities and use the proceeds to make distributions to satisfy the Distribution Requirement. The Fund will face a similar issue with market discount that it elects, or is required to accrue.
Certain futures contracts and certain listed options (referred to as Section 1256 contracts) held by the Funds will be required to be “marked to market” for federal income tax purposes at the end of a Fund’s taxable year, that is, treated as having been sold at the fair market value on the last business day of a Fund’s taxable year. Except with respect to certain non-U.S. currency forward contracts, sixty percent of any gain or loss recognized on these deemed sales and on actual dispositions will be treated as long-term capital gain or loss, and forty percent will be treated as short-term capital gain or loss. Any net mark-to-market gains may be subject to the Distribution Requirement referred to above, even though a Fund may receive no corresponding cash amounts, possibly requiring the disposition of portfolio securities or borrowing to obtain the necessary cash.

Gains or losses attributable to fluctuations in exchange rates that occur between the time a Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a non-U.S. currency and the time a Fund actually collects such receivables or pays such liabilities are treated as ordinary income or loss. Similarly, gains or losses on non-U.S. currency forward contracts or dispositions of debt securities denominated in a non-U.S. currency that are attributable to fluctuations in the value of the non-U.S.
currency between the date of acquisition of the security or contract and the date of disposition thereof generally also are treated as ordinary income or loss. These gains or losses, referred to under the Code as “Section 988” gains or losses, increase or decrease the amount of a Fund’s investment company taxable income available to be distributed to its shareholders as ordinary income, rather than increasing or decreasing the amount of a Fund’s net capital gain. If Section 988 losses exceed other investment company taxable income during a taxable year, a Fund would not be able to make any ordinary dividend distributions from current earnings and profits, and distributions made before the losses were realized could be recharacterized as a return of capital to shareholders, rather than as an ordinary dividend, thereby reducing each shareholder’s basis in his or her Fund shares.
If a Fund holds (directly or indirectly) one or more “tax credit bonds” (defined below) on one or more specified dates during a Fund’s taxable year, and a Fund satisfies the minimum distribution requirement, a Fund may elect for U.S. federal income tax purposes to pass through to shareholders tax credits otherwise allowable to a Fund for that year with respect to such bonds. A tax credit bond is defined in the Code as a “qualified tax credit bond” (which includes a qualified forestry conservation bond, a new clean renewable energy bond, a qualified energy conservation bond, a qualified zone academy bond, or a qualified school construction bond, each of which must meet certain requirements specified in the Code), a “build America bond” or certain other specified bonds. If the Fund were to make an election, a shareholder of a Fund would be required to include in gross income an amount equal to such shareholder’s proportionate share of the interest income attributable to such credits and would be entitled to claim as a tax credit an amount equal to the shareholder’s proportionate share of such credits. Certain limitations may apply on the extent to which the credit may be claimed.
The Fund may make investments in equity securities of non-U.S. issuers, subject to the requirements of its investment restrictions. If a Fund purchases shares in PFICs, a Fund may be subject to federal income tax on a portion of any “excess distribution” from such non-U.S. corporation, including any gain from the disposition of such shares, even if such income is distributed by a Fund to its shareholders. In addition, certain interest charges may be imposed on a Fund as a result of such distributions. If a Fund were to invest in an eligible PFIC and elected to treat the PFIC as a qualified electing fund (a “QEF”), in lieu of the foregoing requirements, a Fund would be required to include each year in its income and distribute to shareholders in accordance with the Distribution Requirement, a pro rata portion of the QEF’s ordinary earnings and net capital gain, whether or not distributed by the QEF to a Fund. The Fund may not be able to make this election with respect to many PFICs because of certain requirements that the PFICs would have to satisfy.
Alternatively, a Fund generally will be permitted to “mark to market” any shares it holds in a PFIC. If a Fund made such an election, with such election being made separately for each PFIC owned by a Fund, a Fund would be required to include in income each year and distribute to shareholders in accordance with the Distribution Requirement, an amount equal to the excess, if any, of the fair market value of the PFIC stock as of the close of the taxable year over the adjusted basis of such stock at that time. The Fund would be allowed a deduction for the excess, if any, of the adjusted basis of the PFIC stock over its fair market value as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to the stock included by a Fund for prior taxable years. The Fund will make appropriate basis adjustments in the PFIC stock to take into account the mark-to-market amounts.
Notwithstanding any election made by a Fund, dividends attributable to distributions from a non-U.S. corporation will not be eligible for the special tax rates applicable to qualified dividend income if the non-U.S. corporation is a PFIC either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.
The Fund may invest in REITs, subject to the requirements of its investment restrictions. The Fund’s investments in REIT equity securities may require a Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, a Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold (including when it is not advantageous to do so). The Fund’s investments in REIT equity securities may at other times result in a Fund’s receipt of cash in excess of the REIT’s earnings; if a Fund distributes such amounts, such distribution could constitute a return of capital to Fund shareholders for federal income tax purposes. In addition, between 2018 and 2025, a direct REIT shareholder may claim a 20% “qualified business income” deduction for ordinary REIT dividends, and a RIC may pass through to its shareholders the special character of this income. Ordinary dividends received by the Fund from a REIT will generally not constitute qualified dividend income, which would be eligible for tax at a reduced rate.
Some of the REITs in which the Funds may invest will be permitted to hold residual interests in real estate mortgage investment conduits (“REMICs”). Under Treasury regulations not yet issued, but that may apply retroactively, a portion of a Fund’s income from a REIT that is attributable to the REIT’s residual interest in a REMIC (referred to in the Code as an “excess inclusion”) will be subject to federal income tax in all events. These regulations are expected to provide that excess inclusion income of a regulated investment company, such as a Fund, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by shareholders, with the same consequences as if shareholders held the related REMIC residual interest directly.
In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on unrelated business income, thereby potentially requiring such an entity that is allocated excess inclusion income, and that otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax.
Under current law, if a charitable remainder trust (defined in Section 664 of the Code) realizes any unrelated business taxable income for a taxable year, it will be subject to an excise tax equal to 100% of such unrelated business taxable income. In addition, if at any time during any taxable year a “disqualified organization” (as defined in the Code) is a record holder of a share in a regulated investment company, then the regulated investment company will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations. The Funds do not intend to invest directly in residual interests in REMICs or to invest in REITs in which a substantial portion of the assets will consist of residual interests in REMICs.
FUND DISTRIBUTIONS. Each Fund anticipates distributing substantially all of its net investment income for each taxable year. Dividends of net investment income paid to a non-corporate U.S. shareholder that are reported as qualified dividend income will generally be taxable to such shareholder at capital gain income tax rates. The amount of dividend income that may be reported by a Fund as qualified dividend income will generally be limited to the aggregate of the eligible dividends received by a Fund. Dividends of net investment income that are not reported as qualified dividend income or exempt-interest dividends and dividends of net short-term capital gains will be taxable to shareholders at ordinary income rates. Dividends paid by a Fund with respect to a taxable year will qualify for the dividends received deduction generally available to corporations to the extent of the amount of dividends received by a Fund from certain domestic corporations for the taxable year. For tax years beginning after December 31, 2017 and before January 1, 2026, a Fund may also report dividends eligible for a 20% “qualified business income” deduction for non-corporate U.S. shareholders to the extent a Fund’s income is derived from ordinary REIT dividends, reduced by allocable Fund expenses. In order for a Fund’s dividends to be eligible for treatment as qualified dividend income or for the dividends received deduction or qualified business income deduction, a Fund must meet certain holding period requirements with respect to the shares on which a Fund received the eligible dividends, and the U.S. shareholder must meet certain holding period requirements with respect to a Fund shares. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year, including the portion of dividends paid that qualify for the reduced tax rate.
Ordinarily, shareholders are required to take taxable distributions by a Fund into account in the year in which the distributions are made. However, for federal income tax purposes, dividends that are declared by a Fund in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if they were paid on December 31 of the year declared. Therefore, such dividends will generally be taxable to a shareholder in the year declared rather than the year paid.
Dividends paid by a Fund that are properly reported as exempt-interest dividends will not be subject to regular federal income tax. Dividends paid by a Fund will be exempt from federal income tax (though not necessarily exempt from state and local taxation) to the extent of a Fund’s tax-exempt interest income as long as 50% or more of the value of a Fund’s assets at the end of each quarter is invested in (1) state, municipal and other bonds that are excluded from gross income for federal income tax purposes or (2) interests in other regulated investment companies, and, in each case, as long as a Fund properly reports such dividends as exempt-interest dividends. Exempt-interest dividends from interest earned on municipal securities of a state, or its political subdivisions, are generally exempt from income tax in that state. However, income from municipal securities from other states generally will not qualify for tax-free treatment.
Interest on indebtedness incurred by a shareholder to purchase or carry shares of a Fund will not be deductible for U.S. federal income tax purposes to the extent it relates to exempt-interest dividends received by a shareholder. If a shareholder receives exempt-interest dividends with respect to any share of a Fund (other than if a Fund declares income dividends daily and pays such dividends at least as frequently as monthly) and if the share is held by the shareholder for six months or less, then any loss on the sale or exchange of the share may, to the extent of the exempt-interest dividends, be disallowed. In addition, the Code may require a shareholder that receives exempt-interest dividends to treat as taxable income a portion of certain otherwise non-taxable social security and railroad retirement benefit payments. Furthermore, a portion of any exempt-interest dividend paid by a Fund that represents income derived from certain revenue or private activity bonds held by a Fund may not retain its tax-exempt status in the hands of a shareholder who is a “substantial user” of a facility financed by such bonds, or a “related person” thereof. In addition, the receipt of dividends and distributions from a

Fund may affect a non-U.S. corporate shareholder’s federal “branch profits” tax liability and the federal “excess net passive income” tax liability of a shareholder of an S corporation. Shareholders should consult their own tax advisers as to whether they are (i) “substantial users” with respect to a facility or “related” to such users within the meaning of the Code or (ii) subject to the federal “branch profits” tax, or the federal “excess net passive income” tax.
The Fund may either retain or distribute to shareholders its net capital gain (i.e., excess net long-term capital gain over net short-term capital loss) for each taxable year. Each Fund currently intends to distribute any such amounts. If net capital gain is distributed and reported as a “capital gain dividend,” it will be taxable to shareholders as long-term capital gain, regardless of the length of time the shareholder has held its shares or whether such gain was recognized by a Fund prior to the date on which the shareholder acquired its shares. Conversely, if a Fund elects to retain its net capital gain, a Fund will be taxed thereon (except to the extent of any available capital loss carryovers) at the 21% corporate tax rate. In such a case, it is expected that a Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will be required to report its pro rata share of such gain on its tax return as long-term capital gain, will receive a refundable tax credit for its pro rata share of tax paid by a Fund on the gain, and will increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.
Distributions that exceed a Fund’s current and accumulated earnings and profits will be treated as a return of capital to the extent of (and in reduction of) the shareholder’s tax basis in its shares; any distribution in excess of such tax basis will be treated as gain from the sale of its shares, as discussed below. Distributions in excess of a Fund’s minimum distribution requirements but not in excess of a Fund’s earnings and profits will be taxable to shareholders and will not constitute nontaxable returns of capital. In the event that a Fund were to experience an ownership change as defined under the Code, a Fund’s loss carryforwards, if any, may be subject to limitation.
Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or reinvested in additional shares of a Fund (or of another fund). Shareholders receiving a distribution in the form of additional shares will be treated as receiving a distribution in an amount equal to the amount of cash that could have been received. In addition, prospective investors in a Fund should be aware that distributions from a Fund will, all other things being equal, have the effect of reducing the NAV of a Fund’s shares by the amount of the distribution. If the NAV is reduced below a shareholder’s cost, the distribution will nonetheless be taxable as described above, even if the distribution effectively represents a return of invested capital. Investors should consider the tax implications of buying shares just prior to a distribution, when the price of shares may reflect the amount of the forthcoming distribution.
SALE OR REDEMPTION OF SHARES. A shareholder will generally recognize gain or loss on the sale or redemption of shares in an amount equal to the difference between the proceeds of the sale or redemption and the shareholder’s adjusted tax basis in the shares. All or a portion of any loss so recognized may be disallowed if the shareholder acquires other shares of the Fund or substantially identical stock or securities within a period of 61 days beginning 30 days before such disposition, such as pursuant to reinvestment of a dividend in shares of the Fund. Additionally, if a shareholder disposes of shares of a Fund within 90 days following their acquisition, and the shareholder subsequently re-acquires Fund shares (1) before January 31 of the calendar year following the calendar year in which the original stock was disposed of, (2) pursuant to a reinvestment right received upon the purchase of the original shares and (3) at a reduced load charge (i.e., sales or additional charge), then any load charge incurred upon the acquisition of the original shares will not be taken into account as part of the shareholder’s basis for computing gain or loss upon the sale of such shares, to the extent the original load charge does not exceed any reduction of the load charge with respect to the acquisition of the subsequent shares. To the extent the original load charge is not taken into account on the disposition of the original shares, such charge shall be treated as incurred in connection with the acquisition of the subsequent shares. In general, any gain or loss arising from (or treated as arising from) the sale or redemption of shares of a Fund will be considered capital gain or loss and will be long term capital gain or loss if the shares were held for more than one year. However, any capital loss arising from the sale or redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of long-term capital gain dividends received on (or undistributed long-term capital gains credited with respect to) such shares.
Capital gain of a non-corporate U.S. shareholder is generally taxed at a federal income tax rate of up to 15% or 20%, depending on whether the shareholder’s income exceeds certain threshold amounts, which are adjusted annually for inflation. Capital gain of a corporate shareholder is taxed at the same rate as ordinary income.
Cost Basis Reporting. Mutual funds must report cost basis information to you and the IRS when you sell or exchange shares acquired on or after January 1, 2012 in your non-retirement accounts. The cost basis regulations do not affect retirement accounts, money market funds, and shares acquired before January 1, 2012. The regulations also require mutual funds to report whether a gain or loss is short-term (shares held one year or less) or long-term (shares held more than one year) for all shares acquired on or after January 1, 2012 that are subsequently sold or exchanged. To calculate the gain or loss on shares sold, you need to know the cost basis of the shares. Cost basis is the original value of an asset for tax purposes (usually the gross purchase price), adjusted for stock splits, reinvested dividends, and return of capital distributions. This value is used to determine the capital gain (or loss), which is the difference between the cost basis of the shares and the gross proceeds when the shares are sold. The Fund’s Transfer Agent supports several different cost basis methods from which you may select a cost basis method you believe best suited to your needs. If you decide to elect the Transfer Agent’s default method, which is average cost, no action is required on your part. For shares acquired on or after January 1, 2012, if you change your cost basis method, the new method will apply to all shares in the account if you request the change prior to the first redemption. If, however, you request the change after the first redemption, the new method will apply to shares acquired on or after the date of the change. Keep in mind that the Fund’s Transfer Agent is not required to report cost basis information to you or the IRS on shares acquired before January 1, 2012. However, the Transfer Agent will provide this information to you, as a service, if its cost basis records are complete for such shares. This information will be separately identified on the Form 1099-B (Proceeds from Broker and Barter Exchange Transactions) sent to you by the Transfer Agent and not transmitted to the IRS.
BACKUP WITHHOLDING. The Fund will be required in certain cases to withhold and remit to the U.S. Treasury 24% of all dividends and capital gain dividends, and the proceeds of redemption of shares, paid to any shareholder (1) who has provided the Fund with either an incorrect tax identification number or no number at all, (2) who is subject to backup withholding by the IRS for failure to report the receipt of interest or dividend income properly or (3) who has failed to certify to the Fund that it is not subject to backup withholding or that it is a corporation or other exempt recipient. In addition, dividends and capital gain dividends made to corporate United States holders may be subject to information reporting and backup withholding. Backup withholding is not an additional tax and any amounts withheld may be refunded or credited against a shareholder’s federal income tax liability, provided the appropriate information is furnished to the IRS.
If a shareholder recognizes a loss with respect to a Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.
MEDICARE CONTRIBUTION TAX. A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over $200,000 (or $250,000 if married filing jointly). The Fund shareholder’s net investment income will generally include, among other things, dividend income from the Fund and net gains from the disposition of Fund shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisers regarding the applicability of the Medicare contribution tax to your income and gains in respect of your investment in the Fund shares.
NON-U.S. SHAREHOLDERS. Dividends paid to a shareholder who, as to the United States, is a nonresident alien individual, non-U.S. trust or estate, non-U.S. corporation, or non-U.S. partnership (“non-U.S. shareholder”) will be subject to U.S. withholding tax at the rate of 30% (or lower applicable treaty rate) on the gross amount of the dividend. Such a non-U.S. shareholder would generally be exempt from U.S. federal income tax, including withholding tax, on gains realized on the sale of shares of a Fund, net capital gain dividends, exempt-interest dividends, amounts retained by the Fund that are reported as undistributed capital gains, and amounts reported by the Fund as interest-related dividends or short-term capital gain dividends.
The foregoing applies when the non-U.S. shareholder’s income from a Fund is not effectively connected with a U.S. trade or business. If the income from a Fund is effectively connected with a U.S. trade or business carried on by a non-U.S. shareholder, then ordinary income dividends, qualified dividend income, net capital gain dividends, undistributed capital gains credited to such shareholder and any gains realized upon the sale of shares of the Fund will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens or domestic corporations.
Distributions that a Fund reports as “short-term capital gain dividends” or “net capital gain dividends” will not be treated as such to a recipient non-U.S. shareholder if the distribution is attributable to gain from the sale or exchange of U.S. real property or an interest in a U.S. real property holding corporation (including a REIT dividend attributable to such gain) and a Fund’s direct or indirect interests in U.S. real property exceed certain levels. Instead, if the non-U.S. shareholder has not owned more than 5% of the outstanding shares of a Fund at any time during the one year period ending on the date of distribution, such distributions will be subject to 30% withholding by a Fund and will be treated as ordinary dividends to the non-U.S. shareholder; if the non-U.S. shareholder owned more than 5% of the outstanding shares of a Fund at any time during the one-year period ending on the date of the distribution, such distribution will be treated as real property gain subject to 21% withholding tax and could subject the non-U.S. shareholder to U.S. filing requirements. Additionally, if a Fund’s direct or indirect interests in U.S. real property were to exceed certain levels, a non-U.S. shareholder realizing gains upon redemption from a Fund could be subject to the 21% withholding tax and U.S. filing requirements unless more than 50% of a Fund’s shares were owned by U.S. persons at such time or unless the non-U.S. person had not held more than 5% of a Fund’s outstanding shares throughout either such person’s holding period for the redeemed shares or, if shorter, the previous five years.
The rules laid out in the previous paragraph, other than the withholding rules, will apply notwithstanding a Fund’s participation in a wash sale transaction or its payment of a substitute dividend.
The Fund may be required to recognize a portion of its gain on the in-kind distribution of certain U.S. real property interests if the Fund is domestically controlled (meaning that more than 50% of the value of the Fund's shares is held by U.S. shareholders).
In the case of non-U.S. non-corporate shareholders, a Fund may be required to backup withhold U.S. federal income tax on distributions that are otherwise exempt from withholding tax unless such shareholders furnish the Fund with proper notification of their non-U.S. status.
Separately, a 30% withholding tax is currently imposed on U.S.-source dividends, interest and other income items paid to (i) non-U.S. financial institutions including non-U.S. investment funds unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain other non-U.S. entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid withholding, non-U.S. financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant non-U.S. financial institutions or to account holders, or (ii) in the event that an intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other non-U.S. entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply.
The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Non-U.S. shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Fund, the procedure for claiming the benefit of a lower treaty rate and the applicability of non-U.S. taxes.
NON-U.S. TAXES. The Fund may be subject to non-U.S. withholding taxes or other non-U.S. taxes with respect to income (possibly including, in some cases, capital gain) received from sources within non-U.S. countries. So long as more than 50% by value of the total assets of the Fund (1) at the close of the taxable year, consists of stock or securities of non-U.S. issuers, or (2) at the close of each quarter, consists of interests in other regulated investment companies, the Fund may elect to treat any non-U.S. income taxes paid by it as paid directly by its shareholders.
If the Fund makes the election, each shareholder will be required to (i) include in gross income, even though not actually received, its pro rata share of the Fund’s non-U.S. income taxes, and (ii) either deduct (in calculating U.S. taxable income) or credit (in calculating U.S. federal income tax) its pro rata share of the Fund’s income taxes. A non-U.S. tax credit may not exceed the U.S. federal income tax otherwise payable with respect to the non-U.S. source income. For this purpose, each shareholder must treat as non-U.S. source gross income (i) its proportionate share of non-U.S. taxes paid by the Fund and (ii) the portion of any actual dividend paid by the Fund which represents income derived from non-U.S. sources; the gain from the sale of securities will generally be treated as U.S. source income and certain non-U.S. currency gains and losses likewise will be treated as derived from U.S. sources. This non-U.S. tax credit limitation is, with certain exceptions, applied separately to separate categories of income; dividends from the Fund will be treated as “passive” or “general” income for this purpose. The effect of this limitation may be to prevent shareholders from claiming as a credit the full amount of their pro rata share of the Fund’s non-U.S. income taxes. In addition, shareholders will not be eligible to claim a non-U.S. tax credit with respect to non-U.S. income taxes paid by the Fund unless certain holding period requirements are met at both the Fund and the shareholder levels. For purposes of foreign tax credits for U.S. shareholders of the Fund, foreign capital gains taxes may not produce associated foreign source income, limiting the availability of such credits for U.S. persons.
The Fund will make such an election only if it deems it to be in the best interest of its shareholders. A shareholder not subject to U.S. tax may prefer that this election not be made. The Fund will notify shareholders in writing each year if it makes the election and of the amount of non-U.S. income taxes, if any, to be passed through to the shareholders and the amount of non-U.S. taxes, if any, for which shareholders of the Fund will not be eligible to claim a non-U.S. tax credit because the holding period requirements (described above) have not been satisfied.
Shares of a Fund held by a non-U.S. shareholder at death will be considered situated within the United States and subject to the U.S. estate tax.

STATE AND LOCAL TAX MATTERS. Depending on the residence of the shareholders for tax purposes, distributions may also be subject to state and local taxes. Rules of state and local taxation regarding qualified dividend income, ordinary income dividends and capital gains distributions from regulated investment companies and other items may differ from federal income tax rules. Shareholders are urged to consult their tax advisers as to the consequences of these and other state and local tax rules affecting investment in a Fund.
CAPITAL LOSS CARRYFORWARDS
PGIM Core Short-Term Bond Fund – For federal income tax purposes, the following Funds had an approximated capital loss carryforward as of January 31, 2024, as shown in the table below, which can be carried forward for an unlimited period. No capital gains distributions are expected to be paid to shareholders until net gains have been realized in excess of such losses.
Fund	Capital Loss Carryforward	Capital Loss Carryforward Utilized
PGIM Core Short-Term Bond Fund	$44,323,000	$—
PGIM Core Ultra Short Bond Fund – As of January 31, 2024, the Fund had no capital loss carryforwards.
PROXY VOTING & CODES OF ETHICS
PROXY VOTING
The Board has delegated to the Manager the responsibility for voting any proxies and maintaining proxy recordkeeping with respect to the Funds. The Manager is authorized by the Funds to delegate, in whole or in part, their proxy voting authority to the subadviser(s) or third party vendors consistent with the policies set forth below. The proxy voting process shall remain subject to the supervision of the Board, including any committee thereof established for that purpose.
The Manager and the Board view the proxy voting process as a component of the investment process and, as such, seek to ensure that all proxy proposals are voted with the primary goal of seeking the optimal benefit for the Funds. Consistent with this goal, the Board views the proxy voting process as a means to encourage strong corporate governance practices and ethical conduct by corporate management. The Manager and the Board maintain a policy of seeking to protect the best interests of the Funds should a proxy issue potentially implicate a conflict of interest between the Funds and the Manager or its affiliates.
The Manager delegates to the Funds' subadviser(s) the responsibility for voting proxies. The subadviser is expected to identify and seek to obtain the optimal benefit for the Funds, and to adopt written policies that meet certain minimum standards, including that the policies be reasonably designed to protect the best interests of the Funds and delineate procedures to be followed when a proxy vote presents a conflict between the interests of the Funds and the interests of the subadviser or its affiliates. The Manager and the Board expect that the subadviser will notify the Manager and Board at least annually of any such conflicts identified and confirm how the issue was resolved. In addition, the Manager expects that the subadviser will deliver to the Manager, or its appointed vendor, information required for filing the Form N-PX with the SEC. Information regarding how the Funds voted proxies relating to their portfolio securities during the most recent twelve-month period ending June 30 is available without charge on the Funds' website at www.pgim.com/investments and on the SEC's website at www.sec.gov.
A summary of the proxy voting policies of the subadviser(s) is set forth in its respective Appendix to this SAI.
CODES OF ETHICS
The Board has adopted a Code of Ethics. In addition, the Manager, subadviser(s) and Distributor have each adopted a Code of Ethics. The Codes of Ethics apply to access persons (generally, persons who have access to information about the Funds' investment program) and permit personnel subject to the Codes of Ethics to invest in securities, including securities that may be purchased or held by the Funds. However, the protective provisions of the Codes of Ethics prohibit certain investments and limit such personnel from making investments during periods when the Funds are making such investments. The Codes of Ethics are on public file with, and are available from, the SEC.
FINANCIAL STATEMENTS
The financial statements for the Funds for the fiscal year ended January 31, 2024, are incorporated in this SAI by reference to the 2024 annual reports to shareholders (File No. 811-09999). Such financial statements audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm.

You may obtain a copy of the annual reports at no charge by request to the Funds by calling (800) 225-1852 or by writing to the Funds at 655 Broad Street, Newark, New Jersey 07102.

APPENDICES
APPENDIX I: PROXY VOTING POLICIES OF THE  SUBADVISER
PGIM, INC.
The policy of each of PGIM’s asset management units is to vote proxies in the best interests of their respective clients based on the clients’ priorities. Client interests are placed ahead of any potential interest of PGIM or its asset management units.
Because the various asset management units manage distinct classes of assets with differing management styles, some units will consider each proxy on its individual merits while other units may adopt a pre‐determined set of voting guidelines. The specific voting approach of each unit is noted below.
Relevant members of management and regulatory personnel oversee the proxy voting process and monitor potential conflicts of interest. In addition, should the need arise, senior members of management, as advised by Compliance and Law, are authorized to address any proxy matter involving an actual or apparent conflict of interest that cannot be resolved at the level of an individual asset management business unit.
VOTING APPROACH OF PGIM ASSET MANAGEMENT UNITS
PGIM Fixed Income. PGIM Fixed Income’s policy is to vote proxies in the best interests of its clients. In the case of pooled accounts, the policy is to vote proxies in the best interests of the pooled account. The proxy voting policy contains detailed voting guidelines on a wide variety of issues commonly voted upon by shareholders. These guidelines reflect PGIM Fixed Income’s judgment of how to further the best interests of its clients through the shareholder or debt-holder voting process.
PGIM Fixed Income invests primarily in debt securities, thus there are few traditional proxies voted by it. PGIM Fixed Income generally votes with management on routine matters such as the appointment of accountants or the election of directors. From time to time, ballot issues arise that are not addressed by the policy or circumstances may suggest a vote not in accordance with the established guidelines. In these cases, voting decisions are made on a case-by-case basis by the applicable portfolio manager taking into consideration the potential economic impact of the proposal. Not all ballots are received by PGIM Fixed Income in advance of voting deadlines, but when ballots are received in a timely fashion, PGIM Fixed Income strives to meet its voting obligations. It cannot, however, guarantee that every proxy will be voted prior to its deadline.
With respect to non-U.S. holdings, PGIM Fixed Income takes into account additional restrictions in some countries that might impair its ability to trade those securities or have other potentially adverse economic consequences. PGIM Fixed Income generally votes non-U.S. securities on a best efforts basis if it determines that voting is in the best interests of its clients. Occasionally, a conflict of interest may arise in connection with proxy voting. For example, the issuer of the securities being voted may also be a client of PGIM Fixed Income. When PGIM Fixed Income identifies an actual or potential material conflict of interest between the firm and its clients with respect to proxy voting, the matter is presented to senior management who will resolve such issue in consultation with the compliance and legal departments. Proxy voting is reviewed by the trade management oversight committee. Any client may obtain a copy of PGIM Fixed Income’s proxy voting policy, guidelines and procedures, as well as the proxy voting records for that client’s securities, by contacting the account management representative responsible for the client’s account.
PGIM Real Estate. PGIM Real Estate is a business unit of PGIM. PGIM Real Estate's proxy voting policy contains detailed voting guidelines on a wide variety of issues commonly voted upon by shareholders. These guidelines reflect PGIM Real Estate's judgment of how to further the best long-range economic interest of our clients (i.e., the mutual interest of clients in seeing the appreciation in value of a common investment over time) through the shareholder voting process. PGIM Real Estate’s policy is generally to vote proxies on social or political issues on a case by case basis. Additionally, where issues are not addressed by our policy, or when circumstances suggest a vote not in accordance with our established guidelines, voting decisions are made on a case-by-case basis taking into consideration the potential economic impact of the proposal. With respect to international holdings, we take into account additional restrictions in some countries that might impair our ability to trade those securities or have other potentially adverse economic consequences, and generally vote foreign securities on a best efforts basis in accordance with the recommendations of the issuer's management if we determine that voting is in the best economic interest of our clients.
PGIM Real Estate utilizes the services of a third party proxy voting facilitator, and upon receipt of proxies will direct the voting facilitator to vote in a manner consistent with PGIM Real Estate's established proxy voting guidelines described above (assuming timely receipt of proxy materials from issuers and custodians). In accordance with its obligations under the Advisers Act, PGIM Real Estate provides full disclosure of its proxy voting policy, guidelines and procedures to its clients upon their request, and will also provide to any client, upon request, the proxy voting records for that client's securities.

APPENDIX II: DESCRIPTIONS OF SECURITY RATINGS
MOODY’S INVESTORS SERVICE, INC. (“MOODY’S”)
Global Long Term Ratings
Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B: Obligations rated B are considered speculative and are subject to high credit risk.
Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a ‘(hyb)’ indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
*By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid security indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Global Short-Term Ratings
P-1: Ratings of Prime-1 reflect a superior ability to repay short-term debt obligations.
P-2: Ratings of Prime-2 reflect a strong ability to repay short-term debt obligations.
P-3: Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
Short-Term Municipal Ratings
MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
S&P Global Ratings (“S&P”)
Long-Term Issue Credit Ratings*

AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA: An obligation rated ‘AA’ differs from the highest rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
BB, B, CCC, CC, and C: Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.
B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D: An obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to 'D' if it is subject to a distressed debt restructuring.
*Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings
A-1: A short-term obligation rated 'A-1' is rated in the highest category by S&P. The obligor's capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitments on these obligations is extremely strong.
A-2: A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitments on the obligation is satisfactory.
A-3: A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor's capacity to meet its financial commitments on the obligation.

B: A short-term obligation rated 'B' is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor's inadequate capacity to meet its financial commitments.
C: A short-term obligation rated 'C' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D: A short-term obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to 'D' if it is subject to a distressed debt restructuring.
Municipal Short-Term Note Ratings
An S&P U.S. municipal note rating reflects S&P’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining the type of rating if any, to assign, S&P’s analysis will review the following considerations.
■ Amortization schedule-the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and
■ Source of payment-the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.
Note rating symbols are as follows:
SP-1: Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.
SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3: Speculative capacity to pay principal and interest.
D: ‘D’ is assigned upon failure to pay the note when due, completion of a distressed debt restructuring, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.
FITCH RATINGS LTD. (“Fitch”)
Issuer Default Ratings
AAA: Highest Credit Quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA: Very High Credit Quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A: High Credit Quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB: Good Credit Quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

B: Highly Speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC: Substantial Credit Risk. Very low margin for safety. Default is a real possibility.
CC: Very High Levels of Credit Risk. Default of some kind appears probable.
C: Near Default. A default or default-like process has begun, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:
■
The issuer has entered into a grace or cure period following non-payment of a material financial obligation;
■
The formal announcement by the issuer or their agent of a distressed debt exchange; and
■
A closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.
RD: Restricted default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced:
■
An uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but
■
Has not entered into bankruptcy filings, administration, receivership, liquidation, or other formal winding-up procedure, and
■
Has not otherwise ceased operating.
This would include:
-
The selective payment default on a specific class or currency of debt;
-
The uncured expiry of any applicable original grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation.
D: Default. ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or that has otherwise ceased business and debt is still outstanding.
Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Short-Term Ratings Assigned to Issuers and Obligations
F1: Highest Short-Term Credit Quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2: Good Short-Term Credit Quality. Good intrinsic capacity for timely payment of financial commitments.
F3: Fair Short-Term Credit Quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative Short-Term Credit Quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High Short-Term Default Risk. Default is a real possibility.
RD: Restricted Default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D: Default. Indicates a broad based default event for an entity, or the default of a short-term obligation.
Within rating categories, Fitch may use modifiers. The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (‘AA+’; ‘AA’; ‘AA-‘; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category. For the short-term rating category of ‘F1’, a “+” may be appended.

PGIM Institutional Money Market Fund

PROSPECTUS — April 2, 2024
INVESTMENT OBJECTIVE
Current income consistent with the preservation of capital and the maintenance of liquidity
For Institutional Clients
The Fund issues shares only in private
placement transactions in accordance with
Regulation D or other applicable exemptions
under the Securities Act of 1933, as amended
(“Securities Act”). The Prospectus and the
related Statement of Additional Information
are not an offer to sell, or a solicitation of any
offer to buy, any security to the public within
the meaning of the Securities Act. In addition,
there shall be no sale of the shares referred
to herein in any jurisdiction in which such
offer, solicitation or sale would be unlawful
prior to the registration or qualification under
the securities laws of any such jurisdiction.

3	ABOUT THE FUND
4	HOW THE FUND INVESTS
4	INVESTMENT OBJECTIVES AND POLICIES
6	OTHER INVESTMENTS AND STRATEGIES
7	RISKS OF INVESTING IN THE FUND
12	HOW THE FUND IS MANAGED
12	BOARD OF Trustees
12	MANAGER
13	SUBADVISERS
13	DISTRIBUTOR
13	DISCLOSURE OF PORTFOLIO HOLDINGS
14	FUND DISTRIBUTIONS AND TAX ISSUES
14	DISTRIBUTIONS
14	TAX ISSUES
16	HOW TO BUY AND SELL FUND SHARES
17	FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES
18	LIQUIDITY FEES
19	FINANCIAL HIGHLIGHTS

ABOUT THE FUND
INTRODUCTION
This Prospectus provides information about the PGIM Institutional Money Market Fund (the “Fund”), a series of Prudential Investment Portfolios 2 (“PIP 2”).
Shares of the Fund are available for purchase only by investment companies managed by PGIM Investments LLC (“PGIM Investments”) and certain investment advisory clients of PGIM, Inc. and its affiliates, in accordance with applicable provisions of the Investment Company Act of 1940, as amended (“1940 Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the 1940 Act.
Shares of the Fund have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any state. The Fund issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Prospectus and the related Statement of Additional Information (“SAI”) are not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
Shares of the Fund are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed only in accordance with the procedures set forth in this Prospectus and the Fund’s SAI.
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HOW THE FUND INVESTS
INVESTMENT OBJECTIVES AND POLICIES
The Fund’s investment objective is current income consistent with the preservation of capital and the maintenance of liquidity. The Fund’s investment objective is not a fundamental investment policy, which means that it can be changed with the approval of the Fund’s Board of Trustees (the “Board”), but without shareholder approval. The Fund is a money market fund that operates in compliance with Rule 2a-7 under the 1940 Act.
The Fund invests in a diversified portfolio of short-term, high quality money market instruments, such as debt obligations issued by the U.S. Government, its agencies and instrumentalities, as well as commercial paper, asset-backed securities, funding agreements, variable rate demand notes, bills, notes and other obligations issued by banks, corporations and other companies (including trust structures), obligations issued by foreign banks, companies or foreign governments, and municipal bonds and notes. The Fund may invest in U.S. dollar-denominated instruments issued by foreign governments, corporations and financial institutions.
In managing the Fund’s assets, the subadviser uses a combination of top-down economic analysis and bottom-up research in conjunction with proprietary quantitative models and risk management systems. In the top-down economic analysis, the subadviser develops views on economic, policy and market trends by continually evaluating economic data that affect the movement of markets and securities prices. This top-down macroeconomic analysis is integrated into the subadviser’s bottom-up research which informs security selection. In its bottom-up research, the subadviser develops an internal rating and outlook on issuers. The rating and outlook are determined based on a thorough review of the financial health and trends of the issuer, which include a review of the composition of revenue, profitability, cash flow margin, and leverage.
The subadviser may also consider factors such as yield, spread and potential for price appreciation as well as credit quality, maturity and risk.
The subadviser may also utilize proprietary quantitative tools to support relative value trading and asset allocation for portfolio management as well as various risk models to support risk management.
In pursuing its investment objective and implementing its investment strategies, the Fund complies with Rule 2a-7, including, among other things, the portfolio diversification, maturity, and liquidity requirements. The net asset value (“NAV”) of the Fund’s shares “floats,” meaning that it fluctuates with changes in the values of the Fund’s portfolio securities. The Fund’s NAV is rounded to four decimal places (e.g., $1.0000).
The Fund complies with the diversification, quality and other requirements of Rule 2a-7. In general, this means that the Fund may only buy eligible securities that the Fund’s subadviser, pursuant to authority delegated by the Board, has determined present minimal credit risks to the Fund. This determination is based on an analysis which assesses the capacity of the security’s issuer or guarantor to meet its financial obligations. If, after purchase, the credit quality of an instrument deteriorates, the subadviser will decide whether the instrument should be held or sold.
The Fund will invest only in securities that have remaining maturities of 397 calendar days or less or securities otherwise permitted to be purchased because of maturity shortening provisions under applicable regulations (such as those included in Rule 2a-7).
The Fund maintains (i) a dollar-weighted average portfolio maturity of 60 calendar days or less and (ii) a dollar-weighted average life (portfolio maturity measured without reference to any maturity shortening provisions in Rule 2a-7) of 120 calendar days or less.
The Fund may invest up to 100% of total assets in U.S. dollar-denominated foreign securities. The Fund is required to hold at least 25% of its total assets in “daily liquid assets” and at least 50% of its total assets in “weekly liquid assets.” Daily liquid assets include cash (including demand deposits); direct obligations of the U.S. Government; securities (including repurchase agreements) that will mature or are subject to a demand feature that is exercisable and payable
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within one business day; and amounts receivable and due unconditionally within one business day on pending sales of portfolio securities. Weekly liquid assets include cash (including demand deposits); direct obligations of the U.S. Government; U.S. Government securities that are issued at a discount to the principal amount to be repaid at maturity without provision for the payment of interest and with remaining maturities of 60 days or less; securities (including repurchase agreements) that will mature or are subject to a demand feature that is exercisable and payable within five business days; or amounts receivable and due unconditionally within five business days on pending sales of portfolio securities.
The Fund may invest in debt obligations issued or guaranteed by the U.S. Government and government-related entities. Some of these debt securities are backed by the full faith and credit of the U.S. Government, like obligations of the Government National Mortgage Association (“GNMA” or “Ginnie Mae”). Debt securities issued by other government entities, like obligations of the Federal National Mortgage Association (“FNMA” or “Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“FHLMC” or “Freddie Mac”), are not backed by the full faith and credit of the U.S. Government. However, these issuers have the ability to borrow limited amounts from the U.S. Treasury to help meet their obligations. In contrast, the debt securities of other government-related issuers, like the Farm Credit System, depend entirely upon their own resources to repay their debt and are subject to the risk of default like private issuers.
Commercial paper is short-term debt obligations of banks, corporations, municipalities and other borrowers. The obligations are usually issued by financially strong businesses and often include a line of credit to protect purchasers of the obligations. Funding agreements are contracts issued by insurance companies that guarantee a return of principal, plus some amount of interest. An asset-backed security is a loan or note that pays interest based upon the cash flow of a pool of assets, such as mortgages, loans, credit card receivables, corporate receivables, and corporate and municipal securities. Certificates of deposit, time deposits, bankers' acceptances and bank notes are obligations issued by or through a bank. These instruments depend upon the strength of the borrowing bank to give investors comfort that the borrowing will be repaid when promised. The Fund may invest without limit in obligations of U.S. banks and may concentrate in the banking industry. Obligations of U.S. branches of foreign banks and foreign branches of U.S. banks may be considered obligations of U.S. banks if they meet certain requirements.
Municipal bonds and notes may be general obligation or revenue bonds. General obligation bonds or notes are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable from the revenues derived from a particular facility or class of facilities or from the proceeds of a special excise tax or other specific revenue source but not from the general taxing power. Municipal notes also include tax-exempt or municipal commercial paper, which is likely to be issued to meet seasonal working capital needs of a municipality or interim construction financing and to be paid from general revenues of the municipality or refinanced with long-term debt. In most cases, municipal commercial paper may be backed by letters of credit, lines of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions.
The Fund's investments also include variable rate demand obligations (“VRDOs”) and VRDOs in the form of participation interests (“Participating VRDOs”) in variable rate obligations held by financial institutions. The VRDOs in which the Fund may invest are obligations that contain a floating or variable interest rate adjustment formula and an unconditional right of demand on the part of the holder to receive payment of the unpaid principal plus accrued interest on a short notice period not exceeding seven days. Participating VRDOs provide the Fund with a specified undivided interest (up to 100%) of the underlying obligations and the right to demand payment of the unpaid principal plus accrued interest on the Participating VRDOs from the financial institution on a short notice period not exceeding seven days. There is a possibility, because of default or insolvency, that the demand features of certain VRDOs or Participating VRDOs may not be honored.
Master notes and debt obligations in general, including those listed above and any others that the Fund may purchase, are basically written promises to repay a debt. Among the various types of debt securities the Fund may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. The Fund may purchase securities that include demand features, which allow the Fund to demand repayment
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of a debt obligation before the obligation is due or “matures.” This means that longer-term securities can be purchased because of the Fund’s expectation that it can demand repayment of the obligation at an agreed-upon price within a relatively short period of time.
The Fund limits its investments in foreign securities to high quality, U.S. dollar denominated obligations of foreign issuers, such as foreign banks, corporations and foreign governments.
The securities that the Fund may purchase may change over time as new types of high-quality, short-duration investments are developed.
Any of the high-quality, short-duration investments that the Fund may purchase may be accompanied by the right to resell the instrument prior to the instrument's maturity. In addition, the Fund may separately purchase rights to resell these instruments. These rights are referred to as “puts” and are acquired by the Fund to protect against a possible decline in the market value of the securities to which the puts relate in the event of interest rate fluctuations and, in the case of liquidity puts, to shorten the effective maturity of the security.
The Fund may impose a discretionary liquidity fee on redemptions (up to 2%), if the Board (or its delegate) determines that it is in the best interests of the Fund to do so.
Effective on October 2, 2024, the Fund will be required to impose a mandatory liquidity fee on redemptions, if the Fund experiences total daily net redemptions that exceed 5% of net assets, unless the fee is de minimis (i.e., less than 1 basis point of the value of the shares redeemed). The amount of the mandatory liquidity fee to be charged must be based on a good faith estimate, supported by data, of the costs the Fund would incur if it sold a pro rata amount of each security in its portfolio to satisfy the amount of the net redemptions. If these costs cannot be estimated in good faith and supported by data, the amount of the mandatory liquidity fee will be 1% of the value of the shares redeemed.
The Board can change investment policies that are not fundamental.
OTHER INVESTMENTS AND STRATEGIES
In addition to the above principal investment strategies, the Fund also may use the following non-principal investment strategies to try to increase its return or protect its assets if market conditions warrant.
Repurchase Agreements. The Fund intends to enter into repurchase agreements, where a party agrees to sell a security to the Fund and then repurchase it at an agreed-upon price at a stated time. This creates a fixed return for the Fund. The Fund will only enter into these repurchase agreements with parties whom the subadviser believes can honor their obligations in the transactions.
Reverse Repurchase Agreements. The Fund may enter into reverse repurchase agreements, where the Fund borrows money on a temporary basis by selling a security with an obligation to repurchase it at an agreed-upon price at a stated time.
When-Issued and Delayed-Delivery Securities. The Fund may also purchase money market or other obligations on a “when-issued” or “delayed-delivery” basis. When the Fund makes this type of purchase, the price and interest rates are fixed at the time of purchase, but delivery and payment for the obligations take place at a later time. The Fund does not earn interest income until the date the obligations are delivered.
Floating and Variable Rate Securities. The Fund may purchase floating rate and variable rate securities. These securities pay interest at rates that change periodically to reflect changes in market interest rates. Because these securities adjust the interest they pay, they may be beneficial when interest rates are rising because of the additional return the Fund will receive, and they may be detrimental when interest rates are falling because of the reduction in interest payments to the Fund.
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Other Investments. In addition to the strategies and securities discussed above, the Fund may use other strategies or invest in other types of securities as described in the Statement of Additional Information (“SAI”). The Fund might not use all of the strategies or invest in all of the types of securities as described in the Prospectus or in the SAI.
The table below summarizes the investment limits applicable to the Fund’s principal investment strategies and certain non-principal investment strategies.
Principal Strategies
■High-quality money market obligations of all types: Up to 100% of its total assets
■Foreign Securities: Up to 100%; up to 25% in foreign bank obligations of its total assets
■Mortgage-related Securities: Up to 100% of its total assets
■Asset-backed Securities: Up to 100% of its total assets
■U.S. Government Securities: Up to 100% of its total assets
■Domestic Bank Obligations: Up to 100% of its total assets

Certain Non-Principal Strategies
■Illiquid Securities: Up to 5% of its total assets
RISKS OF INVESTING IN THE FUND
The order of the below risk factors does not indicate the significance of any particular risk factor.
The following is a summary description of principal risks of investing in the Fund.
All investments have risks to some degree. The value of your investment in the Fund, as well as the amount of return you receive on your investment, may fluctuate significantly from day to day and over time.
You could lose money by investing in the Fund. Because the share price of the Fund will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them. The Fund may impose a fee upon the sale of your shares. Effective October 2, 2024, the Fund generally must impose a fee when net sales of Fund shares exceed certain levels. An investment in the Fund is not a bank account and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Fund’s sponsor is not required to reimburse the Fund for losses, and you should not expect that the sponsor will provide financial support to the Fund at any time, including during periods of market stress.
The Fund’s NAV floats; its NAV per share will fluctuate due to unrealized appreciation and depreciation and realized losses and gains. There is no guarantee that the Fund will not experience redemptions based upon unrealized depreciation, realized losses or other factors. You should expect the value of your investment in the Fund to vary and reflect the current market value of the Fund’s holdings.
Adjustable and Floating Rate Securities Risk. The value of adjustable and floating rate securities may lag behind the value of fixed rate securities when interest rates change. Such securities may be subject to extended settlement periods (longer than seven days) and in unusual market conditions, with a high volume of shareholder redemptions, may present a risk of loss to the Fund or may impair the Fund’s ability satisfy shareholder redemption requests.
Credit Risk. This is the risk that the issuer, the guarantor, or the insurer of a fixed income security, or the counterparty to a contract may be unable or unwilling to make timely principal and interest payments or to otherwise honor its obligations. Additionally, fixed income securities could lose value due to a loss of confidence in the ability of the issuer, guarantor, insurer, or counterparty to pay back debt. The lower the credit quality of a bond, the more sensitive it is to credit risk.
Cyber Security Risk. Failures or breaches of the electronic systems of the Fund, the Fund's manager, subadviser, distributor, and other service providers, or the issuers of securities in which the Fund invests have the ability to cause disruptions and negatively impact the Fund's business operations, potentially resulting in financial losses to the Fund and its shareholders. While the Fund has established business continuity plans and risk management systems seeking
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to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Fund's service providers or issuers of securities in which the Fund invests.
Debt Obligations Risk. Debt obligations are subject to credit risk, market risk and interest rate risk. The Fund's holdings, share price, yield and total return may also fluctuate in response to bond market movements. The value of bonds may decline for issuer-related reasons, including management performance, financial leverage and reduced demand for the issuer’s goods and services. Certain types of fixed income obligations also may be subject to “call and redemption risk,” which is the risk that the issuer may call a bond held by the Fund for redemption before it matures and the Fund may not be able to reinvest at the same rate of interest and therefore would earn less income.
Economic and Market Events Risk. Events in the U.S. and global financial markets, including actions taken by the U.S. Federal Reserve or foreign central banks to stimulate or stabilize economic growth or the functioning of the securities markets, or otherwise reduce inflation, may at times result in unusually high market volatility, which could negatively impact performance. Governmental efforts to curb inflation often have negative effects on the level of economic activity. Relatively reduced liquidity in credit and fixed income markets could adversely affect issuers worldwide.
Floating Net Asset Value Risk. The Fund’s NAV floats. The value of the Fund’s shares is calculated to four decimal places and will vary, reflecting the value of the portfolio of investments held by the Fund. It is possible to lose money by investing in the Fund.  The Fund’s shareholders should not rely on or expect the Fund’s manager to purchase distressed assets from the Fund, enter into capital support agreements with the Fund, or make capital infusions into the Fund.
Foreign Securities Risk. Investments in securities of non-U.S. issuers (including those denominated in U.S. dollars) may involve more risk than investing in securities of U.S. issuers.  Foreign political, economic and legal systems, especially those in developing and emerging market countries, may be less stable and more volatile than in the United States. Foreign legal systems generally have fewer regulatory requirements than the U.S. legal system, particularly those of emerging markets.  In general, less information is publicly available with respect to non-U.S. companies than U.S. companies.  Non-U.S. companies generally are not subject to the same accounting, auditing, and financial reporting standards as are U.S. companies.  Additionally, the changing value of foreign currencies and changes in exchange rates could also affect the value of the assets the Fund holds and the Fund's performance.  Certain foreign countries may impose restrictions on the ability of issuers of foreign securities to make payment of principal and interest or dividends to investors located outside the country, due to blockage of foreign currency exchanges or otherwise. Investments in emerging markets are subject to greater volatility and price declines.
In addition, the Fund's investments in non-U.S. securities may be subject to the risks of nationalization or expropriation of assets, imposition of currency exchange controls or restrictions on the repatriation of non-U.S. currency, confiscatory taxation and adverse diplomatic developments. Special U.S. tax considerations may apply.
Forward Commitments Risk. Forward commitments are subject to the risk that the counterparty to the forward commitment may fail to make payment or delivery in a timely manner or at all. Forward commitments are also subject to the risk that the value of the security to be purchased may decline prior to the settlement date.
Increase in Expenses Risk. Your actual cost of investing in the Fund may be higher than the expenses shown in the expense table for a variety of reasons. For example, expense ratios may be higher than those shown if average net assets decrease. Net assets are more likely to decrease and Fund expense ratios are more likely to increase when markets are volatile. Active and frequent trading of Fund securities can increase expenses.
Interest Rate Risk. This is the risk that the securities in which the Fund invests could lose value because of interest rate changes. For example, bonds tend to decrease in value if interest rates rise. Debt obligations with longer maturities generally are more sensitive to interest rate changes. In addition, short-term and long-term interest rates do not necessarily move in the same direction or by the same amount. An instrument's reaction to interest rate changes
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depends on the timing of its interest and principal payments and the current interest rate for each of those time periods. Instruments with floating interest rates can be less sensitive to interest rate changes. A sharp and unexpected rise in interest rates could increase the likelihood that the Fund’s share price will fluctuate from $1.0000.
Certain types of debt obligations are also subject to prepayment and extension risk. When interest rates fall, the issuers of debt obligations may prepay principal more quickly than expected, and the Fund may be required to reinvest the proceeds at a lower interest rate. This is referred to as “prepayment risk.” When interest rates rise, debt obligations may be repaid more slowly than expected, and the value of the Fund's holdings may fall sharply. This is referred to as “extension risk.”
Large Shareholder and Large Scale Redemption Risk. Certain individuals, accounts, funds (including funds affiliated with the Manager) or institutions, including the Manager and its affiliates, may from time to time own or control a substantial amount of the Fund’s shares. There is no requirement that these entities maintain their investment in the Fund. Certain of these entities may use predetermined, nondiscretionary mathematical formulas in their investment process that may result in large-scale asset flows into and out of the Fund. These shareholders may also pledge or loan Fund shares (to secure financing or otherwise), which may result in the shares becoming concentrated in another party. There is a risk that such large shareholders or that the Fund’s shareholders generally may redeem all or a substantial portion of their investments in the Fund in a short period of time, which could have a significant negative impact on the Fund’s NAV, liquidity, and brokerage costs. Such redemptions may cause the Fund to have to sell securities at inopportune times or prices. These transactions may adversely affect the Fund’s performance and increase transaction costs. In addition, large redemption requests may exceed the cash balance of the Fund and result in credit line borrowing fees and/or overdraft charges to the Fund until the sales of portfolio securities necessary to cover the redemption request settle. To the extent a large shareholder in the Fund is an entity subject to domestic and/or international regulations governing banking, insurance, or other financial institutions, changes in those regulations (e.g., capital requirements) or in the shareholder’s financial status may cause or require the shareholder to redeem its investment in the Fund when it otherwise would not choose to redeem that investment. It is also possible that a significant redemption could result in an increase in Fund expenses on account of being spread over a smaller asset base, and therefore make it more difficult for the Fund to implement its investment strategy. Large redemptions could also result in tax consequences to shareholders. The Fund’s ability to pursue its investment objective after one or more large scale redemptions may be impaired and, as a result, the Fund may invest a larger portion of its assets in cash or cash equivalents.
Management Risk. Actively managed funds are subject to management risk. The subadviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but the subadviser's judgments about the attractiveness, value or market trends affecting a particular security, industry or sector or about market movements may be incorrect. Additionally, the investments selected for the Fund may underperform the markets in general, the Fund's benchmark and other funds with similar investment objectives.
Market Disruption and Geopolitical Risks. Market disruption can be caused by economic, financial or political events and factors, including but not limited to, international wars or conflicts (including Russia’s military invasion of Ukraine and the Israel-Hamas war), geopolitical developments (including trading and tariff arrangements, sanctions and cybersecurity attacks), instability in regions such as Asia, Eastern Europe and the Middle East, terrorism, natural disasters and public health epidemics (including the outbreak of COVID-19 globally).
The extent and duration of such events and resulting market disruptions cannot be predicted, but could be substantial and could magnify the impact of other risks to the Fund. These and other similar events could adversely affect the U.S. and foreign financial markets and lead to increased market volatility, reduced liquidity in the securities markets, significant negative impacts on issuers and the markets for certain securities and commodities and/or government intervention. They may also cause short- or long-term economic uncertainties in the United States and worldwide. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of the Fund’s investments may be negatively impacted. Further, due to closures of certain markets and restrictions on trading certain securities, the value of certain securities held by the Fund could be significantly impacted, which could lead to such securities being valued at zero.
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Market Risk. Securities markets may be volatile and the market prices of the Fund’s securities may decline. Securities fluctuate in price based on changes in an issuer’s financial condition and overall market and economic conditions. If the market prices of the securities owned by the Fund fall, the value of your investment in the Fund will decline.
Mortgage-Backed and Asset-Backed Securities Risk. Mortgage-backed and asset-backed securities tend to increase in value less than other debt securities when interest rates decline, but are subject to similar risk of decline in market value during periods of rising interest rates. The values of mortgage-backed and asset-backed securities become more volatile as interest rates rise. In a period of declining interest rates, the Fund may be required to reinvest more frequent prepayments on mortgage-backed and asset-backed securities in lower-yielding investments.
Municipal Bonds Risk. Municipal bonds are subject to credit risk, market risk and interest rate risk. The Fund's holdings, share price, yield and total return may also fluctuate in response to municipal bond market movements. Municipal bonds are also subject to the risk that potential future legislative changes relating to tax or the rights of municipal bond holders, for example in connection with an insolvency, could affect the market for and value of municipal bonds, which may adversely affect the Fund's yield or the value of the Fund's investments in municipal bonds. Certain municipal bonds with principal and interest payments that are made from the revenues of a specific project or facility, and not general tax revenues, may have increased risks. Factors affecting the project or facility, such as local business or economic conditions, could have a significant effect on the project's ability to make payments of principal and interest on these securities. If the Fund invests a substantial amount of its assets in issuers located in a single region, state or city, there is an increased risk that environmental, economic, political and social conditions in those regions will have a significant impact on the Fund's investment performance. For example, municipal securities of a particular state are vulnerable to events adversely affecting that state, including economic, political and regulatory occurrences, court decisions, terrorism, public health epidemics, social unrest and catastrophic natural disasters, such as hurricanes or earthquakes. Many municipal bonds are also subject to prepayment risk, which is the risk that when interest rates fall, issuers may redeem a security by repaying it early, which may reduce the Fund's income if the proceeds are reinvested at a lower interest rate. In addition, income from municipal bonds could be declared taxable because of non-compliant conduct of a bond issuer.
Repurchase Agreements Risk. Repurchase agreements could involve certain risks in the event of default or insolvency of the seller, including losses and possible delays or restrictions upon the Fund’s ability to dispose of the underlying securities. To the extent that, in the meantime, the value of the securities that the Fund has purchased has decreased, the Fund could experience a loss.
Reverse Repurchase Agreements Risk. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. The Fund could lose money if it is unable to recover the securities and the value of the collateral held by the Fund, including the value of investments made with cash collateral, is less than the value of the securities. These events could also trigger adverse tax consequences to the Fund. Reverse repurchase agreements also involve leverage, which may exaggerate the increase or decrease of the value of the Fund’s assets during the term of the agreement.
U.S. Government and Agency Securities Risk. U.S. Treasury obligations are backed by the “full faith and credit” of the U.S. Government. Securities issued or guaranteed by federal agencies or authorities and U.S. Government-sponsored instrumentalities or enterprises may or may not be backed by the full faith and credit of the U.S. Government. For example, securities issued by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association and the Federal Home Loan Banks are neither insured nor guaranteed by the U.S. Government. These securities may be supported by the ability to borrow from the U.S. Treasury or only by the credit of the issuing agency, authority, instrumentality or enterprise and, as a result, are subject to greater credit risk than securities issued or guaranteed by the U.S. Treasury. Further, the U.S. Government and its agencies, authorities, instrumentalities and enterprises do not guarantee the market value of their securities; consequently, the value of such securities will fluctuate. This may be the case especially when there is any controversy or ongoing uncertainty regarding the status of negotiations in the U.S. Congress to increase the statutory debt ceiling. Such controversy or uncertainty could, among other things, result in the credit quality rating of the U.S. Government being downgraded and reduced prices of U.S. Treasury securities. If the U.S. Congress is unable to negotiate an adjustment to the statutory debt ceiling, there is also the risk that the
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U.S. Government may default on payments on certain U.S. Government securities, including those held by the Fund, which could have a negative impact on the Fund. An increase in demand for U.S. Government securities resulting from an increase in demand for government money market funds may lead to lower yields on such securities.
Variable and Floating Rate Bonds Risk. Variable and floating rate bonds are subject to credit risk, market risk and interest rate risk. In addition, the absence of an active market for these securities could make it difficult for the Fund to dispose of them if the issuer defaults.
When-Issued and Delayed-Delivery Transactions Risk. When-issued and delayed-delivery securities involve the risk that the security the Fund buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Fund may lose both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.
Yield Risk. The amount of income received by the Fund will go up or down depending on day-to-day variations in short-term interest rates, and when interest rates are very low the Fund’s expenses could absorb all or a significant portion of the Fund’s income. If interest rates increase, the Fund’s yield may not increase proportionately. For example, the Fund’s investment manager may discontinue any temporary voluntary fee limitation.
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HOW THE FUND IS MANAGED
BOARD OF Trustees
The Fund is overseen by a Board of Trustees (hereafter referred to as “Trustees,” or the “Board”). The Board oversees the actions of the Manager, subadviser and distributor and decides on general policies. The Board also oversees the Fund's officers, who conduct and supervise the daily business operations of the Fund.
MANAGER
PGIM Investments LLC (“PGIM Investments”)
655 Broad Street
Newark, NJ 07102-4410
Under a management agreement with PIP 2 on behalf of the Fund, PGIM Investments manages the Fund's investment operations and administers its business affairs and is responsible for supervising the Fund's subadviser. The Fund pays PGIM Investments management fees at the rate of 0.15% of the Fund’s average daily net assets.  PGIM Investments has contractually agreed, through May 31, 2025, to limit Total Annual Fund Operating Expenses after fee waivers and/or expense reimbursements to 0.07% of the Fund’s average daily net assets. This contractual waiver excludes interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), acquired fund fees and expenses, extraordinary expenses, and certain other Fund expenses such as dividend and interest expense and broker charges on short sales. Fees and/or expenses waived and/or reimbursed by PGIM Investments may be recouped for the purpose of preventing the expenses from exceeding a certain expense ratio limit by PGIM Investments within the same fiscal year during which such waiver and/or reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This waiver may not be terminated prior to May 31, 2025 without the prior approval of the Fund’s Board of Trustees.
PGIM Investments and its predecessors have served as a manager or administrator to investment companies since 1987. As of January 31, 2024, PGIM Investments, a wholly-owned subsidiary of Prudential Financial, Inc. (“Prudential”), served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as the manager or administrator to closed-end investment companies, with aggregate assets of approximately $297.4 billion.
Subject to the supervision of the Board, PGIM Investments is responsible for conducting the initial review of prospective subadvisers for the Fund. In evaluating a prospective subadviser, PGIM Investments considers many factors, including the firm's experience, investment philosophy and historical performance. Subject to the Board’s oversight, PGIM Investments is also responsible for monitoring the performance of the Fund's subadviser and recommending its termination and replacement when deemed appropriate. PGIM Investments may provide a subadviser with additional investment guidelines consistent with the Fund's investment objective and restrictions.
PGIM Investments and the Fund operate under an exemptive order (the “Order”) from the SEC that generally permits PGIM Investments to enter into or amend agreements with unaffiliated subadvisers and certain subadvisers that are affiliates of PGIM Investments without obtaining shareholder approval. This authority is subject to certain conditions, including the requirement that the Board must approve any new or amended agreements with a subadviser. Shareholders of the Fund still have the right to terminate these agreements at any time by a vote of the majority of the outstanding shares of the Fund. The Fund will notify shareholders of any new subadvisers engaged or material amendments to subadvisory agreements made pursuant to the Order. Any new subadvisory agreement or amendment to the Fund's management agreement or current subadvisory agreement that directly or indirectly results in an increase in the aggregate management fee rate payable by the Fund will be submitted to the Fund's shareholders for their approval. PGIM Investments does not currently intend to retain unaffiliated subadvisers.
A discussion of the basis for the Board's approvals of the management and subadvisory agreements is available in the Fund's semi-annual report to shareholders dated July 31.
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SUBADVISERS
PGIM, Inc. (“PGIM”) is an indirect, wholly-owned subsidiary of Prudential that was organized in 1984. Its address is 655 Broad Street, Newark, New Jersey 07102. As of December 31, 2023, PGIM managed approximately $1.298 trillion in assets.
PGIM Fixed Income is the primary fixed income asset management unit of PGIM, with $794.4 billion in assets under management as of December 31, 2023 and is the unit of PGIM that provides fixed income investment advisory services to the Fund.*
PGIM Fixed Income’s investment strategies include but are not limited to the following: multi-sector, investment grade credit, securitized products, leveraged finance, emerging markets and alternative strategies.
*PGIM Fixed Income’s assets under management includes the assets under management of PGIM Limited, an indirect wholly-owned subsidiary of PGIM.
PGIM Limited is an indirect wholly-owned subsidiary of PGIM. PGIM Limited is located at Grand Buildings, 1-3 Strand, Trafalgar Square, London WC2N 5HR. PGIM Limited provides investment advisory services with respect to securities in certain foreign markets. As of December 31, 2023, PGIM Limited managed approximately $56.2 billion in assets.
DISTRIBUTOR
Prudential Investment Management Services LLC (“PIMS” or the “Distributor”) distributes the Fund's shares under a Distribution Agreement with the Fund. PIMS does not receive any compensation from the Fund for distributing its shares.
DISCLOSURE OF PORTFOLIO HOLDINGS
The Fund's policies and procedures with respect to the disclosure of portfolio securities are described in the SAI.
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FUND DISTRIBUTIONS AND TAX ISSUES
DISTRIBUTIONS
The Fund distributes dividends of any net investment income to shareholders every month. The dividends received from the Fund will be taxed as ordinary income for U.S. federal income tax purposes, whether or not they are reinvested in the Fund. Any realized net long-term capital gains, if any, will be paid to shareholders (typically once a year). Capital gains are generated when the Fund sells assets for a profit. Distributions of dividends and capital gains are automatically reinvested in the Fund.
TAX ISSUES
Investors who buy Fund shares should be aware of some important tax issues. For example, the Fund distributes dividends of net investment income and realized net capital gains, if any, to shareholders. Fund distributions and gain from the sale of Fund shares are subject to federal income taxes, unless you hold your shares in a 401(k) plan, an Individual Retirement Account (“IRA”) or some other qualified or tax-deferred plan or account. Dividends and distributions from the Fund also may be subject to state and local income tax in the state where you live.
The following briefly discusses some of the important income tax issues you should be aware of, but is not meant to be tax advice. For tax advice, please speak with your tax adviser.
Fund Distributions
Fund distributions of net capital gains are taxed differently depending on how long the Fund holds the security. If the Fund holds a security for more than one year before selling it, any gain is treated as long-term capital gain which is generally taxed at rates of up to 15% or 20% for non-corporate U.S. shareholders, depending on whether their incomes exceed certain threshold amounts, which are adjusted annually for inflation. If the Fund holds the security for one year or less, any gain is treated as short-term capital gain, which is taxed at rates applicable to ordinary income, subject to a maximum tax rate of 37%. Different rates apply to corporate shareholders.
Dividends from net investment income paid to a non-corporate U.S. shareholder that are reported as qualified dividend income will generally be taxable to such shareholder at the long-term capital gain tax rate. Dividends of net investment income that are not reported as qualified dividend income will be taxable to shareholders at ordinary income rates. Also, a portion of the dividends paid to corporate shareholders of the Fund will be eligible for the dividends received deduction to the extent the Fund’s income is derived from certain dividends received from U.S. corporations. Between 2018 and 2025, the Fund may report dividends eligible for a 20% “qualified business income” deduction for non-corporate U.S. shareholders to the extent the Fund’s income is derived from ordinary REIT dividends, reduced by allocable Fund expenses.
A U.S. shareholder that is an individual, estate or certain type of trust is subject to a 3.8% Medicare contribution tax on the lesser of (1) the U.S. shareholder’s “net investment income,” including Fund distributions and net gains from the disposition of Fund shares, and (2) the excess of the U.S. shareholder’s modified adjusted gross income for the taxable year over $200,000 (or $250,000 for married couples filing jointly). For this purpose, net investment income includes interest, dividends, annuities, royalties, capital gain and income from a passive activity business or a business of trading in financial instruments or commodities.
Fund distributions are generally taxable in the year they are received, except when the Fund declares certain dividends in October, November or December of a calendar year, but actually pays them in January of the following year. In such cases, the dividends are treated as if they were paid on December 31st of the prior year.
Form 1099
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For every year the Fund declares a dividend, you will receive a Form 1099, which reports the amount of ordinary income distributions and long-term capital gains we distributed to you during the prior year unless you own shares of the Fund as part of a qualified or tax-deferred plan or account. If you do own shares of the Fund as part of a qualified or tax-deferred plan or account, your taxes are deferred, so you will not receive a Form 1099 annually, but instead you will receive a Form 1099 when you take any distribution from your qualified or tax-deferred plan or account.
Withholding Taxes
If federal tax law requires you to provide the Fund with your taxpayer identification number and certifications as to your tax status and you fail to do this, or if you are otherwise subject to backup withholding, we will withhold and pay to the U.S. Treasury a portion of your distributions and sale proceeds, based on the backup withholding rate.
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HOW TO BUY AND SELL FUND SHARES
HOW TO BUY SHARES
The Fund is available to investment companies managed by PGIM Investments and certain investment advisory clients of PGIM, Inc. and its affiliates, in accordance with applicable provisions of the 1940 Act, and the rules and regulations of the Commission under the 1940 Act.
The net asset value (“NAV”) of Fund shares is determined once each business day at 4:00 p.m., Eastern Time, on days that the New York Stock Exchange (“NYSE”) is open for trading, or in the event that the NYSE is closed, when the U.S. Government bond market and U.S. Federal Reserve Banks are open. The NYSE is closed on most national holidays and Good Friday. We may not determine the Fund’s NAV on days when we have not received any orders to purchase, sell or exchange Fund shares, or when changes in the value of the Fund’s portfolio do not materially affect its NAV. The Fund will not treat an intraday unscheduled disruption in NYSE trading as a closure of the NYSE and will price its shares as of 4:00 p.m., Eastern Time, if the particular disruption directly affects only the NYSE.
The NAV of the Fund’s shares “floats,” which means that it will fluctuate with changes in the values of the Fund’s portfolio securities. The floating NAV is rounded to four decimal places (e.g., $1.0000). For all shares, you will pay the offering price, which is NAV next determined after we receive your order to purchase.
On days when the NYSE is open, your purchase order must be received by the Fund’s transfer agent, Prudential Mutual Fund Services LLC (“PMFS” or the “Transfer Agent”) by 4:00 p.m., Eastern Time, in order to receive the NAV on that day. On days when the NYSE is closed, but the U.S. Government bond market and U.S. Federal Reserve Banks are open, your purchase order must be received by PMFS by no later than 15 minutes after the earlier of the Time the U.S. Government bond market (as recommended by the Securities Industry and Financial Markets Association (“SIFMA”)) or the U.S. Federal Reserve Banks close in order to receive the NAV on that day.
If your purchase order for Fund shares is received by PMFS before 4:00 p.m., Eastern Time, on a business day and federal funds are received by The Bank of New York Mellon (the “Custodian”) by wire transfer on the same business day, your purchase order becomes effective as of 4:00 p.m., Eastern Time, and the shares you purchase are entitled to dividend income earned on that day. In order to make investments that will generate income immediately, the Fund must have federal funds available to it. Therefore, you are urged to wire funds to the Custodian via the Federal Reserve Wire System as early in the day as possible.
For an explanation of the procedures for pricing the Fund’s shares, see “Net Asset Value” in the SAI.
HOW TO SELL YOUR SHARES
When a shareholder sells shares of the Fund—also known as redeeming shares—the price the shareholder will receive will be the NAV next determined after PMFS receives the order to sell. PMFS must receive an order to sell by 4:00 p.m., Eastern Time, on a business day to process the sale on that day. On days when the NYSE is open, your redemption request must be received by PMFS by 4:00 p.m., Eastern Time, in order to receive the NAV on that day. On days when the NYSE is closed, but the U.S. Government bond market and U.S. Federal Reserve Banks are open, your redemption request must be received by PMFS by no later than 15 minutes after the earlier of the time the U.S. Government bond market (as recommended by SIFMA) or the U.S. Federal Reserve Banks close in order to receive the NAV on that day. Generally, the Fund will pay for the shares that are sold within seven days after PMFS receives the sell order.
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NAV
The NAV of Fund shares is determined once each business day at 4:00 p.m., Eastern Time, on days that the NYSE is open for trading, or in the event that the NYSE is closed, when the U.S. Government bond market and U.S. Federal Reserve Banks are open. The Fund will not treat an intraday unscheduled disruption in NYSE trading as a closure of the NYSE and will price its shares as of 4:00 p.m., Eastern Time, if the particular disruption directly affects only the NYSE.
Dividend income will be determined and declared immediately after the NAV for the day is determined.
The Fund’s portfolio securities are valued based upon market quotations or, if market quotations are not readily available, at fair value as determined in good faith by the Manager, as the Board’s valuation designee. In this capacity, the Manager has adopted pricing methodologies for determining the fair value of certain types of securities and other assets held by the Fund that do not have quoted market prices, including the use of other pricing sources, such as bid prices supplied by a principal market maker and evaluated prices supplied by pricing vendors that employ analytic methodologies that take into account the prices of similar securities and other market factors.
If the Fund determines that a market quotation for a security is not reliable based on, among other things, events or market conditions that occur with respect to one or more securities held by the Fund or the market as a whole, after the quotation is derived or after the closing of the primary market on which the security is traded, but before the time that the Fund’s NAV is determined, the Fund may use “fair value pricing,” which is implemented by a valuation committee (“Valuation Committee”) consisting of representatives of the Manager. The subadviser often provides relevant information for the Valuation Committee meeting. Non-U.S. securities markets are open for trading on weekends and other days when the Fund does not price shares. Therefore, the value of the Fund’s shares may change on days when you will not be able to purchase or redeem the Fund’s shares.
Different valuation methods may result in differing values for the same security. The fair value of a portfolio security that the Fund uses to determine its NAV may differ from the security's quoted or published price. If the Fund needs to implement fair value pricing after the NAV publishing deadline but before shares of the Fund are processed, the NAV you receive or pay may differ from the published NAV price.
Fair value pricing procedures are designed to result in prices for the Fund's securities and its NAV that are reasonable in light of the circumstances which make or have made market quotations unavailable or unreliable, and may have the effect of reducing arbitrage opportunities available to short-term traders. There is no assurance, however, that fair value pricing will more accurately reflect the market value of a security than the market price of such security on that day or that it will prevent dilution of the Fund's NAV by short-term traders.
How the Fund Pays for Shares You Have Sold
Under normal market conditions, the Fund expects to pay for shares that you have sold primarily by using cash or cash equivalents in its portfolio or selling portfolio assets to generate cash.  Supplementally, the Fund may also raise cash to pay for sold shares by short-term borrowing in the form of overdrafts permitted by the Fund’s custodian bank.  In certain circumstances the Fund reserves the right to pay for sold shares by giving you securities from the Fund’s portfolio.  If you receive securities, you would incur transaction costs in converting the securities to cash, and you may receive less for the securities than the price at which they were valued for redemption purposes.
FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES
Since the Fund is a money market fund that is generally not designed for long-term investing, and frequent purchases and redemptions of the Fund's shares generally do not present risks to other shareholders of the Fund, the Board has determined that, at the present time, the Fund need not adopt policies and procedures to prevent against frequent purchases and redemptions.
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Anti-Money Laundering
In accordance with federal law, the Fund has adopted policies designed to deter money laundering. Under the policies, the Fund will not knowingly engage in financial transactions that involve proceeds from unlawful activity or support terrorist activities, and shall file government reports, including those concerning suspicious activities, as required by applicable law. The Fund will seek to confirm the identity of potential shareholders to include both individuals and entities through documentary and non-documentary methods. Non-documentary methods may include verification of name, address, date of birth and tax identification number with selected credit bureaus. The Fund's Anti-Money Laundering Compliance Officer oversees the Fund's anti-money laundering policies.
LIQUIDITY FEES
Liquidity Fees. The Fund will be permitted to impose a discretionary liquidity fee on redemptions (up to 2%), if the Board (or its delegate) determines that it is in the best interests of the Fund to do so.
Effective on October 2, 2024, the Fund will be required to impose a mandatory liquidity fee on redemptions, if the Fund experiences total daily net redemptions that exceed 5% of net assets, unless the fee is de minimis (i.e., less than 1 basis point of the value of the shares redeemed). The amount of the mandatory liquidity fee to be charged must be based on a good faith estimate, supported by data, of the costs the Fund would incur if it sold a pro rata amount of each security in its portfolio to satisfy the amount of the net redemptions. If these costs cannot be estimated in good faith and supported by data, the amount of the mandatory liquidity fee will be 1% of the value of the shares redeemed.
Liquidity fees will be paid to the Fund and are designed to allow the Fund to moderate periods of heavy redemption requests by allocating liquidity costs to those shareholders who impose such costs on the Fund through their redemptions.
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FINANCIAL HIGHLIGHTS
Introduction
The financial highlights will help you evaluate the Fund's financial performance for the past five fiscal years or periods (as applicable). Certain information reflects financial results for a single fund class share. The total return in each chart represents the rate that a shareholder would have earned (or lost) on an investment in the Fund, assuming investment at the start of the period and reinvestment of all dividends and other distributions. The information is for the periods indicated.
These financial highlights for the fiscal years ended January 31, 2021  and after were derived from the financial statements audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report on those financial statements was unqualified. The information for the fiscal years or periods (as applicable) prior to the fiscal year ended January 31, 2021 was audited by another independent registered public accounting firm.
A copy of the Fund's annual report, including the Fund's audited financial statements and report of independent registered public accounting firm, is available upon request, at no charge, as described on the back cover of this Prospectus.

	Year Ended January 31,
	2024	2023	2022	2021	2020
Per Share Operating Performance(a):
Net Asset Value, Beginning of Year	$0.9998	$0.9993	$0.9996	$1.0001	$1.0002
Income (loss) from investment operations:
Net investment income (loss)	0.0531	0.0215	0.0009	0.0054	0.0230
Net realized and unrealized gain (loss) on investment transactions	-(b)	0.0004	(0.0003)	-(b)	(0.0001)
Total from investment operations	0.0531	0.0219	0.0006	0.0054	0.0229
Less Dividends and Distributions:
Dividends from net investment income	(0.0532)	(0.0214)	(0.0009)	(0.0059)	(0.0230)
Distributions from net realized gains	-(b)	-(b)	-	-	-
Total dividends and distributions	(0.0532)	(0.0214)	(0.0009)	(0.0059)	(0.0230)
Net asset value, end of Year	$0.9997	$0.9998	$0.9993	$0.9996	$1.0001
Total Return(c):	5.44%	2.21%	0.06%	0.54%	2.33%

Ratios/Supplemental Data:
Net assets, end of Year (000)	$14,749,409	$17,450,710	$14,013,764	$20,121,343	$16,492,334
Average net assets (000)	$16,185,539	$17,241,721	$16,528,965	$22,809,258	$18,124,501
Ratios to average net assets:
Expenses after waivers and/or expense reimbursement	0.07%	0.07%	0.07%	0.07%	0.07%
Expenses before waivers and/or expense reimbursement	0.15%	0.15%	0.15%	0.15%	0.16%
Net investment income (loss)	5.31%	2.15%	0.09%	0.54%	2.30%

(a)	Calculated based on average shares outstanding during the year.
(b)	Amount rounds to zero.
(c)
Total return is calculated assuming a purchase of a share on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions, if any. Total returns may reflect adjustments to conform to GAAP.

Visit our website at www.pgim.com/investments
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For More Information
Please read this Prospectus before you invest in the Fund and keep it for future reference.
For information or shareholder questions contact:
■MAIL Prudential Mutual Fund Services LLC P.O. Box 534432 Pittsburgh, PA 15253-4432 ■WEBSITE www.pgim.com/investments	■TELEPHONE (800) 225-1852 (973) 367-3529 (from outside the U.S.)
You can also obtain copies of Fund documents from the SEC as follows (the SEC charges a fee to copy documents):
■ELECTRONIC REQUEST publicinfo@sec.gov	■VIA THE INTERNET on the EDGAR Database at www.sec.gov

PGIM Institutional Money Market Fund
STATEMENT OF ADDITIONAL INFORMATION
April 2, 2024
This Statement of Additional Information (“SAI”) of PGIM Institutional Money Market Fund (the “Fund”), a series of Prudential Investment Portfolios 2 (“PIP 2”), is not a prospectus and should be read in conjunction with the Prospectus of the Fund dated April 2, 2024, as supplemented and amended from time to time. The Fund’s Prospectus can be obtained, without charge, by calling (800) 225-1852 or by writing to the Fund at 655 Broad Street, Newark, New Jersey 07102-4410. This SAI has been incorporated by reference into the Fund’s Prospectus.
PIP 2 has the following other series: PGIM Quant Solutions Mid-Cap Index Fund, PGIM Quant Solutions International Developed Markets Index Fund, PGIM Quant Solutions Emerging Markets Equity Fund, PGIM Jennison Small-Cap Core Equity Fund, PGIM Core Conservative Bond Fund, PGIM TIPS Fund, PGIM Quant Solutions Commodity Strategies Fund, PGIM Core Short-Term Bond Fund and PGIM Core Ultra Short Bond Fund, each of which are offered in separate prospectuses and separate SAIs. The information presented in this SAI applies only to the Fund.
The Fund’s audited financial statements are incorporated into this SAI by reference to the Fund’s 2024 Annual Report (File No. 811-09999). You may request a copy of the Annual Report at no charge by calling (800) 225-1852.
For Institutional Clients
Shares of the Fund are available for purchase only by investment companies managed by PGIM Investments LLC (“PGIM Investments”) and certain investment advisory clients of PGIM, Inc. and its affiliates, in accordance with applicable provisions of the Investment Company Act of 1940, as amended (“1940 Act”), and the rules and regulations of the Securities and Exchange Commission under the 1940 Act. The Fund issues shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (“Securities Act”). This SAI and the related Prospectus are not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act. In addition, there shall be no sale of the shares referred to herein in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Shares of the Fund are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed only in accordance with the procedures set forth in this SAI and the Fund’s Prospectus.

3	INTRODUCTION
3	GLOSSARY
4	FUND DESCRIPTION: INVESTMENTS & RISKS
4	FUND CLASSIFICATION, INVESTMENT OBJECTIVES & POLICIES
4	INVESTMENTS, INVESTMENT STRATEGIES AND RISKS
12	INVESTMENT RESTRICTIONS
15	MANAGEMENT OF THE FUND
15	INFORMATION ABOUT BOARD MEMBERS AND OFFICERS
24	MANAGEMENT & ADVISORY ARRANGEMENTS
32	OTHER SERVICE PROVIDERS
32	CONTROL PERSONS & PRINCIPAL HOLDERS OF SECURITIES
33	BROKERAGE ALLOCATION & OTHER PRACTICES
33	PORTFOLIO TRANSACTIONS & BROKERAGE
35	DISCLOSURE OF PORTFOLIO HOLDINGS
37	SECURITIES & ORGANIZATION
37	ADDITIONAL INFORMATION
38	PURCHASE & REDEMPTION
38	PURCHASE, REDEMPTION AND PRICING OF FUND SHARES
38	NET ASSET VALUE
39	TAXES, DIVIDENDS AND DISTRIBUTIONS
43	CAPITAL LOSS CARRYFORWARDS
43	PROXY VOTING & CODES OF ETHICS
43	PROXY VOTING
44	CODES OF ETHICS
44	FINANCIAL STATEMENTS
45	APPENDICES
45	APPENDIX I: PROXY VOTING POLICIES OF THE SUBADVISER
46	APPENDIX II: DESCRIPTIONS OF SECURITY RATINGS

INTRODUCTION
Shares of the Fund are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed only in accordance with the procedures set forth in this Prospectus and the related SAI. The SAI provides information about certain of the securities, instruments, policies and strategies that are used by the Fund in seeking to achieve its objectives. This SAI also provides additional information about the PIP 2's Board of Trustees (hereafter referred to as “Board Members”), the advisory services provided to and the management fees paid by the Fund and information about other fees paid by and services provided to the Fund, and other information.
Before reading the SAI, you should consult the Glossary below, which defines certain of the terms used in the SAI:
GLOSSARY
Term	Definition
1933 Act	Securities Act of 1933, as amended
1934 Act	Securities Exchange Act of 1934, as amended
1940 Act	Investment Company Act of 1940, as amended
1940 Act Laws, Interpretations and Exemptions	1940 Act, Exemptive order, SEC release, no-action letter or similar relief or interpretations, collectively
ADR	American Depositary Receipt
ADS	American Depositary Share
Board	Fund’s Board of Directors or Trustees
Board Member	A trustee or director of the Fund’s Board
CEA	Commodity Exchange Act, as amended
CFTC	U.S. Commodity Futures Trading Commission
Code	Internal Revenue Code of 1986, as amended
CMO	Collateralized Mortgage Obligation
ETF	Exchange-Traded Fund
EDR	European Depositary Receipt
Fannie Mae	Federal National Mortgage Association
FDIC	Federal Deposit Insurance Corporation
Fitch	Fitch Ratings, Inc.
Freddie Mac	Federal Home Loan Mortgage Corporation
GDR	Global Depositary Receipt
Ginnie Mae	Government National Mortgage Association
IPO	Initial Public Offering
IRS	Internal Revenue Service
LIBOR	London Interbank Offered Rate
Manager or PGIM Investments	PGIM Investments LLC
Moody’s	Moody’s Investors Service, Inc.
NASDAQ	National Association of Securities Dealers Automated Quotations
NAV	Net Asset Value
NRSRO	Nationally Recognized Statistical Rating Organization
NYSE	New York Stock Exchange
OTC	Over the Counter
Prudential	Prudential Financial, Inc.
PMFS	Prudential Mutual Fund Services LLC
QPTP	“Qualified publicly traded partnership” as the term is used in the Internal Revenue Code of 1986, as amended
REIT	Real Estate Investment Trust
RIC	Regulated Investment Company, as the term is used in the Internal Revenue Code of 1986, as amended
S&P	S&P Global Ratings

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Term	Definition
SEC	U.S. Securities and Exchange Commission
SOFR	Secured Overnight Financing Rate
World Bank	International Bank for Reconstruction and Development
FUND DESCRIPTION: INVESTMENTS & RISKS
FUND CLASSIFICATION, INVESTMENT OBJECTIVES & POLICIES
PIP 2 is an open-end, management investment company.
LIQUIDITY FEE
The Fund has not imposed a liquidity fee since its inception.
INVESTMENTS, INVESTMENT STRATEGIES AND RISKS
While the principal and certain non-principal investment policies and strategies used by the Fund to achieve its investment objective are described in the Prospectus, the Fund may from time to time also utilize the securities, instruments, policies and strategies described below in seeking to achieve its objectives. The order of the below investments, investment strategies and risks does not indicate the significance of any particular investment, investment strategy or risk.
ASSET-BACKED SECURITIES. Asset-backed securities directly or indirectly represent a participation interest in, or are secured by and payable from a stream of payments generated by particular assets such as motor vehicle or credit card receivables. Payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the entities issuing the securities.
BANK OBLIGATIONS. The Fund may invest in obligations issued by or through banks, including certificates of deposit, time deposits, bankers’ acceptances, bank notes and other similar obligations, and may invest without limit in obligations of U.S. banks and may concentrate in the banking industry. Obligations of U.S. branches of foreign banks and foreign branches of U.S. banks may be considered obligations of U.S. banks if they meet certain requirements.
U.S. banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the Federal Deposit Insurance Corporation (“FDIC”). U.S. banks organized under state law are supervised and examined by state banking authorities and are members of the Federal Reserve System only if they elect to join. However, state banks which are insured by the FDIC are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal and state laws and regulations, U.S. branches of U.S. banks, among other things, are generally required to maintain specified levels of reserves, and are subject to other supervision and regulation designed to promote financial soundness.
The provisions of federal law governing the establishment and operation of U.S. branches do not apply to non-U.S. branches of U.S. banks. The Fund may purchase obligations of non-U.S. branches of U.S. banks which were established with the approval of the Board of Governors of the Federal Reserve System (the “Board of Governors”). As a result of such approval, these branches are subject to examination by the Board of Governors and the Comptroller of the Currency. In addition, such non-U.S. branches of U.S. banks are subject to the supervision of the U.S. bank and creditors of the non-U.S. branch are considered general creditors of the U.S. bank subject to whatever defenses may be available under the governing non-U.S. law and to the terms of the specific obligation. Nonetheless, the Fund generally will be subject to whatever risk may exist that the non-U.S. country may impose restrictions on payment of certificates of deposit or time deposits.
U.S. branches of non-U.S. banks are subject to the laws of the state in which the branch is located or to the laws of the United States. Such branches are therefore subject to many of the regulations, including reserve requirements, to which U.S. banks are subject.
Obligations of foreign branches of domestic banks and of foreign branches of foreign banks, such as certificates of deposit and time deposits, may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by governmental regulation. Such obligations are subject to many of the same risks as those of domestic banks or domestic branches of foreign banks. They are also subject to risks such as foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. Foreign branches of domestic banks and foreign branches of foreign banks are not

 4

necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.
BORROWING. The Fund may borrow (including through entering reverse repurchase agreements) up to 33 1∕3% of the value of its total assets (computed at the time the loan is made) from banks for temporary, extraordinary or emergency purposes. The Fund may pledge up to 33 1∕3% of its total assets to secure such borrowings. The Fund will not purchase portfolio securities if its borrowings (other than permissible securities loans) exceed 5% of its total assets.
COMMODITY EXCHANGE ACT REGISTRATION. The Manager has filed a notice of exclusion from registration as a “commodity pool operator” under CFTC Rule 4.5 and, therefore, is not subject to registration or regulation with respect to the Fund under the CEA. In order for the Manager to claim exclusion from registration as a “commodity pool operator” with respect to the Fund under the CEA, the Fund is limited in its ability to trade instruments subject to the CFTC’s jurisdiction, including commodity futures (which include futures on broad-based securities indices, interest rate futures and currency futures), options on commodity futures, certain swaps or other investments (whether directly or indirectly through investments in other investment vehicles). Under this exclusion, the Fund must satisfy one of the following two trading limitations whenever it enters into a new commodity trading position: (1) the aggregate initial margin and premiums required to establish the Fund’s positions in CFTC-regulated instruments may not exceed 5% of the liquidation value of the Fund’s portfolio (after accounting for unrealized profits and unrealized losses on any such investments); or (2) the aggregate net notional value of such instruments, determined at the time the most recent position was established, may not exceed 100% of the liquidation value of the Fund’s portfolio (after accounting for unrealized profits and unrealized losses on any such positions). The Fund would not be required to consider its exposure to such instruments if they were held for “bona fide hedging” purposes, as such term is defined in the rules of the CFTC. In addition to meeting one of the foregoing trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicle for trading in the markets for CFTC-regulated instruments.
CYBER SECURITY RISK. The Fund is susceptible to operational, information security and other risks related to the use of technology, computer systems and the Internet to conduct business. These risks, which are often collectively referred to as “cyber security” risks, may include deliberate or malicious attacks, as well as unintentional events and occurrences. Cyber security is generally defined as the technology, operations and related protocol surrounding and protecting a user’s computer hardware, network, systems and applications and the data transmitted and stored therewith. These measures ensure the reliability of a user’s systems, as well as the security, availability, integrity, and confidentiality of data assets.
Deliberate cyber attacks can include, but are not limited to, gaining unauthorized access to computer systems in order to misappropriate and/or disclose sensitive or confidential information; deleting, corrupting or modifying data; and causing operational disruptions. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (in order to prevent access to computer networks). In addition to deliberate breaches engineered by external actors, cyber security risks can also result from the conduct of malicious, exploited or careless insiders, whose actions may result in the destruction, release or disclosure of confidential or proprietary information stored on an organization’s systems.
Cyber security failures or breaches, whether deliberate or unintentional, arising from the Fund’s third-party service providers (e.g., custodians, financial intermediaries, transfer agents), subadviser, shareholder usage of unsecure systems to access personal accounts, as well as breaches suffered by the issuers of securities in which the Fund invests, may cause significant disruptions in the business operations of the Fund. Potential impacts may include, but are not limited to, potential financial losses for the Fund and the issuers’ securities, the inability of shareholders to conduct transactions with the Fund, an inability of the Fund to calculate NAV, and disclosures of personal or confidential shareholder information.
In addition to direct impacts on Fund shareholders, cyber security failures by the Fund and/or its service providers and others may result in regulatory inquiries, regulatory proceedings, regulatory and/or legal and litigation costs to the Fund, and reputational damage. The Fund may incur reimbursement and other expenses, including the costs of litigation and litigation settlements and additional compliance costs. The Fund may also incur considerable expenses in enhancing and upgrading computer systems and systems security following a cyber security failure.
The rapid proliferation of technologies, as well as the increased sophistication and activities of organized crime, hackers, terrorists, and others continue to pose new and significant cyber security threats. Although the Fund and its service providers and subadviser may have established business continuity plans and risk management systems to mitigate cyber security risks, there can be no guarantee or assurance that such plans or systems will be effective, or that all risks that exist, or may develop in the future, have been completely anticipated and identified or can be protected against. Furthermore, the Fund cannot control or assure the efficacy of the cyber security plans and systems implemented by third-party service providers, the subadviser, and the issuers in which the Fund invests.

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DEMAND FEATURES AND/OR GUARANTEES. The Fund may purchase securities subject to demand features and/or guarantees. A demand feature supporting a fixed income instrument can be relied upon in a number of respects. First, the demand feature can be relied upon to shorten the maturity of the underlying instrument. Second, the demand feature, if unconditional, can be used to evaluate the credit quality of the underlying security. This means that the credit quality of the underlying security can be based solely on the credit quality of the unconditional demand feature supporting that security.
A guarantee is a form of unconditional credit support that may include, for example, bond insurance, a letter of credit, and an unconditional demand feature.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) INTEGRATION. Although the Fund does not seek to implement a specific ESG, impact or sustainability strategy unless specifically disclosed in its Prospectus, consideration of ESG factors that the subadviser deems financially material are embedded in various stages of the subadviser’s investment research processes for the Fund. In particular, where the subadviser believes an ESG factor or factors are likely to be financially material for an investment position over the relevant investment horizon, it will incorporate consideration of those factors into its overall credit assessment, alongside other relevant credit considerations. However, the ESG factors that the subadviser believes to be financially material can vary for each investment depending on the issuer’s activities and unique circumstances and may change over time. Further, ESG factors are not the sole considerations when making investment decisions for the Fund, and may be given more or less weight than other factors in the investment process. In some cases the subadviser may conclude that ESG factors are not likely to materially affect the financial value of an investment over its relevant investment horizon, or conclude that it believes that the investment adequately compensates investors for any material ESG risks that are present. The subadviser’s ESG integration processes are expected to evolve over time, so it is possible that the ESG factors being considered in the future may be different from those considered today. There can be no guarantee that the subadviser will correctly identify and evaluate all relevant ESG factors. It is also possible that the subadviser’s opinion of which ESG factors are likely to be financially material for an investment position could differ from those of other investors. Although the subadviser considers ESG factors as part of its investment process, there are no specific ESG criteria that must be considered in determining whether to include, maintain or exclude any potential investment for the Fund.
FLOATING RATE AND VARIABLE RATE SECURITIES. The Fund may purchase “floating rate” and “variable rate” securities. Investments in floating or variable rate securities normally will involve securities which provide that the rate is set as a spread to a designated base rate or index rate, such as rates on Treasury bills or LIBOR index, and, in some cases, that the purchaser can demand payment of the obligation at specified intervals or after a specified notice period (in each case a period of less than 397 days) at par plus accrued interest. Variable rate securities provide for a specified periodic adjustment in the interest rate, while floating rate securities have an interest rate which changes whenever there is a change in the designated base rate or index rate.
FOREIGN INVESTMENTS. The Fund may invest in U.S. dollar denominated foreign debt securities. Foreign debt securities include certain foreign bank obligations and U.S. dollar-denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities.
Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Fund's ability to purchase or sell foreign securities or transfer the Fund's assets or income back into the United States, or otherwise adversely affect the Fund's operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.
Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less rigorously than the United States. Some countries may not have laws to protect investors comparable to the U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company's financial condition.

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Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes, thereby reducing the amount available for distribution to shareholders.
GENERAL DEBT OBLIGATIONS. Master Notes and other Debt Obligations are instruments that can be structured to meet specific needs of the Fund. These are typically negotiated with an issuer to meet certain criteria. These securities may contain demand features, which would allow the Fund to demand repayment prior to the notes stated maturity date.
ILLIQUID SECURITIES. The Fund may not hold more than 5% of its total assets in illiquid securities, including securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale and repurchase agreements which have a maturity of longer than seven days. Illiquid securities include repurchase agreements which have a maturity of longer than seven days, certain securities with legal or contractual restrictions on resale (restricted securities) and securities that are not readily marketable (either within or outside of the United States). Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds may not hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions. The Fund might also have to register such restricted securities in order to dispose of them, resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.
A large institutional market has developed for certain securities that are not registered under the Securities Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such securities.
Rule 144A under the Securities Act allows for a broader institutional trading market for securities otherwise subject to restriction on resale to the general public. Rule 144A establishes a “safe harbor” from the registration requirements of the Securities Act for resales of certain securities to qualified institutional buyers.
Restricted securities eligible for resale pursuant to Rule 144A under the Securities Act and commercial paper for which there is a readily available market will not be deemed to be illiquid under procedures established by the Board. The investment subadviser will monitor the liquidity of such restricted securities subject to the supervision of the Board. In reaching liquidity decisions, the investment subadviser will consider, among other things, the following factors: (1) the frequency of trades and quotes for the security; (2) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer). In addition, in order for commercial paper that is issued in reliance on Section 4(a)(2) of the Securities Act to be considered liquid, (a) it must be rated in one of the two highest rating categories by at least two Nationally Recognized Statistical Rating Organizations (“NRSROs”), or if only one NRSRO rates the securities, by that NRSRO, or, if unrated, be of comparable quality in the view of the investment subadviser; and (b) it must not be “traded flat” (i.e., without accrued interest) or in default as to principal or interest. Repurchase agreements and variable rate demand obligations (“VRDOs”) subject to demand are deemed to have a maturity equal to the notice period.
MARKET DISRUPTION AND GEOPOLITICAL RISKS. Market disruption can be caused by economic, financial or political events and factors, including but not limited to, international wars or conflicts (including Russia’s military invasion of Ukraine), geopolitical developments (including trading and tariff arrangements, sanctions and cybersecurity attacks), instability in regions such as Asia, Eastern Europe and the Middle East, terrorism, natural disasters and public health epidemics (including the outbreak of COVID-19 globally). The extent and duration of such events and resulting market disruptions cannot be predicted, but could be substantial and could magnify the impact of other risks to the Fund. These and other similar events could adversely affect the U.S. and foreign financial markets and lead to increased market volatility, reduced liquidity in the securities markets, significant negative impacts on issuers and the markets for certain securities and commodities and/or government intervention. They may also cause short- or long-term economic uncertainties in the United States and worldwide. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of the Fund’s investments may be negatively impacted. Further, due to closures of certain markets and restrictions on trading certain securities, the value of certain securities held by the Fund could be significantly impacted, which could lead to such securities being valued at zero.
COVID-19 and the related governmental and public responses have had and may continue to have an impact on the Fund’s investments and net asset value and have led and may continue to lead to increased market volatility and the potential for illiquidity in certain classes of securities and sectors of the market. They have also had and may continue to result in periods of business disruption, business

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closures, inability to obtain raw materials, supplies and component parts, and reduced or disrupted operations for the issuers in which the Fund invests. The occurrence, reoccurrence and pendency of public health epidemics could adversely affect the economies and financial markets either in specific countries or worldwide.
Global economies and financial markets have become increasingly interconnected, which increases the possibility that economic, financial or political events and factors in one country or region might adversely impact issuers in a different country or region or worldwide.
MORTGAGE-BACKED SECURITIES.
Adjustable Rate Mortgage Securities. Adjustable rate mortgage securities (“ARMs”) are pass-through mortgage securities collateralized by mortgages with adjustable rather than fixed rates. Generally, ARMs have a specified maturity date and amortize principal over their life. In periods of declining interest rates, there is a reasonable likelihood that ARMs will experience increased rates of prepayment of principal. However, the major difference between ARMs and fixed rate mortgage securities is that the interest rate and the rate of amortization of principal of ARMs can and do change in accordance with movements in a particular, pre-specified, published interest rate index.
The amount of interest on an ARM is calculated by adding a specified amount, the “margin,” to the index, subject to limitations on the maximum and minimum interest that can be charged to the mortgagor during the life of the mortgage or to maximum and minimum changes to that interest rate during a given period. Because the interest rate on ARMs generally moves in the same direction as market interest rates, the market value of ARMs tends to be more stable than that of long-term fixed rate securities.
During periods of declining interest rates, prepayment of mortgages underlying mortgage-backed securities can be expected to accelerate. When mortgage obligations are prepaid, the Fund reinvests the prepaid amounts in securities, the yields of which reflect interest rates prevailing at that time. Therefore, the Fund's ability to maintain a portfolio of high-yielding mortgage-backed securities will be adversely affected to the extent that prepayments of mortgages are reinvested in securities which have lower yields than the prepaid mortgages. Moreover, prepayments of mortgages which underlie securities purchased at a premium generally will result in capital losses.
There are two main categories of indices which serve as benchmarks for periodic adjustments to coupon rates on ARMs: those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index or a moving average of mortgage rates. Commonly utilized indices include the one-year and five-year constant maturity Treasury Note rates, the three-month Treasury Bill rate, the 180-day Treasury Bill rate, rates on longer-term Treasury securities, the 11th District Federal Home Loan Bank Cost of Funds, the National Median Cost of Funds, the one-month or three-month London Interbank Offered Rate (“LIBOR”), the prime rate of a specific bank, or commercial paper rates. Some indices, such as the one-year constant maturity Treasury Note rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Home Loan Bank Cost of Funds Index (often related to ARMs issued by FNMA), tend to lag changes in market rate levels and tend to be somewhat less volatile.
The market value of mortgage securities, like other securities, will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. However, mortgage securities, while having comparable risk of decline during periods of rising rates, usually have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments of mortgages as interest rates decline. In addition, to the extent such mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments generally will result in some loss of the holders' principal to the extent of the premium paid. On the other hand, if such mortgage securities are purchased at a discount, an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income.
FHLMC Certificates. FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the rate provided for by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection of all principal on the related mortgage loans, without any offset or deductions, but does not, generally, guarantee the timely payment of scheduled principal. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (1) foreclosure sale, (2) payment of a claim by any mortgage insurer or (3) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by the full faith and credit of the U.S. Government and are subject to risk of default as if guaranteed by private issuers.
FHLMC Certificates represent a pro rata interest in a group of mortgage loans (a FHLMC Certificate group) purchased by FHLMC. The mortgage loans underlying the FHLMC Certificates will consist of fixed rate or adjustable rate mortgage loans with original terms to maturity of between ten and thirty years, substantially all of which are secured by first liens on one-to-four-family residential properties or

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multifamily projects. Each mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another FHLMC Certificate group.
Although the U.S. Government has provided financial support to Fannie Mae and Freddie Mac, there can be no assurance that it will support these or other government-sponsored enterprises in the future.
The market value of mortgage securities, like other securities, will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. However, mortgage securities, while having comparable risk of decline during periods of rising rates, usually have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments of mortgages as interest rates decline. In addition, to the extent such mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments generally will result in some loss of the holders' principal to the extent of the premium paid. On the other hand, if such mortgage securities are purchased at a discount, an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income.
FHLMC Securities. The Federal Home Loan Mortgage Corporation (“FHLMC” or “Freddie Mac”) was created in 1970 through enactment of Title III of the Emergency Home Finance Act of 1970 (“FHLMC Act”). Its purpose is to promote development of a nationwide secondary market in conventional residential mortgages.
The FHLMC issues two types of mortgage pass-through securities: mortgage participation certificate (“PCs”) and guaranteed mortgage certificates (“GMCs”). PCs resemble GNMA Certificates in that each PC represents a pro rata share of all interest and principal payments made and owned on the underlying pool. The FHLMC guarantees timely monthly payments of interest on PCs and the ultimate payment of principal.
GMCs also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semi-annually and return principal once a year in guaranteed minimum payments. The expected average life of these securities is approximately ten years. The FHLMC guarantee is not backed by the full faith and credit of the U.S. Government and is subject to risk of default as if guaranteed by private issuers.
FNMA Certificates. The Federal National Mortgage Association (“FNMA” or “Fannie Mae”) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgage loans directly.
Each FNMA Certificate will entitle the registered holder thereof to receive amounts, representing such holder's pro rata interest in scheduled principal payments and interest payments (at such FNMA Certificate's pass-through rate, which is net of any servicing and guarantee fees on the underlying mortgage loans), and any principal prepayments on the mortgage loans in the pool represented by such FNMA Certificate and such holder's proportionate interest in the full principal amount of any foreclosed or otherwise finally liquidated mortgage loan. The full and timely payment of principal and interest on each FNMA Certificate will be guaranteed by the FNMA, which guarantee is not backed by the full faith and credit of the U.S. Government and is subject to risk of default as if guaranteed by private issuers. Each FNMA Certificate will represent a pro rata interest in one or more pools of FHA Loans, VA Loans or conventional mortgage loans (i.e., mortgage loans that are not insured or guaranteed by any government agency) of the following types: (1) fixed rate level payment mortgage loans; (2) fixed rate growing equity mortgage loans; (3) fixed rate graduated payment mortgage loans; (4) variable rate California mortgage loans; (5) other adjustable rate mortgage loans; and (6) fixed rate mortgage loans secured by multifamily projects.
GNMA Certificates. Certificates of the Government National Mortgage Association (“GNMA Certificates”) are mortgage-backed securities which evidence an undivided interest in a pool or pools of mortgages. GNMA Certificates that the Fund may purchase are the “modified pass-through” type, which entitle the holder to receive timely payment of all interest and principal payments due on the mortgage pool, net of fees paid to the “issuer” and GNMA, regardless of whether or not the mortgagor actually makes the payment. The GNMA Certificates will represent a pro rata interest in one or more pools of the following types of mortgage loans: (1) fixed rate level payment mortgage loans; (2) fixed rate graduated payment mortgage loans; (3) fixed rate growing equity mortgage loans; (4) fixed rate mortgage loans secured by manufactured (mobile) homes; (5) mortgage loans on multifamily residential properties under construction; (6) mortgage loans on completed multifamily projects; (7) fixed rate mortgage loans as to which escrowed funds are used to reduce the borrower's monthly payments during the early years of the mortgage loans (“buydown” mortgage loans); (8) mortgage loans that provide for adjustments in payments based on periodic changes in interest rates or in other payment terms of the mortgage loans; and

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(9) mortgage-backed serial notes. All of these mortgage loans will be Federal Housing Administration (FHA) Loans or Veterans Administration (VA) Loans and, except as otherwise specified above, will be fully-amortizing loans secured by first liens on one-to-four-family housing units. Legislative changes may be proposed from time to time in relation to the Department of Housing and Urban Development which, if adopted, could alter the viability of investing in GNMA Certificates.
Mortgage-Related Securities Issued By U.S. Government Agencies and Instrumentalities. The Fund may invest in mortgage-backed securities, including those which represent undivided ownership interests in pools of mortgages. The U.S. Government or the issuing agency or instrumentality guarantees the payment of interest on and principal of these securities. However, the guarantees do not extend to the yield or value of the securities nor do the guarantees extend to the yield or value of the Fund's shares. Mortgages backing the securities which may be purchased by the Fund include conventional thirty-year fixed-rate mortgages, graduated payment mortgages, fifteen-year mortgages, adjustable rate mortgages and balloon payment mortgages. A balloon payment mortgage-backed security is an amortized mortgage security with installments of principal and interest, the last installment of which is predominantly principal. All of these mortgages can be used to create pass-through securities. A pass-through security is formed when mortgages are pooled together and undivided interests in the pool or pools are sold. The cash flow from the mortgages is passed through to the holders of the securities in the form of periodic payments of interest, principal and prepayments (net of a service fee). Prepayments occur when the holder of an undivided mortgage prepays the remaining principal before the mortgage's scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying securities, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate. The remaining expected average life of a pool of mortgage loans underlying a mortgage-backed security is a prediction of when the mortgage loans will be repaid and is based upon a variety of factors, such as the demographic and geographic characteristics of the borrowers and the mortgaged properties, the length of time that each of the mortgage loans has been outstanding, the interest rates payable on the mortgage loans and the current interest rate environment.
Non-Agency Mortgage-Backed Securities. Certain non-agency private entities also issue mortgage-backed securities. Other than lacking the guarantee by the full faith and credit of the United States, the mortgage-backed securities issued by private issuers generally have characteristics and risks comparable to those issued by GNMA, as discussed above. Some mortgage-backed securities issued by non-agency private issuers may be supported by a pool of mortgages not acceptable to the agency issuers and thus may carry greater risks. The Fund may invest in these mortgage-backed securities issued by non-agency private issuers if they are “eligible securities” as defined in Rule 2a-7.
MUNICIPAL DEBT OBLIGATIONS. The Fund may purchase municipal debt obligations which include, but are not limited to, those described below. The Fund intends to invest in securities that are currently available, or which may be developed in the future, and are appropriate to allow the Fund's investment subadviser to pursue the Fund’s investment objective.
Municipal Asset-Backed Securities. The Fund may purchase municipal asset-backed securities. These securities are debt obligations, often issued through a trust or other investment vehicles that are backed by municipal debt obligations and accompanied by a liquidity facility. The Fund's investment in securities of such issuers is subject to limitations imposed by the 1940 Act.
Municipal Bonds. Municipal Bonds may be general obligation or revenue bonds.
General obligation bonds are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. Municipal Bonds are generally issued to obtain funds for various public purposes, including construction of public facilities such as airports, bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. They may also be issued to refund outstanding obligations, to meet general operating expenses or to obtain funds to lend to other public institutions and facilities.
Revenue bonds are payable from the revenues derived from a particular facility or class of facilities or from the proceeds of a special excise tax or other specific revenue source but not from the general taxing power. Municipal revenue bonds also include bonds issued through or on behalf of public authorities in order to obtain funds with which to provide privately operated housing facilities, sports facilities, pollution control facilities, convention or trade show facilities, industrial, port or parking facilities and facilities for water supply, gas, electricity or waste disposal.
Municipal Notes. Municipal Notes are short-term obligations generally with a maturity, at the time of issuance, ranging from six months to three years. The principal types of Municipal Notes include tax anticipation notes, bond anticipation notes and revenue anticipation notes. Municipal Notes sold in anticipation of collection of taxes, a bond sale, or receipt of other revenues, are usually general obligations of the issuing municipality or agency.

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Municipal Notes also include tax-exempt or municipal commercial paper, which is likely to be issued to meet seasonal working capital needs of a municipality or interim construction financing and to be paid from general revenues of the municipality or refinanced with long-term debt. In most cases municipal commercial paper may be backed by letters of credit, lines of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions.
OBLIGATIONS ISSUED OR GUARANTEED BY THE U.S. GOVERNMENT, ITS AGENCIES AND INSTRUMENTALITIES. Obligations issued or guaranteed as to principal and interest by the U.S. Government may be acquired by the Fund in the form of custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Treasury notes or bonds. Such notes and bonds are held in custody by a bank on behalf of the owners. These custodial receipts are known by various names, including “Treasury Receipts,” “Treasury Investment Growth Receipts” (“TIGRs”) and “Certificates of Accrual on Treasury Securities” (“CATS”).
The Fund may also invest in Treasury Inflation Protected Securities, known as “TIPS.” TIPS are U.S. Treasury securities issued at a fixed rate of interest but with principal adjusted every six months based on changes in the Consumer Price Index.
OPERATIONAL AND TRADING RISK.  Systemic failures in the programs and systems employed by the subadviser, brokers and/or counterparties, exchanges and similar clearance and settlement facilities and other parties could result in mistakes made in the confirmation or settlement of transactions, or in transactions not being properly booked, evaluated or accounted for. The subadviser may not be in a position to verify the risks or reliability of third-party systems. These and other similar disruptions in the subadviser's operations may cause material losses to the Fund.
The subadviser makes extensive use of computer hardware, systems and software and its activities are exposed to risks caused by failures of IT infrastructure and data. Outright failure of the underlying hardware, operating system, software or network, may leave the subadviser unable to trade either generally or in certain of its strategies, and this may expose it to risk should the outage coincide with turbulent market conditions. To ameliorate this risk, backup and disaster recovery plans have been put in place by the subadviser.
REFERENCE RATE RISK. The Fund may be exposed to financial instruments that recently transitioned from using LIBOR or continue to use synthetic LIBOR to determine payment obligations, financing terms, hedging strategies or investment value.
The United Kingdom's Financial Conduct Authority (the “FCA”) announced a phase out of LIBOR such that after June 30, 2023, the overnight, 1-month, 3-month, 6-month and 12-month U.S. dollar LIBOR settings ceased to be published or are no longer representative. All other LIBOR settings and certain other interbank offered rates, such as the Euro Overnight Index Average (“EONIA”), ceased to be published after December 31, 2021. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities in the repurchase agreement (“repo”) market and has been used increasingly on a voluntary basis in new instruments and transactions. On March 15, 2022, the Adjustable Interest Rate Act was signed into law, providing a statutory fallback mechanism to replace LIBOR with a benchmark rate that is selected by the Federal Reserve Board and based on SOFR for certain contracts that reference LIBOR without adequate fallback provisions. On December 16, 2022, the Federal Reserve Board adopted regulations implementing the Adjustable Interest Rate Act by identifying benchmark rates based on SOFR that replaced LIBOR in different categories of financial contracts after June 30, 2023. These regulations apply only to contracts governed by U.S. law, among other limitations.
The FCA will permit the use of synthetic U.S. dollar LIBOR rates for non-U.S. contracts through September 30, 2024, but any such rates would be considered non-representative of the underlying market.
Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. Not all existing LIBOR-based instruments may have alternative rate-setting provisions and there remains uncertainty regarding the willingness and ability of issuers to add alternative rate-setting provisions in certain existing instruments. Parties to contracts, securities or other instruments using LIBOR may disagree on transition rates or the application of applicable transition regulation, potentially resulting in uncertainty of performance and the possibility of litigation. The Fund may have instruments linked to other interbank offered rates that may also cease to be published in the future.
REPURCHASE AGREEMENTS. The Fund may purchase securities and concurrently enter into “repurchase agreements” with the seller, whereby the seller agrees to repurchase such securities at a specified price within a specified time (generally seven days or less). The repurchase agreements provide that the Fund will sell the underlying instruments back to the dealer or the bank at the specified price and at a fixed time in the future, usually not more than seven days from the date of purchase. The difference between the purchase price and the resale price represents the interest earned by the Fund, which is unrelated to the coupon rate or maturity of the purchased security. Repurchase agreements will at all times be fully collateralized in an amount at least equal to the resale price. Such collateral will be held by the Fund's Custodian or a sub-custodian in a tri-party repurchase agreement, either physically or in a book-entry account.

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The Fund will enter into repurchase transactions only with parties which meet creditworthiness standards approved by the Fund's Board. The Fund's investment subadviser monitors the creditworthiness of such parties under the general supervision of the Board. In the event of a default or bankruptcy by a seller, the Fund will promptly seek to liquidate the collateral. To the extent that the proceeds limit any sale of such collateral upon a default in the obligation to repurchase are less than the resale price, the Fund will suffer a loss. If the financial institution that is a party to the repurchase agreement petitions for bankruptcy or becomes subject to the U.S. Bankruptcy Code, the law regarding the rights of the Fund is unsettled. As a result, under these circumstances, there may be a restriction on the Fund's ability to sell the collateral, and the Fund could suffer a loss.
REVERSE REPURCHASE AGREEMENTS. Reverse repurchase agreements have the characteristics of borrowing and involve the sale of securities held by the Fund with an agreement to repurchase the securities at a specified price, date and interest payment. The Fund intends only to use the reverse repurchase technique when it will be to its advantage to do so. These transactions are advantageous only if the Fund has an opportunity to earn a greater rate of interest on the cash derived from the transaction than the interest cost of obtaining that cash. The Fund may be unable to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid. The use of reverse repurchase agreements may exaggerate any increase or decrease in the value of the Fund's portfolio.
SECURITIES OF OTHER INVESTMENT COMPANIES. The Fund may invest in securities of other investment companies registered under the 1940 Act to the extent permitted by the 1940 Act or to the extent permitted by order or otherwise by the SEC. The Fund does not intend to invest more than 5% of its total assets in such securities. To the extent that the Fund invests in securities of other registered investment companies, shareholders of the Fund may be subject to duplicate management and advisory fees.
WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Fund may purchase securities on a “when-issued” or “delayed delivery” basis. When-issued or delayed delivery transactions arise when securities are purchased or sold by the Fund with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. The Fund will limit such purchases to those in which the date of delivery and payment falls within 90 days of the date of the commitment. The Fund will make commitments for such when-issued transactions only with the intention of actually acquiring the securities. If the Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio security, incur a gain or loss due to market fluctuations. The securities so purchased are subject to market fluctuation and no interest accrues to the purchaser during the period between purchase and settlement.
INVESTMENT RESTRICTIONS
FUNDAMENTAL & NON-FUNDAMENTAL INVESTMENT RESTRICTIONS. The Fund has adopted the restrictions listed below as fundamental policies. Under the 1940 Act, a fundamental policy is one that cannot be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities. A “majority of the Fund’s outstanding voting securities,” when used in this SAI, means the lesser of (i) 67% of the voting shares represented at a meeting at which more than 50% of the outstanding voting shares are present in person or represented by proxy or (ii) more than 50% of the outstanding voting shares.
1. The Fund may not purchase the securities of any issuer if, as a result, the Fund would fail to be a diversified company within the meaning of the 1940 Act, and the rules and regulations promulgated thereunder, as each may be amended from time to time except to the extent that the Fund may be permitted to do so by exemptive order, SEC release, no-action letter or similar relief or interpretations (collectively, the 1940 Act Laws, Interpretations and Exemptions).
2. The Fund may not issue senior securities or borrow money or pledge its assets, except as permitted by the 1940 Act Laws, Interpretations and Exemptions. For purposes of this restriction, the purchase or sale of securities on a when-issued or delayed delivery basis, reverse repurchase agreements, dollar rolls, short sales, derivative and hedging transactions such as interest rate swap transactions, and collateral arrangements with respect thereto, and transactions similar to any of the foregoing and collateral arrangements with respect thereto, and obligations of the Fund to its Trustees pursuant to deferred compensation arrangements are not deemed to be a pledge of assets or the issuance of a senior security.
3. The Fund may not buy or sell real estate, except that investment in securities of issuers that invest in real estate and investments in mortgage-backed securities, mortgage participations or other instruments supported or secured by interests in real estate are not subject to this limitation, and except that the Fund may exercise rights relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.
4. The Fund may not buy or sell physical commodities or contracts involving physical commodities. The Fund may purchase and sell (i) derivative, hedging and similar instruments such as financial futures contracts and options thereon, and (ii) securities or instruments backed by, or the return from which is linked to, physical commodities or currencies, such as forward currency exchange contracts, and

 12

the Fund may exercise rights relating to such instruments, including the right to enforce security interests and to hold physical commodities and contracts involving physical commodities acquired as a result of the Fund's ownership of instruments supported or secured thereby until they can be liquidated in an orderly manner.
5. The Fund may not purchase any security if as a result 25% or more of the Fund's total assets would be invested in the securities of issuers having their principal business activities in the same industry, except for temporary defensive purposes, and except that this limitation does not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities or to domestic bank instruments.
6. The Fund may not act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.
7. The Fund may make loans, including loans of assets of the Fund, repurchase agreements, trade claims, loan participations or similar investments, or as permitted by the 1940 Act Laws, Interpretations and Exemptions. The acquisition of bonds, debentures, other debt securities or instruments, or participations or other interests therein and investments in government obligations, commercial paper, certificates of deposit, bankers' acceptances or instruments similar to any of the foregoing will not be considered the making of a loan, and is permitted if consistent with the Fund's investment objectives.
For purposes of Investment Restriction 1, the Fund will currently not purchase any security (other than obligations of the U.S. Government, its agencies or instrumentalities) if as a result, with respect to 75% of the Fund’s total assets, (i) more than 5% of the Fund’s total assets (determined at the time of investment) would be invested in securities of a single issuer and (ii) the Fund would own more than 10% of the outstanding voting securities of any single issuer. Under the 1940 Act, the Fund cannot change its classification from diversified to non-diversified without shareholder approval. The Fund is subject to the diversification requirements of Rule 2a-7 under the 1940 Act.
With respect to Investment Restriction 2 above, the 1940 Act permits the Fund to borrow money in amounts of up to one-third of the Fund’s total assets from banks for any purpose, and to borrow up to 5% of the Fund’s total assets from banks or other lenders for temporary purposes. (A fund’s total assets include the amounts being borrowed.) To limit the risks attendant to borrowing, the 1940 Act requires the Fund to maintain an “asset coverage” of at least 300% of the amount of its borrowings, provided that in the event that the Fund’s asset coverage falls below 300%, the Fund is required to reduce the amount of its borrowings so that it meets the 300% asset coverage threshold within three days (not including Sundays and holidays). Asset coverage means the ratio that the value of the Fund’s total assets (including amounts borrowed), minus liabilities other than borrowings, bears to the aggregate amount of all borrowings. Borrowing money to increase portfolio holdings is known as “leveraging.” Borrowing, especially when used for leverage, may cause the value of the Fund’s shares to be more volatile than if the Fund did not borrow. This is because borrowing tends to magnify the effect of any increase or decrease in the value of the Fund’s portfolio holdings. Borrowed money thus creates an opportunity for greater gains, but also greater losses. To repay borrowings, the Fund may have to sell securities at a time and at a price that is unfavorable to the Fund. There also are costs associated with borrowing money, and these costs would offset and could eliminate the Fund’s net investment income in any given period. Investment Restriction 2 will be interpreted to permit the Fund to engage in trading practices and investments that may be considered to be borrowing to the extent permitted by the 1940 Act and the rules thereunder. Certain trading practices and investments, such as derivatives transactions, may be treated as senior securities under the 1940 Act. Rule 18f-4 under the 1940 Act provides an exemption from certain limitations on the issuance of senior securities for transactions in derivatives instruments where the Fund complies with the requirements of the rule. Practices and investments that may involve leverage but are not considered to be borrowings or senior securities are not subject to the policy. In addition, Investment Restriction 2 will be interpreted not to prevent investments in derivatives or any collateral arrangements associated therewith, or collateral arrangements with respect to swaps, options, forward or futures contracts or other derivatives, the posting of initial or variation margin or the Fund's deferred compensation arrangements with the Trustees.
Investment Restriction 3 prohibits the Fund from buying or selling real estate.  The Fund may invest in real estate-related companies, companies whose businesses consist in whole or in part of investing in real estate, instruments (like mortgages and mortgage participations) that are secured by real estate or interests therein, or REIT securities.  The Fund may exercise rights relating to real estate securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.
Investment Restriction 4 prohibits the Fund from buying or selling physical commodities (such as oil or grains) or contracts involving physical commodities.  The Fund may purchase and sell derivative, hedging and similar instruments such as financial futures contracts and options thereon (such as futures or options on market indexes, currencies, interest rates or some other benchmark, and swap agreements) and securities or instruments backed by, or the return from which is linked to, physical commodities or currencies, such as

13

forward currency exchange contracts.  In addition, the Fund may exercise rights relating to such instruments, including the right to enforce security interests and to hold physical commodities and contracts involving physical commodities acquired as a result of the Fund’s ownership of instruments supported or secured thereby until they can be liquidated in an orderly manner.
With respect to Investment Restriction 5 relating to concentration, the 1940 Act does not define what constitutes “concentration” in an industry. The SEC staff has taken the position that investment of 25% or more of a fund’s total assets in one or more issuers conducting their principal business activities in the same industry constitutes concentration. It is possible that interpretations of concentration could change in the future. The policy in Investment Restriction 5 will be interpreted to refer to concentration as that term may be interpreted from time to time by the SEC staff. Investment without limit in securities of the U.S. Government and its agencies or instrumentalities is permitted by the restriction.  Accordingly, issuers of the foregoing securities will not be considered to be members of any industry. In addition, although the Fund does not concentrate its investments in a particular industry, it may, for temporary defensive purposes, do so.
Investment Restriction 6 prohibits the Fund from acting as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.  A fund engaging in transactions involving disposition of portfolio securities may be considered to be an underwriter under the 1933 Act. Under the 1933 Act, an underwriter may be liable for material omissions or misstatements in an issuer’s registration statement or prospectus. Securities purchased from an issuer and not registered for sale under the 1933 Act are considered restricted securities. There may be a limited market for these securities. If these securities are registered under the 1933 Act, they may then be eligible for sale but participating in the sale may subject the seller to underwriter liability. These risks could apply to a fund investing in restricted securities. The Fund may purchase restricted securities without limit (except to the extent that restricted securities are subject to the limitation on investment in illiquid securities).For purposes of Investment Restriction 7, the Fund may currently lend up to 33 1∕3% of the value of its total assets.
With respect to Investment Restriction 7, the 1940 Act does not prohibit a fund from making loans; however, SEC staff interpretations currently prohibit funds from lending more than one-third of their total assets, except through the purchase of debt obligations or the use of repurchase agreements. (A repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans.) Investment Restriction 7 permits the Fund to lend its portfolio securities. While lending securities may be a source of income to the Fund, as with other extensions of credit, there are risks of delay in recovery or even loss of rights in the underlying securities should the borrower fail financially. Additionally, losses could result from the reinvestment of collateral received on loaned securities in investments that decline in value, default, or do not perform as well as expected. Investment Restriction 7 also permits the Fund to make loans of money, including loans of money to other PGIM Funds pursuant to an SEC order for exemptive relief. Investment Restriction 7 will be interpreted not to prevent the Fund from purchasing or investing in debt obligations and loans.
Whenever any fundamental investment policy or investment restriction states a maximum percentage of the Fund's assets, it is intended that, if the percentage limitation is met at the time the investment is made, a later change in percentage resulting from changing total asset values will not be considered a violation of such policy.
The Fund’s fundamental investment restrictions will be interpreted broadly. For example, the policies will be interpreted to refer to the 1940 Act and the related rules as they are in effect from time to time, and to interpretations and modifications of or relating to the 1940 Act by the SEC and others as they are given from time to time. When a restriction provides that an investment practice may be conducted as permitted by the 1940 Act, the restriction will be interpreted to mean either that the 1940 Act expressly permits the practice or that the 1940 Act does not prohibit the practice.
Non-Fundamental Investment Policies
The investment objective of the Fund is a non-fundamental policy.
The Fund may not invest in other registered open-end management investment companies and registered unit investment trusts in reliance upon the provisions of subparagraphs (G) or (F) of Section 12(d)(1) of the 1940 Act. The foregoing investment policy does not restrict the Fund from (i) acquiring securities of other registered investment companies in connection with a merger, consolidation, reorganization, or acquisition of assets, or (ii) purchasing the securities of registered investment companies, to the extent otherwise permissible under 1940 Act Laws, Interpretations and Exemptions.

 14

Non-fundamental policies may be changed without the approval of shareholders.
MANAGEMENT OF THE FUND
INFORMATION ABOUT BOARD MEMBERS AND OFFICERS
Information about Board Members and Officers of the Fund is set forth below. Board Members who are not deemed to be “interested persons” of the Fund, as defined in the 1940 Act, are referred to as “Independent Board Members.” Board Members who are deemed to be “interested persons” of the Fund are referred to as “Interested Board Members.” The Board Members are responsible for the overall supervision of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the 1940 Act. The Board in turn elects the Officers, who are responsible for administering the day-to-day operations of the Fund.
Independent Board Members
Name Year of Birth Position(s) Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held During Past Five Years	Length of Board Service
Ellen S. Alberding 1958 Board Member Portfolios Overseen: 100
Chief Executive Officer and President, The Joyce
Foundation (charitable foundation) (since
2002); formerly Vice Chair, City Colleges of
Chicago (community college system)
(2011-2015); formerly Trustee, National Park
Foundation (charitable foundation for national
park system) (2009-2018); formerly Trustee,
Economic Club of Chicago (2009-2016);
Trustee, Loyola University (since 2018).
		None.	Since September 2013
Kevin J. Bannon 1952 Board Member Portfolios Overseen: 101
Retired; formerly Managing Director (April
2008-May 2015) and Chief Investment Officer
(October 2008-November 2013) of Highmount
Capital LLC (registered investment adviser);
formerly Executive Vice President and Chief
Investment Officer (April 1993-August 2007) of
Bank of New York Company; formerly President
(May 2003-May 2007) of BNY Hamilton Family
of Mutual Funds.
		Director of Urstadt Biddle Properties (equity real estate investment trust) (September 2008-August 2023).	Since July 2008
Linda W. Bynoe 1952 Board Member Portfolios Overseen: 98
President and Chief Executive Officer (since
March 1995) and formerly Chief Operating
Officer (December 1989-February 1995) of
Telemat Limited LLC (formerly Telemat Ltd)
(management consulting); formerly Vice
President (January 1985-June 1989) at Morgan
Stanley & Co. (broker-dealer).

Trustee of Equity Residential (residential real
estate) (since December 2009); Director of
Northern Trust Corporation (financial services)
(since April 2006); formerly Director of Anixter
International, Inc. (communication products
distributor) (January 2006-June 2020).
Since March 2005
Barry H. Evans 1960 Board Member Portfolios Overseen: 101
Retired; formerly President (2005-2016), Global
Chief Operating Officer (2014-2016), Chief
Investment Officer - Global Head of Fixed
Income (1998-2014), and various portfolio
manager roles (1986-2006), Manulife Asset
Management (asset management).

Formerly Director, Manulife Trust Company
(2011-2018); formerly Director, Manulife Asset
Management Limited (2015-2017); formerly
Chairman of the Board of Directors of Manulife
Asset Management U.S. (2005-2016); formerly
Chairman of the Board, Declaration Investment
Management and Research (2008-2016).
Since September 2017

15

Independent Board Members
Name Year of Birth Position(s) Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held During Past Five Years	Length of Board Service
Keith F. Hartstein 1956 Board Member & Independent Chair Portfolios Overseen: 101
Retired; formerly Member (November
2014-September 2022) of the Governing Council
of the Independent Directors Council (IDC)
(organization of independent mutual fund
directors); formerly Executive Committee of the
IDC Board of Governors (October
2019-December 2021); formerly President and
Chief Executive Officer (2005-2012), Senior Vice
President (2004-2005), Senior Vice President of
Sales and Marketing (1997-2004), and various
executive management positions (1990-1997),
John Hancock Funds, LLC (asset management);
formerly Chairman, Investment Company
Institute’s Sales Force Marketing Committee
(2003-2008).
		None.	Since September 2013
Laurie Simon Hodrick 1962 Board Member Portfolios Overseen: 98
A. Barton Hepburn Professor Emerita of
Economics in the Faculty of Business, Columbia
Business School (since 2018); Visiting Fellow at
the Hoover Institution, Stanford University
(since 2015); Sole Member, ReidCourt LLC
(since 2008) (a consulting firm); formerly
Visiting Professor of Law, Stanford Law School
(2015-2021); formerly A. Barton Hepburn
Professor of Economics in the Faculty of
Business, Columbia Business School
(1996-2017); formerly Managing Director,
Global Head of Alternative Investment
Strategies, Deutsche Bank (2006-2008).

Independent Director, Andela (since January
2022) (global talent network); Independent
Director, Roku (since December 2020)
(communication services); formerly Independent
Director, Synnex Corporation (2019-2021)
(information technology); formerly Independent
Director, Kabbage, Inc. (2018-2020) (financial
services); formerly Independent Director,
Corporate Capital Trust (2017-2018) (a
business development company).
Since September 2017
Brian K. Reid 1961 Board Member Portfolios Overseen: 101
Retired; formerly Chief Economist for the
Investment Company Institute (ICI)
(2005-2017); formerly Senior Economist and
Director of Industry and Financial Analysis at
the ICI (1998-2004); formerly Senior Economist,
Industry and Financial Analysis at the ICI
(1996-1998); formerly Staff Economist at the
Federal Reserve Board (1989-1996); formerly
Director, ICI Mutual Insurance Company
(2012-2017).
		None.	Since March 2018
Grace C. Torres 1959 Board Member Portfolios Overseen: 101
Retired; formerly Treasurer and Principal
Financial and Accounting Officer of the PGIM
Funds, Target Funds, Advanced Series Trust,
Prudential Variable Contract Accounts and The
Prudential Series Fund (1998-June 2014);
Assistant Treasurer (March 1999-June 2014)
and Senior Vice President (September
1999-June 2014) of PGIM Investments LLC;
Assistant Treasurer (May 2003-June 2014) and
Vice President (June 2005-June 2014) of AST
Investment Services, Inc.; Senior Vice President
and Assistant Treasurer (May 2003-June 2014)
of Prudential Annuities Advisory Services, Inc.
		Director (since January 2018) of OceanFirst Financial Corp. and OceanFirst Bank; formerly Director (July 2015-January 2018) of Sun Bancorp, Inc. N.A. and Sun National Bank.	Since November 2014

 16

Interested Board Members
Name Year of Birth Position(s) Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held During Past Five Years	Length of Board Service
Stuart S. Parker 1962 Board Member, President & Principal Executive Officer Portfolios Overseen: 101
President, Chief Executive Officer and Officer in
Charge of PGIM Investments LLC (formerly
known as Prudential Investments LLC) (since
January 2012); Chief Operating Officer for PGIM
Investments LLC (January 2012-January 2024);
President and Principal Executive Officer
(“PEO”) (since September 2023) of the PGIM
Credit Income Fund and the PGIM Rock ETF
Trust; President and PEO (since September
2022) of the PGIM Private Credit Fund;
President and PEO (since March 2022) of the
PGIM Private Real Estate Fund, Inc.; formerly
Executive Vice President of Jennison Associates
LLC and Head of Retail Distribution of PGIM
Investments LLC (June 2005-December 2011);
Investment Company Institute - Board of
Governors (since May 2012).
		None.	Since January 2012
Scott E. Benjamin 1973 Board Member & Vice President Portfolios Overseen: 128
Executive Vice President (since May 2009) of
PGIM Investments LLC; Vice President (since
June 2012) of Prudential Investment
Management Services LLC; Executive Vice
President (since September 2009) of AST
Investment Services, Inc.; Senior Vice President
of Global Product Management and Marketing,
PGIM Investments (since February 2006); Vice
President (since September 2023) of the PGIM
Credit Income Fund and the PGIM Rock ETF
Trust; Vice President (since September 2022) of
the PGIM Private Credit Fund; Vice President
(since March 2022) of the PGIM Private Real
Estate Fund, Inc.; formerly Vice President of
Product Development and Product Management,
PGIM Investments LLC (2003-2006).
		None.	Since March 2010

Fund Officers (a)
Name Year of Birth Fund Position	Principal Occupation(s) During Past Five Years	Length of Service as Fund Officer
Claudia DiGiacomo 1974 Chief Legal Officer
Chief Legal Officer (since September 2023) of the PGIM Credit Income Fund and the PGIM Rock ETF Trust; Chief
Legal Officer (since September 2022) of the PGIM Private Credit Fund; Chief Legal Officer (since July 2022) of the PGIM Private Real Estate Fund, Inc.; Chief Legal Officer, Executive Vice President and Secretary of PGIM
Investments LLC (since August 2020); Chief Legal Officer of Prudential Mutual Fund Services LLC (since
August 2020); Chief Legal Officer of PIFM Holdco, LLC (since August 2020); Vice President and Corporate
Counsel (since January 2005) of Prudential; and Corporate Counsel of AST Investment Services, Inc. (since
August 2020); formerly Vice President and Assistant Secretary of PGIM Investments LLC (2005-2020); formerly
Associate at Sidley Austin Brown & Wood LLP (1999-2004).
Since December 2005
Andrew Donohue 1972 Chief Compliance Officer
Chief Compliance Officer (since May 2023) of the PGIM Funds, Target Funds, PGIM ETF Trust, PGIM Global High
Yield Fund, Inc., PGIM High Yield Bond Fund, Inc., PGIM Short Duration High Yield Opportunities Fund,
Advanced Series Trust, The Prudential Series Fund, Prudential’s Gibraltar Fund, Inc., PGIM Private Credit Fund,
PGIM Private Real Estate Fund, Inc.; Chief Compliance Officer of AST Investment Services, Inc. (since October
2022); Vice President, Chief Compliance Officer of PGIM Investments LLC (since September 2022); Chief
Compliance Officer (since September 2023) of the PGIM Credit Income Fund and the PGIM Rock ETF Trust;
formerly various senior compliance roles within Principal Global Investors, LLC., global asset management for
Principal Financial (2011-2022), most recently as Global Chief Compliance Officer (2016-2022).
Since May 2023

17

Fund Officers(a)
Name Year of Birth Fund Position	Principal Occupation(s) During Past Five Years	Length of Service as Fund Officer
Andrew R. French 1962 Secretary
Vice President (since December 2018) of PGIM Investments LLC; Secretary (since September 2023) of the PGIM
Credit Income Fund and the PGIM Rock ETF Trust; Secretary (since September 2022) of the PGIM Private Credit
Fund; Secretary (since March 2022) of the PGIM Private Real Estate Fund, Inc.; formerly Vice President and
Corporate Counsel (2010-2018) of Prudential; formerly Director and Corporate Counsel (2006-2010) of
Prudential; Vice President and Assistant Secretary (since January 2007) of PGIM Investments LLC; Vice
President and Assistant Secretary (since January 2007) of Prudential Mutual Fund Services LLC.
Since October 2006
Melissa Gonzalez 1980 Assistant Secretary
Vice President and Corporate Counsel (since September 2018) of Prudential; Vice President and Assistant
Secretary (since August 2020) of PGIM Investments LLC; Assistant Secretary (since September 2023) of the
PGIM Credit Income Fund and the PGIM Rock ETF Trust; Assistant Secretary (since September 2022) of the
PGIM Private Credit Fund; Assistant Secretary (since March 2022) of the PGIM Private Real Estate Fund, Inc.;
formerly Director and Corporate Counsel (March 2014-September 2018) of Prudential.
Since March 2020
Patrick E. McGuinness 1986 Assistant Secretary
Vice President and Assistant Secretary (since August 2020) of PGIM Investments LLC; Director and Corporate
Counsel (since February 2017) of Prudential; Assistant Secretary (since September 2023) of the PGIM Credit
Income Fund and the PGIM Rock ETF Trust; Assistant Secretary (since September 2022) of the PGIM Private
Credit Fund; Assistant Secretary (since March 2022) of the PGIM Private Real Estate Fund, Inc.
Since June 2020
Debra Rubano 1975 Assistant Secretary
Vice President and Corporate Counsel (since November 2020) of Prudential; Assistant Secretary (since
September 2023) of the PGIM Credit Income Fund and the PGIM Rock ETF Trust; Assistant Secretary (since
September 2022) of the PGIM Private Credit Fund; Assistant Secretary (since March 2022) of the PGIM Private
Real Estate Fund, Inc; formerly Director and Senior Counsel of Allianz Global Investors U.S. Holdings LLC
(2010-2020) and Assistant Secretary of numerous funds in the Allianz fund complex (2015-2020).
Since December 2020
George Hoyt 1965 Assistant Secretary
Vice President and Corporate Counsel of Prudential (since September 2023); Assistant Secretary (since
September 2023) of the PGIM Rock ETF Trust, PGIM Credit Income Fund, PGIM Private Credit Fund and PGIM
Private Real Estate Fund, Inc.; formerly Associate General Counsel of Franklin Templeton and Secretary and
Chief Legal Officer of certain funds in the Franklin Templeton complex (2020-2023) and Managing Director
(2016-2020) and Associate General Counsel for Legg Mason, Inc. and its predecessors (2004-2020).
Since December 2023
Devan Goolsby 1991 Assistant Secretary
Vice President and Corporate Counsel of Prudential (since May 2023); Assistant Secretary (since September
2023) of the PGIM Rock ETF Trust, PGIM Credit Income Fund, PGIM Private Credit Fund and PGIM Private Real
Estate Fund, Inc.; formerly Associate at Eversheds Sutherland (US) LLP (2021-2023); Compliance Officer at
Bloomberg LP (2019-2021); and an Examiner at the Financial Industry Regulatory Authority (2015-2019).
Since December 2023
Kelly A. Coyne 1968 Assistant Secretary
Director, Investment Operations of Prudential Mutual Fund Services LLC (since 2010); Assistant Secretary
(since September 2023) of the PGIM Credit Income Fund; Assistant Secretary (since September 2022) of the
PGIM Private Credit Fund; Assistant Secretary (since March 2022) of the PGIM Private Real Estate Fund, Inc.
Since March 2015
Christian J. Kelly 1975 Chief Financial Officer
Vice President, Global Head of Fund Administration of PGIM Investments LLC (since November 2018); Chief
Financial Officer (since March 2023) of PGIM Investments mutual funds, closed end funds, the PGIM ETF Trust, and Advanced Series Trust, The Prudential Series Fund and Prudential’s Gibraltar Fund, Inc.; Chief Financial
Officer (since September 2023) of the PGIM Credit Income Fund and the PGIM Rock ETF Trust; Chief Financial
Officer of PGIM Private Credit Fund (since September 2022); Chief Financial Officer of PGIM Private Real Estate
Fund, Inc. (since July 2022); formerly Treasurer and Principal Financial Officer (January 2019- March 2023) of
PGIM Investments mutual funds, closed end funds, the PGIM ETF Trust, and Advanced Series Trust, The
Prudential Series Fund and Prudential’s Gibraltar Fund, Inc.; formerly Treasurer and Principal Financial Officer
(March 2022 – July 2022) of the PGIM Private Real Estate Fund, Inc.; formerly Director of Fund Administration of Lord Abbett & Co. LLC (2009-2018), Treasurer and Principal Accounting Officer of the Lord Abbett Family of
Funds (2017-2018); Director of Accounting, Avenue Capital Group (2008-2009); Senior Manager, Investment
Management Practice of Deloitte & Touche LLP (1998-2007).
Since January 2019
Russ Shupak 1973 Treasurer and Principal Accounting Officer
Vice President (since 2017) within PGIM Investments Fund Administration; Treasurer and Principal Accounting
Officer of PGIM Investments mutual funds, closed end funds and PGIM ETF Trust (since March 2023); Treasurer and Principal Accounting Officer (since September 2023) of the PGIM Credit Income Fund; Treasurer and
Principal Accounting Officer (since July 2022) of the PGIM Private Real Estate Fund, Inc.; Assistant Treasurer
(since September 2023) of the PGIM Rock ETF Trust; Assistant Treasurer (since September 2022) of the PGIM
Private Credit Fund; formerly Assistant Treasurer (March 2022 – July 2022) of the PGIM Private Real Estate
Fund, Inc.; Assistant Treasurer of Advanced Series Trust, Prudential Series Funds and Prudential’s Gibraltar
Fund, Inc. (since October 2019); formerly Director (2013-2017) within PGIM Investments Fund Administration.
Since October 2019
Lana Lomuti 1967 Assistant Treasurer
Vice President (since 2007) within PGIM Investments Fund Administration; formerly Assistant Treasurer
(December 2007-February 2014) of The Greater China Fund, Inc.; formerly Director (2005-2007) within PGIM
Investments Fund Administration.
Since April 2014
Deborah Conway 1969 Assistant Treasurer	Vice President (since 2017) within PGIM Investments Fund Administration; formerly Director (2007-2017) within PGIM Investments Fund Administration.	Since October 2019

 18

Fund Officers(a)
Name Year of Birth Fund Position	Principal Occupation(s) During Past Five Years	Length of Service as Fund Officer
Elyse M. McLaughlin 1974 Assistant Treasurer
Vice President (since 2017) within PGIM Investments Fund Administration; Treasurer and Principal Accounting
Officer of the Advanced Series Trust, the Prudential Series Fund and Prudential’s Gibraltar Fund, Inc. (since
March 2023); Treasurer and Principal Accounting Officer (since September 2023) of the PGIM Rock ETF Trust;
Assistant Treasurer (since September 2023) of the PGIM Credit Income Fund; Treasurer and Principal
Accounting Officer (since September 2022) of the PGIM Private Credit Fund; Assistant Treasurer (since March
2022) of the PGIM Private Real Estate Fund, Inc.; Assistant Treasurer of PGIM Investments mutual funds, closed end funds and the PGIM ETF Trust (since October 2019); formerly Director (2011-2017) within PGIM
Investments Fund Administration.
Since October 2019
Robert W. McCormack 1973 Assistant Treasurer
Vice President (since 2019) within PGIM Investments Fund Administration; Assistant Treasurer (since March
2023) of PGIM Investments mutual funds, closed end funds, PGIM ETF Trust, Advanced Series Trust, Prudential
Series Funds and Prudential’s Gibraltar Fund, Inc.; Assistant Treasurer (since September 2023) of the PGIM
Credit Income Fund and the PGIM Rock ETF Trust; Assistant Treasurer (since September 2022) of the PGIM
Private Credit Fund; Assistant Treasurer (since March 2022) of the PGIM Private Real Estate Fund, Inc.;
formerly Director (2016-2019) within PGIM Investments Fund Administration; formerly Vice President within
Goldman, Sachs & Co. Investment Management Controllers (2008-2016), Assistant Treasurer of Goldman
Sachs Family of Funds (2015-2016).
Since March 2023
Kelly Florio 1978 Anti-Money Laundering Compliance Officer
Vice President, Corporate Compliance, Global Compliance Programs and Compliance Risk Management (since
December 2021) of Prudential; formerly Head of Fraud Risk Management (October 2019-December 2021) at
New York Life Insurance Company; formerly Head of Key Risk Area Operations (November 2018-October 2019),
Director of the US Anti-Money Laundering Compliance Unit (2009-2018) and Bank Loss Prevention Associate
(2006-2009) at MetLife.
Since June 2022
(a) Excludes Mr. Parker and Mr. Benjamin, interested Board Members who also serve as President and Vice President, respectively.
Explanatory Notes to Tables:
■
Board Members are deemed to be “Interested,” as defined in the 1940 Act, by reason of their affiliation with PGIM Investments LLC and/or an affiliate of PGIM Investments LLC.
■
Unless otherwise noted, the address of all Board Members and Officers is c/o PGIM Investments LLC, 655 Broad Street, Newark, New Jersey 07102-4410.
■
There is no set term of office for Board Members or Officers. The Board Members have adopted a retirement policy, which calls for the retirement of Board Members on December 31 of the year in which they reach the age of 75.
■
“Other Directorships Held” includes all directorships of companies required to register or file reports with the SEC under the 1934 Act (that is, “public companies”) or other investment companies registered under the 1940 Act.
■
“Portfolios Overseen” includes such applicable investment companies managed by PGIM Investments LLC and overseen by the Board Member. The investment companies for which PGIM Investments LLC serves as manager include the PGIM Mutual Funds, Target Funds, PGIM ETF Trust, PGIM Rock ETF Trust, PGIM Private Real Estate Fund, Inc., PGIM Private Credit Fund, PGIM Credit Income Fund, PGIM High Yield Bond Fund, Inc., PGIM Global High Yield Fund, Inc., PGIM Short Duration High Yield Opportunities Fund, The Prudential Series Fund, Prudential's Gibraltar Fund, Inc. and the Advanced Series Trust.
■
As used in the Fund Officers table “Prudential” means The Prudential Insurance Company of America.
COMPENSATION OF BOARD MEMBERS AND OFFICERS. Pursuant to a management agreement with PIP 2 on behalf of the Fund the Manager pays all compensation of Fund Officers and employees as well as the fees and expenses of all Interested Board Members.
The Fund pays each Independent Board Member annual compensation in addition to certain out-of-pocket expenses. Independent Board Members who serve on Board Committees may receive additional compensation. The amount of annual compensation paid to each Independent Board Member may change as a result of the introduction of additional funds on whose Boards the Board Member may be asked to serve.
Independent Board Members may defer receipt of their fees pursuant to a deferred fee agreement with the Fund. Under the terms of the agreement, the Fund accrues deferred Board Members' fees daily which, in turn, accrue interest at a rate equivalent to the prevailing rate of 90-day U.S. Treasury Bills at the beginning of each calendar quarter or at the daily rate of return of any mutual fund managed by PGIM Investments chosen by the Board Member. Payment of the interest so accrued is also deferred and becomes payable at the option of the Board Member. The obligation to make payments of deferred Board Members' fees, together with interest thereon, is a general obligation of the Fund. The Fund does not have a retirement or pension plan for Board Members.
The following table sets forth the aggregate compensation paid by the Fund for the most recently completed fiscal year to the Independent Board Members for service on the Board, and the Board of any other investment company in the Fund Complex for the most recently completed calendar year. Board Members and officers who are “interested persons” of the Fund (as defined in the 1940 Act) do not receive compensation from PGIM Investments-managed funds and therefore are not shown in the following table.

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Name	Aggregate Fiscal Year Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex for Most Recent Calendar Year
Compensation Received by Independent Board Members
Ellen S. Alberding***	$1,200	None	None	$314,000* (30/100)**
Kevin J. Bannon	$1,200	None	None	$336,000* (31/101)**
Linda W. Bynoe	$1,200	None	None	$316,000* (29/98)**
Barry Evans***	$1,200	None	None	$375,000* (31/101)**
Keith F. Hartstein	$1,200	None	None	$413,000* (31/101)**
Laurie Simon Hodrick***	$1,200	None	None	$337,000* (29/98)**
Brian Reid	$1,200	None	None	$376,000* (31/101)**
Grace C. Torres	$1,200	None	None	$372,000* (31/101)**
Explanatory Notes to Board Member Compensation Tables
* Compensation relates to portfolios that were in existence for any period during 2023.
** Number of funds and portfolios represent those in existence as of December 31, 2023, and excludes funds that have merged or liquidated during the year. Additionally, the number of funds and portfolios includes those which are approved as of December 31, 2023, however, may commence operations after that date. No compensation is paid out from such funds/portfolios.
*** Under the deferred fee agreement for the PGIM Investments-managed funds, certain Board Members have elected to defer all or part of their total compensation. The amount of compensation deferred during the calendar year ended December 31, 2023, amounted to $290,950, $347,010, and $316,660 for Ms. Alberding, Mr. Evans, and Ms. Hodrick, respectively. Under the deferred fee arrangement, these amounts are deposited into a trust held for the benefit of participating Board Members and are not continuing obligations of the Fund.
BOARD COMMITTEES. The Board has established four standing committees in connection with Fund governance—Audit, Nominating and Governance, Investment, and Compliance. Information on the membership of each standing committee and its functions is set forth below.
Audit Committee: The Board has determined that each member of the Audit Committee is not an “interested person” as defined in the 1940 Act. The responsibilities of the Audit Committee are to assist the Board in overseeing the Fund's independent registered public accounting firm, accounting policies and procedures and other areas relating to the Fund's auditing processes. The Audit Committee is responsible for pre-approving all audit services and any permitted non-audit services to be provided by the independent registered public accounting firm directly to the Fund. The Audit Committee is also responsible for pre-approving permitted services to be provided by the independent registered public accounting firm to (1) the Manager and (2) any entity in a control relationship with the Manager that provides ongoing services to the Fund, provided that the engagement of the independent registered public accounting firm relates directly to the operation and financial reporting of the Fund. The scope of the Audit Committee's responsibilities is oversight. It is management's responsibility to maintain appropriate systems for accounting and internal control and the independent registered public accounting firm's responsibility to plan and carry out an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). The number of Audit Committee meetings held during the Fund's most recently completed fiscal year is set forth in the table below.
The membership of the Audit Committee is set forth below:
Grace Torres (Chair)
Linda Bynoe
Barry Evans
Keith Hartstein (ex-officio)
Brian Reid
Nominating and Governance Committee: The Nominating and Governance Committee of the Board is responsible for nominating Board Members and making recommendations to the Board concerning Board composition, committee structure and governance, director education, and governance practices. The Board has determined that each member of the Nominating and Governance Committee is not an “interested person” as defined in the 1940 Act. The number of Nominating and Governance Committee meetings held during the Fund's most recently completed fiscal year is set forth in the table below. The Nominating and Governance Committee Charter is available on the Fund's website.
The membership of the Nominating and Governance Committee is set forth below:
Kevin Bannon (Chair)
Ellen Alberding
Keith Hartstein (ex-officio)
Laurie Simon Hodrick

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Investment Committees: The Board of each fund in the PGIM retail funds complex has formed joint committees to review the performance of each fund in the Fund Complex. The Gibraltar Investment Committee reviews the performance of each fund that is subadvised by Jennison Associates LLC, PGIM Quantitative Solutions LLC, PGIM DC Solutions LLC, and PGIM Wadhwani LLP. The Dryden Investment Committee reviews the performance of each fund that is subadvised by PGIM Fixed Income, PGIM Real Estate (each of which is a business unit of PGIM, Inc.), PGIM Limited and PGIM Real Estate (UK) Limited. In addition, the Dryden Investment Committee reviews the performance of the closed-end funds. Each committee meets at least four times per year and reports the results of its review to the full Board of each fund at each regularly scheduled Board meeting. Every Independent Board Member sits on one of the two Investment Committees.
The number of Gibraltar Investment Committee or Dryden Investment Committee meetings, as applicable, held during the Fund's most recently completed fiscal year is set forth in the table below.
The membership of the Gibraltar Investment Committee and the Dryden Investment Committee is set forth below:

Gibraltar Investment Committee
Laurie Simon Hodrick (Chair)
Linda Bynoe
Keith Hartstein (ex-officio)
Grace Torres
Dryden Investment Committee
Barry Evans (Chair)
Ellen Alberding
Kevin Bannon
Keith Hartstein (ex-officio)
Brian Reid
Compliance Committee. The Compliance Committee serves as the liaison between the Board and the Fund's Chief Compliance Officer (“CCO”). In its role as liaison, the Compliance Committee assists the Board in overseeing compliance matters and administration. The Compliance Committee's responsibilities include, among other matters, considering any material compliance matter reported by the CCO between meetings of the Board and receiving reports on any investigations into matters within the Committee's scope of responsibilities.
The number of Compliance Committee meetings held during the Fund's most recently completed fiscal year is set forth in the table below.
The membership of the Compliance Committee is set forth below:
Brian Reid (Chair)
Barry Evans
Keith Hartstein (ex-officio)
Grace Torres
Board Committee Meetings (for most recently completed fiscal year)
Audit Committee	Nominating & Governance Committee	Dryden & Gibraltar Investment Committees	Compliance Committee
4	5	4	4
LEADERSHIP STRUCTURE AND QUALIFICATIONS OF BOARD MEMBERS. The Board is responsible for oversight of the Fund. The Fund has engaged the Manager to manage the Fund on a day-to-day basis. The Board oversees the Manager and certain other principal service providers in the operations of the Fund. The Board is currently composed of ten members, eight of whom are Independent Board Members. The Board meets in-person at regularly scheduled meetings four times throughout the year. In addition, the Board Members may meet in-person or by telephone at special meetings or on an informal basis at other times. As described above, the Board has established four standing committees—Audit, Nominating and Governance, Investment and Compliance—and may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities. The Independent Board Members have also engaged independent legal counsel to assist them in fulfilling their responsibilities.
The Board is chaired by an Independent Board Member. As Chair, this Independent Board Member leads the Board in its activities. Also, the Chair acts as a member or as an ex-officio member of each standing committee and any ad hoc committee of the Board. The Board Members have determined that the Board's leadership and committee structure is appropriate because the Board believes it sets

21

the proper tone to the relationships between the Fund, on the one hand, and the Manager, the subadviser(s) and certain other principal service providers, on the other, and facilitates the exercise of the Board's independent judgment in evaluating and managing the relationships. In addition, the structure efficiently allocates responsibility among committees.
The Board has concluded that, based on each Board Member's experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Board Members, each Board Member should serve as a Board Member. Among other attributes common to all Board Members are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the various service providers to the Fund, and to exercise reasonable business judgment in the performance of their duties as Board Members. In addition, the Board has taken into account the actual service and commitment of the Board Members during their tenure in concluding that each should continue to serve. A Board Member's ability to perform his or her duties effectively may have been attained through a Board Member's educational background or professional training; business, consulting, public service or academic positions; experience from service as a Board Member of the Fund, other funds in the Fund Complex, public companies, or non-profit entities or other organizations; or other experiences or a combination of the foregoing. Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Board Member that led the Board to conclude that he or she should serve as a Board Member.
Ellen S. Alberding. Ms. Alberding joined the Board of the Fund and other funds in the Fund Complex in 2013. Ms. Alberding has over 30 years of experience in the non-profit sector, including over 20 years as the president of a charitable foundation, where she oversees multiple investment managers. Ms. Alberding also served as a Trustee of the Aon Funds from 2000 to 2003.
Kevin J. Bannon. Mr. Bannon joined the Board of the Fund and other funds in the Fund Complex in 2008. Mr. Bannon has held senior executive positions in the financial services industry, including serving as a senior executive of asset management firms, for over 25 years.
Linda W. Bynoe. Ms. Bynoe has been a Board Member of the Fund and other funds in the Fund Complex since 2005, having served on the boards of other mutual fund complexes since 1993. She has worked in the financial services industry over 20 years, has over 30 years of experience as a management consultant and serves as a Director of financial services and other complex global corporations.
Barry H. Evans. Mr. Evans joined the Board of the Fund and other funds in the Fund Complex in 2017. Mr. Evans has held senior executive positions and various portfolio manager roles in an asset management firm for 30 years.
Keith F. Hartstein. Mr. Hartstein joined the Board of the Fund and other funds in the Fund Complex in 2013. Mr. Hartstein has worked in the asset management industry for 30 years and served as a senior executive in an asset management firm.
Laurie Simon Hodrick. Ms. Hodrick joined the Board of the Fund and other funds in the Fund Complex in 2017. Ms. Hodrick brings more than 30 years of experience as a finance academic, practitioner, and consultant.
Brian K. Reid. Mr. Reid joined the Board of the Fund and the other funds in the Fund Complex in 2018.  Mr. Reid has more than 30 years of experience in economics and related fields, including serving as Chief Economist for the Investment Company Institute (“ICI”) for 13 years.
Grace C. Torres. Ms. Torres joined the Board of the Fund and other funds in the Fund Complex in 2014. Ms. Torres formerly served as Treasurer and Principal Financial and Accounting Officer for the Fund and other funds in the Fund Complex for 16 years and held senior positions with the Manager from 1999 to 2014. In addition, Ms. Torres is a certified public accountant (“CPA”).
Stuart S. Parker. Mr. Parker, who has served as an Interested Board Member and President of the Fund and the other funds in the Fund Complex since 2012, is President, Chief Executive Officer and Officer in Charge of PGIM Investments and several of its affiliates that provide services to the Fund and has held senior positions in PGIM Investments since 2005.
Scott E. Benjamin. Mr. Benjamin, an Interested Board Member of the Fund and other funds in the Fund Complex since 2010, serves as Executive Vice President of the Fund and other funds in the Fund Complex and has held senior positions in PGIM Investments since 2003.
Specific details about each Board Member's professional experience appear in the professional biography tables, above.
Risk Oversight. Investing in general and the operation of a mutual fund involve a variety of risks, such as investment risk, illiquidity risk, compliance risk, and operational risk, among others. The Board oversees risk as part of its oversight of the Fund. Risk oversight is addressed as part of various regular Board and committee activities. The Board, directly or through its committees, reviews reports from among others, the Manager, subadvisers, the Fund's Chief Compliance Officer, the Fund's independent registered public accounting

 22

firm, counsel, and internal auditors of the Manager or its affiliates, as appropriate, regarding risks faced by the Fund and the risk management programs of the Manager and certain service providers. The actual day-to-day risk management with respect to the Fund resides with the Manager and other service providers to the Fund. Although the risk management policies of the Manager and the service providers are designed to be effective, those policies and their implementation vary among service providers and over time, and there is no guarantee that they will be effective. Not all risks that may affect the Fund can be identified or processes and controls developed to eliminate or mitigate their occurrence or effects, and some risks are simply beyond any control of the Fund or the Manager, its affiliates or other service providers.
Selection of Board Member Nominees. The Nominating and Governance Committee is responsible for considering nominees for Board Members at such times as it considers electing new members to the Board. The Nominating and Governance Committee may consider recommendations by business and personal contacts of current Board Members, and by executive search firms which the Committee may engage from time to time and will also consider shareholder recommendations. The Nominating and Governance Committee has not established specific, minimum qualifications that it believes must be met by a nominee. In evaluating nominees, the Nominating and Governance Committee considers, among other things, an individual's background, skills, and experience; whether the individual is an “interested person” as defined in the 1940 Act; and whether the individual would be deemed an “audit committee financial expert” within the meaning of applicable SEC rules. The Nominating and Governance Committee also considers whether the individual's background, skills, and experience will complement the background, skills, and experience of other nominees and Board Members and will contribute to the diversity of the Board. There are no differences in the manner in which the Nominating and Governance Committee evaluates nominees for the Board based on whether the nominee is recommended by a shareholder.
A shareholder who wishes to recommend a board member for nomination should submit his or her recommendation in writing to the Chair of the Board or the Chair of the Nominating and Governance Committee, in either case in care of the specified Fund(s), at 655 Broad Street, 6th Floor, Newark, New Jersey 07102-4410. At a minimum, the recommendation should include: the name, address and business, educational and/or other pertinent background of the person being recommended; a statement concerning whether the person is an “interested person” as defined in the 1940 Act; any other information that the Fund would be required to include in a proxy statement concerning the person if he or she was nominated; and the name and address of the person submitting the recommendation, together with the number of Fund shares held by such person and the period for which the shares have been held. The recommendation also can include any additional information which the person submitting it believes would assist the Nominating and Governance Committee in evaluating the recommendation.
Shareholders should note that a person who owns securities issued by Prudential (the parent company of the Fund's Manager) would be deemed an “interested person” under the 1940 Act. In addition, certain other relationships with Prudential or its subsidiaries, with registered broker-dealers, or with the Fund's outside legal counsel may cause a person to be deemed an “interested person.” Before the Nominating and Governance Committee decides to nominate an individual to the Board, Committee members and other Board Members customarily interview the individual in person. In addition, the individual customarily is asked to complete a detailed questionnaire which is designed to elicit information which must be disclosed under SEC and stock exchange rules and to determine whether the individual is subject to any statutory disqualification from serving on the board of a registered investment company.
Share Ownership. Information relating to each Board Member's Fund share ownership and in all registered funds in the PGIM Investments-advised funds that are overseen by the respective Board Member as of the most recently completed calendar year is set forth in the chart below.
Name	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Board Member in Fund Complex
Board Member Share Ownership: Independent Board Members
Ellen S. Alberding	None	Over $100,000
Kevin J. Bannon	None	Over $100,000
Linda W. Bynoe	None	Over $100,000
Barry H. Evans	None	Over $100,000
Keith F. Hartstein	None	Over $100,000
Laurie Simon Hodrick	None	Over $100,000
Brian K. Reid	None	Over $100,000

23

Name	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Board Member in Fund Complex
Grace C. Torres	None	Over $100,000
Board Member Share Ownership: Interested Board Members
Stuart S. Parker	None	Over $100,000
Scott E. Benjamin	None	Over $100,000
None of the Independent Board Members, or any member of his/her immediate family, owned beneficially or of record any securities in an investment adviser or principal underwriter of the Fund or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Fund as of the most recently completed calendar year.
Shareholder Communications with Board Members. Shareholders can communicate directly with Board Members by writing to the Chair of the Board, c/o the Fund, 655 Broad Street, 6th Floor, Newark, New Jersey 07102-4410. Shareholders can communicate directly with an individual Board Member by writing to that Board Member, c/o the Fund, 655 Broad Street, 6th Floor, Newark, New Jersey 07102-4410. Such communications to the Board or individual Board Members are not screened before being delivered to the addressee.
MANAGEMENT & ADVISORY ARRANGEMENTS
MANAGER. The Manager’s address is 655 Broad Street, Newark, New Jersey 07102-4410. The Manager serves as manager to all of the other investment companies that, together with the Fund, comprise the PGIM Funds. See the Prospectus for more information about PGIM Investments LLC (“PGIM Investments”). As of January 31, 2024, the Manager served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as administrator to closed-end investment companies, with aggregate assets of approximately $297.4 billion.
The Manager is a wholly-owned subsidiary of PIFM Holdco, LLC, which is a wholly-owned subsidiary of PGIM Holding Company LLC, which is a wholly-owned subsidiary of Prudential. PMFS, an affiliate of PGIM Investments, serves as the transfer agent and dividend distribution agent for the PGIM Funds and, in addition, provides customer service, record keeping and management and administrative services to qualified plans.
Pursuant to a management agreement with PIP 2 on behalf of the Fund and PGIM Investments (the “Management Agreement”), PGIM Investments, subject to the supervision of the Board and in conformity with the stated policies of the Fund, manages both the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, the Manager is obligated to keep certain books and records of the Fund. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Fund. The Manager will continue to have responsibility for all investment advisory services performed pursuant to any such subadvisory agreements. PGIM Investments will review the performance of the subadviser(s) and make recommendations to the Board with respect to the retention of subadvisers and the renewal of contracts. The Manager also administers the Fund's corporate affairs and, in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Fund's custodian (the “Custodian”) and PMFS. The management services of PGIM Investments to the Fund are not exclusive under the terms of the Management Agreement and PGIM Investments is free to, and does, render management services to others.
PGIM Investments may from time to time waive all or a portion of its management fee and subsidize all or a portion of the operating expenses of the Fund. Fee waivers and subsidies will increase the Fund's total return. These voluntary waivers may be terminated at any time without notice. To the extent that PGIM Investments agrees to waive its fee or subsidize the Fund's expenses, it may enter into a relationship agreement with the subadviser to share the economic impact of the fee waiver or expense subsidy.
In connection with its management of the corporate affairs of the Fund, PGIM Investments bears the following expenses:
■
the salaries and expenses of all of its and the Fund's personnel except the fees and expenses of Independent Board Members;
■
all expenses incurred by the Manager or the Fund in connection with managing the ordinary course of the Fund's business, other than those assumed by the Fund as described below; and
■
the fees, costs and expenses payable to any subadviser pursuant to a subadvisory agreement between PGIM Investments and such subadviser.

 24

Under the terms of the Management Agreement, the Fund is responsible for the payment of the following expenses:
■
the fees and expenses incurred by the Fund in connection with the management of the investment and reinvestment of the Fund's assets payable to the Manager;
■
the fees and expenses of Independent Board Members;
■
the fees and certain expenses of the Custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Fund and of pricing the Fund's shares;
■
the charges and expenses of the Fund's legal counsel and independent auditors and of legal counsel to the Independent Board Members;
■
brokerage commissions and any issue or transfer taxes chargeable to the Fund in connection with securities (and futures, if applicable) transactions;
■
all taxes and corporate fees payable by the Fund to governmental agencies;
■
the fees of any trade associations of which the Fund may be a member;
■
the cost of share certificates representing, and/or non-negotiable share deposit receipts evidencing, shares of the Fund;
■
the cost of fidelity, directors and officers and errors and omissions insurance;
■
the fees and expenses involved in registering and maintaining registration of the Fund and of Fund shares with the SEC and paying notice filing fees under state securities laws, including the preparation and printing of the Fund's registration statements and prospectuses for such purposes; allocable communications expenses with respect to investor services and all expenses of shareholders' and Board meetings and of preparing, printing and mailing reports and notices to shareholders; and
■
litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business and distribution and service (12b-1) fees.
The Management Agreement provides that PGIM Investments will not be liable for any error of judgment by PGIM Investments or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either PGIM Investments or the Fund by the Board or vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) upon not more than 60 days', nor less than 30 days', written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.
Fees payable under the Management Agreement are computed daily and paid monthly. The applicable fee rate and the management fees received by PGIM Investments from the Fund for the indicated fiscal years are set forth below.
The management fee rate for the Fund is 0.15% of the Fund’s average daily net assets.
	2024	2023	2022
Gross Fee	$24,278,594	$25,862,581	$24,793,447
Amount Waived/ Reimbursed by PGIM Investments	$(13,389,191)	$(14,344,047)	$(13,675,552)
Net Fee	$10,889,403	$11,518,534	$11,117,895
Note: For the fiscal years shown above, PGIM Investments contractually agreed to waive fees and/or reimburse certain expenses. The “gross fee” shown above is the fee amount that PGIM Investments earned from the Fund without reflecting the impact of the contractual fee waiver/reimbursement arrangement. The “net fee” reflects the impact of the contractual fee waiver/reimbursement and is the actual fee amount paid or reimbursed by the Fund to PGIM Investments.
PGIM Investments has contractually agreed, through May 31, 2025, to limit Total Annual Fund Operating Expenses after fee waivers and/or expense reimbursements to 0.07% of the Fund’s average daily net assets. This contractual waiver excludes interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), acquired fund fees and expenses, extraordinary expenses, and certain other Fund expenses such as dividend and interest expense and broker charges on short sales. Fees and/or expenses waived and/or reimbursed by PGIM Investments for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by PGIM Investments within the same fiscal year during which such waiver and/or reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This waiver may not be terminated prior to May 31, 2025 without the prior approval of the Fund’s Board of Trustees.
SUBADVISORY ARRANGEMENTS. PGIM Investments has entered into a Subadvisory Agreement with the Fund's subadvisers. The Subadvisory Agreement provides that the subadvisers will furnish investment advisory services in connection with the management of the Fund. In connection therewith, the subadvisers are obligated to keep certain books and records of the Fund. Under the Subadvisory Agreement, the subadvisers, subject to the supervision of PGIM Investments, are responsible for managing the assets of the Fund in accordance with the Fund's investment objectives, investment program and policies. The subadvisers determine what securities and

25

other instruments are purchased and sold for the Fund and are responsible for obtaining and evaluating financial data relevant to the Fund. PGIM Investments continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises the subadvisers’ performance of such services.
As discussed in the Prospectus, PGIM Investments employs the subadvisers under a “manager of managers” structure that allows PGIM Investments to replace a subadviser or amend a Subadvisory Agreement without seeking shareholder approval. The Subadvisory Agreement provides that it will terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadvisory Agreement may be terminated by the Fund, PGIM Investments, or a subadviser upon not more than 60 days', nor less than 30 days', written notice. The Subadvisory Agreement provides that it will continue in effect for a period of not more than two years from its execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.
The applicable subadvisory fee rate to be paid by PGIM Investments is set forth below. Subadvisory fees are based on the average daily net assets of the Fund, calculated and paid on a monthly basis, at the fee rate as set forth in the Subadvisory Agreement. Subadvisory fees are paid by PGIM Investments out of the management fee that it receives by the Fund.
The subadvisory fee rate for the Fund is 0.075% of the Fund’s average daily net assets.
Subadvisory Fees Paid by PGIM Investments
	2024	2023	2022
PGIM Fixed Income/PGIM Limited	$12,139,154	$12,931,292	$12,396,726
PGIM, Inc. (PGIM)
COMPENSATION. The base salary of an investment professional in the PGIM Fixed Income unit of PGIM, Inc. is primarily based on market data relative to similar positions as well as the past performance, years of experience and scope of responsibility of the individual. PGIM Fixed Income is allocated an overall incentive pool based on the investment and financial performance of the business. Incentive compensation for investment professionals, including the annual cash bonus, the long-term equity grant and grants under PGIM Fixed Income’s long-term incentive plans, is primarily based on such person’s contribution to PGIM Fixed Income’s goal of providing investment performance to clients consistent with portfolio objectives, guidelines, risk parameters, and its compliance risk management and other policies, as well as market-based data such as compensation trends and levels of overall compensation for similar positions in the asset management industry. In addition, an investment professional’s qualitative contributions to the organization and its commercial success are considered in determining incentive compensation. Incentive compensation is not solely based on the performance of, or value of assets in, any single account or group of client accounts.
The PGIM Fixed Income unit within PGIM Limited (“PGIM Fixed Income (U.K.)”) has adopted a remuneration policy in relation to activities conducted through the entities authorized and regulated by the FCA in the United Kingdom. The remuneration policy is intended to be compliant with the United Kingdom’s Investment Firms Prudential Regime (“IFPR”) and governs the remuneration of PGIM Fixed Income (U.K.) staff and “material risk takers” of PGIM Fixed Income (U.K.) including those that are based outside the United Kingdom.
An investment professional’s annual cash bonus is paid from an annual incentive pool. The pool is developed as a percentage of PGIM Fixed Income’s operating income and the percentage used to calculate the pool may be refined by factors such as:
■
business initiatives;
■
the number of investment professionals receiving a bonus and related peer group compensation;
■
financial metrics of the business relative to those of appropriate peer groups; and
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investment performance of portfolios: relative to appropriate peer groups; and/or as measured against relevant investment indices.
Long-term compensation consists of Prudential Financial, Inc. restricted stock and grants under the long-term incentive plan and targeted long-term incentive plan. The long-term incentive plan is intended to align compensation with investment performance. The targeted long-term incentive plan is intended to align the interests of certain of PGIM Fixed Income’s investment professionals with the performance of the particular alternative investment strategies or commingled investment vehicles they manage. Grants under the long-term incentive plan and targeted long-term incentive plan are participation interests in notional accounts with a beginning value of a specified dollar amount. For the long-term incentive plan, the value attributed to these notional accounts increases or decreases over a defined period of time based on the performance of investment composites representing a number of PGIM Fixed Income’s investment strategies. With respect to targeted long-term incentive awards, the value attributed to the notional accounts increases or decreases over a defined period of time based (as applicable) on the performance of either a composite of particular alternative investment strategies or a commingled investment vehicle. An investment composite is an aggregation of accounts with similar investment strategies. The head

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of PGIM Fixed Income also receives performance shares which represent the right to receive shares of Prudential Financial, Inc. common stock conditioned upon, and subject to, the achievement of specified financial performance goals by Prudential Financial, Inc. Each of the restricted stock, grants under the long-term incentive plans, and performance shares is subject to vesting requirements.
CONFLICTS OF INTEREST. Like other investment advisers, PGIM Fixed Income is subject to various conflicts of interest in the ordinary course of its business. PGIM Fixed Income strives to identify potential risks, including conflicts of interest, that are inherent in its business, and PGIM Fixed Income conducts annual conflict of interest reviews. However, it is not possible to identify every potential conflict that can arise. When actual or potential conflicts of interest are identified, PGIM Fixed Income seeks to address such conflicts through one or more of the following methods:
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elimination of the conflict;
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disclosure of the conflict; or
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management of the conflict through the adoption of appropriate policies, procedures or other mitigants.
PGIM Fixed Income follows the policies of Prudential Financial, Inc. on business ethics, personal securities trading, and information barriers. PGIM Fixed Income has adopted a code of ethics, allocation policies and conflicts of interest policies, among others, and has adopted supervisory procedures to monitor compliance with its policies. PGIM Fixed Income cannot guarantee, however, that its policies and procedures will detect and prevent, or result in the disclosure of, each and every situation in which a conflict arises or could potentially arise.
Side-by-Side Management of Accounts and Related Conflicts of Interest. PGIM Fixed Income’s side-by-side management of multiple accounts can create conflicts of interest. Examples are detailed below, followed by a discussion of how PGIM Fixed Income addresses these conflicts.
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Performance Fees - PGIM Fixed Income manages accounts with asset-based fees alongside accounts with performance-based fees. This side-by-side management creates an incentive for PGIM Fixed Income and its investment professionals to favor one account over another. Specifically, PGIM Fixed Income or its affiliates have an incentive to favor accounts for which PGIM Fixed Income or an affiliate receives performance fees, and possibly take greater investment risks in those accounts, in order to bolster performance and increase its fees.
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Affiliated accounts - PGIM Fixed Income manages accounts on behalf of its affiliates as well as unaffiliated accounts. PGIM Fixed Income has an incentive to favor accounts of affiliates over others. Additionally, at times, PGIM Fixed Income’s affiliates provide initial funding or otherwise invest in vehicles managed by it, for example by providing “seed capital” for a fund or account. Managing “seeded” accounts alongside “non-seeded” accounts creates an incentive to favor the “seeded” accounts to establish a track record for a new strategy or product. Additionally, PGIM Fixed Income’s affiliated investment advisers from time to time allocate their asset allocation clients’ assets to PGIM Fixed Income. PGIM Fixed Income has an incentive to favor accounts used by its affiliates for their asset allocation clients to receive more assets from its affiliates.
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Larger accounts/higher fee strategies - larger accounts and clients typically generate more revenue than do smaller accounts or clients and certain of PGIM Fixed Income’s strategies have higher fees than others. As a result, a portfolio manager could have an incentive when allocating scarce investment opportunities to favor accounts that pay a higher fee or generate more income for PGIM Fixed Income (or which it believes would generate more revenue in the future).
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Long only and long/short accounts - PGIM Fixed Income manages accounts that only allow it to hold securities long as well as accounts that permit short selling. As a result, there are times when PGIM Fixed Income sells a security short in some client accounts while holding the same security long in other client accounts. These short sales could reduce the value of the securities held in the long only accounts. Conversely, purchases for long only accounts could have a negative impact on the short positions in long/short accounts. Consequently, PGIM Fixed Income has conflicts of interest in determining the timing and direction of investments.
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Securities of the same kind or class - PGIM Fixed Income sometimes buys or sells, or direct or recommend that a client buy or sell, securities of the same kind or class that are purchased or sold for another client at prices that may be different. Although such pricing differences could appear as preferences for one client over another, PGIM Fixed Income’s trade execution in each case is driven by its consideration of a variety of factors consistent with its duty to seek best execution. There are times when PGIM Fixed Income executes trades in securities of the same kind or class in one direction for an account and in the opposite direction for another account, or it determines not to trade securities in one or more accounts while trading for others. While such trades (or a decision not to trade) could appear inconsistent in how PGIM Fixed Income views or treats a security for one client versus another, they generally result from differences in investment strategy, portfolio composition or client direction.
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Investment at different levels of an issuer’s capital structure— There are times when PGIM Fixed Income invests client assets in the same issuer, but at different levels in the issuer’s capital structure. This could occur, for instance, when a client holds private securities or loans of an issuer and other clients hold publicly traded securities of the same issuer. In addition, there are times when PGIM Fixed Income invests client assets in a class or tranche of securities of a securitized finance vehicle (such as a collateralized loan obligation, asset-backed security or mortgage-backed security) and also, at the same or different time, invests the assets of another client (including affiliated clients) in a different class or tranche of securities of the same vehicle. These different securities can have different voting rights, dividend or repayment priorities, rights in bankruptcy or other features that conflict with one another.

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For some of these securities (particularly private securitized product investments for which clients own all or a significant portion of the outstanding securities or obligations), PGIM Fixed Income has had, input regarding the characteristics and the relative rights and priorities of the various classes or tranches.
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When PGIM Fixed Income invests client assets in different levels of an issuer’s capital structure, it is permitted to take actions with respect to the assets held by one client (including affiliated clients) that are potentially adverse to other clients, for example, by foreclosing on loans or by putting an issuer into default. In negotiating the terms and conditions of any such investments, or any subsequent amendments or waivers, PGIM Fixed Income could find that the interests of a client and the interests of one or more other clients (including affiliated clients) could conflict. In these situations, decisions over proxy voting, corporate reorganizations, how to exit an investment, bankruptcy matters (including, for example, whether to trigger an event of default or the terms of any workout) or other actions or inactions can result in conflicts of interest. Similarly, if an issuer in which a client and one or more other clients directly or indirectly hold different classes of securities encounters financial problems, decisions over the terms of any workout will raise conflicts of interest (including potential conflicts over proposed waivers and amendments to debt covenants). For example, a senior bond holder or lender might prefer a liquidation of the issuer in which it could be paid in full, whereas an equity or junior bond holder might prefer a reorganization that holds the potential to create value for the equity holders or junior bond holders. There will be times where PGIM Fixed Income refrains from taking certain actions (including participating in workouts and restructurings) or making investments on behalf of certain clients or where PGIM Fixed Income determine to sell investments for certain clients, in each case in order to mitigate conflicts of interest or legal, regulatory or other risks to PGIM Fixed Income This could potentially disadvantage the clients on whose behalf the actions are not taken, investments are not made, or investments are sold. Conversely, in other cases, PGIM Fixed Income will not refrain from taking such actions or making investments on behalf of some clients (including affiliated clients), which could potentially disadvantage other clients. Any of the foregoing (or similar) conflicts of interest will be resolved or managed on a case-by-case basis (including, where determined to be required, by escalating matters to, and seeking direction and guidance from, senior management). Any such resolution will take into consideration the interests of the relevant clients, the circumstances giving rise to the conflict and applicable laws.
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Financial interests of investment professionals - PGIM Fixed Income investment professionals from time to time invest in certain investment vehicles that it manages, including exchanged-traded funds (“ETFs”), mutual funds and (through a retirement plan) collective investment trusts. Also, certain of these investment vehicles are options under the 401(k) and deferred compensation plans offered by Prudential Financial, Inc. In addition, the value of grants under PGIM Fixed Income’s long-term incentive plan and targeted long-term incentive plan is affected by the performance of certain client accounts. As a result, PGIM Fixed Income investment professionals have financial interests in accounts managed by PGIM Fixed Income and/or that are related to the performance of certain client accounts.
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Non-discretionary/limited discretion accounts - PGIM Fixed Income provides non-discretionary and limited discretion investment advice to some clients and manages others on a fully discretionary basis. Trades in non-discretionary accounts or accounts where discretion is limited could occur before, in concert with, or after PGIM Fixed Income executes similar trades in its discretionary accounts. The non-discretionary/limited discretion clients may be disadvantaged if PGIM Fixed Income delivers investment advice to them after it initiates trading for the discretionary clients, or vice versa. Furthermore, a non-discretionary/limited discretion client may not be able to participate in trades if there is a delay in receiving such client’s consent. In some cases, when such a client requests additional information prior to giving its consent, PGIM Fixed Income is prohibited from sharing information because, for example, the information is non-public.
How PGIM Fixed Income Addresses These Conflicts of Interest. PGIM Fixed Income has developed policies and procedures reasonably designed to address the conflicts of interest with respect to its different types of side-by-side management described above.
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Each quarter, the head of PGIM Fixed Income holds a series of meetings with the senior portfolio manager and team responsible for the management of each of PGIM Fixed Income’s investment strategies. At each of these quarterly investment strategy review meetings, the head of PGIM Fixed Income and the strategy’s portfolio management team review and discuss the investment performance and performance attribution for client accounts managed in the strategy. These meetings generally are also attended by one or both of the co-chief investment officers, the head of quantitative analysis and risk management or his designee and a member of the compliance group, among others.
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In keeping with PGIM Fixed Income’s fiduciary obligations, its policy with respect to trade aggregation and allocation is to treat all of its client accounts fairly and equitably over time. PGIM Fixed Income’s trade management oversight committee, which generally meets quarterly, is responsible for providing oversight with respect to trade aggregation and allocation. Its compliance group periodically reviews a sampling of new issue allocations and related documentation to confirm compliance with the trade aggregation and allocation policy. In addition, the compliance and investment risk management groups review forensic reports regarding new issue and secondary trade activity on a quarterly basis. This forensic analysis includes such data as the: number of new issues allocated in the strategy; size of new issue allocations to each portfolio in the strategy; profitability of new issue transactions; portfolio turnover; and metrics related to large and block trade activity. The results of these analyses are reviewed and discussed at PGIM Fixed Income’s trade management oversight committee meetings. The procedures above are designed to detect patterns and anomalies in PGIM Fixed Income’s side-by-side management and trading so that it may assess and improve its processes.
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PGIM Fixed Income has procedures that specifically address its side-by-side management of certain long/short and long only portfolios. These procedures address potential conflicts that could arise from differing positions between long/short and long only portfolios. In addition, lending opportunities with respect to securities for which the market is demanding a slight premium rate over normal market rates are allocated to long only accounts prior to allocating the opportunities to long/short accounts.

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Conflicts Related to PGIM Fixed Income’s Affiliations. As a business unit of PGIM, Inc., an indirect wholly-owned subsidiary of Prudential Financial, Inc., PGIM Fixed Income is part of a diversified, global financial services organization. PGIM Fixed Income is affiliated with many types of U.S. and non-U.S. financial service providers, including insurance companies, broker-dealers, commodity trading advisors, commodity pool operators and other investment advisers. Some of its employees are officers of and/or provide services to some of these affiliates.
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Conflicts Related to Investment of Client Assets in Affiliated Funds. PGIM Fixed Income invests client assets in funds that it manages or subadvises for one or more affiliates. PGIM Fixed Income also invests cash collateral from securities lending transactions in some of these funds. These investments benefit PGIM Fixed Income and/or its affiliate through increasing assets under management and/or fees.
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Conflicts Related to Referral Fees to Affiliates. From time to time, PGIM Fixed Income has arrangements where PGIM Fixed Income compensates affiliated parties for client referrals. PGIM Fixed Income also has arrangements with an affiliated entity which provide for payments to an affiliate if certain investments by others are made in certain of PGIM Fixed Income’s products or if PGIM Fixed Income establishes certain other advisory relationships. These investments benefit both PGIM Fixed Income and its affiliates through increasing assets under management and fees.
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Conflicts Related to Co-investment by Affiliates. PGIM Fixed Income affiliates provide initial funding to or otherwise invest in certain vehicles it manages. When certain of its affiliates provide “seed capital” or other capital for a fund, they generally do so with the intention of redeeming all or part of their interest at a future point in time or when they deem that sufficient additional capital has been invested in that fund.
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The timing of a redemption by an affiliate could benefit the affiliate. For example, the fund may be more liquid at the time of the affiliate’s redemption than it is at times when other investors may wish to withdraw all or part of their interests.
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In addition, a consequence of any withdrawal of a significant amount, including by an affiliate, is that investors remaining in the fund will bear a proportionately higher share of fund expenses following the redemption.
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PGIM Fixed Income could also face a conflict if the interests of an affiliated investor in a fund it manages diverge from those of the fund or other investors. For example, PGIM Fixed Income affiliates, from time to time, hedge some or all of the risks associated with their investments in certain funds PGIM Fixed Income manages. PGIM Fixed Income may provide assistance in connection with this hedging activity.
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Insurance Affiliate General Accounts. Because of the substantial size of the general accounts of PGIM Fixed Income’s affiliated insurance companies (the “Insurance Affiliates”), trading by these general accounts, including PGIM Fixed Income’s trades on behalf of the accounts, may affect the market prices or limit the availability of the securities or instruments transacted. Although PGIM Fixed Income does not expect that the general accounts of affiliated insurers will execute transactions that will move a market frequently, and generally only in response to unusual market or issuer events, the execution of these transactions could have an adverse effect on transactions for or positions held by other clients.
PGIM Fixed Income believes that the conflicts related to its affiliations described above are mitigated by its allocation policies and procedures, its supervisory review of accounts and its procedures with respect to side-by-side management, including of long only and long/short accounts.
Conflicts Related to Financial Interests and the Financial Interests of Affiliates.
Prudential Financial, the general accounts of the Insurance Affiliates, PGIM Fixed Income and other affiliates of PGIM at times have financial interests in, or relationships with, companies whose securities or related instruments PGIM Fixed Income holds, purchases or sells in its client accounts. Certain of these interests and relationships are material to PGIM Fixed Income or to the Prudential enterprise. At any time, these interests and relationships could be inconsistent or in potential or actual conflict with positions held or actions taken by PGIM Fixed Income on behalf of PGIM Fixed Income’s client accounts. For example:
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PGIM Fixed Income invests in the securities of one or more clients for the accounts of other clients.
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PGIM Fixed Income’s affiliates sell various products and/or services to certain companies whose securities PGIM Fixed Income purchases and sells for PGIM Fixed Income clients.
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PGIM Fixed Income invests in the debt securities of companies whose equity is held by its affiliates.
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PGIM Fixed Income’s affiliates hold public and private debt and equity securities of a large number of issuers. PGIM Fixed Income invests in some of the same issuers for other client accounts. For example:
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Affiliated accounts have held and can in the future hold the senior debt of an issuer whose subordinated debt is held by PGIM Fixed Income’s clients or hold secured debt of an issuer whose public unsecured debt is held in client accounts. See “Investment at different levels of an issuer’s capital structure” above for additional information regarding conflicts of interest resulting from investment at different levels of an issuer’s capital structure.
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To the extent permitted by applicable law, PGIM Fixed Income can also invest client assets in offerings of securities the proceeds of which are used to repay debt obligations held in affiliated accounts or other client accounts. PGIM Fixed Income’s interest in having the debt repaid creates a conflict of interest. PGIM Fixed Income has adopted a refinancing policy to address this conflict.
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Certain of PGIM Fixed Income’s affiliates’ directors or officers are directors or officers of issuers in which PGIM Fixed Income invests from time to time. These issuers could also be service providers to PGIM Fixed Income or its affiliates.

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In addition, PGIM Fixed Income can invest client assets in securities backed by commercial mortgage loans that were originated or are serviced by an affiliate.
In general, conflicts related to the financial interests described above are addressed by the fact that PGIM Fixed Income makes investment decisions for each client independently considering the best economic interests of such client, under the circumstances.
Conflicts Arising Out of Legal and Regulatory Restrictions.
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At times, PGIM Fixed Income is restricted by law, regulation, executive order, contract or other constraints as to how much, if any, of a particular security it can purchase or sell on behalf of a client, and as to the timing of such purchase or sale. Sometimes these restrictions apply as a result of its relationship with Prudential Financial and other affiliates. For example, PGIM Fixed Income does not purchase securities issued by Prudential Financial or other affiliates for client accounts.
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In certain instances, PGIM Fixed Income’s ability to buy or sell or transact for one or more client accounts will be constrained as a result of its voluntary or involuntary receipt of material, non-public information, various insider trading laws and related legal requirements. For example, PGIM Fixed Income would generally be unable to invest in, divest securities of or share investment analyses regarding companies for which it possesses material, non-public information, and such inability (which could last for an uncertain period of time until the information is no longer deemed material or non-public) can result in it being unable to buy, sell or transact for one or more client accounts or to take other actions that would otherwise be to the benefit of one or more clients.
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PGIM Fixed Income faces conflicts of interest in determining whether to accept material, non-public information. For example, PGIM Fixed Income has sought with respect to the management of investments in certain loans for clients, to retain the ability to purchase and sell other securities in the borrower’s capital structure by remaining “public” on the loan. In such cases, PGIM Fixed Income will seek to avoid receiving material, non-public information about the borrowers to which an account can or expects to lend or has lent (through assignments, participations or otherwise), which could place an account at an information disadvantage relative to other accounts and lenders. Conversely, PGIM Fixed Income has chosen to receive material, non-public information about certain borrowers for its clients that invest in bank loans, which has restricted its ability to trade in other securities of the borrowers for its clients that invest in corporate bonds.
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PGIM Fixed Income’s holdings of a security on behalf of its clients are required, under certain regulations, to be aggregated with the holdings of that security by other Prudential Financial affiliates. These holdings could, on an aggregate basis, exceed certain reporting or ownership thresholds. These aggregated holdings are centrally tracked and PGIM Fixed Income or Prudential Financial can choose to restrict purchases, sell existing positions, or otherwise restrict, forgo, or limit the exercise of rights to avoid crossing such thresholds because of the potential consequences to PGIM Fixed Income or Prudential Financial if such thresholds are exceeded.
Conflicts Related to Investment Consultants. Many of PGIM Fixed Income’s clients and prospective clients retain investment consultants (including discretionary investment managers and OCIO providers) to advise them on the selection and review of investment managers (including with respect to the selection of investment funds). PGIM Fixed Income has dealings with these investment consultants in their roles as discretionary managers or non-discretionary advisers to their clients. PGIM Fixed Income also has independent business relationships with investment consultants.
PGIM Fixed Income provides investment consultants with information about accounts that it manages for the consultant’s clients (and similarly, PGIM Fixed Income provides information about funds in which such clients are invested), in each case pursuant to authorization from the clients. PGIM Fixed Income also provides information regarding its investment strategies to investment consultants, who use that information in connection with searches that they conduct for their clients. PGIM Fixed Income often responds to requests for proposals in connection with those searches.
Other interactions PGIM Fixed Income has with investment consultants include the following:
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it provides advisory services to the proprietary accounts of investment consultants and/or their affiliates, and advisory services to funds offered by investment consultants and/or their affiliates;
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it invites investment consultants to events or other entertainment hosted by PGIM Fixed Income;
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it purchases software applications, market data, access to databases, technology services and other products or services from certain investment consultants; and
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it sometimes pays for the opportunity to participate in conferences organized by investment consultants.
PGIM Fixed Income will provide clients with information about its relationship with the client’s investment consultant upon request. In general, PGIM Fixed Income relies on the investment consultant to make the appropriate disclosure to its clients of any conflict that the investment consultant believes to exist due to its business relationships with PGIM Fixed Income.
A client’s relationship with an investment consultant could result in restrictions in the eligible securities or trading counterparties for the client’s account. For example, accounts of certain clients (including clients that are subject to ERISA) can be restricted from investing in securities issued by the client’s consultant or its affiliates and from trading with, or participating in transactions involving, counterparties that are affiliated with the investment consultant. In some cases, these restrictions could have a material impact on account performance.

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Conflicts Related to Service Providers. PGIM Fixed Income retains third party advisors and other service providers to provide various services for PGIM Fixed Income as well as for funds that PGIM Fixed Income manages or subadvises. Some service providers provide services to PGIM Fixed Income or one of PGIM Fixed Income’s funds while also providing services to other PGIM units, other PGIM-advised funds, or affiliates of PGIM, and negotiate rates in the context of the overall relationship. PGIM Fixed Income can benefit from negotiated fee rates offered to its funds and vice versa. There is no assurance, however, that PGIM Fixed Income will be able to obtain or maintain advantageous fee rates from a given service provider negotiated by its affiliates based on their relationship with the service provider, or that PGIM Fixed Income will know of such negotiated fee rates.
Conflicts Related to Valuation and Fees.
When client accounts hold illiquid or difficult to value investments, PGIM Fixed Income faces a conflict of interest when making recommendations regarding the value of such investments since its fees are generally based on the value of assets under management. PGIM Fixed Income could be viewed as having an incentive to value investments at higher valuations. PGIM Fixed Income believes that its valuation policies and procedures mitigate this conflict effectively and enable it to value client assets fairly and in a manner that is consistent with the client’s best interests. In addition, unless otherwise instructed by clients , fees are calculated from custodian and/or administrator pricing and not our internal valuations.
Conflicts Related to Securities Lending and Reverse Repurchase Fees.
When PGIM Fixed Income manages a client account and also serves as securities lending agent and/or engages in reverse repurchase transactions for the account, PGIM Fixed Income is compensated for its securities lending and reverse repurchase services by receiving a portion of the proceeds generated from the securities lending and reverse repurchase activities of the account. PGIM Fixed Income could, therefore, be considered to have an incentive to invest in securities that would generate higher securities lending and reverse repurchase returns, even if these investments were not otherwise in the best interest of the client account. In addition, if PGIM Fixed Income is acting as securities lending agent and providing reverse repurchase services, PGIM Fixed Income may be incented to select the less costly alternative to increase its revenues.
Conflicts Related to Long-Term Compensation. As a result of the long-term incentive plan and targeted long-term incentive plan, PGIM Fixed Income’s portfolio managers from time to time have financial interests related to the investment performance of some, but not all, of the accounts they manage. For example, the performance of some client accounts is not reflected in the calculation of changes in the value of participation interests under PGIM Fixed Income’s long-term incentive plan. This may be because the composite representing the strategy in which the account is managed is not one of the composites included in the calculation or because the account is excluded from a specified composite due to guideline restrictions or other factors. In addition, the performance of only a small number of its investment strategies is covered under PGIM Fixed Income’s targeted long-term incentive plan. Further, for certain PGIM Fixed Income investment professionals, participation interests in the targeted long-term incentive plan constitute a significant percentage of their total long-term compensation. To address potential conflicts related to these financial interests, PGIM Fixed Income has procedures, including trade allocation and supervisory review procedures, designed to confirm that each of its client accounts is managed in a manner that is consistent with PGIM Fixed Income’s fiduciary obligations, as well as with the account’s investment objectives, investment strategies and restrictions. For example, the head of PGIM Fixed Income reviews performance among similarly managed accounts on a quarterly basis during a series of meetings with the senior portfolio manager and team responsible for the management of each investment strategy. These quarterly investment strategy review meetings generally are also attended by one or both of our co-chief investment officers, the head of quantitative analysis and risk management or his designee and a member of the compliance group, among others.
Conflicts Related to the Offer and Sale of Securities. Certain of PGIM Fixed Income’s employees offer and sell securities of, and interests in, commingled funds that it manages or subadvises. Employees offer and sell securities in connection with their roles as registered representatives of an affiliated broker-dealer, officers of an affiliated trust company, agents of the Insurance Affiliates, approved persons of an affiliated investment adviser or other roles related to such commingled funds. There is an incentive for PGIM Fixed Income’s employees to offer these securities to investors regardless of whether the investment is appropriate for such investor since increased assets in these vehicles will result in increased advisory fees to it. In addition, such sales could result in increased compensation to the employee.
Conflicts Related to Employee/Investment Professional Trading. Personal trading by PGIM Fixed Income employees creates a conflict when they are trading the same securities or types of securities as PGIM Fixed Income trades on behalf of its clients. This conflict is mitigated by PGIM Fixed Income’s personal trading standards and procedures.

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Conflicts Related to Outside Business Activity. From time to time, certain of PGIM Fixed Income employees or officers engage in outside business activity, including outside directorships. Any outside business activity is subject to prior approval pursuant to PGIM Fixed Income’s personal conflicts of interest and outside business activities policy. Actual and potential conflicts of interest are analyzed during such approval process. PGIM Fixed Income could be restricted in trading the securities of certain issuers in client portfolios in the unlikely event that an employee or officer, as a result of outside business activity, obtains material, non-public information regarding an issuer.
OTHER SERVICE PROVIDERS
CUSTODIAN. The Bank of New York Mellon (“BNY”), 240 Greenwich Street, New York, New York 10286, serves as Custodian for the Fund’s portfolio securities and cash, and in that capacity, maintains certain financial accounting books and records pursuant to an agreement with PIP 2 on behalf of the Fund. Subcustodians provide custodial services for any foreign assets held outside the United States.
TRANSFER AGENT. Prudential Mutual Fund Services LLC (“PMFS”), 655 Broad Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of the Fund. PMFS is an affiliate of PGIM Investments. PMFS provides customary transfer agency services to the Fund, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions, and related functions. For these services, PMFS receives compensation from the Fund and is reimbursed for its transfer agent expenses which include an annual fee and certain out-of-pocket expenses; including but not limited to postage, stationery, printing, allocable communication expenses and other costs.
BNY Mellon Asset Servicing (US) Inc. (“BNYAS”), 301 Bellevue Parkway, Wilmington, Delaware 19809, serves as sub-transfer agent to the Fund. PMFS has contracted with BNYAS to provide certain administrative functions to PMFS. PMFS will compensate BNYAS for such services.
For the most recently completed fiscal year, the Fund incurred the following amount of fees for services provided by PMFS.
Fees Paid to PMFS
Fund Name	Amount
PGIM Institutional Money Market Fund	$100,000
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PricewaterhouseCoopers LLP (“PwC”), 300 Madison Avenue, New York, New York 10017-6204 serves as the independent registered public accounting firm for the Fund.
CONTROL PERSONS & PRINCIPAL HOLDERS OF SECURITIES
Set forth below, as of March 6, 2024, are the name and address of any person (a “principal shareholder”) who owned of record or beneficially 5% or more of outstanding shares of the Fund and their percentage of ownership. Also set forth below are the name and address of any person (a “control person”) who owned of record or beneficially either directly or through controlled companies more than 25% of the voting securities of the Fund or who acknowledges or asserts the existence of control. Control persons may be able to determine or significantly influence the outcome of matters submitted to a shareholder vote.
Fund Name	Shareholder Name and Address	No. of Shares	% of Fund
PGIM INSTITUTIONAL MONEY MRKET	PRU HIGH YIELD FUND INC PORTFOLIO-LENDING ATTN PIM FI CONFIRMATION DEPT 2 GATEWAY CTR FL 7 NEWARK NJ 07102-5008	2,366,660,204.634	14.45%
	PRU ANNUITY DISTRIBUTOR INC AST T ROWE PRICE ASSET ALLOC PORTFOLIO LENDING ATTN PIM FI CONFIRMATION DEPT 2 GATEWAY CTR FL 7 NEWARK NJ 07102-5008	1,442,152,767.501	8.80%

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Fund Name	Shareholder Name and Address	No. of Shares	% of Fund
	PRUDENTIAL TOTAL RETURN BOND FUND INC ATTN PIM FI CONFIRMATION DEPT 2 GATEWAY CTR FL 7 NEWARK NJ 07102-5008	1,289,744,714.446	7.87%
As of the date of this SAI, no person was deemed to have “control” (as that term is defined in the 1940 Act) of the Fund because it owned more than 25% of the Fund’s outstanding shares, either beneficially or by virtue of its fiduciary or trust roles or otherwise.
As of the date of this SAI, the Board Members and Officers of PIP 2, as a group, owned less than 1% of the outstanding shares of the Fund.
BROKERAGE ALLOCATION & OTHER PRACTICES
PORTFOLIO TRANSACTIONS & BROKERAGE
The Fund has adopted a policy pursuant to which the Fund and its Manager, subadviser and principal underwriter are prohibited from directly or indirectly compensating a broker-dealer for promoting or selling Fund shares by directing brokerage transactions to that broker. The Fund has adopted procedures for the purpose of deterring and detecting any violations of the policy. The policy permits the Fund, the Manager and the subadviser to use selling brokers to execute transactions in portfolio securities so long as the selection of such selling brokers is the result of a decision that executing such transactions is in the best interest of the Fund and is not influenced by considerations about the sale of Fund shares. For purposes of this section, the term “Manager” includes the subadviser.
The Manager is responsible for decisions to buy and sell securities, futures contracts and options on such securities and futures for the Fund, the selection of brokers, dealers and futures commission merchants to effect the transactions and the negotiation of brokerage commissions, if any. On a national securities exchange, broker-dealers may receive negotiated brokerage commissions on Fund portfolio transactions, including options, futures, and options on futures transactions and the purchase and sale of underlying securities upon the exercise of options. On a non-U.S. securities exchange, commissions may be fixed. Orders may be directed to any broker or futures commission merchant including, to the extent and in the manner permitted by applicable laws, one of the Manager's affiliates (an affiliated broker). Brokerage commissions on U.S. securities, options and futures exchanges or boards of trade are subject to negotiation between the Manager and the broker or futures commission merchant.
In the OTC market, securities are generally traded on a “net” basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments and U.S. Government agency securities may be purchased directly from the issuer, in which case no commissions or discounts are paid. The Fund will not deal with an affiliated broker in any transaction in which an affiliated broker acts as principal except in accordance with the rules of the SEC.
In placing orders for portfolio securities of the Fund, the Manager's overriding objective is to obtain the best possible combination of favorable price and efficient execution. The Manager seeks to effect such transaction at a price and commission that provides the most favorable total cost of proceeds reasonably attainable in the circumstances. The factors that the Manager may consider in selecting a particular broker, dealer or futures commission merchant (firms) are the Manager's knowledge of negotiated commission rates currently available and other current transaction costs; the nature of the portfolio transaction; the size of the transaction; the desired timing of the trade; the activity existing and expected in the market for the particular transaction; confidentiality; the execution, clearance and settlement capabilities of the firms; the availability of research and research-related services provided through such firms; the Manager's knowledge of the financial stability of the firms; the Manager's knowledge of actual or apparent operational problems of firms; and the amount of capital, if any, that would be contributed by firms executing the transaction. Given these factors, the Fund may pay transaction costs in excess of that which another firm might have charged for effecting the same transaction.
When the Manager selects a firm that executes orders or is a party to portfolio transactions, relevant factors taken into consideration are whether that firm has furnished research and research-related products and/or services, such as research reports, research compilations, statistical and economic data, computer databases, quotation equipment and services, research-oriented computer software and services, reports concerning the performance of accounts, valuations of securities, investment-related periodicals, investment seminars and other economic services and consultations. Such services are used in connection with some or all of the Manager's investment activities; some of such services, obtained in connection with the execution of transactions for one investment account, may be used in managing other accounts, and not all of these services may be used in connection with the Fund. The Manager maintains an internal allocation procedure to identify those firms who have provided it with research and research-related

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products and/or services, and the amount that was provided, and to endeavor to direct sufficient commissions to them to ensure the continued receipt of those services that the Manager believes provide a benefit to the Fund and its other clients. The Manager makes a good faith determination that the research and/or service is reasonable in light of the type of service provided and the price and execution of the related portfolio transactions.
When the Manager deems the purchase or sale of equities to be in the best interests of the Fund or its other clients, including Prudential, the Manager may, but is under no obligation to, aggregate the transactions in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the transactions, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to its clients. The allocation of orders among firms and the commission rates paid are reviewed periodically by the Fund's Board. Portfolio securities may not be purchased from any underwriting or selling syndicate of which any affiliate, during the existence of the syndicate, is a principal underwriter (as defined in the 1940 Act), except in accordance with rules of the SEC. This limitation, in the opinion of the Fund, will not significantly affect the Fund's ability to pursue its present investment objectives. However, in the future in other circumstances, the Fund may be at a disadvantage because of this limitation in comparison to other funds with similar objectives but not subject to such limitations.
Subject to the above considerations, an affiliate may act as a broker or futures commission merchant for the Fund. In order for an affiliate of the Manager to effect any portfolio transactions for the Fund, the commissions, fees or other remuneration received by the affiliated broker must be reasonable and fair compared to the commissions, fees or other remuneration paid to other firms in connection with comparable transactions involving similar securities or futures being purchased or sold on an exchange or board of trade during a comparable period of time. This standard would allow the affiliated broker to receive no more than the remuneration which would be expected to be received by an unaffiliated firm in a commensurate arm's-length transaction. Furthermore, the Board, including a majority of the Independent Board Members, has adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to the affiliated broker (or any affiliate) are consistent with the foregoing standard. In accordance with Section 11(a) of the 1934 Act, an affiliate may not retain compensation for effecting transactions on a national securities exchange for the Fund unless the Fund has expressly authorized the retention of such compensation. The affiliate must furnish to the Fund at least annually a statement setting forth the total amount of all compensation retained by the affiliate from transactions effected for the Fund during the applicable period. Brokerage transactions with an affiliated broker are also subject to such fiduciary standards as may be imposed upon the affiliate by applicable law. Transactions in options by the Fund will be subject to limitations established by each of the exchanges governing the maximum number of options which may be written or held by a single investor or group of investors acting in concert, regardless of whether the options are written or held on the same or different exchanges or are written or held in one or more accounts or through one or more brokers. Thus, the number of options which the Fund may write or hold may be affected by options written or held by the Manager and other investment advisory clients of the Manager. An exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.
The Fund may participate in a voluntary commission recapture program available through Capital Institutional Services, Inc. (CAPIS). A subadviser participating in the program retains the responsibility to seek best execution and is under no obligation to place any specific trades with a broker available through the program (each, a designated broker). A portion of commissions on trades executed through designated brokers is rebated to the Fund as a credit that can be used by the Fund to pay expenses of the Fund.
Set forth below is information concerning the payment of commissions by the Fund, including the amount of such commissions paid to an affiliate, if any, for the indicated fiscal years or periods:
Brokerage Commissions Paid by the Fund
	2024	2023	2022
Total brokerage commissions paid by the Fund	None	None	None
Total brokerage commissions paid to affiliated brokers	None	None	None
Percentage of total brokerage commissions paid to affiliated brokers	None	None	None
Percentage of the aggregate dollar amount of portfolio transactions involving the payment of commissions to affiliated brokers	None	None	None
The Fund is required to disclose its holdings of securities of its regular brokers and dealers (as defined under Rule 10b-1 under the 1940 Act) and their parents as of the most recently completed fiscal year. As of the most recently completed fiscal year, the Fund held the following securities of its regular brokers and dealers.

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Broker-Dealer Securities Holdings
Fund Name	Broker-Dealer	Equity or Debt	Amount
PGIM Institutional Money Market Fund	RBC Capital Markets LLC	Debt	$90,181,534
DISCLOSURE OF PORTFOLIO HOLDINGS
The Board of each Fund in the PGIM Fund complex has adopted policies and procedures with respect to the disclosure of portfolio securities owned by each Fund and to authorize certain arrangements to make available information about portfolio holdings. These policies and procedures are designed to ensure that disclosures of the Fund’s portfolio holdings are made consistently with the antifraud provisions of the federal securities laws and the fiduciary duties of the Fund and the Fund’s adviser. The policy is designed to ensure that disclosures of nonpublic portfolio holdings to selected third parties are made only when the Fund has legitimate business purposes for doing so and the recipients are subject to a duty of confidentiality, including a duty not to trade on the nonpublic information.
The Board has authorized PGIM Investments, as the investment manager of the Fund, to administer these policies and procedures and to enter into confidentiality agreements on behalf of the Fund that provide that all information disclosed shall be treated as confidential and that the recipient will not trade on the nonpublic information. No material, non-public information, including but not limited to portfolio holdings, may be disseminated to third parties except in compliance with these policies and procedures.
The Custodian Bank (Bank of New York Mellon) is authorized to facilitate, under the supervision of PGIM Investments, the release of portfolio holdings.
Regulatory Filings. Portfolio holdings for the Fund that relies on the provisions of Rule 2a-7 under the 1940 Act to maintain a stable net asset value (“NAV”) are filed with the SEC monthly on Form N-MFP. The SEC delays the public availability of the information filed on Form N-MFP for 60 days after the end of the reporting period included in the filing. The Form N-MFP filings, as well as annual reports filed on Form N-CSR and semi-annual reports filed on Form N-CSRS, are available on the SEC’s website at www.sec.gov.Annual and semi-annual reports for the Fund are filed with the SEC on Form N-CSR and transmitted or made available to shareholders within 60 days after the end of the second and fourth fiscal quarters. Annual and semi-annual shareholder reports for the Fund may be accessed at the SEC’s website at www.sec.gov and at the website for the PGIM Funds (www.pgim.com/investments).
Additional Disclosures. Portfolio holdings information which appears on the PGIM Funds website may also be made available in printed form. When authorized by the Chief Compliance Officer and another officer of the PGIM Funds, portfolio holdings information may be publicly disseminated more frequently or at different periods than as described above.
Public Disclosures—Non-Specific Information. The Fund and/or PGIM Investments may publicly distribute non-specific information about the Fund and/or summary information about the Fund at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of the Fund’s holdings.
Ongoing Nonpublic Disclosure Arrangements. The Fund has entered into ongoing arrangements to make available nonpublic information about its portfolio holdings, subject to the conditions, restrictions and requirements set forth below. Parties receiving this information may include intermediaries that distribute Fund shares, third-party providers of auditing, custody, proxy voting and other services for the Fund, rating and ranking organizations, and certain affiliated persons of the Fund, as described below. The procedures utilized to determine eligibility are set forth below:
All requests from third parties for portfolio holdings shall require the following steps:
■
A request for release of portfolio holdings shall be prepared setting forth a legitimate business purpose for such release which shall specify the Fund(s), the terms of such release, and frequency (e.g. level of detail staleness). Such request shall address whether there are any conflicts of interest between the Fund and the investment adviser, subadviser, principal underwriter or any affiliated person thereof and how such conflicts shall be dealt with to demonstrate that the disclosure is in the best interest of the shareholders of the Fund(s).
■
The request shall be forwarded to PGIM Investments’ Product Management Group and to the Chief Compliance Officer or their delegate for review and approval.
■
A confidentiality agreement in the form approved by the Fund officer must be executed by the recipient of the portfolio holdings.
■
The Fund officer shall approve the release and the agreement. Copies of the release and agreement shall be sent to PGIM Investments’ Law Department.
■
Written notification of the approval shall be sent by such officer to PGIM Investments’ Fund Administration Group to arrange the release of portfolio holdings.
■
PGIM Investments’ Fund Administration Group shall arrange the release by the Custodian Bank.

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Requests for disclosure to PGIM Investments or its employees shall follow the procedures noted above other than the execution of a confidentiality agreement.
Set forth below are the authorized ongoing arrangements as of the date of this SAI:
1. Traditional External Recipients/Vendors
■
Full holdings on a daily basis to Institutional Shareholder Services (“ISS”), Broadridge and Glass, Lewis & Co. (proxy voting administrator/agents) at the end of each day;
■
Full holdings on a daily basis to ISS (securities class action claims administrator) at the end of each day;
■
Full holdings on a daily basis to the Fund's subadviser(s), Custodian Bank, sub-custodian (if any) and accounting agents (which includes the Custodian Bank and any other accounting agent that may be appointed) at the end of each day. When the Fund has more than one subadviser, each subadviser receives holdings information only with respect to the “sleeve” or segment of the Fund for which the subadviser has responsibility;
■
Full holdings to the Fund's independent registered public accounting firm as soon as practicable following the Fund's fiscal year-end or on an as-needed basis;
■
Full holdings to the Fund’s counsel on an as-needed basis;
■
Full holdings to counsel of the Fund’s independent board members on an as-needed basis;
■
Full holdings to financial printers as soon as practicable following the end of the Fund's quarterly, semi-annual and annual period-ends;
■
Full holdings to the Fund’s securities lending agent on a daily basis.
2. Analytical Service Providers
■
Fund trades on a quarterly basis to Abel/Noser Corp. (an agency-only broker and transaction cost analysis company) as soon as practicable following the Fund's fiscal quarter-end;
■
Full holdings on a daily basis to FactSet Research Systems Inc. (investment research provider) at the end of each day;
■
Full holdings on a quarterly basis to Frank Russell Company (investment research provider) when made available;
■
Full holdings on a monthly basis to Fidelity Advisors (wrap program provider) approximately five days after the end of each month (PGIM Jennison Growth Fund and certain other selected PGIM Funds only);
■
Full holdings on a daily basis to Bloomberg BVAL, ICE, S&P Global, London Stock Exchange Group (LSEG) and J.P. Morgan PricingDirect (securities valuation);
■
Full holdings on a monthly basis to FX Transparency (foreign exchange/transaction analysis) when made available;
■
Full holdings on a daily basis to ICE/Innocap, formerly known as Hedgemark (liquidity calculations); and
■
Full holdings to Innocap (VaR calculations) on a daily basis (for funds that are full derivatives users pursuant to Rule 18f-4 under the 1940 Act).
In each case, the information disclosed must be for a legitimate business purpose and is subject to a confidentiality agreement intended to prohibit the recipient from trading on or further disseminating such information (except for legitimate business purposes).
In addition, certain authorized employees of PGIM Investments receive portfolio holdings information on a quarterly, monthly or daily basis or upon request, in order to perform their business functions. All PGIM Investments employees are subject to the requirements of the personal securities trading policy of Prudential, which prohibits employees from trading on or further disseminating confidential information, including portfolio holdings information.
Also, affiliated shareholders may, subject to execution of a non-disclosure agreement, receive current portfolio holdings for the sole purpose of enabling the Fund to effect the payment of the redemption price to such shareholder in whole or in part by a distribution in kind of securities from the investment portfolio of the Fund, in lieu of cash, in conformity with the rules of the SEC and procedures adopted by the Board. For more information regarding the payment of the redemption price by a distribution in kind of securities from the investment portfolio of the Fund, see “Purchase, Redemption and Pricing of Fund Shares—Redemption in Kind” in the SAI.
PGIM Investments’ Law and Compliance Departments shall review the arrangements with each recipient on an annual basis. The Board shall, on a quarterly basis be advised of any revisions to the list of recipients of portfolio holdings and the reason for such disclosure. These policies and procedures will be reviewed for adequacy and effectiveness in connection with the Fund’s compliance program under Rule 38a-1 under the 1940 Act.
A listing of the parties who will receive portfolio holdings pursuant to these procedures is maintained by PGIM Investments Compliance.

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There can be no assurance that the policies and procedures on portfolio holdings information will protect the Fund from the potential misuse of such information by individuals or entities that come into possession of the information.
SECURITIES & ORGANIZATION
ADDITIONAL INFORMATION
FUND HISTORY. PIP 2 was organized under the laws of Delaware on April 23, 1999 as a statutory trust.
When organized, PIP 2 was known as the Prudential Core Investment Fund. Subsequently, on March 10, 2003, the name was changed from Prudential Core Investment Fund to Dryden Core Investment Fund. Effective as of February 16, 2010, Dryden Core Investment Fund changed its name to Prudential Investment Portfolios 2.
The Prudential Core Ultra Short Bond Fund commenced investment operations in September 2000. Prior to March 30, 2016, the Prudential Core Ultra Short Bond Fund’s name was Prudential Core Taxable Money Market Fund and it operated as a money market fund under Rule 2a-7 under the 1940 Act. As of March 30, 2016, the Prudential Core Ultra Short Bond Fund is no longer a money market fund and its net asset value now fluctuates. The Prudential Core Short Term Bond Fund commenced investment operations in November 2005.
The Prudential Institutional Money Market Fund commenced investment operations in July 2016. In November 2016, eight additional series of PIP 2 commenced investment operations: the Prudential QMA US Broad Market Index Fund, Prudential QMA Mid-Cap Core Equity Fund, Prudential QMA International Developed Markets Index Fund, Prudential QMA Emerging Markets Equity Fund, Prudential Jennison Small-Cap Core Equity Fund, Prudential Core Conservative Bond Fund, Prudential TIPS Fund and Prudential Commodity Strategies Fund.
Fund Name Changes. Effective as of June 11, 2018, all of the series of PIP 2 changed their names by substituting “PGIM” in each Fund’s name for “Prudential.” Accordingly, effective as of June 11, 2018, the series of PIP 2 are named as follows:
PGIM Core Ultra Short Bond Fund
PGIM Core Short-Term Bond Fund
PGIM Institutional Money Market Fund
PGIM QMA US Broad Market Index Fund
PGIM QMA Mid-Cap Core Equity Fund
PGIM QMA International Developed Markets Index Fund
PGIM QMA Emerging Markets Equity Fund
PGIM Jennison Small-Cap Core Equity Fund
PGIM Core Conservative Bond Fund
PGIM TIPS Fund
PGIM QMA Commodity Strategies Fund
Effective December 29, 2021, PGIM QMA US Broad Market Index Fund, PGIM QMA Mid-Cap Core Equity Fund, PGIM QMA International Developed Markets Index Fund, PGIM QMA Emerging Markets Equity Fund and PGIM QMA Commodity Strategies Fund, changed their names to PGIM Quant Solutions US Broad Market Index Fund, PGIM Quant Solutions Mid-Cap Core Fund, PGIM Quant Solutions International Developed Markets Index Fund, PGIM Quant Solutions Emerging Markets Equity Fund and PGIM Quant Solutions Commodity Strategies Fund, respectively.
Effective December 11, 2023, PGIM Quant Solutions Mid-Cap Core Fund changed its name to PGIM Quant Solutions Mid-Cap Index Fund.
DESCRIPTION OF SHARES AND ORGANIZATION. PIP 2 is authorized to issue an unlimited number of full and fractional shares of beneficial interest, which may be divided into an unlimited number of series of such shares, and which presently consist of the funds listed above. Each share of a Fund represents an equal proportionate interest in that Fund with each other share of that Fund and is entitled to a proportionate interest in the dividends and distributions from that Fund. Shareholders have no preemptive rights.
Each Fund other than PGIM Institutional Money Market Fund, PGIM Core Short-Term Bond Fund and PGIM Core Ultra Short Bond Fund is authorized to issue Class R6 shares. Class R6 shares are not subject to any sales charges or distribution and/or service fees.
The PGIM Quant Solutions Commodity Strategies Fund is authorized to issue Class Z shares. Class Z shares are not subject to any sales charges or distribution and/or service fees.

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Each class of shares represents an interest in the same assets of a Fund and is identical in all respects except that Class Z and Class R6 shares are offered exclusively for sale to a limited group of investors. In accordance with the Trust's Agreement and Declaration of Trust, the Board Members may authorize the creation of additional series and classes within such series, with such preferences, privileges, limitations and voting and dividend rights as the Board Members may determine. The voting rights of the shareholders of a series or class can be modified only by the vote of shareholders of that series or class.
Shares of each Fund, when issued, are fully paid, nonassessable, fully transferable and redeemable at the option of the holder. Shares are also redeemable at the option of a Fund under certain circumstances. Each share of each class is equal as to earnings, assets and voting privileges, except as noted above. There are no conversion, preemptive or other subscription rights. In the event of liquidation, each share of the Fund is entitled to its portion of all of the Fund's assets after all debt and expenses of the Fund have been paid.
The assets received by PIP 2 for the issue or sale of shares of a Fund and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to that Fund, and constitute the underlying assets of that Fund. The underlying assets of a Fund are segregated and are charged with the expenses, including the organizational expenses, in respect of that Fund and with a share of the general expenses of PIP 2. While the expenses of PIP 2 are allocated to the separate books of account of the Fund, if more than one Fund has shares outstanding, certain expenses may be legally chargeable against the assets of all Funds.
The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of PIP 2 provide for indemnification by PIP 2 of the Trustees and the officers of the Trust. However, no indemnification will be provided to a Trustee or officer of the Trust (a) who shall have been adjudicated by the court or other body before which the proceeding was brought to be liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or (b) with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was capacity as such, even though that person may also be a Trustee or officer of the Trust.
PIP 2 will not normally hold annual shareholders meetings. At such time as less than a majority of the Trustees have been elected by the shareholders, the Trustees then in office will call a shareholders meeting for the election of Trustees. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the records of shareholder meetings or by a vote of the holders of two-thirds of the outstanding shares of the Trust at a meeting duly called for the purpose, which meeting shall be held upon written request of the holders of not less than 10% of the outstanding shares entitled to vote.
Except as otherwise disclosed in the Prospectus and in this SAI, the Trustees shall continue to hold office and may appoint their successors.
PURCHASE & REDEMPTION
PURCHASE, REDEMPTION AND PRICING OF FUND SHARES
PURCHASE OF SHARES. Shares of the Fund are available for purchase only by investment companies managed by PGIM Investments and certain investment advisory clients of PGIM, Inc. and its affiliates, in accordance with applicable provisions of the 1940 Act and the rules and regulations of the SEC under the 1940 Act.
SALE OF SHARES. The Fund may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of the Fund, in lieu of cash, in conformity with applicable rules of the SEC and procedures adopted by the Board. Securities will be readily marketable and will be valued in the same manner as in a regular redemption. If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash.
NET ASSET VALUE
The net asset value (“NAV”) of the Fund’s shares is determined once each business day at 4:00 p.m., Eastern Time, on days that the New York Stock Exchange (“NYSE”) is open for trading, or in the event that the NYSE is closed, when the U.S. Government bond market and U.S. Federal Reserve Banks are open. On days when the NYSE is open, your purchase order or redemption request must be received by PMFS by 4:15 p.m., Eastern Time in order to receive the NAV on that day. On days when the NYSE is closed, but the U.S. Government bond market and U.S. Federal Reserve Banks are open, your purchase order or redemption request must be received by PMFS by no later than 15 minutes after the earlier of the time the U.S. Government bond market (as recommended by the Securities Industry and Financial Markets Association (“SIFMA”)) or the U.S. Federal Reserve Banks close in order to receive the NAV on that day.

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The NYSE is closed on most national holidays and Good Friday. The Fund will not treat an intraday unscheduled disruption in NYSE trading as a closure of the NYSE and will price its shares as of 4:00 p.m., Eastern Time, if the particular disruption directly affects only the NYSE. Please see the NYSE website (www.nyse.com) for a specific list of the holidays on which the NYSE is closed.
The NAV of the Fund’s shares “floats,” which means that it will fluctuate with changes in the values of the Fund’s portfolio securities. The floating NAV is rounded to four decimal places (e.g., $1.0000).
TAXES, DIVIDENDS AND DISTRIBUTIONS
The following is a summary of certain tax considerations generally affecting the Fund and its shareholders. This section is based on the Code, Treasury Regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Please consult your own tax adviser concerning the consequences of investing in the Fund in your particular circumstances under the Code and the laws of any other taxing jurisdiction.
QUALIFICATION AS A REGULATED INVESTMENT COMPANY. The Fund has elected to be taxed as a regulated investment company under Subchapter M of the Code and intends to meet all other requirements that are necessary for it to be relieved of federal taxes on income and gains it distributes to shareholders. As a regulated investment company, the Fund is not subject to federal income tax on the portion of its net investment income (i.e., investment company taxable income, as that term is defined in the Code, without regard to the deduction for dividends paid) and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to shareholders, provided that it distributes at least 90% of its net tax-exempt income and investment company taxable income for the year (the “Distribution Requirement”), and satisfies certain other requirements of the Code that are described below.
Net capital gains of the Fund that are available for distribution to shareholders will be computed by taking into account any applicable capital loss carryforward. If the Fund has a capital loss carryforward, the amount and duration of any such capital loss carryforward will be set forth at the end of this section.
In addition to satisfying the Distribution Requirement, the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to loans of stock and securities, gains from the sale or disposition of stock, securities or non-U.S. currencies and other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies and net income derived from an interest in a QPTP.
The Fund must also satisfy an asset diversification test on a quarterly basis. Failure to do so may result in the Fund being subject to penalty taxes, being required to sell certain of its positions, and may cause the Fund to fail to qualify as a regulated investment company. Under this asset diversification test, at the close of each quarter of the Fund’s taxable year, (1) 50% or more of the value of the Fund’s assets must be represented by cash, United States government securities, securities of other regulated investment companies, and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s assets and 10% of the outstanding voting securities of such issuer and (2) not more than 25% of the value of the Fund’s assets may be invested in securities of (x) any one issuer (other than United States government securities or securities of other regulated investment companies), or two or more issuers (other than securities of other regulated investment companies) of which the Fund owns 20% or more of the voting stock and which are engaged in the same, similar or related trades or businesses or (y) one or more QPTPs (as such term is defined in the Code) and commonly referred to as “master limited partnerships.”
The Fund may be able to cure a failure to derive at least 90% of its income from the sources specified above or a failure to diversify its holdings in the manner described above by paying a tax, by disposing of certain assets, or by paying a tax and disposing of assets. If, in any taxable year, the Fund fails one of these tests and does not timely cure the failure, the Fund will be taxed in the same manner as an ordinary corporation and distributions to its shareholders will not be deductible by the Fund in computing its taxable income.
Although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a QPTP. The Fund’s investments in partnerships, including in QPTPs, may result in the Fund being subject to state, local or non-U.S. income, franchise or withholding tax liabilities.
If for any year the Fund does not qualify as a regulated investment company, or fails to meet the Distribution Requirement, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders. In addition, in the event of a failure to qualify, the Fund’s distributions, to the extent derived from the Fund’s current or accumulated earnings and profits, including any distributions of net long-term capital gains, will be taxable to shareholders as dividend income. However, such dividends will be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. Moreover, if the Fund fails to qualify as a regulated investment company in any year, it must pay out its earnings and profits accumulated in that year in order to qualify again as a regulated investment company. If the Fund fails to qualify as a regulated investment company for a period greater than two taxable

39

years, the Fund may be subject to taxation on any net built-in-gains (i.e., the excess of the aggregate gain, including items of income, over aggregate loss that would have been realized if the Fund had been liquidated) recognized for a period of five years, or, under certain circumstances, may have to recognize and pay tax on such net built-in-gain, in order to qualify as a regulated investment company in a subsequent year.
EXCISE TAX ON REGULATED INVESTMENT COMPANIES. A 4% non-deductible excise tax is imposed on a regulated investment company to the extent that it distributes income in such a way that it is taxable to shareholders in a calendar year other than the calendar year in which the Fund earned the income. Specifically, the excise tax will be imposed if the Fund fails to distribute in each calendar year an amount equal to 98% of ordinary taxable income, including qualified dividend income, for the calendar year and 98.2% of capital gain net income for the one-year period ending on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year). The balance of such income must be distributed during the next calendar year. For the foregoing purposes, a regulated investment company is treated as having distributed otherwise retained amounts if it is subject to income tax on those amounts for any taxable year ending in such calendar year.
The Fund intends to make sufficient distributions or deemed distributions of its qualified dividend income, ordinary income and capital gain net income prior to the end of each calendar year to avoid liability for this excise tax. However, investors should note that the Fund may in certain circumstances be required to borrow money or liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.
FUND INVESTMENTS. The Fund may make investments or engage in transactions that affect the character, amount and timing of gains or losses realized by the Fund. The Fund may make investments that produce income that is not matched by a corresponding cash receipt by the Fund. Any such income would be treated as income earned by the Fund and therefore would be subject to the Distribution Requirement. Such investments may require the Fund to borrow money or dispose of other securities in order to comply with those requirements. The Fund may also make investments that prevent or defer the recognition of losses or the deduction of expenses. These investments may likewise require the Fund to borrow money or dispose of other securities in order to comply with the Distribution Requirement. Additionally, the Fund may make investments that result in the recognition of ordinary income rather than capital gain, or that prevent the Fund from accruing a long-term holding period. These investments may prevent the Fund from making capital gain distributions as described below. The Fund intends to monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it makes any such investments in order to mitigate the effect of these rules. The foregoing concepts are explained in greater detail in the following paragraphs.
Gains or losses on sales of stock or securities by the Fund generally will be treated as long-term capital gains or losses if the stock or securities have been held by it for more than one year, except in certain cases where the Fund acquires a put or writes a call or otherwise holds an offsetting position, with respect to the stock or securities. Other gains or losses on the sale of stock or securities will be short-term capital gains or losses.
In certain situations, the Fund may, for a taxable year, defer all or a portion of its net capital loss realized after October (or if there is no net capital loss, then any net long-term or short-term capital loss) and its late-year ordinary loss (defined as the sum of the excess of post-October non-U.S. currency and passive non-U.S. investment company (“PFIC”) losses over post-October non-U.S. currency and PFIC gains plus the excess of post-December ordinary losses over post-December ordinary income) until the next taxable year in computing its investment company taxable income and net capital gain, which will defer the recognition of such realized losses. Such deferrals and other rules regarding gains and losses realized after October (or December) may affect the tax character of shareholder distributions.
If an option written by the Fund on securities lapses or is terminated through a closing transaction, such as a repurchase by the Fund of the option from its holder, the Fund will generally realize short-term capital gain or loss. If securities are sold by the Fund pursuant to the exercise of a call option written by it, the Fund will include the premium received in the sale proceeds of the securities delivered in determining the amount of gain or loss on the sale. Gain or loss on the sale, lapse or other termination of options acquired by the Fund on stock or securities and on narrowly-based stock indices will be capital gain or loss and will be long-term or short-term depending on the holding period of the option.
Certain Fund transactions may be subject to wash sale, short sale, constructive sale, conversion transaction, constructive ownership transaction and straddle provisions of the Code that may, among other things, require the Fund to defer recognition of losses or convert long-term capital gain into ordinary income or short-term capital gain taxable as ordinary income.
As a result of entering into swap contracts, the Fund may make or receive periodic net payments. The Fund may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute taxable ordinary income or deductions, while termination of a swap will generally result in capital gain

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or loss (which will be a long-term capital gain or loss if the Fund has been a party to the swap for more than one year). With respect to certain types of swaps, the Fund may be required to currently recognize income or loss with respect to future payments on such swaps or may elect under certain circumstances to mark such swaps to market annually for tax purposes as ordinary income or loss. Periodic net payments that would otherwise constitute ordinary deductions but are allocable under the Code to exempt-interest dividends will not be allowed as a deduction but instead will reduce net tax-exempt income.
In general, gain or loss on a short sale is recognized when the Fund closes the sale by delivering the borrowed property to the lender, not when the borrowed property is sold. Gain or loss from a short sale is generally capital gain or loss to the extent that the property used to close the short sale constitutes a capital asset in the Fund’s hands. Except with respect to certain situations where the property used by the Fund to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains. These rules may also terminate the running of the holding period of “substantially identical property” held by the Fund. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Fund for more than one year. In general, the Fund will not be permitted to deduct payments made to reimburse the lender of securities for dividends paid on borrowed stock if the short sale is closed on or before the 45th day after the short sale is entered into.
Debt securities acquired by the Fund may be subject to original issue discount and market discount rules which, respectively, may cause the Fund to accrue income in advance of the receipt of cash with respect to interest or cause gains to be treated as ordinary income subject to the Distribution Requirement referred to above. Market discount generally is the excess, if any, of the principal amount of the security (or, in the case of a security issued at an original issue discount, the adjusted issue price of the security) over the price paid by the Fund for the security. Original issue discount that accrues in a taxable year is treated as income earned by the Fund and therefore is subject to the Distribution Requirement. Because the original issue discount income earned by the Fund in a taxable year may not be represented by cash income, the Fund may have to borrow money or dispose of other securities and use the proceeds to make distributions to satisfy the Distribution Requirement. The Fund will face a similar issue with market discount that it elects, or is required to accrue.
Certain futures contracts and certain listed options (referred to as Section 1256 contracts) held by the Fund will be required to be “marked to market” for federal income tax purposes at the end of the Fund’s taxable year, that is, treated as having been sold at the fair market value on the last business day of the Fund’s taxable year. Except with respect to certain non-U.S. currency forward contracts, sixty percent of any gain or loss recognized on these deemed sales and on actual dispositions will be treated as long-term capital gain or loss, and forty percent will be treated as short-term capital gain or loss. Any net mark-to-market gains may be subject to the Distribution Requirement referred to above, even though the Fund may receive no corresponding cash amounts, possibly requiring the disposition of portfolio securities or borrowing to obtain the necessary cash.
Gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a non-U.S. currency and the time the Fund actually collects such receivables or pays such liabilities are treated as ordinary income or loss. Similarly, gains or losses on non-U.S. currency forward contracts or dispositions of debt securities denominated in a non-U.S. currency that are attributable to fluctuations in the value of the non-U.S. currency between the date of acquisition of the security or contract and the date of disposition thereof generally also are treated as ordinary income or loss. These gains or losses, referred to under the Code as “Section 988” gains or losses, increase or decrease the amount of the Fund’s investment company taxable income available to be distributed to its shareholders as ordinary income, rather than increasing or decreasing the amount of the Fund’s net capital gain. If Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary dividend distributions from current earnings and profits, and distributions made before the losses were realized could be recharacterized as a return of capital to shareholders, rather than as an ordinary dividend, thereby reducing each shareholder’s basis in his or her Fund shares.
If the Fund holds (directly or indirectly) one or more “tax credit bonds” (defined below) on one or more specified dates during the Fund’s taxable year, and the Fund satisfies the minimum distribution requirement, the Fund may elect for U.S. federal income tax purposes to pass through to shareholders tax credits otherwise allowable to the Fund for that year with respect to such bonds. A tax credit bond is defined in the Code as a “qualified tax credit bond” (which includes a qualified forestry conservation bond, a new clean renewable energy bond, a qualified energy conservation bond, a qualified zone academy bond, or a qualified school construction bond, each of which must meet certain requirements specified in the Code), a “build America bond” or certain other specified bonds. If the Fund were to make an election, a shareholder of the Fund would be required to include in gross income an amount equal to such shareholder’s proportionate share of the interest income attributable to such credits and would be entitled to claim as a tax credit an amount equal to the shareholder’s proportionate share of such credits. Certain limitations may apply on the extent to which the credit may be claimed.

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FUND DISTRIBUTIONS. The Fund anticipates distributing substantially all of its net investment income for each taxable year. Fund distributions generally are taxable to shareholders as ordinary income to the extent derived from the Fund’s investment income and net short-term capital gains.
Fund distributions of net capital gains are taxed differently depending on how long the Fund holds the security. If the Fund holds a security for more than one year before selling it, any gain is treated as long-term capital gain. If the Fund holds the security for one year or less, any gain is treated as short-term capital gain, which is taxed as ordinary income. The Fund does not expect that any portion of its dividends will be treated as qualified dividend income eligible for taxation at long-term capital gain rates for non-corporate shareholders or as eligible for the dividends received deduction for corporate shareholders.
Ordinarily, shareholders are required to take taxable distributions by the Fund into account in the year in which the distributions are made. However, for federal income tax purposes, dividends that are declared by the Fund in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if they were paid on December 31 of the year declared. Therefore, such dividends will generally be taxable to a shareholder in the year declared rather than the year paid.
The Fund may either retain or distribute to shareholders its net capital gain (i.e., excess net long-term capital gain over net short-term capital loss) for each taxable year. The Fund currently intends to distribute any such amounts. If net capital gain is distributed and reported as a “capital gain dividend,” it will be taxable to shareholders as long-term capital gain, regardless of the length of time the shareholder has held its shares or whether such gain was recognized by the Fund prior to the date on which the shareholder acquired its shares. Conversely, if the Fund elects to retain its net capital gain, the Fund will be taxed thereon (except to the extent of any available capital loss carryovers) at the 21% corporate tax rate. In such a case, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will be required to report its pro rata share of such gain on its tax return as long-term capital gain, will receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.
Distributions that exceed the Fund’s current and accumulated earnings and profits will be treated as a return of capital to the extent of (and in reduction of) the shareholder’s tax basis in its shares; any distribution in excess of such tax basis will be treated as gain from the sale of its shares, as discussed below. Distributions in excess of the Fund’s minimum distribution requirements but not in excess of the Fund’s earnings and profits will be taxable to shareholders and will not constitute nontaxable returns of capital. In the event that the Fund were to experience an ownership change as defined under the Code, the Fund’s loss carryforwards, if any, may be subject to limitation.
Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or reinvested in additional shares of the Fund (or of another fund). Shareholders receiving a distribution in the form of additional shares will be treated as receiving a distribution in an amount equal to the amount of cash that could have been received. In addition, prospective investors in the Fund should be aware that distributions from the Fund will, all other things being equal, have the effect of reducing the NAV of the Fund’s shares by the amount of the distribution. If the NAV is reduced below a shareholder’s cost, the distribution will nonetheless be taxable as described above, even if the distribution effectively represents a return of invested capital. Investors should consider the tax implications of buying shares just prior to a distribution, when the price of shares may reflect the amount of the forthcoming distribution.
SALE OR REDEMPTION OF SHARES. A shareholder will generally recognize gain or loss on the sale or redemption of shares in an amount equal to the difference between the proceeds of the sale or redemption and the shareholder’s adjusted tax basis in the shares. All or a portion of any loss so recognized may be disallowed if the shareholder acquires other shares of the Fund or substantially identical stock or securities within a period of 61 days beginning 30 days before such disposition, such as pursuant to reinvestment of a dividend in shares of the Fund. Additionally, if a shareholder disposes of shares of the Fund within 90 days following their acquisition, and the shareholder subsequently re-acquires Fund shares (1) before January 31 of the calendar year following the calendar year in which the original stock was disposed of, (2) pursuant to a reinvestment right received upon the purchase of the original shares and (3) at a reduced load charge (i.e., sales or additional charge), then any load charge incurred upon the acquisition of the original shares will not be taken into account as part of the shareholder’s basis for computing gain or loss upon the sale of such shares, to the extent the original load charge does not exceed any reduction of the load charge with respect to the acquisition of the subsequent shares. To the extent the original load charge is not taken into account on the disposition of the original shares, such charge shall be treated as incurred in connection with the acquisition of the subsequent shares. In general, any gain or loss arising from (or treated as arising from) the sale or redemption of shares of the Fund will be considered capital gain or loss and will be long term capital gain or loss if the shares were held for more than one year. However, any capital loss arising from the sale or redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of long-term capital gain dividends received on (or undistributed long-term capital gains credited with respect to) such shares.

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If a shareholder recognizes a loss with respect to the Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.
BACKUP WITHHOLDING. The Fund will be required in certain cases to withhold and remit to the U.S. Treasury 24% of all dividends and capital gain dividends, and the proceeds of redemption of shares, paid to any shareholder (1) who has provided the Fund with either an incorrect tax identification number or no number at all, (2) who is subject to backup withholding by the IRS for failure to report the receipt of interest or dividend income properly or (3) who has failed to certify to the Fund that it is not subject to backup withholding or that it is a corporation or other exempt recipient. In addition, dividends and capital gain dividends made to corporate United States holders may be subject to information reporting and backup withholding. Backup withholding is not an additional tax and any amounts withheld may be refunded or credited against a shareholder’s federal income tax liability, provided the appropriate information is furnished to the IRS.
Separately, a 30% withholding tax is currently imposed on U.S.-source dividends, interest and other income items paid to (i) non-U.S. financial institutions including non-U.S. investment funds unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain other non-U.S. entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid withholding, non-U.S. financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant non-U.S. financial institutions or to account holders, or (ii) in the event that an intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other non-U.S. entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply.
STATE AND LOCAL TAX MATTERS. Depending on the residence of the shareholders for tax purposes, distributions may also be subject to state and local taxes. Rules of state and local taxation regarding qualified dividend income, ordinary income dividends and capital gains distributions from regulated investment companies and other items may differ from federal income tax rules. Shareholders are urged to consult their tax advisers as to the consequences of these and other state and local tax rules affecting investment in the Fund.
CAPITAL LOSS CARRYFORWARDS
As of January 31, 2024, the Fund had no capital loss carryforwards.
PROXY VOTING & CODES OF ETHICS
PROXY VOTING
The Board has delegated to the Manager the responsibility for voting any proxies and maintaining proxy recordkeeping with respect to the Fund. The Manager is authorized by the Fund to delegate, in whole or in part, its proxy voting authority to the subadviser(s) or third party vendors consistent with the policies set forth below. The proxy voting process shall remain subject to the supervision of the Board, including any committee thereof established for that purpose.
The Manager and the Board view the proxy voting process as a component of the investment process and, as such, seek to ensure that all proxy proposals are voted with the primary goal of seeking the optimal benefit for the Fund. Consistent with this goal, the Board views the proxy voting process as a means to encourage strong corporate governance practices and ethical conduct by corporate management. The Manager and the Board maintain a policy of seeking to protect the best interests of the Fund should a proxy issue potentially implicate a conflict of interest between the Fund and the Manager or its affiliates.
The Manager delegates to the Fund's subadviser(s) the responsibility for voting proxies. The subadviser is expected to identify and seek to obtain the optimal benefit for the Fund, and to adopt written policies that meet certain minimum standards, including that the policies be reasonably designed to protect the best interests of the Fund and delineate procedures to be followed when a proxy vote presents a conflict between the interests of the Fund and the interests of the subadviser or its affiliates. The Manager and the Board expect that the subadviser will notify the Manager and Board at least annually of any such conflicts identified and confirm how the issue was resolved. In addition, the Manager expects that the subadviser will deliver to the Manager, or its appointed vendor, information required for filing

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the Form N-PX with the SEC. Information regarding how the Fund voted proxies relating to its portfolio securities during the most recent twelve-month period ending June 30 is available without charge on the Fund's website at www.pgim.com/investments and on the SEC's website at www.sec.gov.
A summary of the proxy voting policies of the subadviser(s) is set forth in its respective Appendix to this SAI.
CODES OF ETHICS
The Board has adopted a Code of Ethics. In addition, the Manager, subadviser(s) and Distributor have each adopted a Code of Ethics. The Codes of Ethics apply to access persons (generally, persons who have access to information about the Fund's investment program) and permit personnel subject to the Codes of Ethics to invest in securities, including securities that may be purchased or held by the Fund. However, the protective provisions of the Codes of Ethics prohibit certain investments and limit such personnel from making investments during periods when the Fund is making such investments. The Codes of Ethics are on public file with, and are available from, the SEC.
FINANCIAL STATEMENTS
The financial statements for the Fund for the fiscal year ended January 31, 2024, are incorporated in this SAI by reference to the 2024 annual report to shareholders (File No. 811-09999).  Such financial statements audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm.
You may obtain a copy of the annual report at no charge by request to the Fund by calling (800) 225-1852 or by writing to the Fund at 655 Broad Street, Newark, New Jersey 07102.

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APPENDICES
APPENDIX I: PROXY VOTING POLICIES OF THE SUBADVISER
PGIM, INC.
The policy of each of PGIM’s asset management units is to vote proxies in the best interests of their respective clients based on the clients’ priorities. Client interests are placed ahead of any potential interest of PGIM or its asset management units.
Because the various asset management units manage distinct classes of assets with differing management styles, some units will consider each proxy on its individual merits while other units may adopt a pre‐determined set of voting guidelines. The specific voting approach of each unit is noted below.
Relevant members of management and regulatory personnel oversee the proxy voting process and monitor potential conflicts of interest. In addition, should the need arise, senior members of management, as advised by Compliance and Law, are authorized to address any proxy matter involving an actual or apparent conflict of interest that cannot be resolved at the level of an individual asset management business unit.
VOTING APPROACH OF PGIM ASSET MANAGEMENT UNITS
PGIM Fixed Income. PGIM Fixed Income’s policy is to vote proxies in the best interests of its clients. In the case of pooled accounts, the policy is to vote proxies in the best interests of the pooled account. The proxy voting policy contains detailed voting guidelines on a wide variety of issues commonly voted upon by shareholders. These guidelines reflect PGIM Fixed Income’s judgment of how to further the best interests of its clients through the shareholder or debt-holder voting process.
PGIM Fixed Income invests primarily in debt securities, thus there are few traditional proxies voted by it. PGIM Fixed Income generally votes with management on routine matters such as the appointment of accountants or the election of directors. From time to time, ballot issues arise that are not addressed by the policy or circumstances may suggest a vote not in accordance with the established guidelines. In these cases, voting decisions are made on a case-by-case basis by the applicable portfolio manager taking into consideration the potential economic impact of the proposal. Not all ballots are received by PGIM Fixed Income in advance of voting deadlines, but when ballots are received in a timely fashion, PGIM Fixed Income strives to meet its voting obligations. It cannot, however, guarantee that every proxy will be voted prior to its deadline.
With respect to non-U.S. holdings, PGIM Fixed Income takes into account additional restrictions in some countries that might impair its ability to trade those securities or have other potentially adverse economic consequences. PGIM Fixed Income generally votes non-U.S. securities on a best efforts basis if it determines that voting is in the best interests of its clients. Occasionally, a conflict of interest may arise in connection with proxy voting. For example, the issuer of the securities being voted may also be a client of PGIM Fixed Income. When PGIM Fixed Income identifies an actual or potential material conflict of interest between the firm and its clients with respect to proxy voting, the matter is presented to senior management who will resolve such issue in consultation with the compliance and legal departments. Proxy voting is reviewed by the trade management oversight committee. Any client may obtain a copy of PGIM Fixed Income’s proxy voting policy, guidelines and procedures, as well as the proxy voting records for that client’s securities, by contacting the account management representative responsible for the client’s account.
PGIM Real Estate. PGIM Real Estate is a business unit of PGIM. PGIM Real Estate's proxy voting policy contains detailed voting guidelines on a wide variety of issues commonly voted upon by shareholders. These guidelines reflect PGIM Real Estate's judgment of how to further the best long-range economic interest of our clients (i.e., the mutual interest of clients in seeing the appreciation in value of a common investment over time) through the shareholder voting process. PGIM Real Estate’s policy is generally to vote proxies on social or political issues on a case by case basis. Additionally, where issues are not addressed by our policy, or when circumstances suggest a vote not in accordance with our established guidelines, voting decisions are made on a case-by-case basis taking into consideration the potential economic impact of the proposal. With respect to international holdings, we take into account additional restrictions in some countries that might impair our ability to trade those securities or have other potentially adverse economic consequences, and generally vote foreign securities on a best efforts basis in accordance with the recommendations of the issuer's management if we determine that voting is in the best economic interest of our clients.
PGIM Real Estate utilizes the services of a third party proxy voting facilitator, and upon receipt of proxies will direct the voting facilitator to vote in a manner consistent with PGIM Real Estate's established proxy voting guidelines described above (assuming timely receipt of proxy materials from issuers and custodians). In accordance with its obligations under the Advisers Act, PGIM Real Estate provides full disclosure of its proxy voting policy, guidelines and procedures to its clients upon their request, and will also provide to any client, upon request, the proxy voting records for that client's securities.

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APPENDIX II: DESCRIPTIONS OF SECURITY RATINGS
MOODY’S INVESTORS SERVICE, INC. (“MOODY’S”)
Global Long Term Ratings
Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B: Obligations rated B are considered speculative and are subject to high credit risk.
Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a ‘(hyb)’ indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
*By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid security indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Global Short-Term Ratings
P-1: Ratings of Prime-1 reflect a superior ability to repay short-term debt obligations.
P-2: Ratings of Prime-2 reflect a strong ability to repay short-term debt obligations.
P-3: Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
Short-Term Municipal Ratings
MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
S&P Global Ratings (“S&P”)
Long-Term Issue Credit Ratings*

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AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA: An obligation rated ‘AA’ differs from the highest rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
BB, B, CCC, CC, and C: Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.
B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D: An obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to 'D' if it is subject to a distressed debt restructuring.
*Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings
A-1: A short-term obligation rated 'A-1' is rated in the highest category by S&P. The obligor's capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitments on these obligations is extremely strong.
A-2: A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitments on the obligation is satisfactory.
A-3: A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor's capacity to meet its financial commitments on the obligation.

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B: A short-term obligation rated 'B' is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor's inadequate capacity to meet its financial commitments.
C: A short-term obligation rated 'C' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D: A short-term obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to 'D' if it is subject to a distressed debt restructuring.
Municipal Short-Term Note Ratings
An S&P U.S. municipal note rating reflects S&P’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining the type of rating if any, to assign, S&P’s analysis will review the following considerations.
■ Amortization schedule-the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and
■ Source of payment-the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.
Note rating symbols are as follows:
SP-1: Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.
SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3: Speculative capacity to pay principal and interest.
D: ‘D’ is assigned upon failure to pay the note when due, completion of a distressed debt restructuring, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.
FITCH RATINGS LTD. (“Fitch”)
Issuer Default Ratings
AAA: Highest Credit Quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA: Very High Credit Quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A: High Credit Quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB: Good Credit Quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

 48

B: Highly Speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC: Substantial Credit Risk. Very low margin for safety. Default is a real possibility.
CC: Very High Levels of Credit Risk. Default of some kind appears probable.
C: Near Default. A default or default-like process has begun, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:
■
The issuer has entered into a grace or cure period following non-payment of a material financial obligation;
■
The formal announcement by the issuer or their agent of a distressed debt exchange; and
■
A closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.
RD: Restricted default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced:
■
An uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but
■
Has not entered into bankruptcy filings, administration, receivership, liquidation, or other formal winding-up procedure, and
■
Has not otherwise ceased operating.
This would include:
-
The selective payment default on a specific class or currency of debt;
-
The uncured expiry of any applicable original grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation.
D: Default. ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or that has otherwise ceased business and debt is still outstanding.
Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

49

Short-Term Ratings Assigned to Issuers and Obligations
F1: Highest Short-Term Credit Quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2: Good Short-Term Credit Quality. Good intrinsic capacity for timely payment of financial commitments.
F3: Fair Short-Term Credit Quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative Short-Term Credit Quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High Short-Term Default Risk. Default is a real possibility.
RD: Restricted Default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D: Default. Indicates a broad based default event for an entity, or the default of a short-term obligation.
Within rating categories, Fitch may use modifiers. The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (‘AA+’; ‘AA’; ‘AA-‘; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category. For the short-term rating category of ‘F1’, a “+” may be appended.

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PART C
OTHER INFORMATION
Item 28. Exhibits.
(a)(1) Agreement and Declaration of Trust. Incorporated by reference to Exhibit No. (a)(1) to the original Registration Statement on Form N-1A filed via EDGAR on June 26, 2000 (File No. 811-09999).
(2) Certificate of Trust. Incorporated by reference to Exhibit No. (a)(2) to the original Registration Statement on Form N-1A filed via EDGAR on June 26, 2000 (File No. 811-09999).
(3) Certificate of Amendment to the Certificate of Trust dated March 5, 2003. Incorporated by reference to corresponding exhibit to Amendment No. 5 on Form N-1A filed via EDGAR on March 26, 2003 (File No. 811-09999).
(4) Certificate of Amendment to the Certificate of Trust dated February 3, 2010. Incorporated by reference to corresponding exhibit to Amendment No. 12 on Form N-1A filed via EDGAR on April 22, 2010 (File No. 811-09999).
(5) Certificate of Amendment to Agreement and Declaration of Trust dated September 22, 2016. Incorporated by reference to corresponding exhibit to Amendment No. 23 on Form N-1A filed via EDGAR on December 8, 2016 (File No. 811-09999).
(b) By-laws, as Amended November 16, 2004. Incorporated by reference to corresponding exhibit to Amendment 7 on Form N-1A filed via EDGAR on March 29, 2005 (File No. 811-09999).
(c) Instruments Defining Rights of Shareholders. Incorporated by reference to Exhibit No. (c) to Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).
(d)(1) Management Agreement between the Registrant and Prudential Investments LLC (PI), now known as PGIM Investments LLC (PGIM Investments) dated July 7, 2003. Incorporated by reference to corresponding exhibit to No. 6 on Form N-1A filed via EDGAR on March 30, 2004 (File No. 811-09999).
(2) Subadvisory Agreement between PI and Prudential Investment Management, Inc. (PIM) (now known as PGIM, Inc.) dated July 7, 2003. Incorporated by reference to corresponding exhibit to Amendment No. 6 on Form N-1A filed via EDGAR on March 30, 2004 (File No. 811-09999).
(3) Management Agreement between the Registrant and PI on behalf of Prudential Institutional Money Market Fund (now known as PGIM Institutional Money Market Fund), dated July 18, 2016. Incorporated by reference to corresponding exhibit to Amendment No. 20 on Form N-1A filed via EDGAR on July 18, 2016 (File No. 811-09999).
(4) Expense cap for PGIM Institutional Money Market Fund. Filed herewith.
(5) Subadvisory Agreement between PI and PGIM, Inc. on behalf of Prudential Institutional Money Market Fund, dated July 18, 2016. Incorporated by reference to corresponding exhibit to Amendment No. 20 on Form N-1A filed via EDGAR on July 18, 2016 (File No. 811-09999).
(6)(i) Management Agreement between the Registrant and PI on behalf of Prudential Commodity Strategies Fund (now known as PGIM Quant Solutions Commodity Strategies Fund), Prudential Jennison Small-Cap Core Equity Fund (now known as PGIM Jennison Small-Cap Core Equity Fund), Prudential Core Bond Enhanced Index Fund (now known as PGIM Core Bond Fund), Prudential TIPS Enhanced Index Fund (now known as PGIM TIPS Fund), Prudential QMA International Developed Markets Index Fund (now known as PGIM Quant Solutions International Developed Markets Index Fund), Prudential QMA Emerging Markets Equity Fund (now known as PGIM Quant

Solutions Emerging Markets Equity Fund) and Prudential QMA Mid-Cap Quantitative Core Equity Fund (now known as PGIM Quant Solutions Mid-Cap Index Fund). Incorporated by reference to corresponding exhibit to Amendment No. 23 on Form N-1A filed via EDGAR on December 8, 2016 (File No. 811-09999).
(ii) Amendment to Management Agreement with respect to the Prudential Commodity Strategies Fund. Incorporated by reference to corresponding exhibit to Amendment No. 34 on Form N-1A filed via EDGAR on January 29, 2019 (File No. 811-09999).
(iii) Amendment to Management Agreement with respect to the PGIM Quant Solutions Mid-Cap Index Fund (formerly, PGIM Quant Solutions Mid-Cap Core Fund). Incorporated by reference to corresponding exhibit to Amendment No. 52 on Form N-1A filed via EDGAR on December 11, 2023 (File No. 811-09999).
(iv) Expense caps for each of, PGIM Jennison Small-Cap Core Equity Fund, PGIM Core Conservative Bond Fund, PGIM TIPS Fund, and PGIM Quant Solutions Commodity Strategies Fund. Incorporated by reference to corresponding exhibit to Amendment No. 48 on Form N-1A filed via EDGAR on September 28, 2023 (File No. 811-09999).
(v) Expense cap for PGIM Quant Solutions International Developed Markets Index Fund. Incorporated by reference to corresponding exhibit to Amendment No. 52 on Form N-1A filed via EDGAR on December 11, 2023 (File No. 811-09999).
(vi) Expense cap for PGIM Quant Solutions Emerging Markets Equity Fund. Incorporated by reference to corresponding exhibit to Amendment No. 53 on Form N-1A filed via EDGAR on December 21, 2023.
(vii) Expense cap for PGIM Quant Solutions Mid-Cap Index Fund (formerly, PGIM Quant Solutions Mid-Cap Core Fund). Incorporated by reference to corresponding exhibit to Amendment No. 52 on Form N-1A filed via EDGAR on December 11, 2023 (File No. 811-09999).
(7) Management Agreement between PI and Prudential Commodity Strategies Subsidiary, Ltd. (now known as PGIM Commodity Strategies Subsidiary, Ltd.) Incorporated by reference to corresponding exhibit to Amendment No. 23 on Form N-1A filed via EDGAR on December 8, 2016 (File No. 811-09999).
(8) Management fee waiver for certain PGIM Fixed Income Funds, including the Registrant’s PGIM Core Conservative Bond Fund, PGIM Core Short-Term Bond Fund, and PGIM TIPS Fund. Incorporated by reference to Exhibit (d)(3) to Post-Effective Amendment No. 88 to the registrant statement for Prudential Investment Portfolios, Inc. 14 on Form N-1A filed via Edgar on April 28, 2021 (File No. 002-82976).
(9) Subadvisory Agreement between PI and Jennison Associates LLC on behalf of Prudential Jennison Small-Cap Core Equity Fund. Incorporated by reference to corresponding exhibit to Amendment No. 23 on Form N-1A filed via EDGAR on December 8, 2016 (File No. 811-09999).
(10) Subadvisory Agreement between PI and PGIM, Inc. on behalf of Prudential Core Conservative Bond Fund and Prudential TIPS Fund. Incorporated by reference to corresponding exhibit to Amendment No. 23 on Form N-1A filed via EDGAR on December 8, 2016 (File No. 811-09999).
(11)(i) Subadvisory Agreement between PI and Quantitative Management Associates LLC (now known as PGIM Quantitative Solutions LLC) on behalf of PGIM Quant Solutions Mid-Cap Core Equity Fund (now known as PGIM Quant Solutions Mid-Cap Index Fund), PGIM Quant Solutions International Developed Markets Index Fund and PGIM Quant Solutions Emerging Markets Equity Fund. Incorporated by reference to corresponding exhibit to Amendment No. 23 on Form N-1A filed via EDGAR on December 8, 2016 (File No. 811-09999).
(ii) Amendment to Subadvisory Agreement between PGIM Investments and PGIM Quantitative Solutions with respect to PGIM Quant Solutions Mid-Cap Index Fund (formerly, PGIM Quant Solutions Mid-Cap Core Fund). Incorporated by reference to corresponding exhibit to Amendment No. 52 on Form N-1A filed via EDGAR on December 11, 2023 (File No. 811-09999).

(12) Subadvisory Agreement between PGIM Investments and PGIM Quantitative Solutions with respect to the Prudential Commodity Strategies Fund. Incorporated by reference to corresponding exhibit to Amendment No. 34 on Form N-1A filed via EDGAR on January 29, 2019 (File No. 811-09999).
(13) PGIM Fixed Income Subadvisory fee waiver for certain PGIM Fixed Income Funds, including the Registrant’s PGIM Core Conservative Bond Fund, PGIM Core Short-Term Bond Fund, and PGIM TIPS Fund. Incorporated by reference to Exhibit (d)(6) to Post-Effective Amendment No. 88 to the registrant statement for Prudential Investment Portfolios, Inc. 14 on Form N-1A filed via Edgar on April 28, 2021 (File No. 002-82976).
(14) PGIM Limited Subadvisory fee waiver for certain PGIM Fixed Income Funds, including the Registrant’s PGIM Core Conservative Bond Fund, PGIM Core Short-Term Bond Fund. Incorporated by reference to Exhibit (d)(2)(d) to Post-Effective Amendment No. 63 to Registration Statement for Prudential Investment Portfolios, Inc. 17 on Form N-1A filed via EDGAR on February 14, 2022 (File No. 33-55441).
(e) Second Amended and Restated Distribution Agreement between the Registrant and Prudential Investment Management Services LLC (PIMS) dated September 22, 2016. Incorporated by reference to the Prudential Investment Portfolios 5 Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A (File No. 811-09439) filed via EDGAR on September 22, 2016.
(f) Not Applicable.
(g)(1) Custody Agreement between the Registrant and The Bank of New York Mellon (BNY) dated November 2, 2002. Incorporated by reference to corresponding exhibit to Amendment 8 on Form N-1A filed via EDGAR on May 30, 2006 (File No. 811-09999).
(1)(a) Amendment dated June 30, 2009 to Custody Agreement between the Registrant and BNY. Incorporated by reference to the Prudential Investment Portfolios 4 Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A filed via EDGAR on April 12, 2010 (File No. 33-10649).
(1)(b) Amendment dated December 21, 2010 to Custody Agreement between the Registrant and BNY dated November 2, 2002. Incorporated by reference to Prudential World Fund, Inc. Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A (File No. 2-89725) filed via EDGAR on January 11, 2011.
(1)(c) Amendment dated July 1, 2023, to Custody Agreement dated November 7, 2022, between Registrant and BNY. Incorporated by Reference to Exhibit (g)(2) to Amendment No. 32 to the Registration Statement on Form N-1A for PGIM ETF Trust, filed via EDGAR on July 18, 2023 (333-222469).
(2) Fund Administration and Accounting Agreement dated February 3, 2006, among the Registrant and The Bank of New York Mellon (as assigned from BNY Mellon Investment Servicing (US) Inc. f/k/a PFPC Inc.). Incorporated by reference to Exhibit (g)(6) to Post-Effective amendment No. 89 to the Registration Statement on Form N-1A for Prudential investment Portfolios, Inc 14, filed via Edgar on April 27, 2022 (File No. 002-82976).
(2)(a) Amendment dated July 1, 2023, to the Fund Administration and Accounting Services Agreement, dated February 3, 2006, among the Registrant and The Bank of New York Mellon (as assigned from BNY Mellon Investment Servicing (US) Inc. f/k/a PFPC Inc.). Incorporated by reference to Exhibit (g)(2) to Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A for PGIM ETF Trust, filed via EDGAR on July 18, 2023 (File No. 811-23324).
(3) Accounting Services Agreement for the addition of PGIM Commodity Strategies Fund, PGIM Jennison Small-Cap Core Equity Fund, PGIM Core Conservative Bond Fund, PGIM TIPS Fund, PGIM Quant Solutions International Developed Markets Index Fund, PGIM Quant Solutions Emerging Markets Equity Fund, PGIM Quant Solutions Mid-Cap Core Fund (now known as PGIM Quant Solutions Mid-Cap Index Fund), PGIM Quant Solutions US Broad Market Index Fund. Incorporated by reference to corresponding exhibit to Amendment No. 40 on Form N-1A filed via EDGAR on October 1, 2020 (File No. 811-09999).

(h)(1) Amended and Restated Transfer Agency and Service Agreement between the Registrant and Prudential Mutual Fund Services, Inc. (PMFS), dated May 29, 2007. Incorporated by reference to the Dryden Municipal Bond Fund Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A filed via EDGAR on June 29, 2007 (File No. 33-10649).
(1)(a) Amendment dated July 1, 2023, to Amended and Restated Transfer Agency and Service Agreement dated May 29, 2007. Incorporated by reference to Exhibit (g)(2) to Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A for PGIM ETF Trust, filed via EDGAR on July 18, 2023 (File No. 811-23324).
(i) Opinion and consent of Morris, Nichols, Arsht & Tunnell LLP as to the legality of the securities being registered. Incorporated by reference to corresponding exhibit to the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A filed via EDGAR on January 25, 2017 (File No. 333-215689).
(j) Consents of independent registered public accounting firm. Filed herewith.
(k) Not Applicable.
(l) Not Applicable.
(m) Not Applicable.
(n) Amended and Restated Rule 18f-3 Plan. Incorporated by reference to Exhibit (n) to Post-Effective Amendment No. 83 to the Registration Statement on Form N-1A for Prudential Sector Funds, Inc., filed via EDGAR on January 29, 2021 (File No. 002-72097).
(o) Power of Attorney dated December 6, 2023.
(p)(1) Code of Ethics of Registrant. Filed as an exhibit to PGIM ETF Trust Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A (file No. 333-222469), which was filed via EDGAR on October 29, 2020, and is incorporated herein by reference.
(2) Investment Adviser Code of Ethics and Personal Securities Trading Policy of Prudential, including the Manager, Distributor, and PGIM Fixed Income, dated January 2022. Filed as an exhibit to the Prudential Investment Portfolios, Inc. 14 Post-Effective Amendment No. 89 to the Registration Statement on Form N-1A (file No. 002-82976), which was filed via EDGAR on April 27, 2022, and is incorporated herein by reference.
(3) Code of Ethics of Jennison Associates LLC, dated February 2024, incorporated by reference to Exhibit (p)(4) to Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A for PGIM ETF Trust, filed via EDGAR on September 27, 2023 (File No. 333-222469).
(4) Investment Adviser Code of Ethics and Personal Securities Trading Policy of PGIM Quantitative Solutions LLC. Filed as an exhibit to the Prudential Investment Portfolios 3 Post-Effective Amendment No. 105 to the Registration Statement on Form N-1A (file no. 333-95849), which was filed via EDGAR on April 28, 2022, and is incorporated by reference.
Item 29. Persons Controlled by or under Common Control with the Registrant.
None.
Item 30. Indemnification.
Subject to Sections 17(h) and (i) of the Investment Company Act of 1940 (the 1940 Act) and pursuant to Del. Code Ann. title 12 sec. 3817, a Delaware business trust may provide in its governing instrument for the indemnification of its officers and trustees from and against any and all claims and demands whatsoever. Article VII, Section 2 of the Agreement and Declaration of Trust states that (1) the Registrant shall indemnify any present trustee or officer to the fullest extent permitted by law against liability, and all expenses reasonably incurred by him or her in connection with any claim, action, suit or proceeding in which he or she is involved by virtue of his or her service as a trustee, officer or both, and against any amount incurred in settlement thereof and (2) all persons extending credit to, contracting with or having any claim against the Registrant shall look only to the assets of the appropriate Series (or if no Series has yet been established, only to the assets of the Registrant). Indemnification will not be provided to a person adjudged by a court or other adjudicatory body to be liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties (collectively “disabling conduct”). In the event of a settlement, no indemnification may be provided unless there has been a determination, as specified in the Agreement and Declaration of Trust, that the officer or trustee did not engage in disabling conduct. In addition, Article XI of Registrant’s By-Laws provides that any trustee, officer, employee or other agent of Registrant shall be indemnified by the Registrant against all liabilities and expenses subject to certain limitations and exceptions contained in Article XI of the By-Laws. As permitted by Section 17(i) of the 1940 Act, pursuant to Section 10 of the Distribution Agreement, the Distributor of the Registrant may be indemnified against liabilities which it may incur, except liabilities arising from bad faith, gross negligence, willful misfeasance or reckless disregard of duties.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act) may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (Commission) such indemnification is against public policy as expressed in the 1940 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer, or controlling person of the Registrant in connection with the successful defense of any action, suit or proceeding) is asserted against the Registrant by such Trustee, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issue.
The Registrant will purchase an insurance policy insuring its officers and Trustees against liabilities, and certain costs of defending claims against such officers and Trustees, to the extent such officers and Trustees are not found to have committed conduct constituting willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. The insurance policy also insures the Registrant against the cost of indemnification payments to officers and Trustees under certain circumstances.
Section 8 of each Management Agreement, and Section 4 of each Subadvisory Agreement limit the liability of PGIM Investments LLC (PI), and PGIM, Inc. (PGIM), Jennison Associates LLC (Jennison) and PGIM Quantitative Solutions LLC (PGIM Quantitative Solutions), respectively, to liabilities arising from willful misfeasance, bad faith or gross negligence in the performance of their respective duties or from reckless disregard by them of their respective obligations and duties under the agreements.
The Registrant hereby undertakes that it will apply the indemnification provisions of its By-Laws and the Distribution Agreement in a manner consistent with Release No. 11330 of the Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.
Item 31. Business and other Connections of the Investment Adviser.
PGIM Investments LLC (“PGIM Investments”)
See the Prospectus constituting Part A of this Registration Statement and “Management and Advisory Arrangements” in the Statement of Additional Information (SAI) constituting Part B of this Registration Statement.
The business profession, vocation or employment of a substantial nature engaged in by the officers and directors of PGIM Investments during the past two years are listed in Schedules A and D of Form ADV of PGIM Investments as currently on file with the Commission (File No. 801-31104), the text of which is hereby incorporated by reference.

PGIM, Inc. (“PGIM”)
See the Prospectus constituting Part A of this Registration Statement and “Management and Advisory Arrangements” in the SAI constituting Part B of this Registration Statement.
The profession, vocation or employment of a substantial nature engaged in by the officers and directors of PGIM, Inc. during the past two years are included in Schedule A and D of Form ADV filed with the Securities and Exchange Commission (File No. 801-22808), as most recently amended, the text of which is hereby incorporated by reference.
Jennison Associates LLC (Jennison)
See the Prospectus constituting a portion of Part A of this Registration Statement and “Management and Advisory Arrangements” in the SAI.
The business, profession, vocation or employment of a substantial nature engaged in by the officers and directors of Jennison during the past two years is included in its Form ADV filed with the Securities and Exchange Commission (801-5608), the relevant text of which is incorporated herein by reference.
PGIM Quantitative Solutions LLC
See the Prospectus constituting Part A of this Registration Statement and “Management and Advisory Arrangements” in the SAI.
The business, profession, vocation or employment of a substantial nature engaged in by the officers and directors of PGIM Quantitative Solutions LLC during the past two years is included in its Form ADV as currently on file with the Commission (File No. 801-62692), the relevant text of which is incorporated herein by reference.
Item 32. Principal Underwriters.
(a) Prudential Investment Management Services LLC (PIMS) is distributor for PGIM Rock ETF Trust, PGIM Credit Income Fund, PGIM Private Credit Fund, PGIM Private Real Estate Fund, Inc., PGIM ETF Trust, Prudential Government Money Market Fund, Inc., The Prudential Investment Portfolios, Inc., Prudential Investment Portfolios 2, Prudential Investment Portfolios 3, Prudential Investment Portfolios Inc. 14, Prudential Investment Portfolios 4, Prudential Investment Portfolios 5, Prudential Investment Portfolios 6, Prudential National Muni Fund, Inc., Prudential Jennison Blend Fund, Inc., Prudential Jennison Mid-Cap Growth Fund, Inc., Prudential Investment Portfolios 7, Prudential Investment Portfolios 8, Prudential Jennison Small Company Fund, Inc., Prudential Investment Portfolios 9, Prudential World Fund, Inc., Prudential Investment Portfolios, Inc. 10, Prudential Jennison Natural Resources Fund, Inc., Prudential Global Total Return Fund, Inc., Prudential Investment Portfolios 12, Prudential Investment Portfolios, Inc. 15, Prudential Investment Portfolios 16, Prudential Investment Portfolios, Inc. 17, Prudential Investment Portfolios 18, Prudential Sector Funds, Inc. Prudential Short-Term Corporate Bond Fund, Inc., The Target Portfolio Trust, and The Prudential Series Fund.
PIMS is also distributor of the following other investment companies: Separate Accounts: Prudential’s Gibraltar Fund, Inc., The Prudential Variable Contract GI-2, The Pruco Life Flexible Premium Variable Annuity Account, The Pruco Life of New Jersey Flexible Premium Variable Annuity Account, The Prudential Individual Variable Contract Account, The Prudential Qualified Individual Variable Contract Account and PRIAC Variable Contract Account A.
(b) The following table sets forth information regarding certain officers of PIMS. As a limited liability company, PIMS has no directors.
Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Registrant
Andre T. Carrier (2)	President	N/A
Scott E. Benjamin (2)	Vice President	Board Member and Vice President

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Registrant
H. Soo Lee (1)	Senior Vice President, Chief Legal Officer and Secretary	N/A
John N. Christolini (3)	Senior Vice President and Chief Compliance Officer	N/A
Karen Leibowitz (2)	Senior Vice President and Chief Administrative Officer	N/A
Robert Smit (4)	Senior Vice President, Controller and Chief Financial Officer	N/A
Hansjerg Schlenker (2)	Senior Vice President and Chief Operations Officer	N/A
Peter Puzio (3)	Senior Vice President	N/A
Kevin Chaillet (3)	Treasurer	N/A
Kelly Florio (4)	Vice President and Anti-Money Laundering Officer	Anti-Money Laundering Compliance Officer
Principal Business Addresses:
(1)
213 Washington Street, Newark, NJ 07102
(2)
655 Broad Street, Newark, NJ 07102
(3)
280 Trumbull Street, Hartford, CT 06103
(4)
751 Broad Street, Newark NJ, 07102
(c) Registrant has no principal underwriter who is not an affiliated person of the Registrant.
Item 33. Location of Accounts and Records.
All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the Rules thereunder are maintained at the offices of Bank of New York Mellon, 240 Greenwich Street New York, NY 10286, PGIM Quantitative Solutions LLC, 100 Mulberry Street, 2 Gateway Center, Newark, New Jersey 07102, Jennison Associates LLC, 744 Lexington Avenue, New York, New York 10017, PGIM, Inc., 655 Broad Street, Newark, New Jersey 07102, the Registrant, 655 Broad Street, Newark, New Jersey 07102, and Prudential Mutual Fund Services LLC (PMFS), 655 Broad Street, Newark, New Jersey 07102.
Documents required by Rules 31a-1(b) (4), (5), (6), (7), (9), (10) and (11) and 31a-1 (d) and (f) will be kept at 655 Broad Street, Newark, New Jersey 07102, and the remaining accounts, books and other documents required by such other pertinent provisions of Section 31(a) and the Rules promulgated thereunder will be kept by BNY and PMFS.
Item 34. Management Services.
Other than as set forth under the captions “How the Fund is Managed-Manager” and “How the Fund is Managed-Distributor” in the Prospectus and the caption “Management and Advisory Arrangements” in the SAI, constituting Parts A and B, respectively, of this Registration Statement, Registrant is not a party to any management-related service contract.
Item 35. Undertakings.
Not applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, and State of New Jersey, on the 29th of March, 2024.
Prudential Investment Portfolios 2

*

Stuart S. Parker, President
*By: /s/ Patrick McGuinness

Patrick McGuinness
Attorney-in-Fact
March 29, 2024

POWER OF ATTORNEY
for the PGIM Open End Fund Complex
The undersigned, directors/trustees and/or officers of each of the registered investment companies listed in Appendix A hereto, hereby authorize Andrew French, Claudia DiGiacomo, Melissa Gonzalez, Patrick McGuinness, Debra Rubano, George Hoyt and Devan Goolsby or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A or Form N-2, as applicable, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) and any subsequent Registration Statement of such registered investment company pursuant to Rule 462(b) of the Securities Act of 1933, as amended, as applicable, and any and all supplements or other instruments in connection therewith on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

/s/ Ellen S. Alberding Ellen S. Alberding	/s/ Laurie Simon Hodrick Laurie Simon Hodrick
/s/ Kevin J. Bannon Kevin J. Bannon	/s/ Christian J. Kelly Christian J. Kelly
/s/ Scott E. Benjamin Scott E. Benjamin	/s/ Stuart S. Parker Stuart S. Parker
/s/ Linda W. Bynoe Linda W. Bynoe	/s/ Brian K. Reid Brian K. Reid
/s/ Barry H. Evans Barry H. Evans	/s/ Russ Shupak Russ Shupak
/s/ Keith F. Hartstein Keith F. Hartstein	/s/ Grace C. Torres Grace C. Torres

Dated: December 6, 2023

APPENDIX A
Prudential Government Money Market Fund, Inc.
The Prudential Investment Portfolios, Inc.
Prudential Investment Portfolios 2
Prudential Investment Portfolios 3
Prudential Investment Portfolios Inc. 14
Prudential Investment Portfolios 4
Prudential Investment Portfolios 5
Prudential Investment Portfolios 6
Prudential National Muni Fund, Inc.
Prudential Jennison Blend Fund, Inc.
Prudential Jennison Mid-Cap Growth Fund, Inc.
Prudential Investment Portfolios 7
Prudential Investment Portfolios 8
Prudential Jennison Small Company Fund, Inc.
Prudential Investment Portfolios 9
Prudential World Fund, Inc.
Prudential Investment Portfolios, Inc. 10
Prudential Jennison Natural Resources Fund, Inc.
Prudential Global Total Return Fund, Inc.
Prudential Investment Portfolios 12
Prudential Investment Portfolios, Inc. 15
Prudential Investment Portfolios 16
Prudential Investment Portfolios, Inc. 17
Prudential Investment Portfolios 18
Prudential Sector Funds, Inc.
Prudential Short-Term Corporate Bond Fund, Inc.
The Target Portfolio Trust
PGIM ETF Trust
PGIM Global High Yield Fund, Inc.
PGIM High Yield Bond Fund, Inc
PGIM Short Duration High Yield Opportunities Fund
Ms. Alberding does not serve as a Trustee of the PGIM Short Duration High Yield Opportunities Fund.
Ms. Bynoe and Ms. Hodrick do not serve as Directors of PGIM High Yield Bond Fund, Inc. and PGIM Global High Yield Fund, Inc. or as Trustees of PGIM Short Duration High Yield Opportunities Fund.

Prudential Investment Portfolios 2
Exhibit Index
Item 28 Exhibit No.	Description
(d)(4)	Expense cap for PGIM Institutional Money Market Fund
(j)	Consents of independent registered public accounting firm